     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2002

                                                      REGISTRATION NO. 333-88330
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 3 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                         QUEST DIAGNOSTICS INCORPORATED

             (Exact name of Registrant as specified in its charter)

                DELAWARE                                   8071                                  16-1387862
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                 Identification Number)

                             ---------------------
                               ONE MALCOLM AVENUE
                          TETERBORO, NEW JERSEY 07608
                                 (201) 393-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                             LEO C. FARRENKOPF, JR.
                         QUEST DIAGNOSTICS INCORPORATED
                          VICE PRESIDENT AND SECRETARY
                               ONE MALCOLM AVENUE
                          TETERBORO, NEW JERSEY 07608
                                 (201) 393-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:
                                STEPHEN T. GIOVE
                                 CLARE O'BRIEN
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS, JULY 11, 2002. THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. NEITHER QUEST DIAGNOSTICS INCORPORATED NOR QUEST DIAGNOSTICS NEWCO INCORPORATED MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER QUEST DIAGNOSTICS INCORPORATED NOR QUEST DIAGNOSTICS NEWCO INCORPORATED IS SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE EXCHANGE OFFER OR SALE IS NOT PERMITTED.


                         QUEST DIAGNOSTICS INCORPORATED

                               OFFER TO EXCHANGE
                       0.3256 OF A SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)
                                       OF

                         QUEST DIAGNOSTICS INCORPORATED
                                       OR
                                 $26.50 IN CASH
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF

                               UNILAB CORPORATION
  SUBJECT, IN EACH CASE, TO THE PRORATION AND ELECTION PROCEDURES DESCRIBED IN
      THIS PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.


THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JULY 16, 2002, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.


     On April 2, 2002, we entered into an Agreement and Plan of Merger with Unilab Corporation to acquire all the outstanding shares of Unilab common stock. THE BOARD OF DIRECTORS OF UNILAB HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF UNILAB AND UNILAB STOCKHOLDERS, HAS APPROVED AND DECLARED THE ADVISABILITY OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND RECOMMENDS THAT UNILAB STOCKHOLDERS ACCEPT THE OFFER AND, IF APPLICABLE, VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT.

     We are offering to exchange 0.3256 of a share of Quest Diagnostics Incorporated common stock (including the associated right to purchase preferred stock), or to pay $26.50 in cash, for each outstanding share of Unilab common stock that is validly tendered and not properly withdrawn in the offer, subject to the proration and election procedures described in this prospectus and the related letter of election and transmittal. In the offer, Unilab stockholders may elect to receive shares of Quest Diagnostics common stock or cash in exchange for each of their shares of Unilab common stock. However, the aggregate cash consideration that Unilab stockholders may receive is subject to a pro rata reduction because not more than 30% of the shares of Unilab common stock outstanding immediately prior to the expiration of the offer can be exchanged for cash. See "The Offer -- Basic Terms" for a detailed description of the proration procedure.

     The purpose of our offer is for Quest Diagnostics to acquire control of, and ultimately the entire common equity interest in, Unilab. After completion of the offer, we intend to merge Unilab with Quest Diagnostics Newco Incorporated, our wholly owned subsidiary. In that merger, each outstanding share of Unilab common stock that is not exchanged in the offer will be converted into 0.3256 of a share of Quest Diagnostics common stock, subject to appraisal rights if available under Delaware law. Accordingly, if your shares of Unilab common stock are not exchanged in the offer, and the merger is effected, you will receive
0.3256 of a share of Quest Diagnostics common stock for each Unilab share that you own, the receipt of which may be delayed due to the possibility of a delay in completing the merger after completion of the offer. NOTWITHSTANDING THE AMOUNT, IF ANY, OF CASH PAID IN THE OFFER, STOCKHOLDERS WHO DO NOT TENDER THEIR SHARES OF UNILAB COMMON STOCK IN THE OFFER WILL NOT RECEIVE ANY CASH CONSIDERATION IN EXCHANGE FOR THEIR UNILAB SHARES IN THE MERGER (EXCEPT FOR CASH, IF ANY, THAT IS PAID IN LIEU OF FRACTIONAL SHARES OF QUEST DIAGNOSTICS COMMON STOCK OR CASH THAT MAY BE RECEIVED FOLLOWING THE EXERCISE OF APPRAISAL RIGHTS, IF APPLICABLE).

     Our obligation to exchange shares of Quest Diagnostics common stock and cash for shares of Unilab common stock in the offer is subject to the conditions listed under "The Offer -- Conditions to the Offer", including the condition that a majority of the shares of Unilab common stock outstanding on a fully diluted basis be tendered into the offer.

     Quest Diagnostics' common stock is listed on the New York Stock Exchange under the symbol "DGX", and Unilab's common stock is listed on the Nasdaq National Market under the symbol "ULAB".

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Any solicitation of proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.
                     The Dealer Manager for this Offer is:

                              MERRILL LYNCH & CO.

                 The date of this prospectus is July 11, 2002.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Questions and Answers about the Proposed Transaction........   iv
Summary.....................................................    1
Risk Factors................................................    9
  Risks Relating to the Offer and the Merger................    9
  Risks Relating to Ownership of Quest Diagnostics Shares...   10
Selected Historical Financial Data For Quest Diagnostics....   20
Selected Historical Financial Data For Unilab...............   23
Summary Unaudited Pro Forma Combined Financial Data.........   26
Unaudited Comparative Per Share Data........................   28
Comparative Market Price Information........................   29
The Companies...............................................   30
  Quest Diagnostics and Purchaser...........................   30
  Unilab....................................................   31
Reasons for the Offer.......................................   32
  Quest Diagnostics' Reasons for the Offer; Factors
     Considered.............................................   32
  Reasons for the Unilab Board's Recommendation.............   33
Background of the Offer.....................................   34
The Offer...................................................   38
  Basic Terms...............................................   38
  Extension, Termination and Amendment......................   39
  Procedure for Tendering and Electing......................   41
  Withdrawal Rights and Change of Election..................   44
  Exchange of Unilab Shares; Delivery of Quest Diagnostics
     Shares and Cash........................................   44
  Cash Instead of Fractional Quest Diagnostics Shares.......   45
  Exchange Fund; Distributions on Quest Diagnostics
     Shares.................................................   45
  Federal Income Tax Consequences...........................   46
  Purpose of the Offer......................................   48
  The Merger................................................   49
  Appraisal Rights..........................................   49
  Conditions to the Offer...................................   50
  Regulatory Approvals......................................   52
  Certain Effects of the Offer..............................   54
  Source and Amount of Funds................................   55
  Accounting Treatment of the Merger........................   56
  Fees and Expenses.........................................   56
  Stock Exchange Listing....................................   57
The Merger Agreement........................................   58
  The Offer.................................................   58
  The Merger................................................   59
  Conversion of Securities; Exchange of Certificates........   60
  Unilab Board of Directors.................................   61
  Treatment of Unilab Stock Options.........................   62

                                                              PAGE
                                                              ----
  Representations and Warranties............................   62
  Conduct of Business Pending the Merger....................   64
  Additional Agreements.....................................   66
  Conditions to the Merger..................................   71
  Termination of the Merger Agreement.......................   71
  Termination Fees and Expenses.............................   72
  Amendments and Waiver.....................................   73
The Stockholders Agreement..................................   74
  Tender of Shares of Unilab Common Stock...................   74
  Voting Agreement and Proxy................................   74
  The Option................................................   74
  Representations and Warranties............................   76
  Covenants.................................................   76
  Registration Rights.......................................   76
  Termination...............................................   77
Interests of Certain Persons................................   77
  Employment Agreements.....................................   77
  Unilab Stock Options......................................   80
  Indemnification of Directors and Officers.................   81
Comparative Stock Prices and Dividend Information...........   82
  Quest Diagnostics Dividend Policy.........................   82
Unaudited Pro Forma Combined Financial Statements...........   83
Description of Quest Diagnostics Capital Stock..............   96
Comparison of Stockholder Rights............................   99
Legal Matters...............................................  107
Experts.....................................................  107
Cautionary Statement Concerning Forward-Looking
  Statements................................................  107
Where You Can Find More Information.........................  110
SCHEDULE I..................................................  S-1
  Directors and Executive Officers of Quest Diagnostics
     Incorporated...........................................  S-1
  Directors and Executive Officers of Purchaser.............  S-6


                                    ANNEXES
Annex A Agreement and Plan of Merger and Amendments No. 1 and No. 2 to Agreement and Plan of Merger
Annex B   Stockholders Agreement and Amendment to Stockholders Agreement
Annex C   Appraisal Rights Procedures Relating to Unilab Common Stock

                             ADDITIONAL INFORMATION


     THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT QUEST DIAGNOSTICS AND UNILAB FROM DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE THAT THE SECURITIES AND EXCHANGE COMMISSION MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION ABOUT QUEST DIAGNOSTICS AND UNILAB" ON PAGE 110.



     YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO OUR INFORMATION AGENT, GEORGESON SHAREHOLDER COMMUNICATIONS INC., AT 17 STATE STREET, 10TH FLOOR, NEW YORK, NEW YORK 10004, CALL COLLECT AT 212-440-9800 OR TOLL-FREE AT 1-866-318-0509. IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN JULY 10, 2002.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION

Q:  WHO IS OFFERING TO EXCHANGE MY SECURITIES?

A: We are Quest Diagnostics Incorporated, the nation's leading provider of diagnostic testing and related services for the healthcare industry. Quest Diagnostics Newco Incorporated, which we refer to as Purchaser, is a newly formed Delaware corporation and our wholly owned subsidiary. Purchaser has been organized in connection with this transaction and has not carried on any activities other than in connection with this transaction.

Q:  WHAT IS QUEST DIAGNOSTICS PROPOSING?

A: We are offering, through Purchaser, to exchange shares of Quest Diagnostics common stock, which we refer to as Quest Diagnostics shares, or cash for each outstanding share of Unilab common stock, which we refer to as Unilab shares. After the successful completion of the offer and the satisfaction of other conditions specified in the merger agreement, Unilab will be merged with Purchaser.

Q:  WHAT CAN I RECEIVE IN EXCHANGE FOR MY UNILAB SHARES IN THE OFFER?

A: In exchange for each of your Unilab shares that are validly tendered and not properly withdrawn in the offer, you may elect to receive 0.3256 of a Quest Diagnostics share, or $26.50 in cash. However, the total cash consideration you may receive in exchange for your Unilab shares is subject to a pro rata reduction because not more than 30% of the Unilab shares outstanding immediately prior to the expiration of the offer can be exchanged for cash.

    An election to receive Quest Diagnostics shares for all of your Unilab shares will not be subject to proration.


    For more information on the election procedure and the manner in which Unilab shares will be exchanged, please read the detailed information set forth under "The Offer -- Basic Terms and Procedure for Tendering and Electing" beginning on page 38.


Q: WHAT IF THE HOLDERS OF MORE THAN 30% OF UNILAB'S SHARES ELECT TO RECEIVE CASH IN THE OFFER? HOW WILL THE PRORATION PROCEDURE AFFECT ME IF I HAVE ELECTED TO RECEIVE CASH IN THOSE CIRCUMSTANCES?

A: If the holders of more than 30% of the Unilab shares outstanding immediately prior to the expiration of the offer, which we refer to as the maximum cash election number, elect to receive cash in exchange for all of their Unilab shares, then all such cash electing Unilab shares will be exchanged on a pro rata basis into a combination of cash and Quest Diagnostics shares so that the total number of Unilab shares exchanged for cash does not exceed the maximum cash election number.

    THIS MEANS THAT THERE CAN BE NO ASSURANCE THAT YOU WILL RECEIVE 100% OF THE OFFER CONSIDERATION IN THE FORM OF CASH FOR EACH UNILAB SHARE THAT YOU PROPERLY ELECT TO EXCHANGE FOR THE CASH CONSIDERATION. HOWEVER, REGARDLESS OF THE NUMBER OF UNILAB SHARES THAT ARE THE SUBJECT OF CASH ELECTIONS, EACH UNILAB STOCKHOLDER ELECTING TO RECEIVE CASH IN EXCHANGE FOR ALL OF HIS OR HER UNILAB SHARES WILL BE ENTITLED TO RECEIVE CASH FOR AT LEAST 30% OF SUCH STOCKHOLDER'S UNILAB SHARES.

    For a more detailed description of the proration procedure, see "The Offer -- Basic Terms".

Q: HOW WAS THE EXCHANGE RATIO OF 0.3256 OF A QUEST DIAGNOSTICS SHARE FOR EACH UNILAB SHARE DETERMINED?

A: This ratio was determined by dividing $26.50 by the average closing trading price of a Quest Diagnostics share on the New York Stock Exchange for the five trading days ended March 28, 2002.

Q: WHAT EFFECT WILL CHANGES TO THE PRICE OF QUEST DIAGNOSTICS SHARES HAVE ON WHAT I RECEIVE IN THE OFFER OR THE MERGER?

A: Because the number of Quest Diagnostics shares that you will receive in the offer or the merger is fixed at 0.3256, the price that you receive for the Quest Diagnostics shares if you should decide to sell them after receipt will vary depending on their trading price at that time. For example, on April 2, 2002, the date of the announcement of the transaction, 0.3256 of a Quest Diagnostics share would have been worth $26.96, based on the closing price for each Quest Diagnostics share of $82.79 on April 1, and on July 11, 2002, 0.3256 of a Quest Diagnostics share would have been worth $23.44 based on the closing price of $72.00 for each Quest Diagnostics share on July 10. There can be no assurance as to what price the Quest Diagnostics shares will trade at the time of the expiration of the offer or the closing of the merger.


Q:  WHAT WILL HAPPEN TO MY UNILAB SHARES IF I DO NOT EXCHANGE THEM IN THE OFFER?

A: If you decide not to tender your Unilab shares in the offer and the merger occurs, you will receive 0.3256 of a Quest Diagnostics share in exchange for each Unilab share that you own. This is the same consideration that you would have received had you tendered your shares in the offer and either made no election as to the form of consideration you wished to receive or elected to receive Quest Diagnostics shares. NOTWITHSTANDING THE AMOUNT, IF ANY, OF CASH PAID IN THE OFFER, YOU WILL NOT RECEIVE ANY CASH CONSIDERATION IN EXCHANGE FOR YOUR UNILAB SHARES IN THE MERGER (EXCEPT FOR CASH, IF ANY, THAT IS PAID IN LIEU OF FRACTIONAL QUEST DIAGNOSTICS SHARES OR FOLLOWING THE EXERCISE OF APPRAISAL RIGHTS, IF APPLICABLE TO THE MERGER).

Q: WILL I RECEIVE ANY FRACTIONAL QUEST DIAGNOSTICS SHARES IN THE OFFER OR THE MERGER?

A: You will not receive any fractional Quest Diagnostics shares in the offer or the merger. Instead, you will receive cash in an amount equal to the then market value of any fractional shares you would otherwise have been entitled to receive.

Q:  HOW LONG WILL IT TAKE TO COMPLETE THE OFFER AND THE MERGER?

A: We hope to complete the offer by Monday, June 17, 2002, the initial scheduled expiration date. However, we may decide, or be required, to extend the offer if certain conditions of the offer have not been satisfied by the initial scheduled expiration date. We expect to complete the merger shortly after successful completion of the offer or, if Unilab stockholder approval is required, shortly after such approval is obtained either at a special meeting of the Unilab stockholders called for that purpose or following the receipt of the requisite approval of Unilab stockholders acting by written consent. If the conditions to the offer are satisfied, including the minimum tender condition, Purchaser will have sufficient votes to adopt the merger agreement without the need for any other Unilab stockholders to vote in favor of such adoption.

Q:  WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A: If you are the record owner of Unilab shares and you tender your Unilab shares directly to the offer exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your Unilab shares through a broker or other nominee, and your broker tenders the Unilab shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q:  WHAT DOES UNILAB'S BOARD OF DIRECTORS THINK OF THE OFFER AND THE MERGER?

A: Unilab's board of directors has determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of Unilab and Unilab's stockholders, and recommends that Unilab's stockholders accept the offer and, if applicable, adopt the merger agreement. Information about the recommendation of Unilab's board of directors is more fully set forth in Unilab's Solicitation/ Recommendation Statement on Schedule 14D-9, which is being mailed to Unilab's stockholders together with this prospectus.

Q:  HAVE ANY UNILAB STOCKHOLDERS AGREED TO TENDER THEIR SHARES?

A: Yes. Pursuant to an agreement dated April 2, 2002, Kelso Investment Associates VI, L.P. and KEP VI, LLC, which on such date collectively owned approximately 37.0% of the outstanding Unilab shares on a fully diluted basis and 41.2% of the outstanding

Unilab shares on a non-fully diluted basis, have agreed to tender and not withdraw all of their Unilab shares in the offer. In addition to agreeing to tender and not withdraw their Unilab shares, each of these stockholders have agreed to vote their shares against any competing transaction and, if the merger agreement is terminated under certain circumstances, to sell their Unilab shares to us. For more information about this agreement, see "The Stockholders Agreement" on page 74.


Q: WHAT PERCENTAGE OF QUEST DIAGNOSTICS SHARES WILL UNILAB STOCKHOLDERS OWN AFTER THE OFFER?

A: If all Unilab stock options are exercised prior to the consummation of the offer, and if all Unilab stockholders elect to receive Quest Diagnostics shares in the offer, then former Unilab stockholders would own approximately 11.1% of the outstanding Quest Diagnostics shares after the offer, based upon the number of Unilab shares and Quest Diagnostics shares outstanding on May 14, 2002.

    If no Unilab stock options are exercised between the date of this prospectus and prior to the consummation of the offer, and if Unilab stockholders receive 70% of the offer consideration in the form of Quest Diagnostics shares, then former Unilab stockholders would own approximately 7.3% of the outstanding Quest Diagnostics shares after the offer, based upon the number of Unilab shares and Quest Diagnostics shares outstanding on May 14, 2002.

Q:  WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

A:  The offer is subject to several significant conditions, including:

     - 50.1% of the outstanding Unilab shares, on a fully diluted basis, having been validly tendered and not properly withdrawn, which we refer to as the minimum tender condition,

     - all waiting periods under applicable antitrust laws having expired or been terminated,

     - the registration statement, of which this prospectus is a part, having been declared effective by the Securities and Exchange Commission, or SEC, and not being subject to any stop order or proceedings seeking a stop order,

     - the Quest Diagnostics shares to be issued in the offer and the merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance,

     - Unilab and/or Quest Diagnostics not having failed to perform in any material respect any of their respective obligations, covenants or agreements contained in the merger agreement, and

     - Unilab and/or Quest Diagnostics not having breached any of their respective representations or warranties contained in the merger agreement, except for breaches that have not resulted in or are not reasonably likely to result in a material adverse effect on Unilab and its subsidiary or Quest Diagnostics and its subsidiaries, as the case may be, in each case taken as a whole.


     These conditions and other conditions to the offer are discussed in this prospectus under "The Offer -- Conditions to the Offer" beginning on page 50.


Q:  HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE OFFER?


A: You will have at least until 12:00 midnight, New York City time, on Tuesday, July 16, 2002, to decide whether to tender your Unilab shares in the offer. If you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure which is described under "The Offer -- Procedure for Tendering and Electing".


Q:  CAN THE OFFER BE EXTENDED, AND UNDER WHAT CIRCUMSTANCES?

A: Yes. Subject to the terms of the merger agreement, in certain circumstances, we will be obligated to extend the offer in increments of not more than ten business days each up to September 30, 2002, if the conditions to the offer have not been satisfied or waived prior to such time. The offer may also be extended at our option for a period of not more than ten business days if all of the conditions to the offer have been satisfied or waived, but the number of Unilab shares tendered and not withdrawn pursuant to the offer equals more than 80%, but less than 90%, of the outstanding Unilab shares on a fully diluted basis. For a detailed description of the circumstances under which the offer may or must be extended, see "The Offer -- Extension, Termination and Amendment".

Q:  HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?

A: If we extend the offer, we will inform the offer exchange agent of that fact, and will issue a press release giving the new expiration date no later than 9:00 a.m., New York City time, on the day after the day on which the offer was previously scheduled to expire. See "The Offer -- Extension, Termination and Amendment".

Q:  HOW DO I ACCEPT THE OFFER?

A:  To tender your Unilab shares, you should do the following:

     - if you hold Unilab shares in your own name, complete and sign the enclosed letter of election and transmittal and return it with your Unilab share certificates to Computershare Trust Company of New York, the offer exchange agent, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the offer,

     - if you hold your Unilab shares in "street name" through a broker, instruct your broker as to your election and to tender your Unilab shares before the expiration date, or

     - if your Unilab share certificates are not immediately available or if you cannot deliver your Unilab share certificates and any other required documents to the offer exchange agent prior to the expiration of the offer, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, you may still tender your Unilab shares if you comply with the guaranteed delivery procedures described under "The Offer -- Procedure for Tendering and Electing".

Q:  HOW DO I MAKE MY ELECTION?

A: You may elect to receive Quest Diagnostics shares or cash for each of your Unilab shares in the offer by indicating your preference on the letter of election and transmittal. You do not have to elect to exchange all of your Unilab shares into one form of consideration or the other. Instead, you may elect to receive the cash consideration in exchange for some of your Unilab shares, and you may elect to receive Quest Diagnostics shares in exchange for other of your Unilab shares.

    Any election that you make to receive the cash consideration will be subject to the proration procedure described in this prospectus.

    If you validly tender your Unilab shares but fail to properly make an election, you will be deemed to have elected to receive Quest Diagnostics shares and you will receive 0.3256 of a Quest Diagnostics share for each Unilab share that you validly tender for exchange. If you decide to change your election after you have tendered your Unilab shares, you must first withdraw your tendered shares and then re-tender your Unilab shares prior to the expiration of the offer with a new letter of election and transmittal that indicates your revised election. See "The Offer -- Withdrawal Rights and Change of Election".

Q:  UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED SHARES?

A: You may withdraw previously tendered Unilab shares any time prior to the expiration of the offer, and, unless we have accepted Unilab shares pursuant to the offer, you may also withdraw any tendered Unilab shares at any time after July 13, 2002 if the offer is still pending. Once we have accepted Unilab shares for exchange pursuant to the offer, all tenders become irrevocable. See "The Offer -- Withdrawal Rights and Change of Election".

Q:  HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES?

A: To withdraw previously tendered Unilab shares, you must deliver a written or facsimile notice of withdrawal with the required information to the offer exchange agent while you still have the right to withdraw. If you tendered Unilab shares by giving instructions to a broker or bank, you must instruct the broker or bank to arrange for the withdrawal of your
     Unilab shares. See "The Offer -- Withdrawal Rights and Change of Election".

Q: IF A MAJORITY OF THE UNILAB SHARES ARE TENDERED AND ACCEPTED FOR EXCHANGE, WILL UNILAB CONTINUE AS A PUBLIC COMPANY?

A: If at least a majority of the outstanding Unilab shares on a fully diluted basis are tendered and accepted for exchange, Quest Diagnostics will effect the merger if all of the conditions to the merger contained in the merger agreement have been satisfied or, to the extent permitted, waived by Quest Diagnostics. If the merger takes place, Unilab will no longer be publicly owned. Even if the merger does not take place, if we purchase all the tendered Unilab shares, there may be so few remaining Unilab stockholders and publicly held Unilab shares that Unilab shares will no longer be eligible to be traded through the Nasdaq National Market or on a securities exchange. In that event, there may not be a public trading market for Unilab shares, and Unilab may cease making filings with the SEC or otherwise cease being required to comply with the SEC rules relating to publicly held companies.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS?

A: Unilab stockholders do not have appraisal rights in connection with the offer.

    If we acquire less than 90% of the outstanding Unilab shares in the offer, we intend to effect a long-form merger to acquire the balance of the Unilab shares not exchanged in the offer. Unilab stockholders that do not validly tender their Unilab shares in the offer will not have appraisal rights in connection with the long-form merger.


    However, if we acquire 90% or more of the outstanding Unilab shares in the offer, we intend to effect a short-form merger to acquire the balance of the Unilab shares not exchanged in the offer. Holders of Unilab shares that do not validly tender their shares in the offer will have the right under Delaware law to dissent and demand appraisal of their Unilab shares in connection with the short-form merger.

    For more information on appraisal rights, see "The Offer -- Appraisal Rights" on page 49.


Q:  WILL I BE TAXED ON THE QUEST DIAGNOSTICS SHARES AND CASH THAT I RECEIVE?

A: Assuming the merger is completed as planned, the offer and the merger are expected to be treated together as a tax-free "reorganization" for United States federal income tax purposes. As a result, if you exchange all of your Unilab shares for Quest Diagnostics shares in the offer and/or the merger, you will not recognize any gain or loss except with respect to cash received in lieu of fractional Quest Diagnostics shares. If you exchange all of your Unilab shares for cash in the offer, you generally will recognize gain or loss measured by the difference between the aggregate amount of cash received for your Unilab shares and your tax basis in those Unilab shares. If you exchange some of your Unilab shares for Quest Diagnostics shares in the offer and/or the merger and you exchange some of your Unilab shares for cash in the offer, you will recognize gain, but not loss, equal to the lesser of (1) the amount of cash you received in the offer and (2) an amount equal to the excess, if any, of (a) the sum of the amount of cash you received in the offer and the fair market value of the Quest Diagnostics shares you received in the offer and/or the merger over (b) the aggregate tax basis in all of your Unilab shares.

    The tax consequences described in the preceding paragraph assume that the merger will be completed as planned as a tax-free "forward merger" or tax-free "reverse merger". Under certain limited conditions described herein, however, the merger may be completed as a taxable "reverse merger", in which case you will recognize all of your gain or loss on the disposition of your Unilab shares in the offer and/or the reverse merger, regardless of whether you exchange your Unilab shares for Quest Diagnostics shares or cash. We will notify you via a press release announcing the consummation of the merger as to how you should account for the treatment of the consideration received in the offer and the merger for federal income tax purposes.


You are urged to carefully read the discussion under "The Offer -- Federal Income Tax Consequences" beginning on page 46, and to consult your tax advisor on the consequences of participation in the offer or the merger.


Q: IS QUEST DIAGNOSTICS' FINANCIAL PERFORMANCE RELEVANT TO MY DECISION TO TENDER MY UNILAB SHARES IN THE OFFER?


A: Yes. If you tender Unilab shares in the offer you may become a stockholder of Quest Diagnostics, either because you elect to receive Quest Diagnostics shares in exchange for your Unilab shares, or because you received a pro rated combination of cash and Quest Diagnostics shares after electing to receive the cash consideration in exchange for your Unilab shares. You should therefore consider our financial performance before you decide to tender your Unilab shares in the offer. In considering Quest Diagnostics' financial performance, you should review the pro forma financial information contained in this prospectus as well as the documents incorporated by reference in this prospectus, including, among others, Quest Diagnostics' Annual Report on Form 10-K and Quest Diagnostics' Quarterly Report on Form 10-Q, because they contain detailed business, financial and other information about us. See "Where You Can Find More Information About Quest Diagnostics and Unilab" on page 110.


Q: DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PROSPECTUS BEING SUBJECT TO CHANGE AND THE REGISTRATION STATEMENT FILED WITH THE SEC NOT YET BEING EFFECTIVE MEAN THAT THE OFFER HAS NOT COMMENCED?

A: No. The offer has commenced and the effectiveness of the registration statement is not necessary for you to tender Unilab shares. The SEC rules permit exchange offers to begin before the related registration statement has become effective, although we cannot accept for exchange any Unilab shares tendered in the offer until the SEC has declared this registration statement effective and the other conditions to the offer have been satisfied or, to the extent permitted, waived.

Q:  WHERE CAN I FIND OUT MORE INFORMATION ABOUT QUEST DIAGNOSTICS AND UNILAB?


A: You can find out information about Quest Diagnostics and Unilab from various sources described under "Additional Information" on page iii and under "Where You Can Find More Information about Quest Diagnostics and Unilab" beginning on page 110.


Q:  WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFER?

A: You can contact our information agent, Georgeson Shareholder Communications Inc., collect at 212-440-9800 or toll-free at 1-866-318-0509, or the dealer manager, Merrill Lynch & Co., toll-free at 1-866-276-1462.

                                    SUMMARY


     This brief summary does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the offer. See "Where You Can Find More Information About Quest Diagnostics and Unilab" on page 110.



INFORMATION ABOUT QUEST DIAGNOSTICS AND UNILAB (PAGE 30)


QUEST DIAGNOSTICS INCORPORATED
ONE MALCOLM AVENUE
TETERBORO, NEW JERSEY 07608
(201) 393-5000
WWW.QUESTDIAGNOSTICS.COM

     Quest Diagnostics is the nation's leading provider of diagnostic testing, information and related services for the healthcare industry with net revenues in excess of $3.6 billion during 2001. Quest Diagnostics offers a broad range of clinical laboratory testing services used by physicians in the detection, diagnosis, evaluation, monitoring and treatment of diseases and other medical conditions. Quest Diagnostics has a more extensive national network of laboratories and patient service centers than its competitors and for the year ended December 31, 2001, Quest Diagnostics' net revenues were approximately sixty-five percent greater than those of its nearest competitor. Quest Diagnostics has the leading market share in clinical laboratory testing and esoteric testing, including molecular diagnostics, as well as non-hospital based anatomic pathology services and testing for drugs of abuse.

     Quest Diagnostics processed over 105 million requisitions in 2001 and operates a leading esoteric testing facility known as the Nichols Institute, located in San Juan Capistrano, California.

     On April 1, 2002, Quest Diagnostics completed the acquisition of American Medical Laboratories, Incorporated, or AML, for approximately $500 million in cash. AML processed approximately 9 million requisitions in 2001 and has operations in Nevada and an esoteric testing facility located in Chantilly, Virginia.

QUEST DIAGNOSTICS NEWCO INCORPORATED
ONE MALCOLM AVENUE
TETERBORO, NEW JERSEY 07608
(201) 393-5000
WWW.QUESTDIAGNOSTICS.COM

     Purchaser is a recently incorporated Delaware corporation and a wholly owned subsidiary of Quest Diagnostics. Since its incorporation, Purchaser has not carried on any activities, other than in connection with the offer and the merger.

UNILAB CORPORATION
18448 OXNARD STREET
TARZANA, CALIFORNIA 91356
(818) 996-7300
WWW.UNILAB.COM

     Unilab is the largest independent clinical laboratory testing company in California and one of the largest in the nation, with revenues of $390 million during 2001. Unilab offers a broad range of clinical laboratory testing services used by physicians and other healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases and other medical conditions. Unilab has an extensive network of laboratories and patient service centers in California, resulting in statewide geographic coverage and a strong presence in the state's major population centers. Unilab processed approximately 14.5 million requisitions in 2001.

THE OFFER (PAGE 38)


  Summary of the Offer

     We have entered into an agreement and plan of merger with Unilab, dated as of April 2, 2002, and amended as of May 13, 2002 and as of June 20, 2002, which we refer to as the merger agreement. Pursuant to the merger agreement, we are offering, through Purchaser, to exchange Quest Diagnostics shares or cash for each outstanding Unilab share. In the offer, Unilab stockholders may elect to receive either 0.3256 of a Quest Diagnostics share, or $26.50 in cash, for each Unilab share that is validly tendered and not withdrawn. However, the aggregate amount of cash that Unilab stockholders may receive in the offer is subject to a pro rata reduction because there is a limit to the number of Unilab shares that will be exchanged for cash as described in the following paragraph. The ratio of
0.3256 of a Quest Diagnostics share for each Unilab share was determined by dividing $26.50 by the average closing trading price of a Quest Diagnostics share on the New York Stock Exchange for the five trading days ended March 28, 2002.

     In the offer, not more than 30% of the number of Unilab shares outstanding immediately prior to the expiration of the offer can be exchanged for cash. As a result, if the holders of more than such number of Unilab shares elect to receive cash in exchange for all their Unilab shares, then all such cash electing Unilab shares will be exchanged on a pro rata basis for a combination of cash and Quest Diagnostics shares so that the aggregate number of Unilab shares exchanged for cash does not exceed 30% of the number of Unilab shares outstanding immediately prior to the expiration of the offer.

     Because there is a limit on the number of Unilab shares that will be exchanged for cash in the offer, there can be no assurance that you will receive 100% of the offer consideration in the form of cash for each Unilab share that you properly elect to exchange for the cash consideration. Instead, depending upon the number of Unilab shares that are the subject of proper cash elections, you may receive a pro rated combination of cash and Quest Diagnostics shares for the Unilab shares that you elect to exchange for cash. However, regardless of the number of Unilab shares that are the subject of cash elections, each Unilab stockholder electing to receive cash in exchange for all of his or her Unilab shares will be entitled to receive cash for at least 30% of such stockholder's Unilab shares. For a more detailed description of the proration procedure, see "The Offer -- Basic Terms".

     An election to receive Quest Diagnostics shares for all your Unilab shares will not be subject to proration.

     You will not receive any fractional Quest Diagnostics shares in the offer. Instead, you will receive cash in an amount equal to the then market value of any fractional shares you would otherwise have been entitled to receive.

     The term "expiration date" means 12:00 midnight, New York City time, on Monday, June 17, 2002, unless we extend the period of time during which this offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

  Conditions to the Offer


     Our obligation to exchange Quest Diagnostics shares or cash for Unilab shares is subject to several conditions referred to under "The
Offer -- Conditions to the Offer" beginning on page 50, including conditions that require that there be validly tendered into the offer and not withdrawn at least 50.1% of the aggregate number of outstanding Unilab shares on a fully diluted basis, which we refer to as the minimum tender condition, and receipt of all required regulatory approvals.


  Timing of the Offer


     Our offer is currently scheduled to expire at 12:00 midnight, New York City time, on Tuesday, July 16, 2002. However, we may decide, or be required, to extend our offer from time to time as necessary until September 30, 2002 if certain conditions to the offer have not been satisfied or waived prior to such time. See "The Offer -- Extension, Termination and Amendment" beginning on page 39.

  Extension, Termination and Amendment

     The merger agreement provides that, unless Unilab otherwise agrees, we must, and, in the case of the third bullet below, we have the option to, extend the offer in the following circumstances for one or more periods not in excess of ten business days each:

     - beyond the initial scheduled expiration date, up to September 30, 2002, if, at the scheduled or extended expiration date of the offer, any of the conditions to the offer have not been satisfied or, to the extent permitted, waived, until all the conditions to the offer are satisfied or waived. However, if the minimum tender condition is not satisfied at the time such extension would otherwise be required, we will not be required to extend the offer pursuant to this provision of the merger agreement if:

        - the applicable waiting period under the HSR Act has expired or been terminated,

        - the registration statement on Form S-4 has become effective under the Securities Act and is not the subject of any stop order or proceeding seeking a stop order, and

        - the Quest Diagnostics shares to be issued in the offer and the merger have been approved for listing on the NYSE,

       and we have publicly announced the existence of such facts and our intention not to extend the offer at least two business days prior to the date that the extension would otherwise have been required,

     - for any period required by any SEC rule, regulation or position or any period required by applicable law, or

     - for an aggregate period of not more than ten business days beyond the latest applicable date that would otherwise be permitted as described in the first and second bullets above, if, as of the expiration date, all of the conditions to the offer have been satisfied or waived, but the number of Unilab shares validly tendered and not withdrawn equals more than 80%, but less than 90%, of the outstanding Unilab shares on a fully diluted basis. However, if we elect to extend the expiration date pursuant to this provision of the merger agreement, we will be deemed to have irrevocably waived all of the conditions to the offer set forth in detail under the caption "The Offer -- Conditions to the Offer" and you will maintain your withdrawal rights during the pendency of such extension. Except as described in this provision of the merger agreement, we are not permitted to extend the offer without the prior written consent of Unilab at the time that all conditions to the offer have been satisfied or waived.

     Subject to the SEC's applicable rules and regulations and the terms of the merger agreement, we also reserve the right to waive any of the conditions to the offer and to make any change in the terms of or conditions to the offer. However, without Unilab's consent, we cannot:

     - decrease the consideration payable in the offer,

     - change the form of consideration to be paid in the offer to a form other than cash or Quest Diagnostics shares,

     - decrease the aggregate amount of cash available in the offer or change the relative amount of cash and Quest Diagnostics shares available in the offer,

     - reduce the number of Unilab shares to be purchased in the offer,

     - impose conditions to the offer in addition to those set forth in the merger agreement,

     - modify or waive the minimum tender condition,

     - except pursuant to the merger agreement, change the expiration date, or

     - make any other change that is adverse to the Unilab stockholders or to stockholders that have elected a particular form of consideration in the offer.

     We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Any announcement of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d), 14d-6(c) and 14e-1 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, which require that any material change in the information published, sent or given to the stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the PR Newswire Association, Inc. During any such extension of the offer, all Unilab shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your Unilab shares.

 Exchange of Unilab Shares; Delivery of Quest Diagnostics Shares and Cash

     Upon the terms and subject to the conditions of our offer, including, if the offer is extended or amended, the terms and conditions of any extension or amendment, we will accept for exchange, and will exchange, Unilab shares validly tendered and not properly withdrawn promptly after the expiration date. The offer exchange agent will deliver, or cause to be delivered, cash and Quest Diagnostics shares in exchange for Unilab shares pursuant to the offer promptly after it receives notice of our acceptance of the validly tendered Unilab shares.

  Withdrawal Rights

     Unilab shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date of the offer, and, unless we have previously accepted and paid for them pursuant to the offer, may also be withdrawn at any time after July 13, 2002. Once we have accepted Unilab shares for exchange pursuant to the offer, all tenders not previously withdrawn become irrevocable.

  Procedure for Tendering Shares

     For you to validly tender Unilab shares pursuant to our offer, you must,

     - prior to the expiration of the offer, deliver to the offer exchange agent at one of its addresses set forth on the back cover of the prospectus a properly completed and duly executed letter of election and transmittal, or a manually signed facsimile of that document, together with any required signature guarantees, and any other required documents, and the certificates representing the tendered Unilab shares,

     - prior to the expiration of the offer, deliver to the offer exchange agent at one of such addresses either (a) a properly completed and duly executed letter of election and transmittal, or a manually signed facsimile of that document, together with any required signature guarantees, or (b) an agent's message, which is explained below, in each case with any other required documents, and transfer the Unilab shares tendered pursuant to the procedures for book-entry transfer set forth in the section of the prospectus entitled "The Offer -- Procedure for Tendering and Electing", or

     - comply with the guaranteed delivery procedures described in "The
       Offer -- Procedure for Tendering and Electing -- Guaranteed Delivery".

  Election Procedure

     In exchange for each of your Unilab shares, you may elect to receive cash or Quest Diagnostics shares, subject, in the case of an election to receive cash, to the proration procedure described in this prospectus, by indicating your preference on the letter of election and transmittal. You are not required to exchange all of your Unilab shares into one form of consideration or the other. Instead, if you own more than one Unilab share, you may elect to receive the cash consideration in exchange for some of your Unilab shares and you may elect to receive Quest Diagnostics shares in exchange for other of your Unilab shares. If you validly tender your Unilab shares, but fail to properly make an election, you will be deemed to have elected to receive Quest Diagnostics shares and you will receive 0.3256 of a Quest Diagnostics share for each Unilab share that you tender for exchange in the offer. If you decide to change your election after you have tendered your Unilab shares, you must first withdraw your tendered shares and then re-tender your shares with a new letter of election and transmittal that indicates your revised election prior to the expiration of the offer.


REASONS FOR THE OFFER (PAGE 32)



     We believe the proposed transaction represents a compelling opportunity to enhance value for both Quest Diagnostics and Unilab stockholders. The boards of directors of Quest Diagnostics and Unilab have each separately approved the merger agreement and the transactions contemplated by the merger agreement, including the offer and the merger. For a list of the factors considered by each board of directors in making its determination, please see "Reasons for the Offer" on page 32 and Unilab's Solicitation/Recommendation Statement on Schedule 14D-9, which accompanies the prospectus.


RISK FACTORS (PAGE 9)

     In deciding whether to tender your Unilab shares pursuant to the offer, you should read carefully this prospectus, the accompanying
Solicitation/Recommendation Statement on Schedule 14D-9 of Unilab and the other documents to which we refer you. You should also carefully consider the following factors:

     Risk Factors Relating to the Offer and the Merger

     - Quest Diagnostics shares to be received by Unilab stockholders in the offer and the merger will fluctuate in value and, accordingly, at the time you receive such shares in the offer or the merger, may be worth less than or more than the equivalent of the $26.50 in cash you would have received if you had elected and received cash for your Unilab shares,

     - the need for governmental approvals may delay consummation of the offer and the merger, which, among other things, may affect the trading prices of Quest Diagnostics shares and Unilab shares and could result in Unilab stockholders receiving Quest Diagnostics shares with a market value lower than expected,

     - if the Internal Revenue Service successfully challenged the treatment of the transaction as a tax-free reorganization or if the merger were effected as a taxable reverse merger, the transaction would be fully taxable for you; and

     - the acceptance of Unilab shares in the offer may reduce their liquidity and market value during the period prior to the consummation of the merger, may result in their delisting from the Nasdaq National Market and may cause the Unilab shares to lose their status as "margin securities".

     Risks Relating to Ownership of Quest Diagnostics Shares

     - integration of operations may be difficult and, if unsuccessfully executed, may have a material adverse impact on Quest Diagnostics' business,

     - the acquisitions of AML and Unilab may not produce the anticipated benefits,

     - Quest Diagnostics may not be able to achieve the anticipated benefits of its Six Sigma and Standardization initiatives,

     - failure to timely or accurately bill for services could have a material adverse impact on Quest Diagnostics' net revenues and bad debt expense,

     - failure in the information technology systems of Quest Diagnostics, including failures resulting from systems conversions, could significantly increase turnaround time and otherwise disrupt Quest Diagnostics' operations, which could reduce its customer base and result in lost net revenues,

     - the development of new, more cost-effective tests that can be performed by physicians in their offices or by patients could negatively impact Quest Diagnostics' testing volume and net revenues,

     - FDA regulation of laboratory-developed genetic testing could lead to increased cost and delay in introducing new genetic tests,

     - efforts by third party payers, including the government, to reduce utilization and pricing could have a material adverse impact on Quest Diagnostics' net revenues and profitability,

     - failure to provide a higher quality of service than that of its competitors could have a material adverse impact on Quest Diagnostics' net revenues and profitability,

     - if Quest Diagnostics fails to comply with extensive laws and regulations, it could suffer fines and penalties or be required to make significant changes to its operations,

     - the final privacy regulations that will take effect in 2003 and proposed federal security regulations under the Health Insurance Portability and Accountability Act of 1996 may increase Quest Diagnostics' costs,

     - Quest Diagnostics' tests and business processes may infringe on the intellectual property rights of others, which could cause Quest Diagnostics to engage in costly litigation, pay substantial damages or prohibit it from selling certain of its tests,

     - professional liability litigation could have an adverse financial impact on Quest Diagnostics and an adverse impact on Quest Diagnostics' client base and reputation,

     - substantial debt may impair the financial and operating flexibility of Quest Diagnostics,

     - future sales of Quest Diagnostics shares could adversely affect the price of Quest Diagnostics shares, and

     - certain provisions of its charter, by-laws and Delaware law may delay or prevent a change of control of Quest Diagnostics.


THE MERGER (PAGE 58)


     We intend, as promptly as practicable after completion of the offer, to seek to merge Unilab with Purchaser. Upon completion of the merger, each Unilab share that has not been exchanged or accepted for exchange in the offer will be converted into 0.3256 of a Quest Diagnostics share. NOTWITHSTANDING THE AMOUNT, IF ANY, OF CASH PAID IN THE OFFER, STOCKHOLDERS WHO DO NOT TENDER THEIR UNILAB SHARES IN THE OFFER WILL NOT RECEIVE ANY CASH CONSIDERATION IN EXCHANGE FOR THEIR UNILAB SHARES IN THE MERGER (EXCEPT FOR CASH, IF ANY, THAT IS PAID IN LIEU OF FRACTIONAL QUEST DIAGNOSTICS SHARES AND FOLLOWING THE EXERCISE OF APPRAISAL RIGHTS, IF AVAILABLE IN THE MERGER).

     If, after completing the offer, we have acquired between 50.1% and 90% of the outstanding Unilab shares, we will effect a long-form merger as permitted under Delaware law to acquire the balance of the outstanding Unilab shares. If, after completing the offer, we have acquired 90% or more of the outstanding Unilab shares, we will effect a short-form merger as permitted under Delaware law to acquire the balance of the outstanding Unilab shares without having a vote of Unilab stockholders.


THE STOCKHOLDERS AGREEMENT (PAGE 74)



     Concurrently with entering into the merger agreement, we entered into a stockholders agreement with Kelso Investment Associates VI, L.P. and KEP VI, LLC, which we refer to as Kelso, under which they have agreed, among other things, to validly tender and not withdraw their Unilab shares into the offer, to vote their Unilab shares against any transaction that would compete with this one, and to sell their Unilab shares to us, at our discretion, for the same consideration they would have received in the offer, if the merger agreement is terminated under certain circumstances. On April 2, 2002, these stockholders collectively owned either beneficially or of record 13,841,178 Unilab shares, constituting approximately 37% of the Unilab shares outstanding at such time on a fully diluted basis and 41.2% of the Unilab shares outstanding at such time on a non-fully diluted basis. For a more detailed description of the terms and conditions of the stockholders agreement, see page 74, "The Stockholders Agreement".

INTERESTS OF CERTAIN PERSONS (PAGE 77)


     In considering the recommendation of the Unilab board of directors to accept the offer and, if applicable, adopt the merger agreement, Unilab stockholders should be aware that some members of the Unilab board of directors and Unilab management may have interests in the transactions that will be in addition to, or different from, interests of other Unilab stockholders. For example, certain Unilab executives have entered into employment agreements with Quest Diagnostics and Unilab under which they will continue employment with Quest Diagnostics and Unilab following the transaction, and the investment banking firm of which a member of Unilab's board of directors is a partner will receive a fee upon the closing of the transaction. The employment agreements with certain Unilab executives provide that Quest Diagnostics will grant such persons stock options to purchase Quest Diagnostics shares.

     Generally, all outstanding unvested service stock options and most outstanding unvested performance stock options to purchase Unilab shares will become vested at the effective time of the merger and all unexercised stock options will become stock options to purchase Quest Diagnostics shares, with appropriate adjustments to be made to the number of shares and the exercise price under such stock options based on the exchange ratio.


APPRAISAL RIGHTS (PAGE 49)


     The offer does not entitle you to appraisal rights. However, the merger may entitle you to appraisal rights with respect to your Unilab shares. For a detailed description of the circumstances in which appraisal rights will be available in the merger, see "The Offer -- Appraisal Rights".


FEDERAL INCOME TAX CONSEQUENCES (PAGE 46)


     The offer and the merger are structured so as to be treated together as a tax-free "reorganization" for United States federal income tax purposes. As a tax-free "reorganization", if you exchange all of your Unilab shares for Quest Diagnostics shares in the offer and/or the merger, you will not recognize any gain or loss except with respect to cash received in lieu of fractional Quest Diagnostics shares. If you exchange all of your Unilab shares for cash in the offer, you generally will recognize gain or loss measured by the difference between the aggregate amount of cash received for your Unilab shares and your tax basis in those Unilab shares. If you exchange some of your Unilab shares for Quest Diagnostics shares in the offer and/or the merger and you exchange some of your Unilab shares for cash in the offer, you will recognize gain, but not loss, equal to the lesser of (1) the amount of cash you received in the offer and (2) an amount equal to the excess, if any, of (a) the sum of the amount of cash you received in the offer and the fair market value of the Quest Diagnostics shares you received in the offer and/or the merger over (b) the aggregate tax basis in all your Unilab shares.

     The tax consequences described in the preceding paragraph are based on a transaction in which Unilab will be merged with and into Purchaser in a tax-free "forward merger" or in which Purchaser will be merged with and into Unilab in a tax-free "reverse merger". Under certain limited conditions as permitted under the merger agreement and as further described herein, however, Purchaser may, at our discretion, be merged with and into Unilab in a taxable "reverse merger" when the transaction cannot qualify as a tax-free "reorganization". In this case, instead of the tax consequences described in the preceding paragraph, you will recognize all of your gain or loss on the disposition of your Unilab shares in the offer and/or the reverse merger, regardless of whether you exchange your Unilab shares for Quest Diagnostics shares or cash. We will notify you via a press release announcing the consummation of the merger as to how you should account for the treatment of the consideration received in the offer and the merger for federal income tax purposes.


     THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE MAY NOT APPLY TO ALL UNILAB STOCKHOLDERS, INCLUDING CERTAIN UNILAB STOCKHOLDERS SPECIFICALLY REFERRED TO ON PAGE 46. YOUR TAX CONSEQUENCES, INCLUDING ANY STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES, WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE OFFER AND MERGER TO YOU.

ACCOUNTING TREATMENT OF THE OFFER AND THE MERGER (PAGE 56)


     Quest Diagnostics will account for the merger as a purchase for financial reporting purposes.


COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 82)


     Quest Diagnostics shares are listed on the New York Stock Exchange under the symbol "DGX". Unilab shares trade on the Nasdaq National Market under the symbol "ULAB".


     On April 1, 2002, the last full trading day before the public announcement of the merger agreement, the closing stock price of Quest Diagnostics shares on the New York Stock Exchange Composite Transaction Tape was $82.79 and the closing stock price of Unilab shares on the Nasdaq National Market was $25.00, and on July 10, 2002, the last full trading day prior to the filing of this prospectus, the closing stock price of Quest Diagnostics shares on the New York Stock Exchange Composite Transaction Tape was $72.00 and the closing stock price of Unilab shares on the Nasdaq National Market was $23.60. Unilab stockholders are urged to obtain current market quotations for Quest Diagnostics and Unilab shares before deciding whether to tender their Unilab shares in the offer and, if tendering, before electing the form of offer consideration they wish to receive.

                                  RISK FACTORS

     In deciding whether to tender your Unilab shares pursuant to the offer, you should carefully read this prospectus, the accompanying Solicitation/Recommendation Statement on Schedule 14D-9 of Unilab and the other documents to which we refer you. You should also carefully consider the risks described below before making a decision to tender your Unilab shares. The risks and uncertainties described below are not the only ones facing Quest Diagnostics. Additional risks and uncertainties not currently known to Quest Diagnostics or that it currently deems immaterial may also adversely affect its business and operations.

RISKS RELATING TO THE OFFER AND THE MERGER

QUEST DIAGNOSTICS SHARES TO BE RECEIVED BY UNILAB STOCKHOLDERS IN THE OFFER AND THE MERGER WILL FLUCTUATE IN VALUE

     The market price of the Quest Diagnostics shares to be issued in the offer and the merger may change as a result of changes in our or Unilab's business, operations or prospects, market assessments of the impact of the offer and the merger or general market conditions. Although our principal business is similar to that of Unilab, our results of operations, as well as the market price of Quest Diagnostics shares, may be affected by factors different from those affecting Unilab's results of operations and the market price of Unilab shares. Because the market price of the Quest Diagnostics shares fluctuates, the value of the Quest Diagnostics shares to be received by Unilab stockholders in the offer or the merger will depend upon the market price of Quest Diagnostics shares at the time they are received pursuant to the offer or the merger. There can be no assurance as to this value. In addition, because the fraction of a Quest Diagnostics share being offered for each Unilab share is fixed, there is no limit to the amount by which the value of the consideration that you actually receive in the offer or the merger could decline from the value of such fraction of a share on the date of this prospectus. Accordingly, at the time you receive Quest Diagnostics shares in the offer or the merger, such shares may be worth less than or more than the equivalent of the $26.50 in cash that you would have received if you had elected and received cash for your Unilab shares.

THE NEED FOR GOVERNMENTAL APPROVALS MAY DELAY CONSUMMATION OF THE OFFER AND THE MERGER, WHICH, AMONG OTHER THINGS, MAY AFFECT THE TRADING PRICES OF QUEST DIAGNOSTICS SHARES AND UNILAB SHARES AND COULD RESULT IN UNILAB STOCKHOLDERS RECEIVING QUEST DIAGNOSTICS SHARES WITH A MARKET VALUE LOWER THAN EXPECTED

     The offer is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act. Delays in the consummation of the offer and the merger resulting from the failure of the HSR Act waiting period to expire following the initial 30-day waiting period, among other things, may cause the trading price of Quest Diagnostics shares to decline and that could result in Unilab stockholders receiving Quest Diagnostics shares with a market value lower than expected.


     You are urged to carefully read the discussion under "The
Offer -- Conditions to the Offer" beginning on page 50 and "Regulatory Approvals" beginning on page 52 for more information.



IF THE MERGER WERE EFFECTED AS A TAXABLE REVERSE MERGER, THE TRANSACTION WOULD BE FULLY TAXABLE FOR YOU



     The merger agreement permits the offer and the merger to be effected either as a tax-free "reorganization" that would be tax-free to you to the extent you receive Quest Diagnostics shares or, if the transaction cannot be effected as a tax-free "reorganization", as a taxable reverse merger that would be a fully taxable transaction for you. Whether the offer and the merger will be effected as a tax-free "reorganization" or as a taxable reverse merger will depend upon future events that are not within the control of Quest Diagnostics or Unilab, such as the aggregate amount of cash consideration exchanged for Unilab shares in the offer and the market value of Quest Diagnostics shares issued in exchange for Unilab shares pursuant to (and at the time of) the completion of the offer and in the merger. In the event that the aggregate market value of all Quest Diagnostics shares payable to Unilab stockholders upon consummation of the offer and the merger, based on the lower of the closing price of Quest Diagnostics shares on the New York Stock Exchange Composite Tape on the date immediately prior to the effective time of the merger or the date that Quest Diagnostics accepts

Unilab shares for payment, which we refer to as the stock value, is not less than 42% of the sum of the stock value and all cash payable to Unilab stockholders upon consummation of the offer and the merger, Shearman & Sterling, counsel to Quest Diagnostics, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Unilab, believe that it is more likely than not that the transaction will be a tax-free "reorganization". The possibility of a taxable reverse merger, however, should not be dismissed. We will notify you via a press release announcing the consummation of the merger as to how you should account for the treatment of the consideration received in the offer and the merger for federal income tax purposes. You are urged to carefully read the discussion under "The Offer -- Federal Income Tax Consequences" beginning on page 46, and to consult your tax advisor on the consequences of participation in the offer and/or the merger.



IF THE INTERNAL SERVICE SUCCESSFULLY CHALLENGED THE TREATMENT OF THE TRANSACTION AS A "REORGANIZATION", THE TRANSACTION WOULD BE FULLY TAXABLE FOR YOU



     Although the offer and the merger may be structured so as to qualify as a tax-free "reorganization", no assurance can be given that the Internal Revenue Service would not challenge the treatment of the offer and the merger as an integrated transaction that constitutes such a reorganization for United States federal income tax purposes. If the Internal Revenue Service successfully challenged the treatment of the offer and the merger as a "reorganization", you would recognize all of your gain or loss on the disposition of your Unilab shares in the offer and/or the merger. You are urged to carefully read the discussion under "The Offer -- Federal Income Tax Consequences" beginning on page 46, and to consult your tax advisor on the consequences of participation in the offer and/or the merger.



THE ACCEPTANCE OF UNILAB SHARES IN THE OFFER MAY REDUCE THEIR LIQUIDITY AND MARKET VALUE DURING THE PERIOD PRIOR TO THE CONSUMMATION OF THE MERGER, MAY RESULT IN THEIR DELISTING FROM THE NASDAQ NATIONAL MARKET AND MAY CAUSE THE UNILAB SHARES TO LOSE THEIR STATUS AS "MARGIN SECURITIES"


     The acceptance of Unilab shares pursuant to the offer will reduce the number of holders of Unilab shares that might otherwise trade publicly, and may therefore reduce the liquidity and market value of the remaining Unilab shares held by the public during the period prior to the consummation of the merger. Depending on the number of Unilab shares acquired pursuant to the offer, Unilab shares may no longer meet the requirements of the Nasdaq National Market for continued listing. Should that occur, it is possible that Unilab shares would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by those other exchanges or by other sources, but we can provide no assurances that this will be the case. The Unilab shares may also no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Unilab shares would be ineligible as collateral for margin loans made by brokers.

RISKS RELATING TO OWNERSHIP OF QUEST DIAGNOSTICS SHARES

     Some of the following factors relate principally to Quest Diagnostics' business and the industry in which it operates. Other factors relate principally to an investment in Quest Diagnostics shares. If any of the matters included in the following risks were to occur, Quest Diagnostics' business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, all or part of an investment in Quest Diagnostics shares could be lost.

INTEGRATION OF OPERATIONS MAY BE DIFFICULT AND, IF UNSUCCESSFULLY EXECUTED, MAY HAVE A MATERIAL ADVERSE IMPACT ON QUEST DIAGNOSTICS' BUSINESS

     On April 1, 2002, Quest Diagnostics acquired American Medical Laboratories, Incorporated, or AML, which has annual revenues of approximately $300 million and has principal laboratories in Chantilly, Virginia and in Las Vegas, Nevada. While Quest Diagnostics is not closing any of AML's principal laboratories, the process of integrating the operations of both Unilab and AML at the same time that Quest Diagnostics is standardizing its existing operations, systems and processes will be difficult and will require the dedication of significant management resources. Each of these acquisitions involves the integration of separate companies that have previously operated independently and have different systems, processes and cultures. The process of combining such companies may be disruptive to their businesses and may cause an interruption of, or a loss of momentum in, such businesses as a result of the following difficulties, among others:

     - loss of key customers or employees;

     - inconsistencies in standards, controls, procedures and policies among the companies being combined make it more difficult to implement and harmonize company-wide financial, accounting, billing, information and other systems;

     - failure to maintain the quality of services that such companies have historically provided;

     - diversion of management's attention from the day-to-day business of Quest Diagnostics as a result of the need to deal with the foregoing disruptions and difficulties; and

     - the added costs of dealing with such disruptions.

In addition, because most of Quest Diagnostics' clinical laboratory testing is performed under arrangements that are terminable at will or on short notice, any such interruption of or deterioration in its services may result in a customer's decision to stop using Quest Diagnostics for clinical laboratory testing. We cannot assure you that Quest Diagnostics will be able to retain key technical and management personnel or that Quest Diagnostics will realize the anticipated benefits of the acquisitions of AML and Unilab, either at all or in a timely manner. As part of its growth strategy, Quest Diagnostics may in the future acquire additional clinical laboratories or other healthcare-related businesses.

THE ACQUISITIONS OF UNILAB AND AML MAY NOT PRODUCE THE ANTICIPATED BENEFITS

     Even if Quest Diagnostics is able to successfully complete the integration of the operations of AML and Unilab, Quest Diagnostics may not be able to realize all or any of the benefits that it expects to result from such integrations, either in monetary terms or in a timely manner. Upon completion of the integration of the operations of Unilab, which is expected to occur within two years after closing, the acquisition of Unilab is expected to generate annual synergies of approximately $30 million. Quest Diagnostics also expects to generate additional annual synergies of approximately $15 million by the end of 2004 from the integration of AML's operations. However, there can be no assurance that such synergies will be realized and, if realized at all, in such amounts.

QUEST DIAGNOSTICS MAY NOT BE ABLE TO ACHIEVE THE ANTICIPATED BENEFITS OF ITS SIX SIGMA AND STANDARDIZATION INITIATIVES

     Quest Diagnostics is implementing a Six Sigma initiative throughout its organization. Six Sigma is a management approach that requires a thorough understanding of customer needs and requirements, process discipline, rigorous tracking and measuring of services, and training of employees in methodologies so that they can be held accountable for improving results. During the second half of 2001, Quest Diagnostics began to integrate its Six Sigma initiative with its initiative to standardize operations, systems and processes across all of Quest Diagnostics by adopting identified "company best" practices. Quest Diagnostics has previously announced that it expects that successful implementation of these initiatives will result in measurable improvements in customer satisfaction and will generate at least $150 million in annual net benefits by the end of 2004. We cannot assure you that Quest Diagnostics will be able to realize the anticipated benefits of its Six Sigma and Standardization initiatives, either at all or in a timely manner.

FAILURE TO TIMELY OR ACCURATELY BILL FOR SERVICES COULD HAVE A MATERIAL ADVERSE IMPACT ON QUEST DIAGNOSTICS' NET REVENUES AND BAD DEBT EXPENSE

     Billing for laboratory services is extremely complicated. Quest Diagnostics provides testing services to a broad range of healthcare providers. Quest Diagnostics considers a "payer" as the party that pays for the test and a "customer" as the party who refers tests to it. Depending on the billing arrangement and applicable law, Quest Diagnostics must bill various payers, such as patients, insurance companies, Medicare, Medicaid, physicians and employer groups, all of which have different billing requirements. In addition, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures adds further complexity to the billing process. Among many other factors complicating billing are:

     - pricing differences between Quest Diagnostics' fee schedules and the reimbursement rates of the payers;

     - disputes with payers as to which party is responsible for payment; and

     - disparity in coverage and information requirements among various carriers.

     Quest Diagnostics believes that most of its bad debt expense, which was 6.0% of its net revenues for the year ended December 31, 2001, is the result of several non credit-related issues, primarily missing or incorrect billing information on requisitions received from healthcare providers. In general, in order not to compromise patient care, Quest Diagnostics performs the requested tests and reports test results regardless of whether the billing information is incorrect or missing. Quest Diagnostics subsequently attempts to contact the provider to obtain any missing information or rectify incorrect billing information. Missing or incorrect information on requisitions adds complexity to and slows the billing process, creates backlogs of unbilled requisitions, and generally increases the aging of accounts receivable. When all issues relating to the missing or incorrect information are not resolved in a timely manner, the related receivables are written off to the allowance for doubtful accounts.

FAILURE IN THE INFORMATION TECHNOLOGY SYSTEMS OF QUEST DIAGNOSTICS, INCLUDING FAILURES RESULTING FROM SYSTEMS CONVERSIONS, COULD SIGNIFICANTLY INCREASE TURNAROUND TIME AND OTHERWISE DISRUPT QUEST DIAGNOSTICS' OPERATIONS, WHICH COULD REDUCE ITS CUSTOMER BASE AND RESULT IN LOST NET REVENUES

     Information systems are used extensively in virtually all aspects of Quest Diagnostics' business, including laboratory testing, customer service, logistics and management of medical data. Quest Diagnostics' success depends, in part, on the continued and uninterrupted performance of its information technology, or IT, systems. Quest Diagnostics' computer systems are vulnerable to damage from a variety of sources, including telecommunications failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of Quest Diagnostics' servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautions Quest Diagnostics has taken, unanticipated problems affecting its systems could cause failures in its IT systems. Sustained or repeated system failures that interrupt the ability of Quest Diagnostics to process test orders, deliver test results or perform tests in a timely manner would adversely affect its reputation and likely result in a loss of customers and net revenues.

     Quest Diagnostics is in the process of standardizing its systems, which is a difficult process and will take several years to complete. Quest Diagnostics plans to begin to develop and implement a new laboratory information system and a new billing system that combine the functionality of its principal existing systems. Quest Diagnostics expects that the development and implementation of the enhanced systems will take several years. During systems conversions of this type, workflow may be temporarily interrupted, which may cause backlogs. In addition, the implementation process, including the transfer of databases and master files to new data centers, presents significant conversion risks that could cause failures in Quest Diagnostics' IT systems and disrupt Quest Diagnostics' operations.

THE DEVELOPMENT OF NEW, MORE COST-EFFECTIVE TESTS THAT CAN BE PERFORMED BY PHYSICIANS IN THEIR OFFICES OR BY PATIENTS COULD NEGATIVELY IMPACT QUEST DIAGNOSTICS' TESTING VOLUME AND NET REVENUES

     The diagnostics testing industry is faced with changing technology and new product introductions. Advances in technology may lead to the development of more cost-effective tests that can be performed outside of an independent clinical laboratory such as (1) point-of-care tests that can be performed by physicians in their offices and (2) home testing that can be performed by patients. Development of such technology and its use by Quest Diagnostics' customers would reduce the demand for Quest Diagnostics' laboratory testing services and negatively impact Quest Diagnostics' revenues.

     Currently, most clinical laboratory testing is categorized as "high" or "moderate" complexity, and thereby subject to extensive and costly regulation under the Clinical Laboratory Improvement Amendments of 1988, or CLIA. Manufacturers of laboratory equipment and test kits could seek to increase their sales by marketing point-of-care laboratory equipment to physicians and by selling test kits approved for home use to both physicians and patients. Over-the-counter diagnostics tests are automatically deemed under CLIA to be "waived" tests, which may then be performed in physician office laboratories as well as by patients in their homes with minimal regulatory oversight. The Food and Drug Administration, or FDA, has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories and recently has taken responsibility from the Center for Disease Control, or CDC, for test classification. Increased approval of home test kits could lead to increased testing by physicians in their offices, which could affect Quest Diagnostics' market for laboratory testing services and negatively impact Quest Diagnostics' revenues.


FDA REGULATION OF LABORATORY-DEVELOPED GENETIC TESTING COULD LEAD TO INCREASED COSTS AND DELAY IN INTRODUCING NEW GENETIC TESTS


     In the past, the FDA has claimed regulatory authority over laboratory-developed tests, but has exercised enforcement discretion in not regulating tests performed by CLIA-certified laboratories. In response to recent recommendations by the DHHS Secretary's Advisory Committee on Genetic Testing, or SACGT, the FDA is considering whether to regulate laboratory-developed genetic testing. CDRH, a branch of the FDA, is considering a proposal to require laboratories to submit a "template" of information about their laboratory-developed genetic tests before they may introduce new genetic tests. CBER, another branch of the FDA, in draft compliance guidance and in letters to laboratories, has expressed the view that analyte specific reagents, or ASRs, used in laboratory-developed tests for HIV Genotyping for Drug Resistance must have pre-market approval. Representatives of clinical laboratories, including Quest Diagnostics, and the American Clinical Laboratory Association, the industry's trade association, have met with both branches of the FDA to address their respective issues and expect to continue those discussions until the FDA's issues and concerns are resolved. FDA regulation of laboratory-developed genetic testing could lead to increased costs and delay in introducing new genetic tests.

EFFORTS BY THIRD PARTY PAYERS, INCLUDING THE GOVERNMENT, TO REDUCE UTILIZATION AND PRICING COULD HAVE A MATERIAL ADVERSE IMPACT ON QUEST DIAGNOSTICS' NET REVENUES AND PROFITABILITY

     Government payers, such as Medicare and Medicaid, as well as private payers, including managed care organizations, have taken steps and may continue to take steps to control the cost, utilization and delivery of healthcare services, including clinical laboratory services. Primarily as a result of recent reimbursement rate reductions and utilization controls implemented by government regulations, the percentage of Quest Diagnostics' aggregate net revenues derived from Medicare and Medicaid programs declined from 20% in 1995 to 14% in 2001. For a more detailed description of the developments in government regulations, investors should read carefully Quest Diagnostics' most recent annual report on Form 10-K incorporated by reference into this prospectus.

     In addition to changes in government reimbursement programs, private payers, including managed care organizations, are demanding discounted fee structures or the assumption by clinical laboratory service providers of all or a portion of the financial risk through capitated payment contracts. Under capitated payment contracts, clinical laboratories receive a fixed monthly fee per individual enrolled with the managed care organization for all laboratory tests performed during the month regardless of the number or cost of the tests actually performed. In particular, managed care organizations, which have significant bargaining power, frequently negotiate for capitated payment contracts. In 2001, Quest Diagnostics derived approximately 9% of its revenues from capitated payment contracts with managed care organizations. As the number of patients covered by managed care organizations increased during the 1990s, more patients were covered under capitated payment contracts, which resulted in reduced opportunities for higher priced fee-for-service business and adversely affected Quest Diagnostics' profit margin.

     Quest Diagnostics expects efforts to impose reduced reimbursements and more stringent cost controls by government and other payers to continue. If Quest Diagnostics cannot offset additional reductions in the payments it receives for its services by reducing costs, increasing test volume and/or introducing new procedures, it could have a material adverse impact on Quest Diagnostics' net revenues and profitability.

FAILURE TO PROVIDE A HIGHER QUALITY OF SERVICE THAN THAT OF ITS COMPETITORS COULD HAVE A MATERIAL ADVERSE IMPACT ON QUEST DIAGNOSTICS' NET REVENUES AND PROFITABILITY

     While there has been significant consolidation in the clinical laboratory testing business in recent years, it remains a fragmented and highly competitive industry. Quest Diagnostics competes with three types of laboratory providers -- hospital-affiliated laboratories, other independent clinical laboratories and physician-office laboratories. Most physicians have admitting privileges or other relationships with hospitals as part of their medical practice. Almost all hospitals maintain an on-site laboratory to perform routine clinical testing on their inpatients and outpatients. Many hospitals leverage their relationships with community physicians and encourage the physicians to send their outreach (non-hospital patients) testing to the hospital's laboratory. In addition, hospitals that own physician practices generally require the physicians to refer tests to the hospital's affiliated laboratories. As a result of this affiliation between hospitals and community physicians, Quest Diagnostics competes against hospital-affiliated laboratories primarily based on quality of service. Quest Diagnostics' failure to provide service superior to hospital-affiliated laboratories and other laboratories could have a material adverse impact on Quest Diagnostics' net revenues and profitability.

IF QUEST DIAGNOSTICS FAILS TO COMPLY WITH EXTENSIVE LAWS AND REGULATIONS, IT COULD SUFFER FINES AND PENALTIES OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO ITS OPERATIONS

     Quest Diagnostics is subject to extensive and frequently changing federal, state and local laws and regulations. Quest Diagnostics believes that, based on its experience with government settlements and public announcements by various government officials, the federal government continues to strengthen its position on healthcare fraud. In addition, legislative provisions relating to healthcare fraud and abuse give federal enforcement personnel substantially increased funding, powers and remedies to pursue suspected fraud and abuse. While Quest Diagnostics believes that it is in material compliance with all applicable laws, many of the regulations applicable to Quest Diagnostics, including those relating to billing and reimbursement of tests and those relating to relationships with physicians and hospitals, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require Quest Diagnostics to make changes in its operations, including its billing practices. If Quest Diagnostics fails to comply with applicable laws and regulations, it could suffer civil and criminal fines and penalties, including the loss of licenses or its ability to participate in Medicare, Medicaid and other federal and state healthcare programs, in addition to recoupment of prior billings.

     During the mid-1990s, Quest Diagnostics and SmithKline Beecham Clinical Laboratories, or SBCL, which we acquired in 1999, settled government claims that primarily involved industry-wide billing and marketing practices that both companies believed to be lawful. The aggregate amount of the settlements for these claims exceeded $500 million. The federal or state governments may bring additional claims based on new theories as to Quest Diagnostics' practices that Quest Diagnostics believes to be in compliance with law. The federal government has substantial leverage in negotiating settlements as the amount of potential fines and penalties far exceeds the rates at which Quest Diagnostics is reimbursed. In addition, the government has the remedy of excluding a non-compliant provider from participation in the Medicare and Medicaid programs, which represented approximately 14% of Quest Diagnostics' aggregate net revenues during 2001.

     At March 31, 2002, Quest Diagnostics' recorded reserves, relating primarily to billing claims, including those indemnified by SBCL, approximated $13 million. Although Quest Diagnostics' management believes that established reserves for both indemnified and non-indemnified claims are sufficient, it is possible that additional information may become available that may cause the final resolution of these matters to exceed established reserves by an amount which could be material to Quest Diagnostics' results of operations and cash flows in the quarter in which such claims are settled. Quest Diagnostics does not believe that these issues will have a material adverse effect on its overall financial condition. However, Quest Diagnostics understands that there may be pending qui tam claims brought by former employees or other "whistle blowers" as to which

Quest Diagnostics has not been provided with a copy of the complaint and accordingly cannot determine the extent of any potential liability.

     For additional information, see Quest Diagnostics' most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q incorporated by reference into this prospectus.

THE FINAL PRIVACY REGULATIONS THAT WILL TAKE EFFECT IN 2003 AND PROPOSED FEDERAL SECURITY REGULATIONS UNDER THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 MAY INCREASE QUEST DIAGNOSTICS' COSTS

     Pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA, on December 28, 2000, the Secretary of the Department of Health and Human Services, or HHS, issued final regulations that established comprehensive federal standards with respect to the use and disclosure of protected health information by health plans, healthcare providers and healthcare data clearinghouses. The regulations establish a complex regulatory framework on a variety of subjects, including:

     - the circumstances under which disclosures and uses of protected health information require a general patient consent, specific authorization by the patient, or no patient consent or authorization,

     - the content of notices of privacy practices for protected health information,

     - patients' rights to access, amend and receive an accounting of the disclosures and uses of protected health information, and

     - administrative, technical and physical safeguards required of entities that use or receive protected health information.

     The regulations establish a "floor" and do not supersede state laws that are more stringent. Therefore, Quest Diagnostics is required to comply with both federal privacy standards and varying state privacy laws. In addition, for healthcare data transfers relating to citizens of other countries, Quest Diagnostics will need to comply with the laws of other countries. The federal privacy regulations became effective in April 2001 for healthcare providers, but healthcare providers have until April 2003 to comply with the regulations. In March 2002, HHS issued a Notice of Proposed Rulemaking, or NPRM, to modify the final privacy standards. In addition, final standards for electronic transactions were issued in August 2000 and will become effective in October 2002. Covered entities that file a compliance plan with HHS not later than the compliance date describing how they will come into compliance with the rules will not be considered non-compliant before October 16, 2003. These regulations provide uniform standards for code sets (codes representing medical procedures and laboratory tests and diagnosis codes, which are used, among others, in connection with the identification and billing of medical procedures and laboratory tests), electronic claims, remittance advice, enrollment, eligibility and other electronic transactions.

     Finally, the proposed security and electronic signature regulations issued by the Secretary of HHS in August 1998 pursuant to HIPAA are expected to be finalized this year. HIPAA provides for significant fines and other penalties for wrongful disclosure of protected health information. Compliance with the HIPAA requirements, when finalized, will require significant capital and personnel resources from all healthcare organizations, including Quest Diagnostics. However, Quest Diagnostics will not be able to estimate the cost of complying with all of these regulations, which it expects to be significant, until after all the regulations are finalized.

QUEST DIAGNOSTICS' TESTS AND BUSINESS PROCESSES MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD CAUSE QUEST DIAGNOSTICS TO ENGAGE IN COSTLY LITIGATION, PAY SUBSTANTIAL DAMAGES OR PROHIBIT IT FROM SELLING CERTAIN OF ITS TESTS

     Other companies or individuals, including Quest Diagnostics' competitors, may obtain patents or other property rights that would prevent, limit or interfere with the ability of Quest Diagnostics to develop, perform or sell its tests or operate its business. As a result, Quest Diagnostics may be involved in intellectual property litigation and it may be found to infringe on the proprietary rights of others, which could force it to do one or more of the following:

     - cease developing, performing or selling products or services that incorporate the challenged intellectual property,

     - obtain and pay for licenses from the holder of the infringed intellectual property right,

     - redesign or reengineer its tests,

     - change its business processes, or

     - pay substantial damages, court costs and attorneys' fees, including potentially increased damages for any infringement held to be willful.

     Patents generally are not issued until several years after an application is filed. The possibility that, before a patent is issued to a third party, Quest Diagnostics may be performing a test or other activity covered by the patent is not a defense to an infringement claim. Thus, even tests that Quest Diagnostics develops could become the subject of infringement claims if a third party obtains a patent covering those tests.

     Infringement and other intellectual property claims, regardless of their merit, can be expensive and time-consuming to litigate. In addition, any requirement for Quest Diagnostics to re-engineer its tests or change its business processes could substantially increase its costs or force it to interrupt product sales or delay new test releases. In the past, Quest Diagnostics has settled several disputes regarding its alleged infringement of intellectual property of third parties. Quest Diagnostics is currently involved in settling several additional disputes. Quest Diagnostics does not believe that resolution of these disputes will have a material adverse effect on its operations or financial condition. However, infringement claims could arise in the future as patents could be issued on tests or processes that Quest Diagnostics may be performing, particularly in such emerging areas as gene-based testing and other specialty testing.

PROFESSIONAL LIABILITY LITIGATION COULD HAVE AN ADVERSE FINANCIAL IMPACT ON QUEST DIAGNOSTICS AND AN ADVERSE IMPACT ON QUEST DIAGNOSTICS' CLIENT BASE AND REPUTATION

     As a general matter, providers of clinical laboratory testing services may be subject to lawsuits alleging negligence or other similar legal claims. These suits could involve claims for substantial damages. Any professional liability litigation could also have an adverse impact on Quest Diagnostics' client base and reputation. Quest Diagnostics maintains various professional liability insurance programs for claims that could result from providing or failing to provide clinical laboratory testing services, including inaccurate testing results and other exposures. However, Quest Diagnostics is essentially self-insured for most of these claims. Quest Diagnostics does maintain coverage which caps its exposure on individual claims. The basis for Quest Diagnostics' insurance reserves is the actuarially determined projected losses based upon its historical loss experience. Quest Diagnostics' management believes that present insurance coverage and reserves are sufficient to cover currently estimated exposures, but Quest Diagnostics cannot assure you that we will not incur liabilities in excess of recorded reserves. Similarly, although Quest Diagnostics believes that it will be able to obtain adequate insurance coverage in the future at acceptable costs, Quest Diagnostics cannot assure you that it will be able to do so.

SUBSTANTIAL DEBT MAY IMPAIR THE FINANCIAL AND OPERATING FLEXIBILITY OF QUEST DIAGNOSTICS

     As of March 31, 2002, Quest Diagnostics would have had approximately $1,824 million of debt outstanding on a pro forma basis after giving effect to (1) the AML acquisition, (2) the completion of the proposed acquisition of Unilab, (3) the borrowings of approximately $475 million under Quest Diagnostics' existing credit facilities to consummate the AML acquisition and (4) the borrowings of approximately $525 million under Quest Diagnostics' new bridge credit facility to finance the anticipated cash required in connection with the Unilab acquisition, assuming 30% of the Unilab shares are exchanged for cash, and the refinancing of Unilab's existing debt. Through June 19, 2002, Quest Diagnostics has repaid $175 million of principal amount outstanding under its $325 million unsecured revolving credit facility, reducing AML-related acquisition debt from $475 million to $300 million.

     On June 19, 2002, Quest Diagnostics had outstanding debt of approximately $1.1 billion. In addition, Quest Diagnostics has a $550 million Unilab-related bridge facility commitment, approximately $297 million available under its unsecured revolving credit facility and approximately $65 million in cash. Except for operating leases, Quest Diagnostics does not have any off-balance sheet financing arrangements in place or available. Set forth in the table below, for each of the next five years, is the aggregate amount of principal, interest and total payments with respect to Quest Diagnostics' debt, including capital leases. This table is presented on a pro forma basis taking into account the AML and Unilab-related borrowings described above and the repayments through June 19, 2002 of $175 million of principal under its $325 million unsecured revolving credit facility.

TWELVE MONTHS
ENDED DECEMBER 31,                                      PRINCIPAL   INTEREST    TOTAL
------------------                                      ---------   --------   --------
                                                                (IN THOUSANDS)
2002..................................................  $196,703    $70,324    $267,027
2003..................................................   109,996     89,782     199,778
2004..................................................   105,000     89,063     194,063
2005..................................................   105,000     84,117     189,117
2006..................................................   386,563     67,391     453,954
2007..................................................    98,438     48,347     146,785

     The foregoing table assumes that the entire $525 million bridge loan facility is refinanced into a five-year term loan with quarterly amortization of principal, that the closing of the exchange offer occurs in July 2002 and that the first scheduled amortization payment is December 31, 2002. In addition, Quest Diagnostics has obtained a $450 million term loan commitment. Quest Diagnostics believes that the term loan commitment, along with the $297 million available for borrowing under its unsecured revolving credit facility, will provide sufficient funds to refinance the borrowings, if any, under the bridge loan facility.

     The foregoing table excludes the principal payments due on the $300 million secured receivables credit facility, portions of which mature in 2002 and 2003. However, it is Quest Diagnostics' current intention to roll-over this facility annually as it has done since 2001. If Quest Diagnostics is not able to roll-over all or part of this facility, it will need to refinance this secured receivables credit facility with cash on-hand, its unsecured revolving credit agreement or a new financing agreement.

     The foregoing table assumes that the holders of 1.75% contingent convertible debentures due 2021 will not exercise their option on November 30, 2004 and 2005 to require Quest Diagnostics to repurchase the holders' debentures. If these options are exercised by the holders, Quest Diagnostics may choose to repurchase the debentures with cash or its common stock or a combination of cash and common stock, at a purchase price equal to the principal amount plus accrued and unpaid interest. Quest Diagnostics may not have the financial resources, or be able to arrange financing, to pay in cash for all of the debentures that might be delivered by holders of debentures seeking to exercise their options. As a result, any payment to the holders in common stock will be dilutive to then existing stockholders of Quest Diagnostics.

     Quest Diagnostics' debt portfolio is sensitive to changes in interest rates. Interest rates on the unsecured revolving credit facility and bridge loan facility are also subject to a pricing schedule that fluctuates based on changes in Quest Diagnostics credit rating from Standard and Poor's and Moody's Investors Service. As of March 31, 2002, Quest Diagnostics would have had approximately $1,007 million of floating rate debt on a pro forma basis after giving effect to the AML and Unilab acquisitions that are described in clauses
(1) through (4) in the first paragraph of this risk factor. If the applicable interest rate fluctuates by 1%, interest expense will fluctuate by approximately $10.2 million annually. In addition, any future borrowings by Quest Diagnostics under the unsecured revolving credit facility, the secured receivables credit facility or the issuance of other floating rate debt will expose Quest Diagnostics to additional interest rate risk.

     Quest Diagnostics' debt agreements contain various restrictive covenants. These restrictions could limit the ability of Quest Diagnostics to use operating cash flow in other areas of its business because it must use a portion of these funds to make principal and interest payments on its debt.

     Quest Diagnostics has obtained ratings on its debt from Standard and Poor's and Moody's Investors Service. There can be no assurance that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes in Quest Diagnostics or the clinical testing industry, so warrant.

     Quest Diagnostics and its subsidiaries may incur additional indebtedness in the future. Quest Diagnostics' ability to make principal and interest payments depends on its ability to generate cash in the future. If additional debt is added to the current debt of Quest Diagnostics, a greater portion of its cash flows will be needed to satisfy its debt service obligations, and if it does not generate sufficient cash to meet its debt service requirements, Quest Diagnostics may need to seek additional financing. This may make it more difficult for Quest Diagnostics to obtain financing on terms that are acceptable to it or at all. As a result, Quest Diagnostics would be more vulnerable to general adverse economic, industry and capital markets conditions as well as the other risks associated with indebtedness.

FUTURE SALES OF QUEST DIAGNOSTICS' SHARES COULD ADVERSELY AFFECT THE PRICE OF QUEST DIAGNOSTICS SHARES

     As of May 14, 2002, approximately 9.3 million Quest Diagnostics shares were issuable upon exercise of outstanding stock options under Quest Diagnostics' employee stock option plans, and its non-employee director stock option plan, and an additional approximately 7.1 million Quest Diagnostics shares were reserved for the issuance of additional options and shares under these plans. In addition, at the closing, up to an additional approximately 1.2 million Quest Diagnostics' shares will be issuable upon exercise of outstanding stock options under Unilab's stock option plans. Quest Diagnostics also issues shares of its common stock under its employee stock purchase plan, employee stock ownership plan and supplemental deferred compensation plan. In addition, up to an additional approximately 2.9 million Quest Diagnostics shares could be issued upon conversion of Quest Diagnostics' 1.75% convertible debentures due 2021 in accordance with the terms of the indenture.

     In addition, SmithKline Beecham, which owns approximately 22.1 million outstanding Quest Diagnostics shares or approximately 22.8% of the outstanding Quest Diagnostics shares as of May 14, 2002, is entitled to demand up to four times that Quest Diagnostics register SmithKline Beecham's Quest Diagnostics shares and to participate in registered offerings initiated by Quest Diagnostics or a third party. Also, SmithKline Beecham has three million Quest Diagnostics shares registered in a shelf registration statement and may sell shares pursuant to Rule 144 under the Securities Act. In addition, during the year following the completion of the offer, the Kelso stockholders, which collectively own approximately 13,841,178 Unilab shares, will be entitled to demand that Quest Diagnostics register the Quest Diagnostics shares that they will own following the completion of the offer.

     Future sales of Quest Diagnostics shares and instruments convertible or exchangeable into such shares and transactions involving equity derivatives relating to shares, including sales or transactions by SmithKline Beecham, or the perception that such sales or transactions could occur, could adversely affect the market price of Quest Diagnostics shares.

CERTAIN PROVISIONS OF ITS CHARTER, BY-LAWS AND DELAWARE LAW MAY DELAY OR PREVENT A CHANGE OF CONTROL OF QUEST DIAGNOSTICS

     Quest Diagnostics' corporate documents and Delaware law contain provisions that may enable Quest Diagnostics' management to resist a proposal regarding a change of control of Quest Diagnostics. These provisions include a staggered or classified board of directors, limitations on persons authorized to call a special meeting of stockholders and advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before an annual meeting of stockholders. Quest Diagnostics also has a stockholder rights plan designed to make it more costly and thus more difficult to gain control of Quest Diagnostics. These anti-takeover defenses might discourage, delay or prevent a change of control. In addition, Quest Diagnostics, unlike Unilab, is subject to Section 203 of the DGCL. These provisions also could discourage proxy contests and make it more difficult for our stockholders to elect directors and cause Quest Diagnostics to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with Quest Diagnostics' board of directors.

            SELECTED HISTORICAL FINANCIAL DATA FOR QUEST DIAGNOSTICS

     The following table summarizes selected historical financial data for Quest Diagnostics and its subsidiaries at the dates and for each of the periods presented. Quest Diagnostics derived the selected historical financial data for the years 1997 through 2001 from its audited consolidated financial statements. As discussed in Note 2 to the consolidated financial statements in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, all per share data has been restated to reflect Quest Diagnostics' two-for-one stock split effected on May 31, 2001. Quest Diagnostics derived the historical financial data for the three months ended March 31, 2002 and 2001 from its unaudited interim consolidated financial statements. The unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the financial condition and results of operations as of and for the periods presented. Except as otherwise disclosed in the notes to the unaudited interim consolidated financial statements, all such adjustments are of a normal recurring nature. The unaudited interim consolidated financial statements have been compiled without audit and are subject to year-end adjustments. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. The selected historical financial data is only a summary and should be read together with the consolidated financial statements and related notes, and management's discussion and analysis of financial condition and results of operations included in Quest Diagnostics' Quarterly Report on Form 10-Q for the three months ended March 31, 2002 and Annual Report on Form 10-K for the year ended December 31, 2001.

                                  QUARTER ENDED
                                    MARCH 31,                                YEAR ENDED DECEMBER 31,
                             -----------------------   -------------------------------------------------------------------
                              2002(A)        2001         2001           2000        1999(B)          1998         1997
                             ----------   ----------   ----------     ----------   -----------     ----------   ----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS DATA:
Net revenues...............  $  946,762   $  882,553   $3,627,771     $3,421,162   $ 2,205,243     $1,458,607   $1,528,695
Provisions for
  restructuring and other
  special charges..........          --           --        5,997(c)       2,100(d)      73,385(e)         --       48,688(f)
Income (loss) before
  extraordinary loss.......      66,689       35,748      183,912(g)     104,948(h)      (1,274)(i)     26,885     (22,260)
Net income (loss)..........      66,689       35,748      162,303(g)     102,052(h)      (3,413)(i)     26,885     (22,260)
BASIC NET INCOME (LOSS) PER
  COMMON SHARE:
Income (loss) before
  extraordinary loss.......  $     0.70   $     0.39   $     1.98     $     1.17   $     (0.02)    $     0.45   $    (0.38)
Net income (loss)..........        0.70         0.39         1.74           1.14         (0.05)          0.45        (0.38)
DILUTED NET INCOME (LOSS)
  PER COMMON SHARE:(j)
Income (loss) before
  extraordinary loss.......  $     0.67   $     0.37   $     1.88     $     1.11   $     (0.02)    $     0.44   $    (0.38)
Net income (loss)..........  $     0.67         0.37         1.66           1.08         (0.05)          0.44        (0.38)
BALANCE SHEET DATA (AT END
  OF PERIOD):
Accounts receivable, net...  $  548,400   $  509,272   $  508,340     $  485,573   $   539,256     $  220,861   $  238,369
Total assets...............   3,005,716    2,903,235    2,930,555      2,864,536     2,878,481      1,360,240    1,400,928
Long-term debt.............     820,190      758,481      820,337        760,705     1,171,442        413,426      482,161
Preferred stock............          --        1,000           --(k)       1,000         1,000          1,000        1,000
Common stockholders'
  equity...................   1,445,598    1,099,216    1,335,987      1,030,795       862,062        566,930      540,660
OTHER DATA:
Net cash provided by
  operating activities.....  $   52,854   $   40,731   $  465,803     $  369,455   $   249,535     $  141,382   $  176,267
Net cash used in investing
  activities...............     (32,303)     (90,268)    (296,616)       (48,015)   (1,107,990)       (39,720)     (35,101)
Net cash provided by (used
  in) financing
  activities...............       6,544       (1,210)    (218,332)      (177,247)      682,831        (60,415)     (21,465)
Provision for doubtful
  accounts.................      55,315       55,283      218,271        234,694       142,333         89,428      118,223(l)
Rent expense...............      22,406       19,950       82,769         76,515        59,073         46,259       47,940
Capital expenditures.......      41,266      (43,615)     148,986        116,450        76,029         39,575       30,836
Adjusted EBITDA(m).........     155,508      122,438      556,851        459,380       237,038        158,609      153,800

---------------
(a) As discussed in Quest Diagnostics' Form 10-Q for the three months ended March 31, 2002, in July 2001, the Financial Accounting Standards Board, or FASB, issued SFAS 142, "Goodwill and Other Intangible Assets", or SFAS 142, which was adopted by Quest Diagnostics on January 1, 2002. Assuming the nonamortization provisions of SFAS 142 had been effective at the beginning of fiscal 2001, net income for the three months ended March 31, 2001 would have increased by $8.6 million, representing the reduction in goodwill amortization, net of taxes.

     The following table presents net income and basic and diluted earnings per common share adjusted to reflect results as if the nonamortization provisions of SFAS 142 had been in effect for the periods presented (in thousands, except per share data):

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                   ---------------------------------
                                                                     2001        2000        1999
                                                                   ---------   ---------   ---------
     NET INCOME
     Reported net income (loss)..................................  $162,303    $102,052    $ (3,413)
     Add back: Amortization of goodwill, net of taxes............    35,964      36,023      22,013
                                                                   --------    --------    --------
     Adjusted net income.........................................  $198,267    $138,075    $ 18,600
                                                                   ========    ========    ========
     Income (loss) before extraordinary loss, adjusted to exclude
       amortization of goodwill, net of taxes....................  $219,876    $140,971    $ 20,739

     BASIC NET INCOME (LOSS) PER COMMON SHARE
     Reported net income (loss)..................................  $   1.74    $   1.14    $  (0.05)
     Amortization of goodwill....................................      0.39        0.40        0.31
                                                                   --------    --------    --------
     Adjusted net income.........................................  $   2.13    $   1.54    $   0.26
                                                                   ========    ========    ========
     Income (loss) before extraordinary loss, adjusted to exclude
       amortization of goodwill, net of taxes....................  $   2.37    $   1.57    $   0.29

     DILUTED NET INCOME (LOSS) PER COMMON SHARE
     Reported net income (loss)..................................  $   1.66    $   1.08    $  (0.05)
     Amortization of goodwill....................................      0.37        0.38        0.31
                                                                   --------    --------    --------
     Adjusted net income.........................................  $   2.03    $   1.46    $   0.26
                                                                   ========    ========    ========
     Income (loss) before extraordinary loss, adjusted to exclude
       amortization of goodwill, net of taxes....................  $   2.25    $   1.49    $   0.29

(b) On August 16, 1999, Quest Diagnostics completed the acquisition of SmithKline Beecham Clinical Laboratories, Inc., or SBCL. Consolidated operating results for 1999 include the results of operations of SBCL subsequent to the closing of the acquisition. See Note 3 to the consolidated financial statements included in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

(c) Represents charges incurred in conjunction with Quest Diagnostics' debt refinancing in the second quarter of 2001, as discussed in Note 7 to the consolidated financial statements included in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

(d) During the second quarter of 2000, Quest Diagnostics recorded a net special charge of $2.1 million. This net charge resulted from a $13.4 million charge related to the costs to cancel certain contracts that Quest Diagnostics believed were not economically viable as a result of the SBCL acquisition, and which were principally associated with the cancellation of a co-marketing agreement for clinical trials testing services, which charges were in large part offset by a reduction in reserves attributable to a favorable resolution of outstanding claims for reimbursements associated with billings of certain tests.

(e) Represents charges principally incurred in conjunction with the acquisition and planned integration of SBCL, as discussed in Note 7 to the consolidated financial statements included in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

(f) Includes a charge of $16 million to write-down goodwill reflecting the estimated impairment related to Quest Diagnostics' consolidation plan announced in the fourth quarter of 1997.

(g) In conjunction with Quest Diagnostics' debt refinancing in the second quarter of 2001, Quest Diagnostics recorded an extraordinary loss of $36 million ($22 million, net of taxes). The loss represented the write-off of deferred financing costs of $23 million, associated with the debt which was refinanced, and $12.8 million of payments related primarily to the tender premium incurred in connection with the cash tender offer for Quest Diagnostics' 10 3/4% senior subordinated notes due 2006.

(h) During the fourth quarter of 2000, Quest Diagnostics recorded an extraordinary loss of $4.8 million ($2.9 million, net of taxes) representing the write-off of deferred financing costs resulting from the prepayment of $155 million of term loans under its senior secured credit facility.

(i) In conjunction with the acquisition of SBCL, Quest Diagnostics repaid the entire amount outstanding under Quest Diagnostics' then existing credit agreement. The extraordinary loss recorded in the third quarter of 1999 represented $3.6 million ($2.1 million, net of taxes) of deferred financing costs which were written-off in connection with the extinguishment of the credit agreement.

(j) Potentially dilutive common shares primarily include stock options and restricted common shares granted under Quest Diagnostics' Employee Equity Participation Program. During periods in which net income available for common stockholders is a loss, diluted weighted average common shares outstanding will equal basic weighted average common shares outstanding, since under these circumstances, the incremental shares would have an anti-dilutive effect.

(k) On December 31, 2001, Quest Diagnostics repurchased all of its then outstanding preferred stock for its par value of $1 million plus accrued dividends.

(l) Includes a fourth quarter charge of $5.3 million, which was part of the $6.8 million charge recorded in the same quarter, to increase the provision for doubtful accounts to recognize the reduced recoverability of certain receivables from accounts which were no longer to be served as a result of the consolidation plan announced in the fourth quarter of 1997.

(m) Adjusted EBITDA represents income (loss) before extraordinary loss, income taxes, net interest expense, depreciation, amortization and special items. Special items include the provisions for restructuring and other special charges reflected in the selected historical financial data above, $8.9 million of costs related to the integration of SBCL which were included in operating costs and expensed as incurred in 2000, a $3.0 million gain related to the sale of an investment in 1999 and charges of $2.5 million and $6.8 million recorded in selling, general and administrative expenses in 1998 and 1997, respectively, related to Quest Diagnostics' consolidation of its laboratory network announced in the fourth quarter of 1997. Adjusted EBITDA is presented and discussed because management believes that Adjusted EBITDA is a useful adjunct to net income and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of a company's performance and ability to meet its future debt service requirements, fund capital expenditures and meet working capital requirements. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to (i) net income (or any other measure of performance under generally accepted accounting principles) as a measure of performance or (ii) cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

                 SELECTED HISTORICAL FINANCIAL DATA FOR UNILAB

     The following table summarizes selected historical financial data for Unilab at the dates and for each of the periods presented. Unilab derived the selected historical financial data for the years 1997 through 2001 from its audited financial statements. Unilab derived the historical financial data for the three months ended March 31, 2002 and 2001 from its unaudited interim financial statements. The unaudited interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the financial condition and results of operations as of and for the periods presented. Except as otherwise disclosed in the notes to the unaudited interim financial statements, all such adjustments are of a normal recurring nature. The unaudited interim financial statements have been compiled without audit and are subject to year-end adjustments. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. The selected historical financial data is only a summary and should be read together with the financial statements and related notes, and management's discussion and analysis of financial condition and results of operations included in Unilab's Quarterly Report on Form 10-Q for the three months ended March 31, 2002 and Annual Report on Form 10-K for the year ended December 31, 2001.

                                          QUARTER ENDED
                                            MARCH 31,                           YEAR ENDED DECEMBER 31,
                                       --------------------   -----------------------------------------------------------
                                       2002(A)      2001        2001          2000        1999          1998       1997
                                       --------   ---------   ---------     ---------   ---------     --------   --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS DATA:
Net revenues.........................  $103,869   $  95,308   $ 390,205     $ 337,508   $ 285,163     $217,370   $214,001
Provisions for special charges.......        --          --       6,938(b)         --      25,767(c)        --         --
Income before extraordinary loss.....     8,660       3,171(d)     3,425(e)    41,568       6,781       10,703        536
Net income (loss)....................     8,660       3,171      (2,920)(f)    41,568     (13,992)(g)   10,703        536
BASIC NET INCOME (LOSS) PER COMMON
  SHARE:(h)
Income before extraordinary loss.....  $   0.26   $    0.12   $    0.11     $    1.63   $    0.17     $   0.26   $   0.01
Net income (loss)....................      0.26        0.12       (0.10)         1.63       (0.36)        0.26       0.01
DILUTED NET INCOME (LOSS) PER COMMON
  SHARE:(h)
Income before extraordinary loss.....  $   0.25   $    0.12   $    0.11     $    1.63   $    0.17     $   0.25   $   0.01
Net income (loss)....................      0.25        0.12       (0.09)         1.63       (0.28)        0.25       0.01
BALANCE SHEET DATA (AT END OF
  PERIOD):
Accounts receivable, net.............  $ 67,297   $  67,340   $  62,702     $  62,860   $  50,281     $ 41,326   $ 36,583
Total assets.........................   271,603     239,775     266,528       235,911     193,530      142,460    118,700
Long-term debt.......................   193,776     301,108     195,799       303,318     310,941      137,170    124,285
Preferred stock......................        --          --          --            --          --            4          4
Common stockholders' equity
  (deficit)..........................    32,312    (109,140)     23,540      (112,436)   (158,289)     (21,367)   (32,283)
OTHER DATA:
Net cash provided by (used in)
  operating activities...............  $ 10,511   $   6,841   $  40,231     $  15,938   $  (8,410)    $ 13,996   $  3,715
Net cash used in investing
  activities.........................    (3,714)     (1,284)    (16,289)      (21,901)    (14,890)      (3,675)    (3,759)
Net cash provided by (used in)
  financing activities...............    (1,480)     (1,620)     (2,335)       (4,001)     15,720       (1,836)    (1,384)
Provision for doubtful accounts......     7,354       6,931      28,342        24,524      20,572       15,662     15,663
Rent expense.........................     4,597       4,761      17,729        17,660      15,278       10,791     10,222
Capital expenditures.................     1,456         634       8,029         4,843       6,286        3,005      1,935
Adjusted EBITDA(i)...................    21,624      18,132      80,755        63,488      49,652       31,833     23,489

---------------

(a) As discussed in Unilab's Form 10-Q for the three months ended March 31, 2002, in July 2001, the FASB issued SFAS 142, which was adopted by Unilab on January 1, 2002. Assuming the nonamortization provisions of SFAS 142 had been effective at the beginning of fiscal 2001, net income for the three months ended March 31, 2001 would have increased by $1.2 million, representing the reduction in goodwill amortization, net of taxes. In addition, as required under the transitional accounting provisions of SFAS 142, Unilab is in the process of completing both steps required to identify and measure goodwill impairment and has not yet determined what effect, if any, the results of these tests will have on its financial position or results of operations.

    The following table presents net income and basic and diluted earnings per common share adjusted to reflect results as if the nonamortization provisions of SFAS 142 had been in effect for the periods presented (in thousands, except per share data):

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                                   ----------------------------------
                                                                     2001        2000         1999
                                                                   ---------   ---------   ----------
     NET INCOME (LOSS)
     Reported net income (loss)..................................   $(2,920)    $41,568     $(13,922)
     Add back: Amortization of goodwill, net of taxes............     4,958       4,463        3,013
                                                                    -------     -------     --------
     Adjusted net income (loss)..................................   $ 2,038     $46,031     $(10,979)
                                                                    =======     =======     ========
     Income (loss) before extraordinary loss, adjusted to exclude
       amortization of goodwill, net of taxes....................   $ 8,383     $46,031     $  9,794

     BASIC NET INCOME (LOSS) PER COMMON SHARE
     Reported net income (loss)..................................   $ (0.10)    $  1.63     $  (0.36)
     Amortization of goodwill....................................      0.17        0.18         0.08
                                                                    -------     -------     --------
     Adjusted net income (loss)..................................   $  0.07     $  1.81     $  (0.28)
                                                                    =======     =======     ========

     Income (loss) before extraordinary loss, adjusted to exclude
       amortization of goodwill, net of taxes....................   $  0.28     $  1.81     $   0.25

     DILUTED NET INCOME (LOSS) PER COMMON SHARE
     Reported net income (loss)..................................   $ (0.09)    $  1.63     $  (0.28)
     Amortization of goodwill....................................      0.16        0.17         0.07
                                                                    -------     -------     --------
     Adjusted net income (loss)..................................   $  0.07     $  1.80     $  (0.21)
                                                                    =======     =======     ========

     Income (loss) before extraordinary loss, adjusted to exclude
       amortization of goodwill, net of taxes....................   $  0.27     $  1.80     $   0.24

(b) The provision for special charges includes non-recurring charges of $3.0 million related to a federal investigation under the False Claims Act relating to Unilab's billings, $2.5 million paid to Unilab's majority stockholder for the termination of annual fees for financial advisory services provided to Unilab, $0.9 million related to the secondary offering of Unilab's common stock and $0.6 million of legal fees related to the settlement of claims brought by a former employee regarding employment benefits. See Note 5 to the financial statements included in Unilab's Form 10-K for the year ended December 31, 2001 which is incorporated by reference into this prospectus.

(c) The provision for special charges includes a non-recurring charge of $25.2 million for merger/recapitalization expenses related primarily to financial advisory fees, other financing fees and expenses, legal and accounting fees, printing costs, severance costs and other miscellaneous items incurred in connection with Unilab's merger with UC Acquisition Sub, Inc. The provision for special charges also includes a non-recurring charge of $0.6 million related to a settlement with a group of insurance companies regarding claims by the insurance companies that Unilab over-billed them in the early to mid-1990s in connection with several chemistry profile tests that were previously the subject of a settlement agreement with the government. See Notes 4 and 5 to the financial statements included in Unilab's Form 10-K for the year ended December 31, 2001 which is incorporated by reference into this prospectus.

(d) Includes $0.1 million of non-cash charges related to stock-based compensation for options issued to non-employee consultants in 2001.

(e) Includes $23.8 million of stock-based compensation comprised of a $1.5 million non-cash charge related to service options issued to non-employee consultants that were accelerated in 2001 and $22.3 million of non-cash charges related to performance-based stock options that met certain contingent vesting provisions in 2001. See Note 10 to the financial statements included in Unilab's Form 10-K for the year ended December 31, 2001 which is incorporated by reference into this prospectus.

(f) In 2001, Unilab recorded an extraordinary loss of $10.7 million ($6.3 million, net of taxes) representing the retirement premium and the write-off of deferred financing costs and discount related to debt which was retired with certain of the proceeds from the company's IPO completed on June 6, 2001. See Notes 8 and 9 to the financial statements included in Unilab's Form 10-K for the year ended December 31, 2001 which is incorporated by reference into this prospectus.

(g) In 1999, Unilab recorded an extraordinary loss of $20.8 million representing the retirement premium and the write-off of deferred financing costs related to debt, which was retired in connection with the Company's recapitalization in 1999. See Notes 4, 7 and 8 to the financial statements included in Unilab's Form 10-K for the year ended December 31, 2001 which is incorporated by reference into this prospectus.

(h) All periods presented were retroactively adjusted to reflect a 1 for
    0.986312 reverse stock split of Unilab's common stock, effected on May 16, 2001. See Note 9 to the financial statements included in Unilab's Form 10-K for the year ended December 31, 2001 which is incorporated by reference into this prospectus.

(i) Adjusted EBITDA represents income (loss) before extraordinary loss, income taxes, net interest expense, depreciation, amortization and special items. Special items include the provision for special charges reflected in the selected historical financial data above and $0.1 million and $23.8 million, respectively, of stock-based compensation charges included in selling, general and administrative expenses for the three months ended March 31, 2001 and for the year ended December 31, 2001. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to generate cash flow and to service or incur indebtedness. Adjusted EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity or performance in accordance with GAAP. Adjusted EBITDA as presented may not be comparable to similarly captioned measures used by other companies. Moreover, Unilab's principal financing agreements contain covenants in which Adjusted EBITDA is used as a measure of financial performance.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


     The following summary of unaudited pro forma combined financial data is based on the historical financial statements of Quest Diagnostics, AML and Unilab, adjusted to give effect to the acquisitions of AML and Unilab by Quest Diagnostics. (See "The Companies -- Quest Diagnostics and Purchaser -- Recent Developments at Quest Diagnostics"). The summary unaudited pro forma combined financial data has been derived from and should be read in conjunction with the unaudited pro forma combined financial statements and related notes under the heading "Unaudited Pro Forma Combined Financial Statements" on page 83. The unaudited pro forma combined financial data was prepared to illustrate the estimated effects of the acquisitions of AML and Unilab, the repayment of substantially all of AML's and Unilab's existing outstanding debt and the borrowings under Quest Diagnostics' existing credit facilities and anticipated bridge loan facility. The unaudited pro forma combined balance sheet data as of March 31, 2002 gives effect to the AML and Unilab acquisitions, the repayment of substantially all of AML's and Unilab's existing outstanding debt and the borrowings under Quest Diagnostics' existing credit facilities and anticipated bridge loan facility as if they had occurred on March 31, 2002. The unaudited pro forma combined statements of operations and per share data assume the AML and Unilab acquisitions, the repayment of substantially all of AML's and Unilab's existing outstanding debt and the borrowings under Quest Diagnostics' existing credit facilities and anticipated bridge loan facility were effected on January 1, 2001. The unaudited pro forma combined financial data is not necessarily indicative of the combined financial position or results of operations that would have been realized had Quest Diagnostics, AML and Unilab been a single entity during the periods presented. In addition, the unaudited pro forma combined financial data is not necessarily indicative of the future results that Quest Diagnostics will experience after the acquisitions. The unaudited pro forma combined financial data should be read in conjunction with the historical financial statements of Quest Diagnostics and Unilab incorporated by reference into this document.


                                                               THREE MONTHS
                                                                  ENDED           YEAR ENDED
                                                              MARCH 31, 2002   DECEMBER 31, 2001
                                                              --------------   -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                           AMOUNTS)
OPERATIONS DATA:
  Net revenues..............................................    $1,129,046        $4,315,623
  Provisions for special charges............................            --            12,935(a)
  Income before extraordinary loss..........................        75,268           205,558
Basic income per common share before extraordinary
  loss(b)...................................................    $     0.72        $     2.02
Diluted income per common share before extraordinary
  loss(b)...................................................    $     0.70        $     1.94
BALANCE SHEET DATA (AT THE END OF PERIOD):
  Account receivables, net..................................    $  677,717                --
  Total assets..............................................     4,821,575                --
  Total debt................................................     1,824,320                --
  Common stockholders' equity...............................     2,246,690                --
OTHER DATA:
  Adjusted EBITDA(c)........................................    $  181,732        $  672,528

---------------

(a) The provision for special charges includes $6.0 million related to the operations of Quest Diagnostics and $6.9 million related to the operations of Unilab. The $6.0 provision related to the operations of Quest Diagnostics represents charges incurred in conjunction with Quest Diagnostics' debt refinancing in the second quarter of 2001 as discussed in Note 7 to the consolidated financial statements in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus. The $6.9 million provision related to the operations of Unilab includes non-recurring charges of $3.0 million related to a federal investigation under the False claims Act relating to Unilab's billings, $2.5 million paid to Unilab's majority stockholder for the termination of annual fees for financial advisory services provided to Unilab, $0.9 million related to the secondary offering of Unilab's common stock and $0.6 million of legal fees related to the settlement of claims brought by a former employee regarding employment benefits. See Note 5 to the financial statements included in Unilab's Form 10-K for the year ended December 31, 2001 which is incorporated by reference into this prospectus.

(b) Potentially dilutive common shares primarily include stock options and restricted common shares granted under our Employee Equity Participation Program. Basic and diluted net income per common share on a pro forma combined basis gives effect to the assumed 8.5 million shares of Quest Diagnostics common stock issued to Unilab stockholders to effectuate the acquisition of Unilab, assuming that the Unilab acquisition closed on January 1, 2001. For purposes of the unaudited pro forma combined financial statements, we assumed that all outstanding options to acquire shares of Unilab common stock were exercised and that $297 million of cash was paid to Unilab stockholders in the offer, with the remaining portion of the purchase price paid through the issuance of approximately 8.5 million shares of common stock of Quest Diagnostics.

(c) Adjusted EBITDA represents income (loss) before extraordinary loss, income taxes, net interest expense, depreciation, amortization and special items. Special items include the provisions for special charges reflected in the summary unaudited pro forma combined financial data above and for the year ended December 31, 2001, $23.8 million of stock-based compensation charges for Unilab, included in selling, general and administrative expenses, comprised of a $1.5 million non-cash charge related to service options issued to non-employee consultants that were accelerated in June 2001 and $22.3 million of non cash charges related to performance-based stock options that met certain contingent vesting provisions in 2001. Adjusted EBITDA is presented and discussed because management believes that Adjusted EBITDA is a useful adjunct to net income and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of a company's performance and ability to meet its future debt service requirements, fund capital expenditures and meet working capital requirements. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to (i) net income (or any other measures of performance under generally accepted accounting principles) as a measure of performance or (ii) cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

                      UNAUDITED COMPARATIVE PER SHARE DATA


     We have summarized below the per share information for Quest Diagnostics and Unilab on a historical, unaudited pro forma combined and unaudited pro forma diluted equivalent basis for the periods and as of the dates indicated below. The unaudited pro forma combined financial data has been derived from and should be read in conjunction with the unaudited pro forma consolidated financial statements and related notes under the heading "Unaudited Pro Forma Combined Financial Statements" on page 83. The unaudited pro forma combined balance sheet per share data as of March 31, 2002 gives effect to the AML and Unilab acquisitions, the repayment of substantially all of AML's and Unilab's existing outstanding debt and the borrowings under Quest Diagnostics' existing credit facilities and anticipated bridge loan facility as if they had occurred on March 31, 2002. The unaudited pro forma combined statements of operations per share data assume the AML and Unilab acquisitions, the repayment of substantially all of AML's and Unilab's existing outstanding debt and the borrowings under Quest Diagnostics' existing credit facilities and anticipated bridge loan facility were effected on January 1, 2001. The unaudited pro forma combined financial data is not necessarily indicative of the combined financial position or results of operations that would have been realized had Quest Diagnostics, AML and Unilab been a single entity during the periods presented. In addition, the unaudited pro forma combined financial data is not necessarily indicative of the future results that Quest Diagnostics will experience after the acquisitions. You should read this information in conjunction with the historical financial statements of Quest Diagnostics and Unilab incorporated by reference into this document.


                                                               THREE MONTHS
                                                                  ENDED           YEAR ENDED
                                                              MARCH 31, 2002   DECEMBER 31, 2001
                                                              --------------   -----------------
Statement of Operations Data:
  Income before extraordinary loss per diluted share:
     Quest Diagnostics (historical).........................      $ 0.67            $ 1.88
     Unilab (historical)....................................        0.25              0.11
     Quest Diagnostics pro forma............................        0.70              1.94
     Unilab pro forma merger equivalent.....................        0.23(a)           0.63(a)
Balance Sheet Data:
  Net book value per diluted share:
     Quest Diagnostics (historical).........................      $14.56            $13.69
     Unilab (historical)....................................        0.92              0.76
     Quest Diagnostics pro forma............................       20.84                --
     Unilab pro forma merger equivalent.....................        6.79(b)             --

---------------
(a) Calculated as Quest Diagnostics pro forma income before extraordinary loss per diluted share, for the respective period, multiplied by 0.3256, the ratio of exchange for each share of Unilab common stock.

(b) Calculated as Quest Diagnostics pro forma net book value per diluted share, at the respective date, multiplied by 0.3256, the ratio of exchange for each share of Unilab common stock.

                      COMPARATIVE MARKET PRICE INFORMATION

     The following table sets forth the last per share sale prices of Quest Diagnostics shares and Unilab shares on the New York Stock Exchange and the Nasdaq National Market, respectively, on April 1, 2002, the last trading day prior to the public announcement of the proposed merger, and on May 14, 2002, the most recent date for which prices were available prior to filing this document. The table also sets forth the value of the fraction of the Quest Diagnostics share that a Unilab stockholder electing to receive Quest Diagnostics shares in the offer would have received for one Unilab share, assuming that the merger had taken place on those dates. These numbers have been calculated by multiplying 0.3256 of a Quest Diagnostics share by the last per share sale price of Quest Diagnostics shares on those dates. The actual value of the Quest Diagnostics shares that a Unilab stockholder will receive on the date of the merger may be higher or lower than the prices set forth below.


                                                  LAST SALE PRICE OF
                                                  QUEST DIAGNOSTICS    LAST SALE PRICE OF   UNILAB MERGER
                                                        SHARES           UNILAB SHARES       EQUIVALENT
                                                  ------------------   ------------------   -------------
April 1, 2002...................................        $82.79               $25.00            $26.96
July 10, 2002...................................        $72.00               $23.60            $23.44

                                 THE COMPANIES

QUEST DIAGNOSTICS INCORPORATED AND PURCHASER

     Quest Diagnostics Incorporated is a Delaware corporation. We refer to Quest Diagnostics Incorporated and its subsidiaries as "Quest Diagnostics". Quest Diagnostics is the successor to a New York corporation known as MetPath Inc. that was organized in 1967. From 1982 to 1996, Quest Diagnostics was a subsidiary of Corning Incorporated, which we refer to as "Corning". On December 31, 1996, Corning distributed all of the outstanding shares of common stock of Quest Diagnostics to the shareholders of Corning.

     Quest Diagnostics is the nation's leading provider of diagnostic testing, information and related services for the healthcare industry with net revenues in excess of $3.6 billion during 2001. Quest Diagnostics offers a broad range of clinical laboratory testing services used by physicians in the detection, diagnosis, evaluation, monitoring and treatment of diseases and other medical conditions. Quest Diagnostics has a more extensive national network of laboratories and patient service centers than its competitors and for the year ended December 31, 2001, Quest Diagnostics' net revenues were sixty-five percent greater than those of its nearest competitor. Quest Diagnostics has the leading market share in clinical laboratory testing and esoteric testing, including molecular diagnostics, as well as non-hospital based anatomic pathology services and testing for drugs of abuse.

     Quest Diagnostics processed over 105 million requisitions during 2001. Each requisition form accompanies a patient specimen, indicating the tests to be performed and the party to be billed for the tests. Quest Diagnostics' customers include physicians, hospitals, managed care organizations, employers, governmental institutions and other independent clinical laboratories.

     Quest Diagnostics currently has a nationwide network of approximately 1,400 patient service centers, 30 principal laboratories serving major metropolitan areas throughout the United States, including the Los Angeles, San Francisco and San Diego metropolitan areas, and 100 smaller "rapid response" laboratories, including, in each case, facilities operated by its joint ventures. Quest Diagnostics also operates a leading esoteric testing laboratory and development facility known as Nichols Institute located in San Juan Capistrano, California. As a result of the AML acquisition, Quest Diagnostics also operates a leading esoteric testing laboratory located in Chantilly, Virginia. In addition, Quest Diagnostics has laboratory facilities in Mexico City, Mexico and near London, England.

     In addition to its laboratory testing business, Quest Diagnostics' clinical trials business is one of the leading providers of testing to support clinical trials of new pharmaceuticals worldwide. Quest Diagnostics also collects and analyzes laboratory, pharmaceutical and other data to help pharmaceutical companies with their marketing and disease management efforts, and to help healthcare customers better manage the health of their patients.

     The principal executive offices of Quest Diagnostics are located at One Malcolm Avenue, Teterboro, New Jersey 07608, telephone number: (201) 393-5000.

     Purchaser was incorporated as a Delaware corporation on March 20, 2002 and is a wholly owned subsidiary of Quest Diagnostics.

     Purchaser was incorporated solely for the purposes of acquiring the Unilab shares tendered in the offer and merging with Unilab in the merger. Since its incorporation, Purchaser has not carried on any activities, other than in connection with the offer and the merger. Its principal offices are located at One Malcolm Avenue, Teterboro, New Jersey 07608. The telephone number of Purchaser is (201) 393-5000.

     The name, age, citizenship, business address, principal occupation or employment and five-year employment history for each of the directors and executive officers of Quest Diagnostics and Purchaser are set forth in Schedule I.

RECENT DEVELOPMENTS AT QUEST DIAGNOSTICS

     On April 1, 2002, Quest Diagnostics completed the acquisition of all of the outstanding voting stock of AML, and LabPortal Inc., an affiliate of AML, in an all-cash transaction with a combined value of approximately $500 million, which included the assumption of approximately $160 million in debt. At the close of the AML acquisition, Quest Diagnostics used cash on-hand and borrowed $300 million under its existing secured receivables credit facility and $175 million under its existing unsecured revolving credit facility to finance the purchase price and to repay substantially all of AML's then outstanding debt. As part of the transaction, Quest Diagnostics acquired all of AML's operations, including full-service laboratories located in Chantilly, Virginia and in Las Vegas, Nevada, as well as patient service centers, and hospital sales, service and logistics capabilities. The acquisition of AML strengthened Quest Diagnostics' leading position with hospitals, with its Virginia laboratory providing Quest Diagnostics with an east coast esoteric reference laboratory to complement Quest Diagnostics' Nichols Institute on the west coast. In addition, AML has an anatomic pathology business served by approximately 30 board certified specialist pathologists. The unaudited pro forma combined financial information included in this prospectus includes financial information of AML.

     The unaudited pro forma combined financial information included in this prospectus does not include financial information regarding LabPortal, Inc. Approximately $11 million of the combined value for the AML and LabPortal Inc. acquisitions was attributable to LabPortal.

UNILAB

     Unilab Corporation is a Delaware corporation. We refer to Unilab Corporation and its subsidiary as "Unilab".

     Unilab is the largest independent clinical laboratory testing company in California and one of the largest in the nation. Unilab offers a broad range of clinical laboratory testing services used by physicians in the detection, diagnosis, evaluation, monitoring and treatment of diseases and other medical conditions. Unilab has an extensive network of laboratories and patient service centers in California, resulting in statewide geographic coverage and a strong presence in the state's major population centers. Unilab operates three large, full-service laboratories located in Los Angeles, San Jose and Sacramento, and 39 strategically located smaller "rapid response" laboratories, where Unilab performs an abbreviated line of routine tests on an emergency or time-sensitive basis. Unilab's network also includes approximately 386 conveniently located patient service centers, where technicians procure specimens and route them to the appropriate testing site.

     Unilab processed approximately 14.5 million requisitions during 2001. Unilab's customers include physicians, hospitals, managed care organizations and other healthcare providers.

     The principal executive offices of Unilab are located in leased offices at 18448 Oxnard Street, Tarzana, California 91356. Unilab's main telephone number is (818) 996-7300.

                             REASONS FOR THE OFFER

          QUEST DIAGNOSTICS' REASONS FOR THE OFFER; FACTORS CONSIDERED

     In approving the merger agreement and the transactions contemplated by the merger agreement, including the offer and the merger, the Quest Diagnostics board of directors considered a number of factors, including the following:

          1. Quest Diagnostics' Growth Strategy. The Quest Diagnostics board of directors considered the acquisition of Unilab in view of Quest Diagnostics' growth strategy, which includes selective acquisitions. In particular, the Quest Diagnostics board of directors considered the complementary nature of the companies' respective businesses and the potential for enhancing stockholder value through a combination with Unilab, including the fact that the acquisition of Unilab will result in Quest Diagnostics becoming the market leader in diagnostics testing in the State of California, currently the nation's largest market and fastest growing state as measured in absolute terms.

          2. Enhanced Service; Benefits to Customers. The Quest Diagnostics board of directors considered the fact that the acquisition of Unilab will enhance service for all customers in California, with expanded access through a combined network of approximately 50 rapid response laboratories and 500 patient service centers throughout California. In addition, the board of directors considered that Unilab's customers will benefit from the convenience of "one-stop" shopping for their diagnostics testing needs as a result of having access to the innovative technologies and expanded esoteric testing menu offered by Nichols Institute, Quest Diagnostics' west coast esoteric laboratory. In 2001, Unilab referred approximately $18 million worth of esoteric testing to other laboratories.

          3. Synergies. The Quest Diagnostics board of directors considered management's expectation of achieving annual benefits of approximately $30 million within two years following consummation of the merger, which is when Quest Diagnostics expects the integration of Unilab to be completed.

          4. Terms of the Transaction. The Quest Diagnostics board of directors considered the terms of the transaction as contemplated by the merger agreement, including the representations and warranties, covenants, termination provisions and conditions to the offer and the merger, and the stockholders agreement, including the option to acquire the Unilab shares owned by the Kelso stockholders.

          5. Financial Considerations. The Quest Diagnostics board of directors considered certain financial issues, including information relating to the financial condition, results of operations, earnings and businesses of Unilab, on both a historical and prospective basis, and Quest Diagnostics' current expectation that the acquisition will ultimately result in the benefits described above, as well as incremental revenues, and provide a rate of return in excess of Quest Diagnostics' cost of capital.

          6. Unilab Management Team. The Quest Diagnostics board of directors considered the quality and experience of the members of Unilab's existing management team, and the terms and conditions upon which such persons have generally agreed to remain employed by the surviving corporation following the offer and the merger.

          7. Risk Factors. The Quest Diagnostics board of directors considered certain of the matters set forth in this prospectus under the heading, "Risk Factors".

     The foregoing discussion of the information and factors considered by the Quest Diagnostics board of directors is not intended to be exhaustive, but includes the material factors considered by the Quest Diagnostics board of directors. In view of the variety of factors considered in connection with its evaluation of the offer and the merger, the Quest Diagnostics board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

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

                 REASONS FOR THE UNILAB BOARD'S RECOMMENDATION

     Unilab's board of directors, by a vote of those directors present and voting at the meeting at which the merger agreement was considered, approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, and determined that the transactions contemplated by the merger agreement, including the offer and the merger, are fair to and in the best interests of Unilab and its stockholders. The Unilab board recommends that Unilab's stockholders accept the offer and tender their Unilab shares pursuant to the offer.

     Information about the recommendation of Unilab's board of directors is more fully described in Unilab's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Unilab's stockholders together with this prospectus.

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

                            BACKGROUND OF THE OFFER

     Quest Diagnostics from time to time consults with its financial advisors and reviews various strategic alternatives, including the possibility of acquiring or merging with other companies involved in the clinical testing industry in the United States. In this connection, during 2000, Quest Diagnostics began considering opportunities for expanding its operations in California to complement its current businesses.

     Similarly, Unilab, which was a privately-held company from November 23, 1999 until June 6, 2001, regularly considers a variety of strategic alternatives as part of the continuous evaluation of its businesses and plans. In connection with this process, Unilab's management periodically evaluated various alternatives for expanding its clinical laboratory testing business both within and outside the state of California, the state within which Unilab primarily conducts its business, including through acquisitions of other laboratories.

     In February 2000, Robert E. Whalen, Unilab's Chairman and Chief Executive Officer, other members of Unilab's senior management and representatives of KEP Investment Associates VI, L.P. and KEP VI, LLC, Unilab's significant stockholder that we refer to as Kelso, met with Robert A. Hagemann, Quest Diagnostics' Chief Financial Officer, other members of Quest Diagnostics' management and representatives from Quest Diagnostics' financial advisors, Merrill Lynch & Co. The parties discussed a potential transaction between the companies involving the combination of the California operations of Quest Diagnostics and Unilab.

     During the period from February 2000 through October 2000, there were periodic contacts between representatives of Quest Diagnostics and Unilab, including preliminary discussions concerning a potential business combination transaction involving the companies.

     In early January 2001, Mr. Whalen, other members of Unilab's senior management and representatives of Kelso met with Mr. Hagemann and several members of Quest Diagnostics' management. At the meeting, Quest Diagnostics and Unilab executed a confidentiality agreement. Also at the meeting, Unilab provided Quest Diagnostics with financial information and representatives of Quest Diagnostics conducted a preliminary due diligence examination of Unilab.

     Following the January meeting, in a proposal delivered to Michael B. Goldberg and David I. Wahrhaftig, each a member of Unilab's board of directors and a principal of Kelso, Kenneth W. Freeman, Quest Diagnostics' Chairman and Chief Executive Officer, indicated Quest Diagnostics' interest in acquiring Unilab. The Unilab board of directors determined that the terms of the proposal were inadequate. Shortly thereafter, Mr. Goldberg delivered to Mr. Freeman a counterproposal responding to Quest Diagnostics' proposal. The valuation levels discussed by the parties at that time were, on a per share basis, lower than the per share consideration that is payable to Unilab's stockholders in the offer and the merger. Several weeks later, Mr. Freeman advised Mr. Goldberg that Quest Diagnostics' earlier proposal to acquire Unilab had been withdrawn.

     In May 2001, representatives of Unilab and Quest Diagnostics again met to discuss the operations and financial performance of their respective companies. No formal discussions between the parties concerning the terms of a potential transaction between the companies took place at the meeting, no timetable for future meetings was established, and there were no assurances given by either party that any further discussions between the parties would take place.

     On June 6, 2001, Unilab consummated an initial public offering of approximately 6.7 million shares of common stock.

     On October 6, 2001, Unilab consummated a secondary offering of approximately 8.0 million shares of common stock.

     Following Unilab's initial public offering of common stock, Quest Diagnostics continued to monitor the financial performance of Unilab. In addition, in late October 2001, Mr. Freeman and Mr. Whalen met to discuss the operations of their respective companies and a potential transaction involving such companies.

     On November 20, 2001, Quest Diagnostics and Unilab entered into a mutual confidentiality agreement in order to facilitate an exchange of information between the companies. Following the execution of the confidentiality agreement, Unilab provided additional financial information to Quest Diagnostics in order to assist Quest Diagnostics in evaluating a potential transaction between the companies. During this period, representatives of Unilab and Quest Diagnostics held several discussions concerning the cost savings that might be realized by a transaction between the two companies.

     In late November 2001, Unilab engaged James Maher, a partner at Park Avenue Equity Management and a member of Unilab's board of directors, to negotiate the terms of a potential transaction with Quest Diagnostics.

     In early January 2002, representatives of Quest Diagnostics met with members of senior management of Unilab to further discuss and analyze the financial information that Unilab had provided to Quest Diagnostics in November and to discuss Unilab's recent financial performance.

     On January 8, 2002, Mr. Freeman and Mr. Whalen met in Los Angeles. During this meeting, Mr. Freeman advised Mr. Whalen of the strategic benefits that he believed could be realized in the event of a business combination transaction between Quest Diagnostics and Unilab.

     Following his meeting with Mr. Whalen, at the suggestion of Mr. Whalen, Mr. Freeman contacted Mr. Maher to request a meeting to discuss the merits of a possible business combination transaction between Quest Diagnostics and Unilab and the proposed valuation for such a transaction.

     On January 14, 2002, Mr. Freeman and Mr. Maher met at Mr. Maher's offices in New York City. During this meeting, Mr. Freeman and Mr. Maher discussed, on a preliminary basis, the merits of a potential business combination transaction between Quest Diagnostics and Unilab, and the potential benefits that could be realized by stockholders of both companies in the event of such a transaction. Mr. Freeman also advised Mr. Maher of Quest Diagnostics' initial proposal for a transaction between the companies, under which Quest Diagnostics would acquire all of the outstanding Unilab shares at a price of $26.00 per share, payable solely in Quest Diagnostics shares. Mr. Maher informed Quest Diagnostics that the proposal received by Unilab was not sufficient, and indicated that Unilab was interested in a transaction with a significant cash component and a higher per-share price.

     Following this meeting, Mr. Freeman briefed members of Quest Diagnostics' senior management team, and such persons began a more detailed review of the potential business combination transaction.

     During the period from January 16, 2002 through February 8, 2002, representatives of Quest Diagnostics, including Mr. Freeman, engaged in various discussions with Mr. Maher regarding the proposed business combination, including discussions regarding the form of consideration, transaction structure and the transaction process.

     On January 28, 2002, Quest Diagnostics formally retained the investment banking firm of Merrill Lynch to provide financial advisory services in connection with the proposed business combination transaction.

     On February 8, 2002, Kenneth Finnegan, Quest Diagnostics' Vice President, Business Development, delivered to Mr. Maher a draft proposal setting forth the general terms upon which Quest Diagnostics would be willing to proceed with an acquisition of Unilab, including terms relating to value, transaction structure and transaction protection measures. Quest Diagnostics' proposal contemplated the acquisition of Unilab pursuant to a cash election exchange offer, with a back-end merger for the same consideration, at a price of $26.50 per share, with a minimum of seventy percent of the consideration to be paid in the form of Quest Diagnostics shares. The terms of the proposal were also conditioned on Unilab's aggregate transaction-related fees not exceeding $12 million.

     In addition, also on February 8, 2002, Mr. Freeman advised Mr. Whalen of the general terms of a proposed employment arrangement between Mr. Whalen and Quest Diagnostics in the event of consummation of the proposed transaction.

     Following a discussion of Quest Diagnostics' proposal with members of Unilab's board of directors and management, and with Skadden, Arps, Slate, Meagher and Flom LLP, Unilab's outside legal counsel, Mr. Maher advised Quest Diagnostics that Unilab was unwilling to commit to an exclusivity period for a transaction on the terms proposed by Quest Diagnostics, including the requirement that Kelso be committed to the transaction.

     During the period from February 8, 2002 through February 26, 2002, the parties and their respective advisors continued to engage in discussions regarding the terms of the proposed business combination transaction. During this period, representatives of Quest Diagnostics advised Mr. Maher that the price contemplated by the February 8 proposal was conditioned on an exclusive negotiating period and that Quest Diagnostics was unwilling to engage in a competitive bidding process for Unilab.

     From late February through March 2, 2002, representatives of Quest Diagnostics and its legal and financial advisors conducted a business, financial and legal due diligence examination of Unilab at a data room in Woodland Hills, California. In addition, certain representatives of Quest Diagnostics met with members of Unilab's management team to conduct detailed business and operational due diligence on Unilab. Representatives of Quest Diagnostics and its legal and financial advisors continued their due diligence review of Unilab over the course of the following few weeks.

     On February 22, 2002, Shearman & Sterling, Quest Diagnostics' outside legal advisors, delivered drafts of the merger agreement and the stockholders agreement to Skadden, Arps for distribution to Unilab and Kelso.

     On February 27, 2002, Quest Diagnostics held a regularly scheduled meeting of its board of directors. During this meeting, Mr. Freeman informed the Quest Diagnostics board of directors as to the status of negotiations and the status of Quest Diagnostics' due diligence examination of Unilab. The Quest Diagnostics board of directors discussed the business, financial and legal issues presented by the proposed transaction and authorized Mr. Freeman to continue pursuing the proposed transaction.

     Between February 28, 2002 and March 6, 2002, representatives of Quest Diagnostics, Unilab and their respective legal and financial advisors participated in several telephone calls regarding the structure and terms of the proposed business combination transaction as reflected in the draft merger agreement and stockholders agreement. Throughout the negotiations, Quest Diagnostics insisted that it would not proceed with the transaction if Unilab had the ability to terminate the transaction to accept a third-party offer, and unless Kelso was contractually committed to supporting the transaction. Quest Diagnostics also insisted that the transaction be conditioned upon reaching satisfactory post-transaction employment arrangements with certain key Unilab executives.

     On March 4, 2002, Mr. Freeman and Mr. Maher discussed the proposed business combination transaction by telephone call. During this conversation, Mr. Freeman and Mr. Maher discussed various open issues relating to the proposed transaction, including certain issues related to value, management compensation and transaction protections.

     On March 6, 2002, representatives of Quest Diagnostics, including Mr. Finnegan, and representatives of Shearman & Sterling and Merrill Lynch met in the New York City offices of Shearman & Sterling with representatives of Unilab, Kelso, including Messrs. Goldberg and Wahrhaftig, and Skadden, Arps to negotiate the terms of the proposed transaction as reflected in the draft merger agreement and stockholders agreement.

     During the period from March 7, 2002 through April 2, 2002, representatives of Quest Diagnostics, Unilab, and their respective legal and financial advisors continued to negotiate the specific terms of the merger agreement and the stockholders agreement.

     On March 8, 2002, representatives of Unilab and its financial advisors met with representatives of Quest Diagnostics, including Mr. Hagemann, and other senior Quest Diagnostics executives, in Hasbrouck Heights, New Jersey to conduct a financial and legal due diligence examination of Quest Diagnostics.

     On March 11, 2002, representatives of Unilab and its financial advisors met with representatives of Quest Diagnostics, including Mr. Freeman, in New York City to conduct a further due diligence review of Quest Diagnostics. Representatives of Unilab and its legal and financial advisors continued their due diligence review of Quest Diagnostics over the next few weeks.

     On March 20, 2002, Quest Diagnostics held a special telephonic meeting of its board of directors to consider the status of the proposed transaction. During this meeting, Mr. Freeman updated the Quest Diagnostics board of directors as to the status of negotiations and the status of Quest Diagnostics' due diligence examination of Unilab. Merrill Lynch made a presentation to the board of directors concerning various financial aspects of the proposed transaction, and Shearman & Sterling updated the board of directors regarding the legal aspects of the proposed transaction. The Quest Diagnostics board of directors discussed the business, financial and legal issues presented by the proposed transaction and authorized Mr. Freeman to continue pursuing the proposed transaction.

     On March 24, 2002, representatives of Quest Diagnostics met with certain members of the Unilab management team, including Mr. Whalen, Brian Urban, Unilab's Executive Vice President and Chief Financial Officer, David Gee, Unilab's Executive Vice President and General Counsel, Emmett Kane, Unilab's Executive Vice President, Northern California, and Jeffery Lanzolatta, Unilab's Executive Vice President, Southern California, at the offices of Quest Diagnostics in New Jersey in order to negotiate the terms of such persons' employment arrangements with the surviving corporation following consummation of the proposed transaction.

     On March 25, 2002, Mr. Freeman and Mr. Maher discussed the proposed business combination transaction by telephone call. During this call, Mr. Freeman advised Mr. Maher as to Quest Diagnostics' position in respect of the remaining open issues.

     During the week of March 25, 2002, representatives of Unilab and Quest Diagnostics and their respective legal counsel and other advisors finalized negotiations on the terms of the merger agreement, stockholders agreement and other related transaction documents. The parties also finalized the terms of post-transaction employment arrangements for the senior members of Unilab's management team. In the course of negotiating the terms of these arrangements, both Quest Diagnostics and Unilab insisted on certain modifications to the existing employment arrangements with certain of Unilab's senior executives. Quest Diagnostics also insisted on a reduction in the aggregate transaction fees payable by Unilab to its outside advisors in connection with the transaction.

     On the afternoon of April 1, 2002, Quest Diagnostics held a special telephonic meeting of its board of directors. After discussion, which included updates on the financial and legal aspects of the proposed transaction from Quest Diagnostics senior management and its outside legal and financial advisors, the Quest Diagnostics board of directors approved the transactions contemplated by the merger agreement, including the offer and the merger, and the stockholders agreement, and approved the form of such agreements.

     On April 1, 2002, a special meeting of the Unilab board of directors was held, at which all of Unilab's directors were present in person or by telephone. At this meeting, the Unilab board of directors approved the merger agreement and the stockholders agreement, and the transactions contemplated thereby, and resolved to recommend that Unilab stockholders tender their shares into the offer and, if necessary, vote to adopt the merger agreement.

     Prior to the opening of the New York Stock Exchange and the Nasdaq National Market on April 2, 2002, Quest Diagnostics and Unilab executed the merger agreement and the stockholders agreement, and issued a joint press release announcing the transaction. A joint conference call was held on the morning of April 2, 2002 to discuss the transaction.

                                   THE OFFER

BASIC TERMS

     Exchange of Unilab Shares. We are offering to exchange 0.3256 of a Quest Diagnostics share, or $26.50 in cash, without interest, for each outstanding Unilab share that is validly tendered and not withdrawn in the offer, subject in each case to the proration and election procedures described in this prospectus and the related letter of election and transmittal. The ratio of 0.3256 of a Quest Diagnostics share for each Unilab share was determined by dividing $26.50 by the average closing trading price of a Quest Diagnostics share on the New York Stock Exchange for the five trading days ended March 28, 2002.

     Election of Quest Diagnostics Shares and/or Cash. In the offer, Unilab stockholders may elect to receive Quest Diagnostics shares, which we refer to as the "stock consideration", or cash in exchange for each of their validly tendered and not withdrawn Unilab shares. However, the aggregate cash consideration that Unilab stockholders may receive in the offer is subject to a pro rata reduction because not more than 30% of the number of Unilab shares outstanding immediately prior to the expiration of the offer, which we refer to as the "maximum cash election number", can be exchanged for cash.

     If the number of validly tendered and not withdrawn Unilab shares properly electing to receive the cash consideration in the offer is equal to or less than the maximum cash election number, then each such "cash electing" Unilab share will be exchanged for $26.50 in cash, without interest, and all validly tendered and not withdrawn Unilab shares electing the stock consideration will be exchanged for 0.3256 of a Quest Diagnostics share.

     However, because there is a limit to the total amount of cash that will be paid in the offer, in certain circumstances, each validly tendered Unilab share electing to receive the cash consideration will be exchanged on a pro rata basis for a combination of cash and a fraction of a Quest Diagnostics share. This will occur in the event that the number of validly tendered and not withdrawn Unilab shares, the holders of which have elected to receive the cash consideration, exceeds the maximum cash election number. In this case, each validly tendered and not withdrawn Unilab share will be exchanged as follows:

     - each validly tendered Unilab share properly electing to receive the stock consideration will be exchanged for 0.3256 of a Quest Diagnostics share, and

     - each validly tendered Unilab share properly electing to receive $26.50 in cash, without interest, will be exchanged for (a) an amount of cash, without interest, equal to the product of (x) $26.50 and (y) a fraction, which we refer to as the cash fraction, the numerator of which will be the maximum cash election number (that is, 30% of the number of Unilab shares outstanding immediately prior to the expiration of the offer), and the denominator of which will be the total number of validly tendered and not withdrawn Unilab shares electing to receive the cash consideration, and (b) a number of Quest Diagnostics shares equal to the product of (x)
       0.3256 of a Quest Diagnostics share, and (y) a fraction equal to one minus the cash fraction.

     BECAUSE THERE IS A LIMIT ON THE NUMBER OF UNILAB SHARES THAT WILL BE EXCHANGED FOR CASH IN THE OFFER, THERE CAN BE NO ASSURANCE THAT YOU WILL RECEIVE 100% OF THE OFFER CONSIDERATION IN THE FORM OF CASH FOR EACH OF THE UNILAB SHARES THAT YOU PROPERLY ELECT TO EXCHANGE FOR CASH. HOWEVER, REGARDLESS OF THE NUMBER OF UNILAB SHARES THAT ARE THE SUBJECT OF CASH ELECTIONS, EACH UNILAB STOCKHOLDER ELECTING TO RECEIVE CASH IN EXCHANGE FOR ALL OF HIS OR HER UNILAB SHARES WILL BE ENTITLED TO RECEIVE CASH FOR AT LEAST 30% OF HIS OR HER UNILAB SHARES.

     An election to receive Quest Diagnostics shares for all of your Unilab shares will not be subject to proration.

     You will not receive any fractional Quest Diagnostics shares. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.


     The offer is scheduled to expire at 12:00 midnight, New York City time, on Tuesday, July 16, 2002, unless we (subject to the terms and conditions of the offer and the merger agreement, as described below) extend the period during which the offer is open, in which case the term "expiration date" means the latest time and date at which the offer, as so extended, expires.

     Transfer Charges. If you are the record owner of your Unilab shares and you tender your Unilab shares directly to the offer exchange agent, you will not be obligated to pay any charges or expenses of the offer exchange agent or any brokerage commissions. If you own your Unilab shares through a broker or other nominee, and your broker tenders the Unilab shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. Except as set forth in the instructions to the letter of election and transmittal, transfer taxes on the exchange of Unilab shares pursuant to our offer will be paid by Unilab.

     Conditions to the Offer. Our obligation to exchange Quest Diagnostics shares or cash for Unilab shares pursuant to the offer is subject to several conditions referred to below under "Conditions to the Offer", including the minimum tender condition and receipt of regulatory approvals.

     We are making this offer in order to acquire at least 50.1% of the aggregate number of outstanding Unilab shares, on a fully diluted basis. We intend, as soon as possible after completion of the offer, to have Unilab merge with and into Purchaser or, depending on certain tax matters, to have Purchaser merge with and into Unilab. The purpose of the merger is to acquire all Unilab shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding Unilab share, except for, if applicable, Unilab shares held in Unilab's treasury or by Quest Diagnostics, Purchaser or any of their wholly owned subsidiaries or by stockholders exercising appraisal rights, if available, will be converted into 0.3256 of a Quest Diagnostics share. Stockholders who do not tender their Unilab shares in the offer will not receive any cash consideration in exchange for their Unilab shares in the merger (except for cash, if any, payable in lieu of fractional Quest Diagnostics shares or following the exercise of appraisal rights, if applicable).

EXTENSION, TERMINATION AND AMENDMENT

     The merger agreement provides that, unless Unilab otherwise agrees, we must or, in the case of the third bullet below, we have the option to, extend the offer in the following circumstances for one or more periods (not in excess of ten business days each):

     - beyond the initial scheduled expiration date, up to September 30, 2002, if, at the scheduled or extended expiration date of the offer, any of the conditions to the offer have not been satisfied or, to the extent permitted, waived, until all the conditions to the offer are satisfied or waived. However, if the minimum tender condition is not satisfied at the time such extension would otherwise be required, we will not be required to extend the offer pursuant to this provision of the merger agreement if:

        - the applicable waiting period under the HSR Act has expired or been terminated,

        - the registration statement on Form S-4 has become effective under the Securities Act and is not the subject of any stop order or proceeding seeking a stop order, and

        - the Quest Diagnostics shares to be issued in the offer and the merger have been approved for listing on the NYSE,

       and we have publicly announced the existence of such facts and our intention not to extend the offer at least two business days prior to the date that the extension would otherwise have been required,

     - for any period required by any rule, regulation, interpretation or position of the SEC or the SEC's staff applicable to the offer or any period required by applicable law, or

     - for an aggregate period of not more than ten business days beyond the latest applicable date that would otherwise be permitted under the first or second bullet above, if, as of the expiration date, all of the conditions to the offer have been satisfied or waived, but the number of Unilab shares validly tendered and not withdrawn equals more than 80%, but less than 90%, of the outstanding Unilab shares on a fully diluted basis. However, if we elect to extend the expiration date pursuant to this provision of the merger agreement, we will be deemed to have irrevocably waived all of the conditions to the offer set forth in full detail under the caption "The Offer -- Conditions to the Offer" and you will maintain your withdrawal rights during the pendency of such extension. Except as described in this provision of the merger agreement, we are not permitted to extend the offer without the prior written consent of Unilab at the time that all conditions to the offer have been satisfied or, to the extent permitted, waived.

     If we decide, or are required, to extend our offer as described above, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During any such extension, all Unilab shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your Unilab shares. You should read the discussion under the caption "Withdrawal Rights and Change of Election" for more details.

     Subject to the SEC's applicable rules and regulations and the terms of the merger agreement, we reserve the right to waive any of the conditions to the offer and to make any change in the terms of or conditions to the offer. However, without Unilab's consent, we cannot:

     - decrease the consideration payable in the offer,

     - change the form of consideration to be paid in the offer to a form other than cash or Quest Diagnostics shares,

     - decrease the aggregate amount of cash available in the offer or change the relative amount of cash available in the offer,

     - reduce the number of Unilab shares to be purchased in the offer,

     - impose conditions to the offer in addition to those set forth in the merger agreement,

     - modify or waive the minimum tender condition,

     - except pursuant to the merger agreement, change the expiration date, or

     - make any other change that is adverse to Unilab stockholders or to holders that have elected a particular form of consideration in the offer.

     We will make a public announcement of any extension, termination, amendment or delay of the offer as promptly as practicable. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c), 14d-6(c) and 14e-1 under the Exchange Act, which require that any material change in the information published, sent or given to Unilab stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the PR Newswire Association, Inc.

     If we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rule 14e-1 under the Exchange Act. If, prior to the expiration date, subject to the terms of the merger agreement, we change the percentage of Unilab shares being sought or the consideration we are offering, that change will apply to all Unilab stockholders whose Unilab shares are accepted for exchange pursuant to our offer. If, at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business day period.

     For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

PROCEDURE FOR TENDERING AND ELECTING

     Unilab has provided us with its stockholder list and security positions listing, including the most recent list of names, addresses and security positions of non-objecting record holders and beneficial owners in the possession of Unilab, for the purpose of disseminating the offer to Unilab's stockholders. We will mail this offer and the related letter of election and transmittal to record holders of Unilab's shares whose names appear on this stockholder list and we will furnish this offer and the related letter of election and transmittal, for subsequent transmittal to beneficial owners of Unilab shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed or are participants in a clearing agency's security position listing.

     Valid Tender. For you to validly tender Unilab shares pursuant to our offer, you must,

     - prior to the expiration of the offer, deliver to the offer exchange agent at one of its addresses set forth on the back cover of the prospectus a properly completed and duly executed letter of election and transmittal, or a manually signed facsimile of that document, together with any required signature guarantees, and any other required documents, and the certificates representing the tendered Unilab shares,

     - prior to the expiration of the offer, deliver to the offer exchange agent at one of such addresses either (a) a properly completed and duly executed letter of election and transmittal, or a manually signed facsimile of that document, together with any required signature guarantees, or (b) an agent's message, which is explained below, in each case with any other required documents, and transfer the Unilab shares tendered pursuant to the procedures for book-entry transfer set forth in the section of the prospectus entitled "The Offer -- Procedure for Tendering and Electing", or

     - comply with the guaranteed delivery procedures described in "The Offer -- Procedure for Tendering and Electing".

     The term "agent's message" means a message, transmitted by The Depository Trust Company, which we refer to as the "Book-Entry Transfer Facility", to, and received by, the offer exchange agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Unilab shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of election and transmittal and that we may enforce that agreement against the participant.

     Valid Election. In the offer, Unilab stockholders will have the option to exchange each of their Unilab shares for:

     - 0.3256 of a Quest Diagnostics share, or

     - $26.50 in cash, without interest, except that the aggregate cash consideration that Unilab stockholders may elect to receive in the offer is subject to a pro rata reduction because not more than 30% of the number of Unilab shares outstanding immediately prior to the expiration of the offer can be exchanged for cash. See "The Offer -- Basic Terms" for a description of the proration procedure.

     Unilab stockholders may elect to receive Quest Diagnostics shares or, subject to the proration procedure, cash in exchange for all of their Unilab shares. However, you are not required to exchange all of your Unilab shares into one form of consideration or the other. INSTEAD, IF YOU OWN MORE THAN ONE UNILAB SHARE, YOU MAY ELECT TO RECEIVE THE CASH CONSIDERATION IN EXCHANGE FOR SOME OF YOUR UNILAB SHARES, AND YOU MAY ELECT TO RECEIVE QUEST DIAGNOSTICS SHARES IN EXCHANGE FOR OTHER OF YOUR UNILAB SHARES.

     To make a valid election, you must select one of the options on the letter of election and transmittal, or, if you hold your shares in "street name" through a broker, you must instruct your broker as to your election. IF YOU VALIDLY TENDER UNILAB SHARES BUT FAIL TO MAKE AN ELECTION, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE QUEST DIAGNOSTICS SHARES IN EXCHANGE FOR ALL OF YOUR TENDERED UNILAB SHARES.

     Book-Entry Transfer. The offer exchange agent will establish accounts with respect to Unilab shares at the Book-Entry Transfer Facility for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility may make book-entry delivery of the Unilab shares by causing the Book-Entry Transfer Facility to transfer such Unilab shares into the offer exchange agent's account in accordance with the Book-Entry Transfer Facility's procedure for the transfer. However, although delivery of Unilab shares may be effected through book-entry at the Book-Entry Transfer Facility, you must transmit to the offer exchange agent at one of its addresses set forth on the back cover page of this prospectus, the letter of election and transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message, and any other required documents, or you must follow the guaranteed delivery procedures described below. A tender by book-entry transfer will be completed upon receipt by the offer exchange agent prior to the expiration date of all such documents and of a book-entry confirmation from the Book-Entry Transfer Facility. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE OFFER EXCHANGE AGENT.

     Signature Guarantees. Signatures on all letters of election and transmittal must be guaranteed by an eligible institution, except in cases in which Unilab shares are tendered either (1) by a registered Unilab stockholder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of election and transmittal, or
(2) for the account of an eligible institution.

     If the certificates for Unilab shares are registered in the name of a person other than the person who signs the letter of election and transmittal, or if payment is to be made to, or certificates for unexchanged Unilab shares are to be returned to, a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by an eligible institution.

     The method of delivery of Unilab share certificates and all other required documents, including delivery through the Book-Entry Transfer Facility, is at your option and risk, and the delivery will be deemed made only when actually received by the offer exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

     IN ORDER TO PREVENT UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING WITH RESPECT TO CASH RECEIVED PURSUANT TO OUR OFFER, YOU MUST PROVIDE THE OFFER EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING OF UNITED STATES FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF ELECTION AND TRANSMITTAL. SOME UNILAB STOCKHOLDERS (INCLUDING, AMONG OTHERS, CORPORATIONS AND SOME FOREIGN INDIVIDUALS) MAY BE EXEMPT FROM THESE BACKUP WITHHOLDING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL STOCKHOLDER TO QUALIFY AS AN EXEMPT RECIPIENT, THE STOCKHOLDER MUST SUBMIT AN APPLICABLE INTERNAL REVENUE SERVICE FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.

     Guaranteed Delivery. If you wish to tender Unilab shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the offer exchange agent prior to the expiration date, or cannot complete the procedure for book-entry transfer on a timely basis, your Unilab shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

     - you make your tender by or through an eligible institution;

     - a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the offer exchange agent as provided below prior to the expiration date; and

     - the certificates for all tendered Unilab shares (or a confirmation of a book-entry transfer of such shares into the offer exchange agent's account at the Book-Entry Transfer Facility as described above), in proper form for transfer, together with a properly completed and duly executed letter of election and transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of election and transmittal are received by the offer exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

     You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the offer exchange agent and you must include a guarantee by an eligible institution in the form set forth in that notice.

     In all cases, we will exchange Unilab shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the offer exchange agent of (a) certificate or certificates for Unilab shares (or timely confirmation of a book-entry transfer of such shares into the offer exchange agent's account at the Book-Entry Transfer Facility as described above), (b) properly completed and duly executed letter or letters of election and transmittal (or a manually signed facsimile thereof), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer and (c) any other required documents. Accordingly, tendering stockholders may receive their consideration at different times depending on when share certificates or book-entry confirmations are actually received by the offer exchange agent.

     Appointment of Attorneys-In-Fact and Proxies. By executing a letter of election and transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Unilab shares tendered and accepted for exchange by us and with respect to any and all other Unilab shares and other securities issued or issuable in respect of the Unilab shares on or after April 2, 2002. That appointment is effective, and voting rights will be affected, when and only to the extent that we accept for payment the Unilab shares that you have tendered with the offer exchange agent. All such proxies will be considered coupled with an interest in the tendered Unilab shares and therefore will not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the Unilab shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Unilab's stockholders or otherwise. We reserve the right to require that, in order for Unilab shares to be deemed validly tendered, immediately upon our exchange of those Unilab shares, we must be able to exercise full voting rights with respect to such Unilab shares.

     Determination of Validity. We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Unilab shares or election with respect to your Unilab shares, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Unilab shares that we determine are not in proper form or the acceptance or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect or irregularity in the tender of Unilab shares, whether or not similar defects or irregularities are waived in the case of other holders of Unilab shares. Subject to the SEC's applicable rules and regulations and the terms of the merger agreement, which are described in this document, we also reserve the right to waive any of the conditions to the offer and to make any change in the terms of or conditions to the offer. However, without Unilab's consent, we cannot (a) decrease the consideration payable in the offer, (b) change the form of consideration to be paid in the offer to a form other than cash or Quest Diagnostics shares, (c) decrease the aggregate amount of cash available in the offer or change the relative amount of cash available in the offer, (d) reduce the number of Unilab shares to be purchased in the offer, (e) impose conditions to the offer in addition to those set forth in the merger agreement, (f) modify or waive the minimum tender condition, (g) except pursuant to the merger agreement, change the date on which the offer is scheduled to expire or (h) make any other change that is adverse to Unilab stockholders or to holders that have elected a particular form of consideration in the offer. We will give oral or written notice of any such delay, termination or amendment to the offer exchange agent and by making a public announcement. No tender of Unilab shares will be deemed to have been validly made until all defects and irregularities in the tender of any Unilab shares have been cured or waived. Neither we, the offer exchange agent, the information agent, the dealer manager nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Unilab shares or with respect to an election relating to any tendered Unilab shares or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer (including the letter of election and transmittal and instructions thereto) will be final and binding.

     Binding Agreement. The tender of Unilab shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

     THE METHOD OF DELIVERY OF UNILAB SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE OFFER EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

WITHDRAWAL RIGHTS AND CHANGE OF ELECTION

     Withdrawal Rights. Unilab shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we have previously accepted and paid for them pursuant to the offer, may also be withdrawn at any time after July 13, 2002. Once we accept and pay for Unilab shares pursuant to the offer, your tender is irrevocable.

     For your withdrawal to be effective, the offer exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of Unilab shares to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those Unilab shares.

     A financial institution must guarantee all signatures on the notice of withdrawal, unless those Unilab shares have been tendered for the account of any eligible institution. If physical certificates have been delivered or otherwise identified to the offer exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Unilab shares withdrawn must also be furnished to the offer exchange agent, as stated above, prior to the physical release of the certificates. If Unilab shares have been tendered pursuant to the procedures for book-entry transfer discussed under the section entitled "Procedure for Tendering and Electing", any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Unilab shares and must otherwise comply with the Book-Entry Transfer Facility's procedures.

     WE WILL DECIDE ALL QUESTIONS AS TO THE FORM AND VALIDITY (INCLUDING TIME OF RECEIPT) OF ANY NOTICE OF WITHDRAWAL, IN OUR SOLE DISCRETION, AND OUR DECISION SHALL BE FINAL AND BINDING. NEITHER WE, THE OFFER EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER MANAGER NOR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY NOTIFICATION.

     Any Unilab shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may re-tender withdrawn Unilab shares by following one of the procedures discussed under the caption entitled "Procedure for Tendering and Electing" at any time prior to the expiration date.

     Revocation or Change of Election. Any election is irrevocable, except that Unilab shares tendered may be withdrawn at any time prior to the expiration date and, unless previously accepted and paid for pursuant to the offer, may also be withdrawn at any time after July 13, 2002. After an effective withdrawal, you may change your election and re-tender withdrawn Unilab shares by following one of the procedures discussed under the caption entitled "Procedure for Tendering and Electing" at any time prior to the expiration date.

EXCHANGE OF UNILAB SHARES; DELIVERY OF QUEST DIAGNOSTICS SHARES AND CASH

     Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of the extension or amendment), we will accept for exchange, all Unilab shares validly tendered, and not properly withdrawn, prior to the expiration date, promptly after the expiration date. Notwithstanding the immediately preceding sentence, subject to applicable rules of the SEC and the terms of the merger agreement, we may, among other things, delay acceptance for exchange, or the exchange of, Unilab shares in order to comply with any applicable law or obtain any government or regulatory approvals.

     In all cases, exchange of Unilab shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the offer exchange agent of certificates for those Unilab shares (or a confirmation of a book-entry transfer of those Unilab shares in the offer exchange agent's account at the Book-Entry Transfer Facility) pursuant to the procedures set forth in the section entitled "Procedure for Tendering and Electing", a properly completed and duly executed letter of election and transmittal (or a manually signed facsimile of that document), with any required signature guarantees or an agent's message, in the case of a book-entry transfer, and any other required documents.

     For purposes of the offer, we will be deemed to have accepted for exchange, and thereby exchanged, Unilab shares validly tendered and not properly withdrawn as, if and when we notify the offer exchange agent of our acceptance of the tenders of those Unilab shares pursuant to the offer. The offer exchange agent will deliver cash and Quest Diagnostics shares in exchange for Unilab shares pursuant to the offer and cash instead of fractional Quest Diagnostics shares promptly after receipt of our notice. The offer exchange agent will act as agent for tendering Unilab stockholders for the purpose of receiving Quest Diagnostics shares and cash (including cash to be paid instead of fractional Quest Diagnostics shares) from us and transmitting such shares and cash, if any, to you. YOU WILL NOT RECEIVE ANY INTEREST ON ANY CASH THAT WE PAY YOU, EVEN IF THERE IS A DELAY IN MAKING THE EXCHANGE.

     If we do not accept any tendered Unilab shares for exchange for any reason pursuant to the terms and conditions of the offer, or if certificates are submitted for more Unilab shares than are tendered, we will return certificates for such unexchanged Unilab shares without expense to the tendering stockholder or, in the case of Unilab shares tendered by book-entry transfer of unexchanged Unilab shares into the offer exchange agent's account at the Book-Entry Transfer Facility pursuant to the procedures set forth above under the section entitled "Procedure for Tendering and Electing", those Unilab shares will be credited to an account maintained within the Book-Entry Transfer Facility, as soon as practicable following expiration or termination of the offer.

     We reserve the right to transfer or assign, from time to time, in whole or in part, to one or more of our wholly owned subsidiaries, the right to purchase all or any of the Unilab shares tendered pursuant to the offer, but any such transfer or assignment will not relieve us of our obligations under the offer and will not prejudice your rights to receive Quest Diagnostics shares and/or cash in exchange for Unilab shares validly tendered and accepted for exchange pursuant to the offer.

CASH INSTEAD OF FRACTIONAL QUEST DIAGNOSTICS SHARES

     We will not issue certificates representing fractional Quest Diagnostics shares. Instead, each tendering stockholder who would otherwise be entitled to a fractional Quest Diagnostics share will receive cash in an amount equal to that fraction multiplied by the then prevailing price on the New York Stock Exchange for a Quest Diagnostics share, as determined by the price received by the offer exchange agent for such fractional shares, after all fractional shares have been aggregated and sold by the offer exchange agent through one or more member firms of the New York Stock Exchange.

EXCHANGE FUND; DISTRIBUTIONS ON QUEST DIAGNOSTICS SHARES

     Promptly after the date on which Purchaser accepts for payment or exchange all Unilab shares, Parent will deposit into an exchange fund administered by the offer exchange agent, referred to as the offer exchange fund, cash and certificates representing Quest Diagnostics shares that will be payable in the offer. The offer exchange agent will, pursuant to irrevocable instructions, make cash payments and deliver the Quest Diagnostics shares contemplated to be issued pursuant to the offer out of the offer exchange fund. Any cash and Quest Diagnostics shares remaining in the offer exchange fund seven business days following the date on which Purchaser accepts for payment or exchange all Unilab shares will be returned to Quest Diagnostics, which will then be responsible to make payments to Unilab stockholders that have validly tendered their Unilab shares pursuant to the offer.

FEDERAL INCOME TAX CONSEQUENCES


     Shearman & Sterling, counsel to Quest Diagnostics, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Unilab, have delivered opinions to Quest Diagnostics and Unilab, respectively, confirming that, subject to the limitations and qualifications set forth herein, the following are the material United States federal income tax consequences to Unilab stockholders that exchange Unilab shares for Quest Diagnostics shares and/or cash pursuant to the offer and the merger. In addition, as further described below, Quest Diagnostics and Unilab have each agreed to seek at or immediately prior to the effective time of the merger another opinion of its respective counsel concerning the treatment of the offer and the merger as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.


     This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Unilab stockholders in light of their particular circumstances or to Unilab stockholders subject to special treatment under United States federal income tax law (including, without limitation, partnerships, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, certain U.S. expatriates, persons that hold Unilab shares as part of a straddle, hedge, conversion transaction or other integrated investment, Unilab stockholders whose functional currency is not the United States dollar and Unilab stockholders who acquired Unilab shares through the exercise of employee stock options or otherwise as compensation).

     This discussion is limited to Unilab stockholders that hold their Unilab shares as capital assets and does not consider the tax treatment of Unilab stockholders that hold Unilab shares through a partnership or other pass-through entity. In addition, this summary does not discuss any aspect of state, local or foreign taxation.


     The merger agreement permits the offer and the merger to be effected either as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code or, if the transaction cannot be effected as a tax-free "reorganization", as a fully taxable transaction to Unilab stockholders as described below. Whether the offer and the merger will qualify as a tax-free "reorganization" or as a fully taxable transaction will depend upon future events that are not within the control of Quest Diagnostics or Unilab, such as the aggregate amount of cash consideration exchanged for Unilab shares in the offer and the fair market value of Quest Diagnostics shares issued in exchange for Unilab shares pursuant to (and at the time of) the completion of the offer and in the merger. As a general rule, the likelihood of tax-free treatment declines if the value of the cash consideration increases relative to the value of the stock consideration given in exchange for Unilab shares. Further, assuming the aggregate market value of all Quest Diagnostics shares payable to Unilab stockholders upon consummation of the offer and the merger, based on the lower of the closing price of Quest Diagnostics shares on the New York Stock Exchange Composite Tape on the date immediately prior to the effective time of the merger or the date that Quest Diagnostics accepts Unilab shares for payment, which we refer to as the stock value, is not less than 42% of the sum of the stock value and all cash payable to Unilab stockholders upon consummation of the offer and the merger, Shearman & Sterling, counsel to Quest Diagnostics, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Unilab, believe that it is more likely than not that the transaction will be a tax-free "reorganization". The possibility of a fully taxable transaction, however, should not be dismissed. Quest Diagnostics will notify Unilab's stockholders via a press release announcing the consummation of the merger as to how they should account for the treatment of the consideration received in the offer and the merger for federal income tax purposes.


     The offer and the merger should be treated as a single integrated transaction for United States federal income tax purposes. If the offer and the merger are so treated, then the offer and such merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, so long as the merger is effected as a tax-free forward merger of Unilab with and into Purchaser or as a tax-free reverse merger of

Purchaser with and into Unilab. As a "reorganization", the United States federal income tax consequences of the offer and the merger are generally as follows:

     - Exchange of Unilab Shares Solely for Quest Diagnostics Shares. A Unilab stockholder that exchanges all of his or her Unilab shares for Quest Diagnostics shares pursuant to the offer and/or the merger will not recognize any gain or loss except with respect to cash received in lieu of fractional Quest Diagnostics shares.

     - Exchange of Unilab Shares Solely for Cash or for Cash and Quest Diagnostics Shares. A Unilab stockholder that exchanges all of his or her Unilab shares for cash pursuant to the offer generally will recognize capital gain or loss measured by the difference between the amount of cash received and the adjusted tax basis of such Unilab shares exchanged therefor. A Unilab stockholder that exchanges his or her Unilab shares for Quest Diagnostics shares pursuant to the offer and/or the merger and cash pursuant to the offer will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of cash received pursuant to the offer and (2) an amount equal to the excess, if any, of (a) the sum of the amount of cash received pursuant to the offer and the fair market value of the Quest Diagnostics shares received pursuant to the offer and/or the merger over (b) the stockholder's adjusted tax basis in his or her Unilab shares. The gain recognized will be capital gain unless the receipt of cash by the stockholder has the effect of a distribution of a dividend, in which case such gain will be treated as ordinary dividend income to the extent of the stockholder's ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. The Internal Revenue Service has indicated in rulings that any reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would not be treated as having the effect of a distribution of a dividend and thus would result in capital gains (as opposed to dividend) treatment. In determining whether the receipt of cash has the effect of a distribution of a dividend, certain constructive ownership rules must be taken into account.

     - Tax Basis for Quest Diagnostics Shares. A Unilab stockholder will have an aggregate tax basis in the Quest Diagnostics shares received pursuant to the offer and/or the merger equal to the stockholder's aggregate adjusted tax basis in his or her Unilab shares surrendered pursuant to the offer and/or the merger (1) reduced by (a) the portion of the stockholder's adjusted tax basis in his or her Unilab shares surrendered in the offer and/or the merger that is allocable to fractional Quest Diagnostics shares for which cash is received and (b) the amount of cash, if any, received by the stockholder pursuant to the offer and (2) increased by the amount of gain (including any portion of such gain that is treated as a dividend as described above), if any, recognized by the stockholder (but not including the gain recognized upon the receipt of cash received in lieu of fractional Quest Diagnostics shares pursuant to the offer).

     - Holding Period for Quest Diagnostics Shares. The holding period for Quest Diagnostics shares received by a Unilab stockholder pursuant to the offer and/or the merger will include the holding period for the Unilab shares surrendered in the offer and/or the merger.

     - Cash Received in Lieu of Fractional Quest Diagnostics Shares. If a Unilab stockholder receives cash in lieu of fractional Quest Diagnostics shares in the offer and/or the merger, the stockholder generally will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the Quest Diagnostics fractional shares and the portion of the stockholder's adjusted tax basis in his or her Unilab shares surrendered that is allocable to the fractional shares.

     Any recognized capital gain on the exchanges described above will be long-term capital gain if the stockholder's holding period with respect to his or her Unilab shares exceeds one year.


     Under the merger agreement, Quest Diagnostics and Unilab have each agreed to seek at or immediately prior to the effective time of the merger an opinion of its respective counsel, Shearman & Sterling, counsel to Quest Diagnostics, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Unilab, that based upon the facts provided by Quest Diagnostics and Unilab and customary representations and assumptions, among other things, the offer and the merger will be treated as a tax-free "reorganization" within the meaning of

Section 368(a) of the Internal Revenue Code, which we refer to as the tax opinions. Quest Diagnostics and Unilab each expect to be able to obtain its respective tax opinion if:

     - the proposed merger occurs in the ordinary course after completion of the offer,

     - Quest Diagnostics and Unilab are able to deliver to counsel customary representations as to certain factual matters relevant to the offer and the merger,

     - there is no adverse change in the United States federal income tax law, and

     - if (A) the transaction is effected as a forward merger, immediately prior to the effective time of the forward merger, the aggregate market value of all Quest Diagnostics shares payable to Unilab stockholders upon consummation of the offer and the merger, based upon the lower of the closing price of Quest Diagnostics shares on the New York Stock Exchange Composite Tape on the date immediately prior to the effective time of the merger or the date that Quest Diagnostics accepts Unilab shares for payment or exchange pursuant to the offer, which we refer to as the stock value, is not less than 42% of the sum of the stock value and all cash payable to Unilab stockholders upon consummation of the offer and the merger; or (B) the transaction is effected as a reverse merger, (i) the aggregate value of all cash payable to Unilab stockholders upon consummation of the offer and the merger is less than 18% of the aggregate value of the stock value and all cash payable to Unilab stockholders upon consummation of the offer and the merger, and (ii) Unilab stockholders constituting more than 82% of the outstanding Unilab shares exchange such shares solely for Quest Diagnostics shares in the offer and the merger.

     Receipt of the tax opinions is not a condition to completing the offer or the forward merger but is a condition to the completion of the tax-free reverse merger. If Quest Diagnostics and Unilab obtain the tax opinions, then the merger will be effected as a forward merger or as a tax-free reverse merger depending upon which of the above conditions are satisfied. If, however, Quest Diagnostics or Unilab is not able to obtain its respective tax opinion, then Quest Diagnostics expects that it will exercise its discretion to change the merger in form to a taxable reverse merger, which, as summarized below, will be a fully taxable transaction for all holders of Unilab shares, but not for Quest Diagnostics, Purchaser or Unilab.

     If the taxable reverse merger is consummated, the tax consequences to Unilab stockholders would differ materially from those summarized above. In general, each Unilab stockholder will recognize capital gain or loss in the offer and/or the taxable reverse merger in an amount equal to the difference between (1) the sum of the amount of cash received pursuant to the offer and the fair market value of Quest Diagnostics shares received pursuant to the offer and/or the taxable reverse merger, and (2) the stockholder's adjusted tax basis in his or her Unilab shares. The capital gain or loss will be long-term capital gain or loss if the stockholder had held such Unilab shares for more than one year.

     The determination by counsel as to whether the offer and the tax-free merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code will depend upon the facts and law existing at the effective time of the proposed merger. It is possible that Quest Diagnostics and/or Unilab will not be able to obtain its respective tax opinion. An opinion of counsel is not binding on the Internal Revenue Service or any court. Thus, no assurance can be given that the merger will be a tax-free merger as opposed to a taxable reverse merger.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND THE MERGER. UNILAB STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO THEM.

PURPOSE OF THE OFFER

     Purpose. We are making the offer to acquire at least 50.1% of the outstanding Unilab shares on a fully diluted basis. The purpose of our offer is for Quest Diagnostics to acquire control of, and ultimately the entire common equity interest in, Unilab. As promptly as practicable after completion of the offer, we intend to complete a merger with Unilab in which each outstanding Unilab share that is not exchanged in the offer (except for any Unilab shares held in Unilab's treasury and any Unilab shares held by Quest Diagnostics, Purchaser or Unilab stockholders who perfect their appraisal rights, if available) will be converted into 0.3256 of a Quest Diagnostics share. If your Unilab shares are not exchanged in the offer and the merger occurs, you will receive 0.3256 of a Quest Diagnostics share pursuant to the merger, the receipt of which may be delayed due to the possibility of a delay in completing the merger after completion of the offer. NOTWITHSTANDING THE AMOUNT, IF ANY, OF CASH PAID IN THE OFFER, STOCKHOLDERS WHO DO NOT TENDER THEIR UNILAB SHARES IN THE OFFER WILL NOT RECEIVE ANY CASH CONSIDERATION IN EXCHANGE FOR THEIR UNILAB SHARES IN THE MERGER (EXCEPT FOR CASH, IF ANY, THAT IS PAID IN LIEU OF FRACTIONAL QUEST DIAGNOSTICS SHARES OR FOLLOWING THE EXERCISE OF APPRAISAL RIGHTS, IF APPLICABLE).

     As of the date of this prospectus neither Quest Diagnostics nor, to our knowledge, the directors and executive officers of Quest Diagnostics own any Unilab shares.

THE MERGER

     Approval of the Merger. Under Section 251 of the Delaware General Corporation Law, or DGCL, the approval of the board of directors of a company and the affirmative vote of the holders of a majority of its outstanding shares are required to approve and adopt a merger agreement. The Unilab board of directors has previously approved the merger. If we complete the offer and the minimum tender condition has been satisfied, we would have a sufficient number of Unilab shares to approve the merger without the affirmative vote of any other holder of Unilab shares. Therefore, unless the merger is consummated in accordance with the short-form merger provisions under the DGCL (described below), the only remaining required corporate action of Unilab will be the approval and adoption of the merger agreement by the affirmative vote of a majority of the outstanding Unilab shares, which will require a longer period of time to effect than would be the case with a short-form merger. This is referred to as a long-form merger.

     Possible Short-Form Merger. Section 253 of the DGCL would permit the merger to occur without a vote of Unilab's stockholders in a short-form merger if Quest Diagnostics were to acquire at least 90% of the outstanding Unilab shares in the offer. No action by the stockholders of Unilab, other than by Quest Diagnostics acting as the 90% stockholder, will be required to consummate the short-form merger.

     Unilab has advised Purchaser that, as of May 14, 2002, 33,573,700 Unilab shares were issued and outstanding, 3,786,258 shares were reserved for issuance pursuant to outstanding employee stock options, and no shares were held in Unilab's treasury. As a result, as of such date, the minimum tender condition would be satisfied if Purchaser acquired 18,717,339 Unilab shares in the offer. Also, as of such date, Purchaser could cause a short-form merger to become effective in accordance with the DGCL, without a meeting of Unilab's stockholders, if Purchaser acquired 30,216,330 Unilab shares in the offer, assuming no exercise of outstanding Unilab stock options.

APPRAISAL RIGHTS

     Unilab stockholders do not have appraisal rights in connection with the offer. If we complete the offer but less than 90% of the outstanding Unilab shares are validly tendered and not withdrawn in the offer, we intend to effect a long-form merger (as described above) as permitted under Section 251 of the DGCL. Unilab stockholders who have not exchanged their Unilab shares in the offer will not have appraisal rights in connection with a long-form merger.

     However, if at least 90% of the outstanding Unilab shares are validly tendered and not properly withdrawn in the offer, we intend to effect a short-form merger pursuant to Section 253 of the DGCL, and Unilab stockholders at the time of the short-form merger will have the right under Section 262 of the DGCL to dissent and demand appraisal of their Unilab shares. Under Section 262 of the DGCL, dissenting stockholders who comply with the applicable statutory procedures may be entitled to receive a judicial determination of the fair value of their Unilab shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment of this fair value in cash, together with a fair rate of interest, if any. We cannot assure you as to the methodology a court would use to determine fair value or how a court would select which of the elements of value are to be included in such a determination.

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

     The foregoing is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the summary of procedures for seeking appraisal rights, which is set out in Annex C to this prospectus and incorporated herein by reference, and the full text of Section 262 of the DGCL, which is reprinted in its entirety after the summary in Annex C to this prospectus and incorporated herein by reference.

CONDITIONS TO THE OFFER

     The offer is subject to a number of conditions. These conditions are described below:

     Minimum Tender Condition. There must be validly tendered and not properly withdrawn prior to the expiration of the offer the number of Unilab shares that will constitute at least 50.1% of the aggregate number of outstanding Unilab shares on a fully diluted basis (as though all options exercisable for Unilab shares had been converted, exercised or exchanged) as of the date that we accept the Unilab shares pursuant to our offer. Based on information supplied by Unilab, the number of Unilab shares needed to satisfy the minimum tender condition would have been 18,717,339 as of May 14, 2002.

     Antitrust Condition. All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, must have expired or been terminated and any required consents and clearances must have been obtained. See "Regulatory Approvals".

     Registration Statement on Form S-4 Effectiveness Condition. The registration statement on Form S-4, of which this prospectus is a part, must have been declared effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order.

     New York Stock Exchange Listing Condition. The Quest Diagnostics shares issuable to Unilab stockholders in the offer and the merger must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     Other Conditions to the Offer. The offer is also subject to the condition that, at the expiration of the offer, there will not be existing and continuing any of the following events or circumstances:

          1. there having been instituted, pending, or issued any litigation, suit, claim, action or proceeding before any federal or state court of the United States (other than any such action in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction will have been denied or will have expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction will have been reversed on appeal and not reinstated) by any United States federal government or governmental authority or agency or any of the several states of the United States or any attorney general thereof:

        - challenging or seeking to make illegal or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the making of the offer, the acceptance for exchange or payment of any Unilab shares by Quest Diagnostics or Purchaser, or the consummation of the offer or the merger,

        - seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the offer, the merger or the merger agreement,

        - seeking to limit, restrain or prohibit Quest Diagnostics' or Purchaser's ownership or operation of all or any material portion of the business or assets of Unilab and Unilab's subsidiaries, taken as a whole, or to compel Quest Diagnostics or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of Unilab and Unilab's subsidiary, taken as a whole, or

        - seeking to impose or confirm any limitation on the ability of Quest Diagnostics or Purchaser to effectively exercise full rights of ownership of any Unilab shares to be accepted in the offer on all matters properly presented to Unilab's stockholders, including, without limitation, the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement;

          2.  there having been:

        - any law enacted, promulgated, amended, issued or deemed applicable to
          (i) Quest Diagnostics, Unilab or any of their respective subsidiaries or (ii) any transaction contemplated by the merger agreement, or

        - any order of any kind entered, promulgated or enforced by any court or governmental authority, which prohibits, restrains, restricts or enjoins the consummation of the offer or has the effect of making the offer illegal, in each case, by any legislative body or governmental authority that would result, directly or indirectly, in any of the consequences referred to in paragraph (1) above;

          3.  there having occurred:

        - a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or

        - any limitation, whether or not mandatory, by any governmental authority on the extension of credit by banks or other lending institutions;

          4. other than with respect to any order that is the subject of paragraph (1) or (2) above, there having been enacted, entered, promulgated or enforced by any court or governmental authority any order which prohibits, restrains, restricts or enjoins the consummation of the offer or has the effect of making the offer illegal;

          5.  either:

        - Unilab having breached or failed to perform in any material respect its obligations, covenants or agreements under the merger agreement,

        - the representations and warranties of Unilab contained in the merger agreement that are qualified by reference to a Unilab material adverse effect (as defined in the merger agreement -- see "The Merger Agreement -- Representations and Warranties") not having been true and correct when made or as of the date when Quest Diagnostics accepts Unilab shares for payment as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which will be true and correct only as of such date), or

        - the representations and warranties of Unilab contained in the merger agreement that are not so qualified not having been true and correct when made or as of the date when Quest Diagnostics accepts Unilab shares for payment as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which will be true and correct only as of such date), except in the case of this bullet only, for such inaccuracies as have not resulted, or are not reasonably likely to result, in a Unilab material adverse effect;

          6. there not having occurred or exist any events, circumstances, changes, occurrences, facts or effects that have had or would reasonably be expected to have a Unilab material adverse effect (as defined in the merger agreement); and

          7. the merger agreement not having been terminated in accordance with its terms,

which, in our reasonable judgment in any such case, and regardless of the circumstances (including any action or inaction by Quest Diagnostics or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for exchange or payment.

     The conditions to the offer described above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any such conditions. We may, in our sole discretion, waive these conditions in whole or in part, other than the minimum tender condition. The determination as to whether any condition has been satisfied will be in our reasonable judgment and will be final and binding on all parties. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time. However, if the offer has expired, then all of the conditions to the offer, other than those requiring receipt of necessary government approvals, must have been satisfied or waived at or prior to the expiration of the offer.

     Conditions to Acceptance of Unilab Shares for Payment or Exchange. In addition to the conditions to the offer described above and notwithstanding anything else to the contrary contained in the merger agreement, among other things, Quest Diagnostics will not (unless Unilab notifies Quest Diagnostics otherwise) be permitted to accept for payment or exchange any Unilab shares pursuant to the offer if, at such time,

     - Quest Diagnostics has breached or failed to perform in any material respect its obligations, covenants or agreements under the merger agreement,

     - the representations and warranties of Quest Diagnostics contained in the merger agreement that are qualified by reference to a Quest Diagnostics material adverse effect (as defined in the merger agreement -- see "The Merger Agreement -- Representations and Warranties") were not true and correct when made or as of the date when Quest Diagnostics accepts Unilab shares for payment as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which will be true and correct only as of such date), or

     - the representations and warranties of Quest Diagnostics contained in the merger agreement that are not so qualified were not true and correct when made or as of the date when Quest Diagnostics accepts Unilab shares for payment as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which will be true and correct only as of such date), except in the case of this bullet only, for such inaccuracies that have not resulted, or are not reasonably likely to result, in a Quest Diagnostics material adverse effect.

REGULATORY APPROVALS

     Based upon our examination of publicly available information with respect to Unilab and review of certain information furnished by Unilab, and based upon discussions between our representatives and representatives of Unilab during our investigation of Unilab, see "Background of the Offer", except as set forth herein, we are not aware of any licenses or regulatory permits that appear to be material to the business of Unilab and its subsidiary, taken as a whole, and that might be adversely affected by our acquisition of Unilab shares in the offer. In addition, except as set forth herein, we are not aware of any non-routine approvals or other consents by or from any governmental authority or administrative or regulatory agency that would be required to consummate our acquisition or ownership of the Unilab shares. Should any such approval or other action be required, we expect to seek such approval or action, except as described under "State Takeover Laws". Should any such approval or other action be required, we cannot be certain that we would be able to obtain any such approval or action without substantial conditions or that adverse consequences might not result to Unilab's business, or that certain parts of Unilab's, Quest Diagnostics' or any of their respective subsidiaries' businesses might not have to be disposed of or held separate in order to obtain such approval or action. In that event, we may not be required to purchase any Unilab shares in the offer.

     State Takeover Laws. Unilab is incorporated under the laws of the State of Delaware. In general, Section 203 of the DGCL prevents an "interested stockholder", generally a person who owns or has the right to acquire 15% or more of a corporation's outstanding voting stock, or an affiliate or associate thereof, from engaging in a "business combination", which includes mergers and certain other transactions, with a Delaware corporation for a period of three years following the date such person became an interested stockholder unless, among other things, prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder. UNILAB HAS OPTED OUT OF
SECTION 203 IN ITS CERTIFICATE OF INCORPORATION. ACCORDINGLY, SECTION 203 IS INAPPLICABLE TO THE OFFER AND THE MERGER.

     A number of states have adopted takeover laws and regulations that purport to be applicable to attempts to acquire securities of corporations that are incorporated in those states or that have substantial assets, shareholders, principal executive offices or principal places of business in those states. Except as described herein, we do not know whether any of these laws will, by their terms, apply to the offer and the merger and we have not complied with any such laws. To the extent that these state takeover statutes purport to apply to the offer or the merger, we believe that there are reasonable bases for contesting such laws.
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

     In 1982, the Supreme Court of the United States, in Edgar v. Mite Corp., invalidated on constitutional grounds the Illinois Business Takeovers Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. The reasoning in that decision is likely to apply to certain other state takeover statutes. In 1987, however, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court of the United States held that the State of Indiana could as a matter of corporate law and, in particular, those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders, as long as those laws were applicable only under certain conditions. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma, because they would subject those corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a federal district court in Florida held, in Grand Metropolitan plc v. Butterworth, that the provisions of the Florida Affiliated Transactions Act and Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida. Based upon these decisions, we believe that there would be a reasonable basis for contesting state takeover laws which may be attempted to be enforced in connection with the offer and the merger.

     Antitrust. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission, or FTC, certain acquisition transactions may not be consummated unless specified information has been furnished to the Antitrust Division of the Department of Justice, referred to herein as the Antitrust Division, and the FTC and certain waiting period requirements have been satisfied. The exchange of Unilab shares for cash and Quest Diagnostics shares pursuant to the offer is subject to such requirements.

     Pursuant to the requirements of the HSR Act, Quest Diagnostics and Unilab filed a Premerger Notification and Report Form with respect to the offer with the Antitrust Division and the FTC on April 24, 2002 and April 22, 2002, respectively.

     Under the provisions of the HSR Act applicable to our offer, we may not consummate the purchase of Unilab shares until the expiration, or earlier termination, of a 30-calendar day waiting period following the filing by Quest Diagnostics. Accordingly, the waiting period under the HSR Act applicable to the purchase of Unilab shares pursuant to the offer was initially scheduled to expire at 11:59 p.m., New York City time, on May 24, 2002.


     However, on May 24, 2002, Quest Diagnostics and Unilab received a request for additional information and documentary material, or a second request, from the FTC with respect to the offer. As a result of the second request from the FTC, the waiting period with respect to the offer has been extended and will now expire at 11:59 p.m., New York City time, on the thirtieth calendar day (or the first business day thereafter) after the date of substantial compliance by Quest Diagnostics with such request, unless such extended waiting period is earlier terminated by the FTC. We are currently complying with the FTC's request for additional information and documentary material. Until the second 30-day waiting period under the HSR Act has expired or is terminated, and unless there is no other basis for terminating the offer, we must extend the offer in increments up to September 30, 2002. Only one extension of the initial 30-day waiting period pursuant to a request for additional information is authorized by the HSR Act and the rules promulgated thereunder. The consummation of the offer and the merger could be enjoined preliminarily or permanently by a court order on antitrust or competition grounds, or temporarily with the consent of Quest Diagnostics and Unilab. No additional withdrawal rights not otherwise provided for by applicable law and described in this prospectus will result from the second request, entry of a court injunction, or decision by Quest Diagnostics and Unilab to postpone consummation of the offer. See "Withdrawal Rights and Change of Election". It is a condition to the offer that the waiting period applicable under the HSR Act to the offer expire or be terminated. See "The Offer -- Conditions to the Offer" on page 50.


     The FTC and the Antitrust Division scrutinize the legality under the antitrust laws of transactions such as our proposed acquisition of Unilab pursuant to the offer and merger. At any time before or after the acquisition of Unilab shares pursuant to the offer by Purchaser, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition of Unilab shares pursuant to the offer or seeking the divestiture of Unilab shares purchased by Purchaser or the divestiture of substantial assets of Quest Diagnostics, Unilab or their respective subsidiaries. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. Based upon an examination of information available to us relating to the businesses in which Quest Diagnostics, Unilab and their respective subsidiaries are engaged, we believe that the acquisition of Unilab shares will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the offer on antitrust grounds will not be made or, if such a challenge is made, what the result would be. See "The Offer -- Conditions to the Offer" on page 50 for a description of certain conditions to the offer, including conditions with respect to litigation.


CERTAIN EFFECTS OF THE OFFER

     Reduced Liquidity; Possible Delisting. The tender of Unilab shares pursuant to the offer will reduce the number of holders of Unilab shares, and the number of Unilab shares that might otherwise trade publicly, and could adversely affect the liquidity and market value of the remaining Unilab shares held by the public.

     Nasdaq National Market Listing. Depending upon the number of Unilab shares purchased in the offer, Unilab shares may no longer meet the requirements of the National Association of Securities Dealers for continued inclusion on the Nasdaq National Market, which requires that an issuer either:

     - have at least 750,000 publicly held shares, held by at least 400 round lot stockholders, with a market value of at least $5,000,000, have at least two market makers, have net tangible assets of at least $4 million (although this criteria remains effective only until November 1, 2002), and have a minimum bid price of $1, or

     - have at least 1,100,000 publicly held shares, held by at least 400 round lot stockholders, with a market value of at least $15,000,000, have a minimum bid price of $5, have at least 4 market makers and have either
       (x) a market capitalization of at least $50,000,000 or (y) a total of at least $50,000,000 in assets and revenues, respectively.

     If the Nasdaq National Market ceased publishing quotations for Unilab shares, it is possible that Unilab shares would continue to trade in the over-the-counter market and that price or other quotations would be reported by other sources. The extent of the public market for such Unilab shares and the availability of such quotations would depend, however, upon such factors as the number of stockholders and/or the aggregate market value of such shares remaining at such time, the interest in maintaining a market in the Unilab shares on the part of securities firms, the possible termination of registration under the Exchange Act as described below, and other factors. We cannot predict whether the reduction in the number of Unilab shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Unilab shares or whether it would cause future market prices to be greater or lesser than the price we are presently offering.

     We intend to cause the delisting of Unilab shares from the Nasdaq National Market following consummation of the offer and the merger.

     Status as "Margin Securities". Unilab shares are presently "margin securities" under the regulations of the Federal Reserve Board, which, among other things, allows brokers to extend credit on the collateral of Unilab shares. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the offer, Unilab shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event Unilab shares would be ineligible as collateral for margin loans made by brokers.

     Going Private Transactions. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the merger or another business combination following the purchase of Unilab shares pursuant to the offer in which we seek to acquire the remaining shares of Unilab shares not held by us. We believe that Rule 13e-3 will not be applicable to the merger. Rule 13e-3 requires, among other things, that certain financial information concerning Unilab and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders in such transaction be filed with the SEC and disclosed to stockholders prior to consummation of the merger or other business combination.

     Registration Under the Exchange Act. Unilab shares are currently registered under the Exchange Act. Unilab can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Unilab shares. Termination of registration of Unilab shares under the Exchange Act would reduce the information that Unilab must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to all Unilab shares. In addition, if Unilab shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to Unilab. Furthermore, the ability of "affiliates" of Unilab and persons holding "restricted securities" of Unilab to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the Unilab shares under the Exchange Act were terminated, they would no longer be eligible for Nasdaq National Market listing or for continued inclusion on the Federal Reserve Board's list of "margin securities". We currently intend to terminate the registration of the Unilab shares under the Exchange Act as soon after consummation of the offer as the requirements for such termination are met.

SOURCE AND AMOUNT OF FUNDS

     Assuming that 30% of the Unilab shares outstanding prior to the expiration of the offer are exchanged for cash in the offer and that the balance of the Unilab shares are exchanged for Quest Diagnostics shares in the offer and the merger, the aggregate cash required by Purchaser to consummate the offer and the merger and to pay related fees and expenses of both Purchaser and Unilab is estimated to be approximately $316 million. Pursuant to a commitment letter, dated March 27, 2002, Bank of America, N.A. and Merrill Lynch Capital Corporation have agreed to lend Quest Diagnostics an aggregate amount of $550 million in the form of a syndicated bridge loan facility in connection with the offer and the merger. Quest Diagnostics expects to use a portion of the proceeds of the bridge financing to pay the cash consideration and the fees and expenses of the offer and the merger. The offer is not conditioned upon the bridge financing or any other financing being obtained.

     Under the bridge loan facility, the $550 million will be available as a term loan with an original maturity of 364 days from the date of execution of definitive loan documentation, at which date the bridge loan facility will terminate and all amounts outstanding will become due and payable in full. The bridge loan facility will be available, at the option of Quest Diagnostics, in up to three borrowings.

     Quest Diagnostics may prepay the bridge loan facility, in whole or in part at any time without penalty, and the unutilized portion of the bridge loan facility may be irrevocably cancelled, in whole or in part, upon three days prior written notice by Quest Diagnostics.

     Quest Diagnostics, at its option, may elect that the loans comprising each borrowing bear interest at a rate per annum equal to the ABR or the Eurodollar Rate plus an applicable margin that is dependent on Quest Diagnostics' debt rating. For purposes of the bridge loan facility, "ABR" means the higher of (i) the rate of interest publicly announced by Bank of America as its prime rate in effect at its principal office in Charlotte, NC, and (ii) the federal funds effective rate from time to time plus 0.5%. All per annum rates will be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR loans) for actual days elapsed. During the occurrence of any payment default under the bridge loan facility, the rate of interest applicable to each outstanding loan will be increased by 2%.

     Pursuant to an agreement, dated June 21, 2002, Bank of America, N.A., Merrill Lynch Capital Corporation and a syndicate of banks agreed to lend Quest Diagnostics an aggregate amount of up to $450 million in the form of an amortizing term loan. The proceeds of the term loan are available to Quest Diagnostics only in connection with the offer and are subject to customary conditions. The Company expects to use the proceeds of the term loan to refinance borrowings under the bridge loan facility, if any, and/or to directly finance the cash consideration and the fees and expenses of the offer and the merger as well as to refinance the majority of Unilab's existing debt. Quest Diagnostics has the ability to reduce the size of the

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

term loan and under the term loan agreement, repayments occur quarterly in arrears amortizing at an annual rate of 15%, 20%, 20%, 20% and 25% of the amount borrowed. Assuming $450 million is borrowed, the first amortization payment of $16,875,000 becomes due on December 31, 2002.

     Similar to the bridge loan facility, Quest Diagnostics, at its option, may elect that the loan comprising each borrowing under the term loan commitment bear interest at a rate per annum equal to the Base Rate or the Eurodollar Rate plus an applicable margin percentage that is dependent on Quest Diagnostics' debt rating. For purposes of the term loan commitment, "Base Rate" means the greater of (a) the federal funds effective rate in effect on such day plus 0.5% or (b) the rate of interest established from time to time by Bank of America at its principal office in Charlotte, NC. During the occurrence of any payment default under the term loan, the rate of interest applicable to each outstanding loan will be increased by 2%.

     For further information with respect to the bridge loan facility and the term loan commitment, we refer you to the commitment letter and the term loan credit agreement respectively, which are incorporated herein by reference.

ACCOUNTING TREATMENT OF THE MERGER

     The merger of Unilab with Purchaser will be accounted for as a "purchase", as such term is used under accounting principles generally accepted in the United States, commonly referred to as "GAAP", for accounting and financial reporting purposes. Unilab will be treated as the acquired corporation for such purposes. Therefore, the total merger consideration paid by Quest Diagnostics in connection with the merger, together with the direct costs of the merger, will be allocated to Unilab's assets and liabilities based on their estimated fair market values, with any excess being accounted for as goodwill.


     We have prepared the unaudited pro forma combined financial information contained in this prospectus using the purchase accounting method to account for the merger. See "Unaudited Pro Forma Combined Financial Statements" on page 83.


FEES AND EXPENSES


     Quest Diagnostics has retained Merrill Lynch to provide certain financial advisory services in connection with the offer and the merger. In addition, Quest Diagnostics has retained Merrill Lynch to act as dealer manager for the offer. Merrill Lynch will receive approximately $6,500,000 for providing the financial advisory services to Quest Diagnostics. However, Merrill Lynch will not be paid any additional compensation for acting as dealer manager for the offer, but will be reimbursed for its reasonable out-of-pocket expenses, including reasonable expenses of counsel, incurred in connection with performing such function. We have agreed to indemnify Merrill Lynch and related persons against certain liabilities and expenses they may incur in connection with providing financial advisory services and acting as dealer manager for the offer, including certain liabilities and expenses under the federal securities laws. Merrill Lynch is currently engaged by Quest Diagnostics and has in the past provided, and may in the future provide, financial advisory and financing services to Quest Diagnostics, including in connection with Quest Diagnostics' acquisition of AML and Unilab, and has received, and may receive, fees for rendering these services. In the ordinary course of Merrill Lynch's business, Merrill Lynch and its affiliates may actively trade securities of Quest Diagnostics and Unilab for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.


     We have retained Georgeson Shareholder Communications, Inc. as information agent in connection with the offer. The information agent may contact Unilab stockholders by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of Unilab shares. We will pay the information agent approximately $8,500 for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

     In addition, we have retained Computershare Trust Company of New York as the offer exchange agent. We will pay the offer exchange agent approximately $15,000 for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the offer exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

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     Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Unilab shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

STOCK EXCHANGE LISTING

     Our common stock is listed on the New York Stock Exchange under the symbol "DGX". We will make an application to list on the New York Stock Exchange the Quest Diagnostics shares that we will issue pursuant to the offer and the merger.

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                              THE MERGER AGREEMENT

     THE FOLLOWING IS A SUMMARY DESCRIPTION OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. ALL UNILAB STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE OFFER AND THE MERGER.

THE OFFER

     Terms of the Offer. The merger agreement provides for the commencement by Purchaser of the offer to exchange 0.3256 of a Quest Diagnostics share, or to pay an amount of $26.50 in cash, for each Unilab share that is validly tendered and not properly withdrawn in the offer, subject to the proration and election procedures described in this prospectus and the related letter of election and transmittal. Under the merger agreement, Unilab stockholders may elect to receive Quest Diagnostics shares or cash in exchange for each of their Unilab shares, except that if the number of validly tendered and not withdrawn Unilab shares electing to receive the cash consideration in the offer exceeds 30% of the aggregate number of Unilab shares outstanding immediately prior to the expiration date, then:

     - each validly tendered Unilab share electing to receive Quest Diagnostics shares in the offer will be exchanged for 0.3256 of a Quest Diagnostics share, and

     - each validly tendered Unilab share electing to receive the cash consideration will be exchanged for a pro rated combination of cash and Quest Diagnostics shares equal to the sum of:

      - an amount in cash, without interest, equal to the product of (x) $26.50 and (y) the cash fraction (as defined in "The Offer -- Basic Terms"), and

      - a number of Quest Diagnostics shares equal to the product of (x) 0.3256 of a Quest Diagnostics share and (y) a fraction equal to one minus the cash fraction.

     In the event the number of Unilab shares, the holders of which have elected to receive the cash consideration, is equal to or less than 30% of the aggregate number of Unilab shares outstanding immediately prior to the expiration date, then all such Unilab shares will be exchanged for $26.50 in cash, without interest, and all shares, the holders of which have elected to receive Quest Diagnostics shares, will be exchanged for 0.3256 of a Quest Diagnostics share.


     Conditions to the Offer. Purchaser's obligation to accept for payment and pay for any Unilab shares tendered in the offer is subject to the satisfaction of the minimum tender condition and the other conditions that are described in "The Offer -- Conditions to the Offer" on page 50. In addition, Purchaser is not permitted to accept for payment or exchange any Unilab shares in the offer unless, at such time, it has satisfied the conditions described in "The
Offer -- Conditions to the Offer -- Conditions to Acceptance of Unilab Shares for Payment or Exchange" on page 52.


     Extension, Termination and Amendment. Purchaser has expressly reserved the right to waive any of the conditions to the offer or to make any changes in the terms of or conditions to the offer, except that, without the consent of Unilab, Purchaser is prohibited from:

     - decreasing the consideration payable in the offer,

     - changing the form of consideration to be paid in the offer to a form other than cash or Quest Diagnostics shares,

     - decreasing the aggregate amount of cash available in the offer or changing the relative amount of cash available in the offer,

     - reducing the number of Unilab shares to be purchased in the offer,

     - imposing conditions to the offer in addition to those set forth in the merger agreement,

     - modifying or waiving the minimum tender condition,

     - except pursuant to the merger agreement, changing the date on which the offer is scheduled to expire, or
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     - making any other change that is adverse to the Unilab stockholders or to holders that have elected a particular form of consideration in the offer.

     The merger agreement provides that, unless Unilab otherwise agrees, Purchaser must, or in the case of the third bullet below, has the option to, extend the offer for one or more periods (not in excess of ten business days each):

     - beyond the initial scheduled expiration date, up to September 30, 2002, if, at the scheduled or extended expiration date of the offer, any of the conditions to the offer have not been satisfied or, to the extent permitted, waived, until the conditions to the offer are satisfied or, to the extent permitted, waived,

     - for any period required by any rule, regulation, interpretation or position of the SEC or the SEC's staff applicable to the offer or any period required by applicable law, or

     - for an aggregate period of not more than ten business days beyond the latest applicable date that would otherwise be permitted under the first or second bullet above, if, as of the expiration date, all of the conditions to the offer have been satisfied or waived, but the number of Unilab shares validly tendered and not withdrawn equals more than 80%, but less than 90%, of the outstanding Unilab shares on a fully diluted basis.

     Purchaser will not be obligated to extend the offer pursuant to the first bullet, but may elect to do so in accordance with the terms of the merger agreement, if the minimum tender condition is not satisfied at the time such extension would otherwise be required as long as certain other conditions to the offer have been satisfied (which conditions are expressly set forth in the merger agreement) and we have publicly announced such fact and our intention not to extend the offer at least two business days prior to the date that the extension would otherwise have been required. If Purchaser elects to extend the expiration date pursuant to the third bullet above, we will be deemed to have irrevocably waived all of the conditions to the offer set forth in full detail under the caption "The Offer -- Conditions to the Offer". Except as provided in the third bullet above, we are not permitted to extend the offer without the prior written consent of Unilab at the time that all conditions to the offer have been satisfied or, to the extent permitted, waived.

     Prompt Payment for Unilab Shares After Closing of the Offer. Subject to the conditions of the offer, Purchaser will accept for payment and pay for, promptly after the expiration of the offer, all Unilab shares validly tendered and not properly withdrawn in the offer.


     For a further description of the mechanics of the offer, please refer to the section of this prospectus entitled "The Offer", beginning on page 38.


THE MERGER

     Terms of the Merger. The merger agreement provides that Unilab will be merged with and into Purchaser as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions to the merger set forth in the merger agreement (but in no event later than two business days after all such conditions have been satisfied or waived), and that Purchaser will be the surviving corporation in the merger. However, if either of the conditions set forth in (A) below, or all of the conditions set forth in (B) below, are satisfied, then the merger may instead be effected, at Quest Diagnostics' discretion, as a merger of Purchaser with and into Unilab, with Unilab being the surviving corporation of the merger:

     - (A)(i) the aggregate value of all Quest Diagnostics shares payable to Unilab stockholders upon consummation of the offer and the merger, based upon the lower of the closing price of Quest Diagnostics shares on the New York Stock Exchange Composite Tape on the date immediately prior to the effective time of the merger or the date when Quest Diagnostics accepts the Unilab shares for payment pursuant to the offer, which we refer to as the stock value, would be less than 42% of the aggregate value of the stock value and all cash payable to Unilab stockholders upon consummation of the offer and the merger, or (ii) Quest Diagnostics and/or Unilab do not obtain a tax opinion, stating that the offer and the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; or

     - (B)(i) the aggregate value of all cash payable to Unilab stockholders upon consummation of the offer and the merger is less than 18% of the aggregate value of the stock value and all cash payable to Unilab
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stockholders upon consummation of the offer and the merger, (ii) Unilab stockholders holding more than 82% of the outstanding Unilab shares exchange such stock solely for Quest Diagnostics shares in the offer and the merger, and
      (iii) Quest Diagnostics and Unilab obtain tax opinions, stating that the offer and the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.


     Please be aware that the form of the merger effected may have important tax consequences to you. See "The Offer -- Federal Income Tax Consequences" on page 46 for a discussion of the tax consequences of the transactions contemplated by the merger agreement.


     Effective Time of the Merger. The merger will become effective upon the filing of a certificate of merger or certificate of ownership and merger with the Secretary of State of the State of Delaware or such later time as is agreed by Quest Diagnostics, Purchaser and Unilab and specified in the certificate of merger or certificate of ownership and merger. The filing of the certificate of merger or certificate of ownership and merger will take place as promptly as practicable after satisfaction or, if permissible, waiver of the conditions described below under "Conditions to the Merger", but in no event later than two business days after all such conditions have been satisfied or, if permissible, waived.

     Certificate of Incorporation; By-Laws; Directors and Officers. The certificate of incorporation of Purchaser in effect immediately prior to the effective time of the merger will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with the provisions of the certificate of incorporation and as provided under the DGCL. In the event the direction of the merger is reversed, and Purchaser is merged with and into Unilab, the certificate of incorporation of Unilab will be the certificate of incorporation of the surviving corporation, but, by reason of the merger, will at the effective time of the merger be amended and restated to read in its entirety as that of Purchaser immediately prior to the effective time of the merger. The by-laws of Purchaser in effect immediately prior to the effective time of the merger will be the by-laws of the surviving corporation until thereafter amended as provided under applicable Delaware law and in accordance with the certificate of incorporation of the surviving corporation and such by-laws.

     From and after the effective time of the merger and in each case until their respective successors are duly elected or appointed and qualified, the directors of Purchaser immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, and the officers of Unilab immediately prior to the effective time of the merger will, subject to the applicable provisions of the certificate of incorporation and the by-laws of the surviving corporation, be the initial officers of the surviving corporation.

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     Conversion of Unilab Stock. At the effective time of the merger, by virtue of the merger and without any action on the part of Quest Diagnostics, Purchaser, Unilab or the holders thereof:

     - each Unilab share issued and outstanding immediately prior to the effective time (other than shares held in Unilab's treasury, Unilab shares owned by Quest Diagnostics or Purchaser or any subsidiary of Quest Diagnostics or Purchaser and Unilab shares held by stockholders who have perfected their appraisal rights, if any) will be converted into the right to receive 0.3256 of a Quest Diagnostics share;

     - each share of Unilab restricted common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.3256 of a Quest Diagnostics share, which will be subject to identical vesting and forfeiture provisions that were applicable to the shares of Unilab restricted common stock immediately prior to the effective time of the merger; and

     - each Unilab share held in Unilab's treasury or owned by Quest Diagnostics, Purchaser or any wholly owned subsidiary of Quest Diagnostics or Purchaser will be cancelled and retired and will cease to exist and no consideration will be paid in exchange for them.

     As of the effective time of the merger, all Unilab shares and shares of Unilab restricted common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the consideration described above.

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     Exchange of Certificates.  From and after the effective time of the merger,
Quest Diagnostics will deposit, or cause to be deposited, into an exchange fund administered by Computershare Trust Company of New York or a bank or trust company designated by Quest Diagnostics that is reasonably satisfactory to Unilab, which we refer to as the exchange agent, certificates representing Quest Diagnostics shares issuable to Unilab stockholders in the merger. The exchange agent will then, pursuant to irrevocable instructions, deliver the Quest Diagnostics shares exchangeable in the merger out of such exchange fund. In lieu of the delivery of fractional Quest Diagnostics shares, the exchange agent will aggregate all such fractional shares and sell them at the then-prevailing price on the New York Stock Exchange, and shall deliver to each holder that would have been entitled to a fractional share an amount in cash equal to such holder's ratable portion of the cash proceeds.

     Termination of the Exchange Fund. Any portion of the exchange fund that remains undistributed to Unilab stockholders for six months after the effective time of the merger will be delivered to Quest Diagnostics, upon demand. After such period, any Unilab stockholders who have not by that time complied with the exchange procedures, as set forth in the merger agreement, must look solely to Quest Diagnostics for Quest Diagnostics shares, any cash in lieu of fractional Quest Diagnostics shares and any dividends or other distributions with respect to the Quest Diagnostics shares to which they are entitled pursuant to the merger agreement.

UNILAB BOARD OF DIRECTORS

     Upon the acceptance for payment or exchange of Unilab shares pursuant to the offer, Quest Diagnostics will be entitled to designate a number of directors to Unilab's board of directors, rounded up to the next whole number, that equals the product of (1) the total number of directors on the Unilab board of directors, giving effect to the election of any additional directors pursuant to the merger agreement and (2) the percentage that the number of Unilab shares beneficially owned by Quest Diagnostics and/or Purchaser, including Unilab shares accepted for payment or exchange in the offer, bears to the total number of Unilab shares outstanding. Unilab will take all action necessary to cause Quest Diagnostics' designees to be elected or appointed to the Unilab board of directors, including by increasing the number of directors and seeking and accepting resignations of incumbent directors. Unilab will also use its best efforts to cause individuals designated by Quest Diagnostics to constitute the number of members, rounded up to the next whole number, on (i) each committee of Unilab's board of directors and (ii) each board of directors of each subsidiary of Unilab identified by Quest Diagnostics (and each committee thereof) that represents the same percentage as such individuals represent on Unilab's board of directors, in each case, only to the extent permitted by applicable law. Notwithstanding anything in the merger agreement to the contrary, Quest Diagnostics and Unilab will use their respective best efforts, including by reducing the number of directors that Quest Diagnostics may designate to Unilab's board as described above, but in no event to less than a majority of the directors on Unilab's board of directors, to ensure that at least two of the members of Unilab's board of directors will, at all times prior to the effective time of the merger, be directors of Unilab who were directors of Unilab prior to the consummation of the offer, whom we refer to as "continuing directors".

     The merger agreement provides that Unilab's obligation to appoint Quest Diagnostics' designees to Unilab's board of directors is subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Unilab will promptly take all actions, and will include in the Solicitation/Recommendation Statement on Schedule 14D-9, such information with respect to Unilab and its officers and directors as Section 14(f) and Rule 14f-1 require. This information is reflected in Unilab's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to you with this prospectus.

     Following the election or appointment of Quest Diagnostics' designees and until the effective time of the merger, the approval of a majority of the continuing directors then in office will be required to authorize any termination of the merger agreement by Unilab, any amendment of the merger agreement requiring action by the Unilab board of directors, any extension of time for performance of any obligation or action under the merger agreement by Quest Diagnostics or Purchaser, any waiver of compliance with any of the agreements or conditions contained in the merger agreement for the benefit of Unilab, any amendment of the certificate of incorporation or by-laws of Unilab, and any other action of Unilab under the merger agreement which adversely affects the holders of Unilab shares, other than Quest Diagnostics or Purchaser.
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TREATMENT OF UNILAB STOCK OPTIONS

     All stock options outstanding at the effective time of the merger under the Unilab 2001 Stock Option Plan and the Unilab Amended and Restated 2000 Executive Stock Option Plan (other than those Unilab stock options that will be cancelled pursuant to employment agreements entered into with certain Unilab executives) will be assumed by Quest Diagnostics and will be exercisable on the same terms and conditions as under the applicable Unilab stock option plan, except that:

     - each assumed Unilab stock option will be exercisable for and represent the right to acquire that whole number of Quest Diagnostics shares, rounded to the nearest whole share, equal to (a) the number of Unilab shares subject to such Unilab stock option multiplied by (b) 0.3256;

     - the option exercise price per Quest Diagnostics share will be an amount equal to (a) the option exercise price per Unilab share subject to such Unilab stock option in effect immediately prior to the effective time of the merger divided by (b) 0.3256, rounded down to the nearest whole cent; and

     - the vesting price targets applicable to each unvested performance based Unilab stock option will be equal to (a) the vesting price targets applicable to such unvested performance based Unilab stock option immediately prior to the effective time of the merger divided by (b) 0.3256.

     The merger agreement provides for certain procedures under which each holder of a vested Unilab stock option may elect to exercise the vested Unilab stock option effective as of the date on which Purchaser accepts for payment or exchange all Unilab shares pursuant to the offer for the purpose of tendering into the offer all of the Unilab shares issuable to such person upon the exercise of the vested Unilab stock option.

     Under the terms of the merger agreement, the Quest Diagnostics shares subject to the Unilab stock options that have been assumed by Quest Diagnostics will be covered by an effective statement on Form S-8 or another appropriate form for so long as such stock options remain outstanding.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains a number of customary representations and warranties relating to each of the parties and their ability to consummate the offer and the merger. Among others, Unilab made representations and warranties to Quest Diagnostics and Purchaser regarding:

     - organization and qualification to do business,

     - subsidiaries,

     - capitalization,

     - corporate authority to enter into the merger agreement,

     - absence of a breach of the articles of incorporation, by-laws, law or other agreements as a result of the transactions contemplated by the merger agreement,

     - governmental consents, approvals, orders and authorizations required in connection with the transactions contemplated by the merger agreement,

     - compliance with laws,

     - SEC filings and financial statements;,

     - information provided for inclusion in the Schedule 14D-9 and this prospectus,

     - absence of certain changes and events since December 31, 2001,

     - absence of litigation,

     - employee benefit plans,

     - labor and employment matters,

     - property and leases,

     - intellectual property,

     - taxes,

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

     - environmental matters,

     - material contracts,

     - insurance,

     - board approval and the required Unilab stockholder vote,

     - related party transactions,

     - guarantees by Unilab's subsidiaries,

     - customers,

     - receivables, and

     - brokers.

     Among others, Quest Diagnostics and Purchaser made representations and warranties to Unilab regarding:

     - corporate organization,

     - capitalization,

     - corporate authority to enter into the merger agreement,

     - the absence of a breach of the articles of incorporation, by-laws, law or other agreements as a result of the transactions contemplated by the merger agreement,

     - SEC filings and financial statements,

     - information provided for inclusion in the Schedule 14D-9 and this prospectus,

     - no vote required to consummate the transactions contemplated by the merger agreement,

     - operations of Purchaser,

     - tax matters,

     - brokers,

     - employee benefit plans,

     - absence of a material adverse effect on Quest Diagnostics since December 31, 2001,

     - litigation,

     - governmental consents, approvals, orders and authorizations required in connection with the transactions contemplated by the merger agreement,

     - compliance with laws, and

     - financing.

     The representations and warranties contained in the merger agreement do not survive the effective time of the merger.

     Certain of the representations and warranties of the parties are qualified by a material adverse effect standard. A material adverse effect with respect to Unilab or Quest Diagnostics, as applicable, is any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of Unilab and its subsidiaries or Quest Diagnostics and its subsidiaries, as the case may be, taken as a whole, except that the foregoing does not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to:

     - changes in general United States economic conditions, changes in United States financial markets in general or changes in the general economic conditions in the California markets in which Unilab and its subsidiaries or Quest Diagnostics and its subsidiaries, as the case may be, operate, in any case,

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       provided that Unilab and its subsidiaries or Quest Diagnostics and its subsidiaries, as the case may be, are not disproportionately affected by such changes relative to other companies in such markets,

     - changes in the industry in which Unilab and its subsidiaries or Quest Diagnostics and its subsidiaries, as the case may be, operate or changes in the industry in the California markets in which Unilab and its subsidiaries or Quest Diagnostics and its subsidiaries, as the case may be, operate, in either case, provided that Unilab and its subsidiaries or Quest Diagnostics and its subsidiaries, as the case may be, are not disproportionately affected by such changes relative to other companies in these markets,

     - changes in any applicable laws, or

     - the public announcement of the merger agreement or the transactions contemplated thereby.

CONDUCT OF BUSINESS PENDING THE MERGER

     Conduct of Business by Unilab Pending the Merger. Unilab has agreed that, from the date of the merger agreement to the effective time of the merger, except as expressly contemplated by any other provision of the merger agreement, as set forth in Unilab's disclosure schedule or as required by a governmental authority of competent jurisdiction, unless Quest Diagnostics otherwise consents in writing:

     - the businesses of Unilab and its subsidiary will be conducted in all material respects only in, and Unilab and its subsidiary will not take any material action except in, the ordinary course of business and in a manner consistent with past practice; and

     - Unilab will use its reasonable best efforts to preserve substantially intact the business organization of Unilab and its subsidiary, to keep available the services of the current officers, employees and consultants of Unilab and its subsidiary and to preserve the current relationships of Unilab and its subsidiary with customers, suppliers and other persons with which Unilab or any subsidiary has significant business relations.

     Except as expressly contemplated by any other provision of the merger agreement or as set forth in Unilab's disclosure schedule, neither Unilab nor its subsidiary will, from the date of the merger agreement to the effective time of the merger, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Quest Diagnostics:

     - amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

     - issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock of Unilab or any subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Unilab or any subsidiary (except for the issuance of up to a maximum of 3,822,307 Unilab shares which were issuable pursuant to Unilab stock options outstanding on the date of the merger agreement) or any assets of Unilab or any subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

     - except as expressly permitted by the merger agreement, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any Unilab stock option plan or authorize cash payments in exchange for any options granted under any of such plans;

     - declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a subsidiary of Unilab to Unilab or any other subsidiary;

     - reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

     - acquire any corporation, partnership, other business organization or any division thereof or any material amount of assets, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any
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       loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice (which is deemed to include borrowings under its senior credit facility), enter into any contract or agreement other than in the ordinary course of business and consistent with past practice, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $500,000 per month, which we refer to as the monthly capital expenditure amount, from April 2, 2002 until the earlier of (a) the date on which Purchaser accepts all Unilab shares pursuant to the offer or (b) the termination of the merger agreement in accordance with its terms (with an understanding that any unused portion of the monthly capital expenditure amount may be rolled forward and utilized in any subsequent month), or enter into or amend any contract, agreement, commitment or arrangement with respect to any matter described in this provision;

     - sell, lease, license, mortgage, pledge, encumber or dispose of in any manner any properties or assets which are material, individually or in the aggregate, to Unilab;

     - increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of Unilab or any subsidiary who are not directors or officers of Unilab or any subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Unilab or of any subsidiary, or establish, adopt, enter into or amend any bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     - change any of the accounting principles used by it, other than as required by U.S. generally accepted accounting principles;

     - make or rescind any tax election, settle or compromise any liability for taxes or change or revoke any of its methods of tax accounting, or take any action with respect to the computation of taxes or the preparation of tax returns that is inconsistent with past practice without the consent of Quest Diagnostics, which consent will not unreasonably be withheld;

     - pay, discharge or satisfy any claim, liability or obligation, whether absolute, accrued, asserted or unasserted, contingent or otherwise, other than in the ordinary course of business and consistent with past practice or claims, liabilities or obligations not exceeding $500,000 in the aggregate;

     - amend, modify or consent to the termination of any material contract, or amend, waive, modify or consent to the termination of Unilab's or any subsidiary's rights under such contract, or enter into any contract or agreement that would be considered a restrictive agreement or a related party agreement under the merger agreement;

     - except with respect to trademarks in the ordinary course of business and consistent with past practice, grant any license in respect of any material intellectual property of Unilab or any subsidiary; develop any intellectual property jointly with any third party; or disclose any confidential intellectual property or other confidential information of Unilab or any subsidiary, unless such disclosure is made in the ordinary course of business consistent with past practice or would not reasonably be expected to have a material adverse effect on Unilab;

     - commence or settle any material litigation, suit, claim, action, proceeding or investigation; or

     - announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the offer and the merger.

     Conduct of Business of Quest Diagnostics Pending Consummation of the Merger. Quest Diagnostics has agreed that, from the date of the merger agreement to the effective time of the merger, except as expressly

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contemplated by any other provision of the merger agreement or as set forth in
Quest Diagnostics' disclosure schedule, unless Unilab otherwise consents in writing, it will not:

     - amend or otherwise change its certificate of incorporation or by-laws in a manner adverse to Unilab stockholders as opposed to any other holders of Quest Diagnostics shares;

     - issue, sell, or grant, or authorize the issuance, sale or grant of, any shares of capital stock of Quest Diagnostics except at the market price or upon the exercise of options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock which were issued with an exercise or conversion price of not less than the market price at the time of issuance; provided that the merger agreement does not prohibit issuances of capital stock, options or rights as part of normal employee compensation in the ordinary course of business or the issuance of capital stock, options, warrants, convertible securities or other rights in connection with the acquisition of another entity or business if such acquisition is otherwise permitted by the merger agreement;

     - declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a subsidiary of Quest Diagnostics to Quest Diagnostics or any other subsidiary;

     - reclassify, combine, split or subdivide its capital stock without appropriate adjustment being made to the amount of Quest Diagnostics shares payable to the Unilab stockholders in the offer or the merger;

     - acquire any corporation, partnership, other business organization or any division thereof or any material amount of assets, unless such acquisition or the entering into of a definitive agreement relating to the consummation of such transaction would not, in the reasonable judgment of Quest Diagnostics at the time of such determination, impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental authority necessary to consummate the offer or the merger or the expiration or termination of any applicable waiting period under any antitrust or competition law, or materially increase the risk of any governmental authority entering an order prohibiting the consummation of the offer or the merger or commencing any action seeking to achieve certain effects described in of the merger agreement, including actions seeking to challenge or make illegal the merger or the transactions contemplated by the merger agreement; or

     - announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the offer and the merger.

ADDITIONAL AGREEMENTS

     Unilab and Quest Diagnostics have agreed to certain additional matters in the merger agreement. The following summarizes the more significant of these agreements:

     Unilab Stockholder Meeting. If required by applicable law, Unilab, acting through the Unilab board of directors, will, in accordance with applicable law, duly call, convene and hold a special meeting of the Unilab stockholders as soon as reasonably practicable after the acceptance for payment or exchange of Unilab shares pursuant to the offer, for the purpose of voting upon the merger agreement and the merger, and Unilab has agreed that the merger agreement will be submitted at such meeting. Subject to the terms of the merger agreement, Unilab will take all action necessary to secure the required votes of Unilab stockholders to obtain approval for the merger agreement.

     Preparation of Registration Statement On Form S-4 Relating To The Merger and Proxy Statement/ Prospectus. If required by applicable law, promptly after the acceptance for exchange or payment of Unilab shares pursuant to the Offer, Quest Diagnostics and Unilab will prepare, and Quest Diagnostics will file with the SEC, a registration statement on Form S-4 relating to the merger, in which a proxy statement/prospectus will be included as Quest Diagnostics' prospectus. The parties will cooperate in the preparation of the registration statement on Form S-4 relating to the merger and proxy statement/prospectus. If required by applicable law, Unilab will use its reasonable best efforts to mail the proxy statement/prospectus to its stockholders as promptly as practicable after the registration statement on Form S-4 relating to the merger is

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

declared effective under the Securities Act and, if necessary, after the proxy statement/prospectus will have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Quest Diagnostics will take any action reasonably required to be taken under applicable state securities or blue sky laws in connection with the issuance of Quest Diagnostics shares in the offer and the merger. No amendment or supplement to the registration statement on Form S-4 relating to the merger or proxy statement/prospectus will be made by Quest Diagnostics or Unilab without the approval of the other party, which approval will not be unreasonably withheld or delayed. Each party will advise the other party promptly, after it receives notice thereof, of the time when the registration statement on Form S-4 relating to the merger is declared effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension or qualification of Quest Diagnostics shares issued in connection with the merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the proxy statement/prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the effective time of the merger, Unilab or Quest Diagnostics discovers any information relating to either party, or any of their respective affiliates, officers or directors, that should be set forth in an amendment to the proxy statement/prospectus, so that such document would not contain any misstatement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers that information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to Unilab stockholders.

     Notwithstanding the foregoing, if Quest Diagnostics or Purchaser acquire at least 90% of the outstanding Unilab shares pursuant to the offer or otherwise, the parties have agreed, subject to the satisfaction or, to the extent permitted under the merger agreement, waiver of all conditions to the merger, to take, or cause to be taken, all necessary and appropriate action to cause the merger to be effective as soon as practicable after the acceptance for payment or exchange of Unilab shares pursuant to the offer without the Unilab stockholder meeting.

     Access to Information; Confidentiality. Except as otherwise prohibited by applicable law or the terms of any contract or agreement (provided that Unilab will use all reasonable efforts to promptly obtain any consent required under any such contract or agreement in order that it may comply with the terms of the covenant described in this paragraph), from the date of the merger agreement until the effective time of the merger, Unilab will, and will cause its subsidiary to:

     - provide to Quest Diagnostics and Quest Diagnostics' officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of Unilab and its subsidiary and to the books and records thereof, and

     - furnish promptly to Quest Diagnostics such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of Unilab and its subsidiary as Quest Diagnostics or its representatives may reasonably request.

     All information obtained by the parties pursuant to this provision of the merger agreement will be kept confidential in accordance with the confidentiality agreement, dated November 20, 2001, between Quest Diagnostics and Unilab.

     No Solicitation of Transactions. The merger agreement provides that Unilab will, and will cause its subsidiary, and its and their respective officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, immediately cease and cause to be terminated any discussions or negotiations with third parties with respect to a competing transaction (as defined in the merger agreement and as described below). In addition, Unilab has agreed not to, directly or indirectly, and has agreed to instruct its representatives not to, directly or indirectly:

     - solicit, initiate or, except as and only to the extent permitted by the merger agreement, encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any

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

       inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any competing transaction,

     - except as and only to the extent permitted by the merger agreement, enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any representative of Unilab or any of its subsidiaries to take any such action, or

     - release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

     A "competing transaction" is defined in the merger agreement as any of the following (other than the transaction contemplated by the merger agreement):

     - any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Unilab or any of its subsidiaries,

     - any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of Unilab or of any of its subsidiaries,

     - any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of Unilab or of any of its subsidiaries or of 15% or more of the assets of Unilab or of any of its subsidiaries, or

     - any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of Unilab or of any of its subsidiaries.

     Notwithstanding anything to the contrary described above, the merger agreement provides that Unilab's board of directors may furnish information to, and enter into discussions with, a person who has made an unsolicited bona fide written proposal or offer regarding a competing transaction (that did not result from a breach of the merger agreement), and with respect to which Unilab's board of directors has:

     - determined, in its good faith judgment (after having consulted with a financial advisor of internationally recognized reputation), that such proposal or offer constitutes or is reasonably likely to result in or lead to a superior proposal (as defined in the merger agreement and as described below),

     - determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such superior proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable law,

     - provided written notice to Quest Diagnostics of its intent to furnish information or enter into discussions with such person at least two business days prior to taking any such action, and

     - obtained from such person an executed confidentiality agreement on terms no less favorable to Unilab than those contained in the confidentiality agreement, dated November 20, 2001, between Quest Diagnostics and Unilab.

     Unilab has agreed that, promptly following receipt thereof, it will advise Quest Diagnostics in writing of any request for information or any competing transaction, or any inquiry, discussions or negotiations with respect to any competing transaction and the terms and conditions of such request for information, competing transaction, inquiry, discussions or negotiations, and Unilab will promptly provide to Quest Diagnostics copies of any written materials received by Unilab in connection with any of the foregoing, and the identity of the person or group making any such request for information, competing transaction or inquiry or with whom any discussions or negotiations may be taking place. Unilab has agreed that it will keep Quest Diagnostics informed of the status and material details (including amendments or proposed amendments) of any such request for information, competing transaction or inquiry and keep Quest Diagnostics informed as to the material details of any information requested of or provided by Unilab, and as to the status and material terms of all substantive discussions or negotiations with respect to any such request, competing transaction or inquiry. Unilab has also agreed that it will simultaneously provide to Quest Diagnostics any non-public information concerning Unilab that may be provided to any other person or group in connection with any competing transaction that was not previously provided to Quest Diagnostics.

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

     Except as otherwise set forth in the merger agreement, Unilab's board of directors will not withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in any manner adverse to Quest Diagnostics or Purchaser, its recommendation, or take any action, or make any statement, filing or release inconsistent with such recommendation. However, if, prior to consummation of the offer, Unilab's board of directors reasonably determines in good faith, after consultation with outside legal counsel, that the failure to withdraw, qualify, modify or amend its recommendation would be a breach of its fiduciary duties under applicable law, then Unilab's board of directors will be permitted to withdraw, qualify, modify or amend, in a manner adverse to Quest Diagnostics or Purchaser, its recommendation. Unilab's board of directors will promptly deliver to Quest Diagnostics written notice advising Quest Diagnostics:

     - that it has withdrawn, qualified, modified or amended, in a manner adverse to Quest Diagnostics or Purchaser, its recommendation, and

     - if applicable, the material terms and conditions of the superior proposal received by Unilab prior to such withdrawal, qualification, modification or amendment and the identity of the person or persons making such superior proposal.

     Nothing contained in the merger agreement will prohibit Unilab or Unilab's board of directors from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from making any disclosure required by applicable law (provided that any withdrawal, qualification, modification or amendment of the recommendation of Unilab's board of directors will be made as and only to the extent permitted by the merger agreement).

     A "superior proposal" means an unsolicited bona fide written offer made by a third party to consummate any of the following transactions:

     - a merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving Unilab pursuant to which the stockholders of Unilab immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction,

     - the sale, lease, exchange, transfer or other disposition of at least 50% of the assets of Unilab and its subsidiary, taken as a whole, in a single or related series of transactions, or

     - the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger involving Unilab), directly or indirectly, of ownership of at least 50% of the then outstanding Unilab shares, in each case, on terms (including conditions to consummation of the contemplated transaction) that Unilab's board of directors determines, in its good faith judgment (after having consulted with a financial advisor of nationally recognized reputation), to be more favorable to Unilab stockholders than the offer and the merger, is reasonably capable of being consummated and for which financing, to the extent required, is reasonably likely, in the good faith judgment of the board of directors (after having consulted with a financial advisor of nationally recognized reputation), to be obtained on a timely basis.

     Employee Benefits Matters. From and after the effective time of the merger, Quest Diagnostics will cause the surviving corporation and its subsidiaries to honor in accordance with their terms, all plans, programs and arrangements of Unilab and its subsidiary as in effect immediately prior to the effective time of the merger that are applicable to any current or former employees or directors of Unilab or its subsidiary (except that changes may be made in accordance with the terms of such plans, programs and arrangements). Employees of Unilab or its subsidiary will receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the surviving corporation or its subsidiary for service accrued or deemed accrued prior to the effective time of the merger with Unilab or its subsidiary except that the crediting of service will not operate to duplicate any benefit or the funding of any such benefit. In addition, Quest Diagnostics will waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Quest Diagnostics or its subsidiaries, and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses

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paid by employees of Unilab and its subsidiary in the calendar year during which the effective time of the merger occurs.


     Except as contemplated by the employment agreements entered into with certain key employees of Unilab, which are described in "Interests of Certain Persons -- Employment Agreements" beginning on page 77, following the effective time of the merger, Quest Diagnostics will continue to provide to individuals who are employed by the surviving corporation and its subsidiaries as of the effective time of the merger and who remain employed with Quest Diagnostics or any subsidiary of Quest Diagnostics for so long as such employees remain employed by Quest Diagnostics or any subsidiary of Quest Diagnostics, employee benefits (other than salary or incentive compensation) that, in the aggregate, are no less favorable than those provided to employees of Quest Diagnostics or its subsidiaries in reasonably comparable positions.



     Directors' and Officers' Indemnification and Insurance. See "Interests of Certain Persons -- Indemnification of Directors and Officers" beginning on page 81.


     Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of the merger agreement, each of Quest Diagnostics, Purchaser and Unilab has agreed to, promptly after the date of the merger agreement:

     - make its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the transaction, and

     - use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transaction, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Unilab and its subsidiary as are necessary for the consummation of the transaction and to fulfill the conditions to the offer and the merger.

     However, neither Purchaser nor Quest Diagnostics will be required to take any action, including entering into any consent decree, hold separate orders or other arrangements, that:

     - requires the divestiture of any assets of any of Purchaser, Quest Diagnostics, Unilab or any of their respective subsidiaries, or

     - limits Quest Diagnostics' freedom of action with respect to, or its ability to retain, Unilab and its subsidiary or any portion thereof or any of Quest Diagnostics' or its affiliates' other assets or businesses.

     Each of the parties to the merger agreement has also agreed to use its reasonable best efforts to cause its respective officers, employees, agents, auditors and representatives to cooperate with each other, prior to the effective time of the merger, to ensure the orderly combination of Unilab and its subsidiary with Quest Diagnostics and its subsidiaries following the effective time of the merger and to minimize any disruption to the respective businesses of Quest Diagnostics and its subsidiaries and Unilab and its subsidiary that might result from the transaction.

     Unilab will cooperate with Quest Diagnostics, and will use its reasonable best efforts to cause Unilab's accountants to provide to Quest Diagnostics, at Quest Diagnostics' expense, the requisite consents required to enable Quest Diagnostics to fulfill any requirements imposed on it by the Exchange Act or the Securities Act, and Unilab will cooperate with Quest Diagnostics in its efforts to obtain extended reporting coverage for certain liability insurance policies maintained by Unilab and its subsidiary as contemplated by the merger agreement.

     Plan of Reorganization. The merger agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Internal Revenue Code. From and after the date of the merger agreement and until the effective time of the merger, each party to the merger agreement will use its reasonable best efforts to cause the offer and the merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the offer and the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, except that Quest Diagnostics may effect a taxable reverse merger as provided in the merger agreement. Following the

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effective time of the merger, neither the surviving corporation, Quest
Diagnostics nor any of their affiliates knowingly will take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the offer and the merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     Transaction Fees and Expenses. Notwithstanding anything to the contrary contained in the merger agreement, Unilab will not incur, or cause to be incurred, aggregate transaction fees (as such term is defined in the merger agreement and as described below) in excess of $10,000,000. The term "transaction fees" is defined in the merger agreement to mean the fees and disbursements of Unilab's legal counsel and financial advisors that are incurred in connection with the preparation, negotiation, execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, except that any legal costs and expenses incurred solely in connection with compliance with the HSR Act (including, without limitation, compliance with any "second request" thereunder) will be excluded from the calculation of such costs and expenses.

     Restrictions on Acquisition of Unilab Shares. From and after the date of the merger agreement and until the earlier to occur of (x) two years following the purchase of any Unilab shares pursuant to the exercise of the options granted to Quest Diagnostics under the stockholders agreement and (y) in the event Quest Diagnostics does not exercise such option and purchase any shares pursuant thereto, the termination of the option exercise period, neither Quest Diagnostics, nor any of its subsidiaries or controlled affiliates will, and Quest Diagnostics will use its reasonable efforts to cause its affiliates not to, directly or indirectly, acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, any Unilab shares or options or rights to acquire Unilab shares, except pursuant to:

     - the offer,

     - the merger,

     - the exercise of the options granted pursuant to the stockholders agreement, or

     - a transaction made available to all Unilab stockholders which is approved by a majority of the Unilab directors who are not, at the time of such determination, directors, officers, employees or affiliates of Quest Diagnostics or officers or employees of Unilab.

CONDITIONS TO THE MERGER

     The obligations of Quest Diagnostics, Purchaser and Unilab to consummate the merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

     - if required, the registration statement on Form S-4 relating to the merger will have been declared effective by the SEC and no stop order suspending its effectiveness will have been issued by the SEC and no proceeding for that purpose will have been initiated by the SEC that has not been concluded or withdrawn;

     - to the extent required by the DGCL, the merger agreement will have been approved and adopted by the Unilab stockholders;

     - no governmental authority will have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award that will make the merger illegal or prohibit the consummation of the merger;

     - the Quest Diagnostics shares to be issued in the merger will have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance; and

     - Purchaser will have purchased Unilab shares in the offer.

TERMINATION OF THE MERGER AGREEMENT

     Termination by Mutual Agreement. The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of Quest Diagnostics and Unilab.

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     Termination by either Quest Diagnostics or Unilab.  The merger agreement may be terminated at any time prior to the effective time of the merger by Quest Diagnostics or by Unilab if:

     - the offer has not been consummated on or before September 30, 2002, except that the right to terminate the merger agreement under this provision of the merger agreement is not available to any party whose willful or intentional failure to fulfill any obligation of the merger agreement or other willful or intentional breach of the merger agreement has resulted in the failure of any condition to the offer or the merger not to be satisfied prior to such date;

     - the offer has expired or been terminated in accordance with the terms of the merger agreement without Quest Diagnostics or Purchaser having accepted for exchange any Unilab shares pursuant to the offer; or

     - a permanent injunction exists prohibiting consummation of the merger.

     Termination by Quest Diagnostics. Quest Diagnostics may terminate the merger agreement at any time prior to the purchase of Unilab shares pursuant to the offer if:

     - Unilab has breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement, and such breach cannot be or has not been cured prior to September 30, 2002; or

     - Unilab's board of directors has (x) withdrawn or adversely changed its recommendation of the transaction or (y) approved or recommended, or proposed to approve or recommend, a competing transaction.

     Termination by Unilab. Unilab may terminate the merger agreement at any time prior to the purchase of shares pursuant to the offer if Quest Diagnostics has breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement, and such breach cannot be or has not been cured prior to September 30, 2002.

TERMINATION FEES AND EXPENSES


     Termination Fees Payable by Unilab to Quest Diagnostics. Unilab must pay a termination fee of $35 million plus all of Quest Diagnostics' expenses up to $4 million if Quest Diagnostics terminates the merger agreement because Unilab's board of directors has withdrawn or changed its recommendation of the transaction, or recommended a competing transaction. However, Unilab will not be required to pay the termination fee or reimburse Quest Diagnostics for its expenses if, at the time of the event giving rise to the termination of the merger agreement, there has occurred and is continuing a "parent share price decrease" with respect to Quest Diagnostics' common stock. A "parent share price decrease" means a significant decline in the market value of Quest Diagnostics' common stock, as more fully described under the heading "The Stockholders Agreement -- The Option -- Exercisability" on page 75.


     Unilab is also required to pay Quest Diagnostics the termination fee of $35 million if the merger agreement is terminated under circumstances in which all of the following conditions are satisfied:

     - the merger agreement is terminated by either Quest Diagnostics or Unilab by reason of:

      - Unilab having breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement, and such breach cannot be or has not been cured prior to September 30, 2002;

      - the offer not having been consummated on or before September 30, 2002;
        or

      - the offer having expired or having been terminated in accordance with the terms of the merger agreement without Quest Diagnostics having purchased any Unilab shares; and

     - prior to such termination, a proposal for a competing transaction (replacing references to 15% in the definition thereof with 50%) has been made and communicated to Unilab's stockholders and such proposal:

      - had not been withdrawn at the time of termination;

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      - provided for more favorable consideration from a financial point of view than the consideration being offered in the offer and the merger;

      - was reasonably capable of being consummated; and

      - within eighteen months of such termination, a "third party acquisition event" occurs. A "third party acquisition event" means the earlier of
        (a) the consummation of a competing transaction involving the purchase of a majority of either the equity securities of Unilab or of the consolidated assets of Unilab and its subsidiary, taken as a whole, or any such transaction that, if it is proposed prior to the termination of the merger agreement, will constitute a "competing transaction" pursuant to the terms of the merger agreement or (b) the entering into by Unilab or any of its subsidiary of a definitive agreement with respect to any such transaction.

     Notwithstanding the foregoing, Unilab is not required to pay the termination fee if:

     - the merger agreement is terminated by reason of the offer not having been consummated by September 30, 2002 or the offer having expired on such date without the purchase by Quest Diagnostics of Unilab shares pursuant thereto if, at the time of such termination, the waiting period under the HSR Act had not expired or been terminated, there shall have been issued any injunction permanently prohibiting the consummation of the offer and the merger, or any governmental authority has filed suit seeking such an order on antitrust grounds; or

     - at the time of termination of the merger agreement, Unilab is entitled to terminate the merger agreement as a consequence of Quest Diagnostics having breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement.

     Expenses Payable by Unilab. If the merger agreement is terminated by Quest Diagnostics by reason of Unilab having breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement, then Unilab is required to pay Quest Diagnostics, within five business days after submission of statements therefor, all of Quest Diagnostics' expenses incurred in connection with the merger agreement up to a maximum of $5 million.

     Expenses Payable by Quest Diagnostics. If the merger agreement is terminated by Unilab by reason of Quest Diagnostics having breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement, then Quest Diagnostics is required to pay Unilab, within five business days after submission of statements therefor, all of Unilab's expenses incurred in connection with the merger agreement up to a maximum of $5 million.

AMENDMENTS AND WAIVER

     The parties may amend, modify or waive the merger agreement prior to the effective time of the merger, by action taken by or authorized by their respective board of directors, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Unilab and Quest Diagnostics or, in the case of a waiver, by the party against whom the waiver is to be effective.


     Following the appointment of any directors selected by Quest Diagnostics and prior to the effective time of the merger, approval by Unilab of any amendment or waiver of the merger agreement will be subject to the provisions set forth under the caption entitled "The Merger Agreement -- Unilab Board of Directors" beginning on page 61.


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                           THE STOCKHOLDERS AGREEMENT

     THE FOLLOWING IS A SUMMARY DESCRIPTION OF THE MATERIAL PROVISIONS OF THE STOCKHOLDERS AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE STOCKHOLDERS AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE, AND A COPY OF WHICH IS ATTACHED AS ANNEX B TO THIS PROSPECTUS. ALL UNILAB STOCKHOLDERS ARE URGED TO READ THE STOCKHOLDERS AGREEMENT IN ITS ENTIRETY.

     Concurrently with entering into the merger agreement, we entered into a stockholders agreement with Kelso Investment Associates VI, L.P. and KEP VI, LLC, both stockholders of Unilab which we refer to as Kelso. On April 2, 2002, the date of execution of the merger agreement and the stockholders agreement, the Kelso stockholders collectively owned either beneficially or of record 13,841,178 Unilab shares, constituting approximately 37.0% of the Unilab shares outstanding at such time on a fully diluted basis and 41.2% of the Unilab shares outstanding at such time on a non-fully diluted basis.

TENDER OF SHARES OF UNILAB COMMON STOCK

     The stockholders agreement provides that the Kelso stockholders will promptly (and, in any event, not later than June 17, 2002) tender all of the Unilab shares held by them and will not withdraw such shares from the offer, except following termination of the offer in accordance with its terms. Notwithstanding anything to the contrary contained in the stockholders agreement, the Kelso stockholders are permitted to withdraw the Unilab shares held by them that have been previously tendered for the sole purpose of changing their election, provided that the Kelso stockholders immediately retender such Unilab shares.

VOTING AGREEMENT AND PROXY

     The stockholders agreement provides that during the time the stockholders agreement is in effect, the Kelso stockholders will vote (or cause to be voted) or consent (or cause to be consented) all of their Unilab shares:

     - in favor of adoption of the merger agreement, the merger and all the transactions contemplated by the merger agreement and the stockholders agreement and otherwise in such manner as may be necessary to consummate the merger,

     - against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of Unilab under the merger agreement or of such stockholder contained in the stockholders agreement, and

     - against any action, agreement, transaction (other than the merger agreement or the transactions contemplated thereby) or proposal, including any proposal relating to a competing transaction, that could reasonably be expected to result in any of the conditions to Unilab's obligations under the merger agreement not being fulfilled or that is intended, or could reasonably be expected, to impede, interfere, delay, discourage or adversely affect the merger agreement, the offer, the merger or the stockholders agreement.

     Any vote by the stockholders that is not in accordance with the foregoing will be considered null and void and the provisions set forth in the following paragraph will take immediate effect.

     Pursuant to the stockholders agreement, if the Kelso stockholders fail to comply with their obligations to vote their Unilab shares as set forth above, Quest Diagnostics will automatically be granted an irrevocable proxy with respect to their Unilab shares to vote and otherwise act with respect to all of their shares at any meeting of Unilab stockholders (whether annual or special and whether or not an adjourned or postponed meeting), and in any action by written consent of the Unilab stockholders, on the matters and in the manner specified in the above paragraph.

THE OPTION

     Pursuant to the stockholders agreement, the Kelso stockholders granted Quest Diagnostics an irrevocable option to purchase all of such stockholders' shares at a purchase price per share of $26.50, which is exercisable under certain circumstances described below.

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     The $26.50 per share is payable by Quest Diagnostics, at the option of
Quest Diagnostics, either in cash or in a combination of cash and Quest Diagnostics shares in the same proportion as though such shares and any other Unilab shares tendered for cash had been acquired pursuant to and in accordance with the terms of the offer, taking into account for this purpose the aggregate number of Unilab shares tendered for cash in the offer, including the number of the Kelso stockholders' shares that were tendered for cash in the offer.

     Exercisability. The options granted by the Kelso stockholders are exercisable during the ten-business day period following termination of the merger agreement:

     - by mutual written consent of Quest Diagnostics and Unilab,

     - by Quest Diagnostics, by reason of a material breach by Unilab of its representations, warranties or covenants, or by reason of the Unilab board having withdrawn or modified its recommendation of the offer and the merger or having recommended a competing transaction,

     - by either Quest Diagnostics or Unilab, by reason of the offer not having been consummated before September 30, 2002, or

     - by either Quest Diagnostics or Unilab, by reason of the offer having expired or been terminated in accordance with the terms of the merger agreement without Quest Diagnostics or Purchaser having accepted for exchange any Unilab shares pursuant to the offer.

     Notwithstanding the foregoing, the options will not be exercisable by Quest Diagnostics if, at the time of termination of the merger agreement:

     - there has been a "parent share price decrease", as described below, with respect to Quest Diagnostics' shares;

     - Quest Diagnostics has breached any of its representations, warranties and covenants under the merger agreement, or if its representations and warranties fail to be true in all material respects as of such time; or

     - in the case of a termination by reason of the offer not having been consummated by September 30, 2002, or by reason of the offer having expired or been terminated without Quest Diagnostics or the Purchaser having accepted for exchange any Unilab shares,

      - there has been declared a general banking moratorium in the United
        States;

      - an order prohibiting consummation of the offer has been issued, or there is pending any litigation brought by a governmental authority seeking such an order on antitrust grounds; or

      - the antitrust, SEC or the New York Stock Exchange approvals required for consummation of the offer is not obtained.

     For purposes of the stockholders agreement, a "parent share price decrease" will be deemed to occur if (A) during the five trading days ending on the second trading day prior to the then scheduled expiration date of the offer, the average closing trading price for a Quest Diagnostics share is less than 50% of the average closing trading price for a Quest Diagnostics share for the five trading days immediately preceding the signing date of the stockholders agreement, (B) at the time of such determination, such percentage decrease in the trading price of Quest Diagnostics shares is 25% greater than the percentage decrease in the weighted average trading prices of shares of common stock of a similarly situated company (measured over the same time period) and (C) at the time of such determination, all of the conditions to the offer, other than the minimum tender condition, have been satisfied or, to the extent permitted, waived by Quest Diagnostics.

     The option is exercisable in whole but not in part, and in no event is Quest Diagnostics able to exercise an option with respect to a stockholder's shares unless Quest Diagnostics concurrently exercises all options to purchase all the shares of both Kelso stockholders. Notwithstanding anything to the contrary in the stockholders agreement, in no event will any of the Kelso stockholders' shares be purchased after the close of business on the 45th day following the termination of the merger agreement.

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REPRESENTATIONS AND WARRANTIES

     In the stockholders agreement, the stockholders made customary representations and warranties to Quest Diagnostics, including representations and warranties relating to:

     - authority to enter into the stockholders agreement,

     - no conflict and required filings and consents,

     - ownership of shares,

     - absence of litigation; and

     - absence of brokers entitled to fees in connection with the transactions contemplated by the stockholders agreement.

     In the stockholders agreement, Quest Diagnostics and Purchaser made customary representations and warranties to the stockholders, including representations and warranties relating to:

     - authority to enter into the stockholders agreement, and

     - no conflict and required filings and consents.

COVENANTS

     The stockholders agreement provides, among other things, that the Kelso stockholders, subject to the terms of the stockholders agreement, will not:

     - sell, transfer, tender (except into the offer), pledge, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to (other than the irrevocable proxy to Quest Diagnostics), deposit into any voting trust, enter into any voting agreement, or create or permit to exist any liens of any nature whatsoever (other than pursuant to the stockholders agreement) with respect to, any of such stockholder's Unilab shares (or agree or consent to, or offer to do, any of the foregoing), or take any action that would make any representation or warranty of such stockholder in the stockholders agreement untrue or incorrect in any material respect or have the effect of preventing or disabling such stockholder from performing such stockholder's obligations under the stockholders agreement; and

     - directly or indirectly solicit, initiate, endorse, accept or encourage the submission of any competing transaction, or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, or participate in, assist, facilitate, endorse or encourage any proposal that constitutes, or may reasonably be expected to lead to, a competing transaction.

     The stockholders agreement also provides, among other things, that, subject to the conditions of the stockholders agreement, Quest Diagnostics, Purchaser and each stockholder will use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the stockholders agreement.

REGISTRATION RIGHTS

     The stockholders agreement provides that as promptly as practicable, and in any event within five business days, after the date Quest Diagnostics has accepted shares for payment or exchange pursuant to the offer or, if applicable, the date on which Quest Diagnostics has exercised its option pursuant to the stockholders agreement, Quest Diagnostics will file a shelf registration statement on Form S-3 (pursuant to Rule 415 promulgated under the Securities
Act) in respect of the Quest Diagnostics shares that are received by the Kelso stockholders in the offer. Quest Diagnostics has agreed, subject to customary terms and conditions (including, without limitation, blackout periods), to use its reasonable efforts to keep the shelf registration statement continuously effective from the date that such shelf registration statement on Form S-3 is declared effective until the first anniversary of such effective date.

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     The stockholders agreement contains customary indemnification provisions with respect to matters arising in connection with the registration rights granted pursuant thereto.

TERMINATION


     The obligations of the stockholders under the stockholders agreement terminate upon (1) the occurrence of a parent share price decrease, as such term is defined above under the heading "The Stockholders Agreement -- The
Option -- Exercisability" on page 75 and, with certain exceptions set forth in the stockholders agreement, (2) the earlier to occur of (i) the effective time of the merger and (ii) the termination of the merger agreement.


                          INTERESTS OF CERTAIN PERSONS

     Some directors and executive officers of Unilab may have interests in the offer and the merger that are different from or in addition to your interests. Information about these interests is more fully set forth in Unilab's Solicitation/Recommendation Statement on Schedule 14D-9, including the Information Statement attached as Annex A to the Schedule 14D-9, which is being mailed to Unilab stockholders with this prospectus. Each material agreement, arrangement or understanding and any actual or potential conflict of interest between Unilab or its affiliates and Unilab, its executive officers, directors or affiliates, or between Unilab or its affiliates and Quest Diagnostics or Purchaser or their respective executive officers, directors or affiliates, is set forth in Unilab's Solicitation/Recommendation Statement on Schedule 14D-9 or set forth below.

     Except as outlined in this prospectus, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Unilab, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this prospectus, there have been no negotiations, transactions or material contacts since May 1, 2000 between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Unilab or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has, since May 1, 2000, had any transaction with Unilab or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

     Except as described in this prospectus, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any Unilab shares and neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates, has effected any transaction in the Unilab shares during the past 60 days.

EMPLOYMENT AGREEMENTS

     On April 2, 2002, Messrs. Whalen, Urban, Kane and Gee entered into new employment agreements that will become operative and supersede their current employment agreements on the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer. The new employment agreements provide that neither the offer nor any other transaction contemplated by the merger agreement will constitute a change of control under their current employment agreements. If the merger agreement with Quest Diagnostics is terminated, the new employment agreements will be void and their current employment agreements will continue in effect.

MR. WHALEN

     The term of Mr. Whalen's new employment agreement will commence on the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer and will terminate on February 28, 2005, unless

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

terminated earlier as described below. The new employment agreement provides for Mr. Whalen to serve as Quest Diagnostics' Regional Vice President, California and entitles him to receive:

     - an annual salary of $400,000;

     - an annual incentive bonus with a target payout equal to 50% of his annual salary if certain performance targets are achieved;

     - a stock option grant at an exercise price equal to the fair market value of Quest Diagnostics shares on the date of grant under the Quest Diagnostics Employee Equity Participation Plan; and

     - such other benefits and perquisites as are provided to similarly positioned Quest Diagnostics executives.

     Mr. Whalen will also be eligible to participate in an integration bonus arrangement that will entitle him to a bonus equal to $2,766,000 if target integration results are achieved, up to a bonus equal to $8,298,000 if exceptional integration results are achieved. The integration bonus is payable following the closing of the financial statements for fiscal year 2004, however Quest Diagnostics may, in its sole discretion, pay a portion of the integration bonus following the closing of Quest Diagnostics' financial statements for fiscal year 2003. Generally, no integration bonus is payable to Mr. Whalen if he is not continuously employed by Quest Diagnostics through the expiration of the agreement, unless his employment terminates due to his death or disability.

     Mr. Whalen's new employment agreement provides that 40% of his outstanding, unvested Unilab Class C3 stock options will immediately vest and convert into options to acquire Quest Diagnostics shares and the remaining 60% will be cancelled. All of Mr. Whalen's unvested Unilab Class A stock options will vest and become immediately exercisable on the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer.

     If Mr. Whalen's employment is terminated by Quest Diagnostics without cause, or if Mr. Whalen terminates his employment for "good reason" (as defined in his new employment agreement), provided he signs a general release, he will be entitled to receive:

     - continued payment of his salary for 36 months;

     - continued medical benefits coverage for 36 months; and

     - an amount equal to the integration bonus that would be paid to him if he had achieved the target integration results, offset by any amounts that may have been previously paid to him in respect of the integration bonus.

     The new employment agreement contains confidentiality obligations that survive indefinitely and nonsolicitation and noncompetition obligations that end on the later of four years from the effective date of the new employment agreement and the second anniversary of the date his employment has ceased.

     If any of the payments to be received by Mr. Whalen will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, which we refer to as the Code, such payments will be reduced by an amount sufficient to avoid the imposition of the excise tax. It is not expected that any of the payments to be received by Mr. Whalen will be subject to the excise tax imposed under Section 4999 of the Code.

MR. KANE

     The term of Mr. Kane's new employment agreement will commence on the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer and will terminate on February 28, 2005, unless terminated earlier as described below. The new employment agreement provides for Mr. Kane to perform such duties and have such responsibilities as are assigned to him by the Regional Vice President, California, who is expected to be Mr. Whalen. The new employment agreement entitles him to receive:

     - an annual salary of $225,000;

     - an annual incentive bonus with a target payout equal to 40% of his annual salary if certain performance targets are achieved;

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

     - a stock option grant at an exercise price equal to the fair market value of Quest Diagnostics shares on the date of grant under the Quest Diagnostics Employee Equity Participation Plan; and

     - such other benefits and perquisites as are provided to similarly positioned Quest Diagnostics executives.

     The new employment agreement also provides for an interim integration bonus of $415,000 to be paid to Mr. Kane if he is employed by Quest Diagnostics through the first anniversary of the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer, and an additional integration bonus of up to $415,000 payable based upon the operating results of the areas Mr. Kane is responsible for during the integration period commencing with the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer and ending with Quest Diagnostics' 2004 fiscal year. No integration bonus will be paid if the operating results do not exceed target results and a maximum of $415,000 will be payable if stretch results are achieved. Results that fall between target and stretch results will entitle Mr. Kane to a pro rated integration bonus payment. Generally, no integration bonus is payable to Mr. Kane if he is not continuously employed by Quest Diagnostics through the expiration of the new employment agreement unless his employment terminates due to his death or disability.

     Mr. Kane's new employment agreement provides that 40% of his outstanding, unvested Unilab Class C3 stock options will immediately vest and convert into options to acquire Quest Diagnostics shares and the remaining 60% will be cancelled. All of Mr. Kane's unvested Unilab Class A stock options will vest and become immediately exercisable on the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer.

     If Mr. Kane's employment is terminated by Quest Diagnostics without cause or, if Mr. Kane terminates his employment for "good reason" (as defined in his new employment agreement), provided he signs a general release, he will be entitled to receive:

     - continued payment of his salary for 24 months;

     - continued medical benefits coverage for 24 months; and

     - an amount equal to the interim integration bonus if Mr. Kane did not receive the interim integration bonus.

     If any of the payments to be received by Mr. Kane will be subject to the excise tax imposed under Section 4999 of the Code, such payments will be reduced by an amount sufficient to avoid the imposition of the excise tax. It is not expected that any of the payments to be received by Mr. Kane will be subject to the excise tax imposed under Section 4999 of the Code. Mr. Kane's new employment agreement also contains noncompetition and nonsolicitation provisions that apply for two years from the date his employment terminates.

MESSRS. URBAN AND GEE

     The term of each of their new employment agreements will commence on the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer and will terminate on the first anniversary date of the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer, unless earlier terminated as described below. Mr. Urban will perform such duties and have such responsibilities as are assigned to him by the Regional Vice President, California, and/or the Chief Financial Officer of Quest Diagnostics, and Mr. Gee will perform such duties and have such responsibilities as are assigned to him by the Regional Vice President, California, and/or the General Counsel of Quest Diagnostics. The new employment agreements entitle each of them to receive:

     - an annual salary of $225,000;

     - an annual incentive bonus with a target payout equal to a percentage of their annual salaries if certain performance targets are achieved (40% for Mr. Urban and 30% for Mr. Gee); and

     - such other benefits and perquisites as are provided to similarly positioned Quest Diagnostics executives.

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     Mr. Gee will also receive a stock option grant at an exercise price equal to the fair market value of Quest Diagnostics shares on the date of grant under the Quest Diagnostics Employee Equity Participation Plan. The stock option will vest in full on the second anniversary of the date of grant.

     Messrs. Urban's and Gee's new employment agreements provide that all of their unvested Unilab Class C3 and Class A stock options will become immediately vested and exercisable on the date Quest Diagnostics purchases Unilab shares that have been tendered into the offer.

     If Messrs. Urban or Gee are terminated by Quest Diagnostics without cause, or if they terminate their employment for "good reason" (as defined in their new employment agreements), provided they sign a general release, they will be entitled to receive:

     - continued payment of salary for 24 months;

     - continued medical benefits coverage for 24 months; and

     - an amount equal to $375,000 for Mr. Urban and $250,000 for Mr. Gee.

     In the event that Messrs. Urban or Gee resign their employment for any reason during the ten-day period following the expiration of their new employment agreements, they will be entitled to receive payment of their salary for 24 months and an amount equal to $375,000 for Mr. Urban and $250,000 for Mr. Gee, subject to their execution of a general release.

     If any of the payments to be received under these new employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, such payments will be reduced by an amount sufficient to avoid the imposition of the excise tax. It is not expected that any of the payments to be received by either Mr. Urban or Mr. Gee will be subject to the excise tax imposed under Section 4999 of the Code. These new employment agreements also contain noncompetition and nonsolicitation provisions that apply for two years from the date their employment terminates.

MESSRS. HANBURY AND WERTLAKE

     Mr. Hanbury is a party to an employment arrangement with Unilab outlined in a letter dated March 16, 1998. Mr. Hanbury's current annual base salary is $190,000 and he is also eligible for bonuses if performance targets are achieved. In 2001, he received bonuses totaling $16,250. If Mr. Hanbury's employment is terminated without cause he is entitled to continued payment of his salary for twelve months. Dr. Wertlake is currently a party to an employment agreement dated as of October 23, 1995. Mr. Wertlake's current annual base salary is $240,196 and in 2001 he received a bonus of $31,250. The term of the employment agreement is automatically extended on each October 23rd by one year and in the event of a change of control will automatically extend for two years. The consummation of the offer will constitute a change of control for purposes of Dr. Wertlake's employment agreement. If Dr. Wertlake's employment is terminated without cause following a change of control, he is entitled to continued payment of his salary for 24 months.

UNILAB STOCK OPTIONS

     As of May 14, 2002, approximately 3,786,258 Unilab shares were subject to stock options granted under Unilab's equity based compensation plans. Generally, all outstanding unvested service stock options and most outstanding unvested performance stock options to purchase Unilab shares will become vested on the effective time of the merger and will become stock options to purchase Quest Diagnostics shares, with appropriate adjustments to be made to the number of shares and the exercise price under such options based on the exchange ratio. The other terms of each Unilab stock option will continue to apply in accordance with the applicable Unilab stock option plans that have been amended to provide that upon the date that Quest Diagnostics purchases Unilab shares that have been tendered into the offer, restrictions relating to transferability under certain stock option plans will cease.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the merger agreement, the certificate of incorporation of the surviving corporation will contain provisions no less favorable with respect to indemnification for matters occurring prior to the effective time of the merger than are set forth in Unilab's certificate of incorporation and by-laws on the date of the merger agreement. These provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights of individuals who, at or prior to the effective time of the merger, were directors, officers, employees or agents of Unilab, unless such modification is required by law. The merger agreement also provides that the certificate of incorporation of the surviving corporation will also contain provisions no less favorable with respect to indemnification for matters occurring from and after the effective time of the merger than are set forth in Quest Diagnostics' certificate of incorporation in effect on the date of the merger agreement.

     The merger agreement also provides that the surviving corporation will maintain in effect for six years from the effective time of the merger, directors' and officers' liability insurance covering those persons who were covered on the date of the merger agreement by the directors' and officers' liability insurance policies maintained by Unilab (provided that the surviving corporation or Quest Diagnostics may substitute in lieu of such policies, policies of at least the same dollar limit coverage containing terms and conditions that are not, in the aggregate, less favorable) with respect to matters occurring prior to the effective time of the merger. However, in no event will the surviving corporation or Quest Diagnostics be required to expend more than an agreed-upon percentage of the current annual premium paid by Unilab for its directors' and officers' liability insurance policies now in effect. In the event the amount of the premiums necessary to maintain or procure such insurance coverage exceeds such maximum amount, the surviving corporation will maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to that maximum amount.

     In addition, for six years from and after the effective time of the merger, the surviving corporation will, to the fullest extent permitted by the DGCL on the date of the merger agreement, indemnify and hold harmless (and release from any liability to the surviving corporation or any of their respective subsidiaries) the persons who, at or prior to the effective time of the merger, were officers or directors of Unilab or served on behalf of Unilab as an officer or director of any of Unilab's current or former subsidiaries against all expenses (including attorneys' fees), losses, claims, damages, judgments, fines and amounts paid in settlement that are actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, that related to an event, act or omission which occurred prior to the effective time of the merger by reason of the fact that such person was at or prior to the effective time of the merger a director or officer of Unilab or any of its current or former subsidiaries, provided that the surviving corporation will not be responsible for any amounts paid in settlement of any such claim without the prior written consent of Quest Diagnostics or the surviving corporation. In the event any such claim is asserted or made within such six-year period, all rights to indemnification will continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.

     The merger agreement provides that all contracts, agreements, arrangements or understandings between Unilab and any persons who, at prior to the effective time of the merger, were officers or directors of Unilab or who served on behalf of Unilab as an officer or director of any of Unilab's current or former subsidiaries, as in effect on the date of the merger agreement, will survive the merger and continue in full force and effect in accordance with their terms.

               COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

     Quest Diagnostics shares are listed and traded on the New York Stock Exchange under the symbol "DGX". Unilab shares are listed and traded on the Nasdaq National Market under the symbol "ULAB".

     The following tables outline, for the periods indicated, the high and low sales prices per Quest Diagnostics share, as reported on the New York Stock Exchange Composite Transaction Tape, and per Unilab share, as reported on the Nasdaq National Market.


                                                             QUEST
                                                          DIAGNOSTICS       UNILAB
                                                         -------------   -------------
FISCAL YEAR                                              HIGH     LOW    HIGH     LOW
-----------                                              -----   -----   -----   -----
2000
Quarter ended March 31, 2000...........................  20.19   14.57     n/a     n/a
Quarter ended June 30, 2000............................  37.73   18.50     n/a     n/a
Quarter ended September 29, 2000.......................  70.50   36.63     n/a     n/a
Quarter ended December 29, 2000........................  73.13   41.37     n/a     n/a
2001
Quarter ended March 30, 2001...........................  70.47   36.60     n/a     n/a
Quarter ended June 29, 2001............................  75.75   42.15   27.00   20.33
Quarter ended September 28, 2001.......................  75.50   48.10   29.81   20.35
Quarter ended December 31, 2001........................  72.27   55.02   27.15   18.75
2002
Quarter ended March 29, 2002...........................  84.10   66.00   25.09   18.00
Quarter ended June 28, 2002............................  96.14   79.25   31.19   24.11



     On April 1, 2002 the last trading day prior to the announcement of the execution of the merger agreement, the closing price of Unilab shares was $25.00 per share and the closing price of Quest Diagnostics shares was $82.79 per share, as reported by the Dow Jones News Service. On July 10, 2002, the last full trading day prior to the filing of this prospectus, the closing price of Unilab shares was $23.60 per share and the closing price of Quest Diagnostics shares was $72.00 per share.


     The market prices of Unilab shares and Quest Diagnostics shares are subject to fluctuation. As a result, Unilab and Quest Diagnostics stockholders are urged to obtain current market quotations.

     On May 14, 2002, there were approximately 33,573,700 Unilab shares outstanding and 19 holders of record of Unilab common stock, and on April 30, 2002, there were approximately 97,005,940 Quest Diagnostics shares outstanding and 6,300 holders of record of Quest Diagnostics common stock.

QUEST DIAGNOSTICS DIVIDEND POLICY


     We have never declared or paid cash dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the growth of our business. For a more detailed description of our dividend policy, see "Description Of Quest Diagnostics Capital Stock" beginning on page 96.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     On April 1, 2002, Quest Diagnostics completed its previously announced acquisition of all of the outstanding voting stock of American Medical Laboratories, Incorporated, or AML. The all cash purchase price of approximately $335 million and related transaction costs, together with the repayment of approximately $150 million of principal and related accrued interest representing substantially all of AML's then existing outstanding debt as of the closing of the AML acquisition, was financed by Quest Diagnostics with cash on-hand, $300 million of borrowings under its existing secured receivables credit facility and $175 million of borrowings under its existing unsecured revolving credit facility. The acquisition of AML will be accounted for under the purchase method of accounting.

     Because the AML acquisition was completed on April 1, 2002, only subsequent event-type information regarding AML and the related borrowings is included in Quest Diagnostics' latest quarterly report on Form 10-Q filed with the SEC on May 13, 2002. Although not required by the applicable SEC rules, we believe it would be beneficial to Unilab stockholders to reflect the AML acquisition and the related borrowings in the following unaudited pro forma combined financial statements to assist them in understanding the combined financial position and results of operations of Quest Diagnostics after giving effect to both the AML and Unilab acquisitions and the related borrowings.

     The following unaudited pro forma combined financial statements of Quest Diagnostics have been prepared to illustrate the effects of the following transactions:

     - Quest Diagnostics' purchase of all of AML's outstanding stock, its financing of the all cash purchase price and related transaction costs associated with the AML acquisition, and the repayment of substantially all of AML's outstanding debt and related accrued interest with cash on-hand and borrowings under its secured receivables credit facility and unsecured revolving credit facility.

     - Quest Diagnostics' purchase of all of Unilab's outstanding common stock, the financing of the cash portion of the purchase price and related transaction costs associated with the Unilab acquisition, and the repayment of substantially all of Unilab's $200 million of outstanding debt with cash on-hand and borrowings under a new $550 million one-year bridge loan facility. Quest Diagnostics expects to re-finance the bridge loan facility with permanent financing in the bank and possibly public debt markets. These unaudited pro forma combined financial statements assume that the bridge loan facility is outstanding for the entire one-year term. The notes to the unaudited pro forma combined financial statements disclose the potential impact associated with the refinancing of the bridge loan facility on net interest expense. See "Description of the Transaction -- Financing of the Transaction".

     - For purposes of these unaudited pro forma combined financial statements, we have assumed that all outstanding options to acquire Unilab shares are exercised and that $297 million of cash is paid to Unilab stockholders in the offer, with the remaining portion of the purchase price paid through the issuance of approximately 8.5 million Quest Diagnostics shares (valued at approximately $801 million, or $94.08 per share, based on the average closing stock price of Quest Diagnostics shares for the five trading days ended May 10, 2002).

     The unaudited pro forma combined financial statements are subject to change due to the final determination of the purchase price based on Unilab stockholders' elections to receive cash or Quest Diagnostics shares in exchange for their Unilab shares. As such, the final number of Quest Diagnostics shares and the value assigned to such shares is subject to change. The following table summarizes the potential range of the purchase price depending on the percentage of Unilab shares tendered for cash in the offer and the impact on the total purchase price of each $1 per share change in the value attributed to the Quest Diagnostics shares, based on the trading price of those shares issued in the offer or the merger (in millions):

                                          NUMBER OF SHARES OF     VALUE OF QUEST
                      CASH PORTION OF      QUEST DIAGNOSTICS    DIAGNOSTICS SHARES   TOTAL PURCHASE       CHANGE IN
CASH ELECTION %(A)   PURCHASE PRICE(B)         ISSUED(C)            ISSUED(D)           PRICE(E)      PURCHASE PRICE(F)
------------------   ------------------   -------------------   ------------------   --------------   -----------------
        30%                $297.0                 8.5                $  801.1           $1,098.1            $ 8.5
         0%                    --                12.2                 1,144.4            1,144.4             12.2

---------------
(a) Represents the maximum and minimum percentage of Unilab shares that can be tendered for $26.50 in cash.

(b) Represents the product of (i) the approximately 37.4 million shares of Unilab outstanding as of March 31, 2002 on a fully diluted basis, (ii) the cash election percentage specified in column (a) above and (iii) the cash consideration per share of $26.50.

(c) Represents the number of Quest Diagnostics shares issued to Unilab stockholders in exchange for the Unilab shares not tendered for cash. The number of Quest Diagnostics shares is equal to the product of (i) the approximately 37.4 million shares of Unilab outstanding as of March 31, 2002 on a fully diluted basis, (ii) the percentage of Unilab shares not tendered for cash and (iii) the exchange ratio of 0.3256.

(d) Represents the total value of Quest Diagnostics shares to be issued in column (c) above. The value is equal to the product of (i) the number of Quest Diagnostics shares in column (c) above and (ii) $94.08 per share (representing the average closing stock price of Quest Diagnostics shares for the five trading days ended May 10, 2002).

(e) Represents the total purchase price based on the assumptions in columns (a) through (d) above. The total purchase price is equal to the sum of (i) the cash portion of the purchase price in column (b) above and (ii) the value of the Quest Diagnostics shares in column (d) above. The total purchase price does not include the approximately $200 million of Unilab debt assumed in connection with the transaction.

(f) Represents the change in the total purchase price for every $1 change in the per share price of the Quest Diagnostics shares in column (c) above.

     The AML acquisition and Unilab acquisition are collectively referred to by us as the Acquisitions. The borrowings under Quest Diagnostics' existing credit facilities and anticipated bridge loan facility are collectively referred to by us as the Borrowings.

     The unaudited pro forma combined balance sheet as of March 31, 2002 gives effect to the Acquisitions, the repayment of substantially all of AML's and Unilab's existing outstanding debt and the Borrowings as if they had occurred on March 31, 2002. The unaudited pro forma combined statements of operations assume the Acquisitions, the repayment of substantially all of AML's and Unilab's existing outstanding debt and the Borrowings were effected on January 1, 2001. The Acquisitions will be accounted for under the purchase method. As such, the cost to acquire AML and Unilab will be allocated to the respective assets and liabilities acquired based on their estimated fair values at the closings of the AML and Unilab acquisitions. Separate allocations of the costs to acquire AML and Unilab have been made to the assets and liabilities of AML and Unilab in the accompanying unaudited pro forma combined financial statements based on estimates, which in the case of AML are preliminary, and in the case of Unilab are estimated. The final allocations may be different from the amounts reflected in the accompanying unaudited pro forma combined financial statements.

     The estimated costs associated with severance and other integration-related activities for 2002 and 2003, including the elimination of duplicate facilities and excess capacity, operational realignment and related workforce reductions are not included in the unaudited pro forma combined balance sheet as of March 31, 2002. We estimate that Quest Diagnostics will incur up to $20 million of costs to integrate Quest Diagnostics and AML, and up to $20 million of additional costs to integrate Quest Diagnostics and Unilab. A significant portion of these costs is expected to require cash outlays. To the extent that the costs relate to actions that impact the employees and operations of the acquired companies, such costs will be accounted for as a cost of the acquisitions. To the extent that the costs relate to actions that impact Quest Diagnostics' employees and operations, such costs will be accounted for as a charge to earnings in the periods that the integration plans are approved and communicated. These estimates are preliminary and will be subject to revisions as integration plans are developed and finalized. Quest Diagnostics expects to finalize and record these costs during the second or third quarter of 2002.

     The unaudited pro forma combined statements of operations do not include the costs of integrating the Acquisitions, nor do they include the estimated $45 million in annual synergies expected to be realized upon completion of the integration of the Acquisitions.

     The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined financial statements.

     The unaudited pro forma combined financial statements are presented for illustrative purposes only to aid you in your analysis of the impact to Quest Diagnostics of the Acquisitions and the Borrowings. The unaudited pro forma combined financial statements are not necessarily indicative of the combined financial position or results of operations that would have been realized had Quest Diagnostics, AML and Unilab been a single entity during the periods presented. In addition, the unaudited pro forma combined financial statements are not necessarily indicative of the future results that Quest Diagnostics will experience after the Acquisitions. The unaudited pro forma combined financial statements and related notes should be read in conjunction with the historical financial statements of Quest Diagnostics and Unilab incorporated by reference into this document.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 2002
                                 (IN THOUSANDS)

                                  HISTORICAL                                                                           PRO FORMA
                            ----------------------                        PRO FORMA    HISTORICAL                       COMBINED
                               QUEST                                       COMBINED    ----------                       WITH AML
                            DIAGNOSTICS     AML        ADJUSTMENTS         WITH AML      UNILAB     ADJUSTMENTS        AND UNILAB
                            -----------   --------     -----------        ----------   ----------   -----------        ----------
ASSETS
CURRENT ASSETS:
Cash and cash
  equivalents.............  $  149,427    $  5,018      $ 475,000(b)
                                                         (331,389)(d)
                                                          (10,343)(e)
                                                         (155,381)(f)     $  132,332    $ 29,517    $  524,206(g)
                                                                                                      (276,531)(i)
                                                                                                       (11,287)(j)
                                                                                                      (233,547)(k)     $  164,690
Accounts receivable, net
  of allowance............     548,400      62,020                           610,420      67,297                          677,717
Notes receivable from
  employees...............          --         210           (210)(d)(1)          --          --                               --
Inventories...............      51,533       7,731                            59,264       4,736                           64,000
Deferred income taxes.....     152,981         669                           153,650      17,702                          171,352
Prepaid expenses and other
  current assets..........      47,526       1,394                            48,920       2,642                           51,562
                            ----------    --------      ---------         ----------    --------    ----------         ----------
  Total current assets....     949,867      77,042        (22,323)         1,004,586     121,894         2,841          1,129,321
PROPERTY, PLANT AND
  EQUIPMENT, NET..........     519,944      34,450                           554,394      12,928                          567,322
GOODWILL, NET.............   1,352,398      36,236        381,066(d)(7)    1,769,700      92,858     1,040,008(i)(6)    2,902,566
INTANGIBLE ASSETS, NET....      26,164      49,369        (49,369)(d)(3)      26,164         433          (433)(i)(2)      26,164
NOTES RECEIVABLE..........          --       2,610         (1,530)(c)
                                                           (1,080)(d)(1)          --          --                               --
DEFERRED INCOME TAXES.....      52,473      (2,004)                           50,469      37,506                           87,975
OTHER ASSETS..............     104,870       4,701           (958)(c)
                                                             (351)(d)(1)
                                                           (2,814)(d)(4)     105,448       5,984           794(g)
                                                                                                        (3,999)(i)(3)     108,227
                            ----------    --------      ---------         ----------    --------    ----------         ----------
TOTAL ASSETS..............  $3,005,716    $202,404      $ 302,641         $3,510,761    $271,603    $1,039,211         $4,821,575
                            ==========    ========      =========         ==========    ========    ==========         ==========
LIABILITIES &
  STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and
  accrued expenses........  $  622,282    $ 38,428      $   7,920(c)
                                                           (5,979)(d)(6)
                                                          (10,343)(e)
                                                           (5,109)(f)     $  647,199    $ 32,860    $    (387)(h)
                                                                                                       (36,994)(i)(5)
                                                                                                       (11,287)(j)
                                                                                                        (6,525)(k)     $  624,866
Short-term borrowings and
  current portion of
  long-term debt..........       1,405      11,834        300,000(b)
                                                          (11,507)(f)        301,732       7,298       525,000(g)
                                                                                                        (6,702)(k)        827,328
                            ----------    --------      ---------         ----------    --------    ----------         ----------
  Total current
    liabilities...........     623,687      50,262        274,982            948,931      40,158       463,105          1,452,194
LONG-TERM DEBT............     820,190     136,396        175,000(b)
                                                            3,069(d)(5)
                                                         (138,765)(f)        995,890     193,776        27,646(i)(4)
                                                                                                      (220,320)(k)        996,992
OTHER LIABILITIES.........     116,241       4,101                           120,342       5,357                          125,699
                            ----------    --------      ---------         ----------    --------    ----------         ----------
  Total liabilities.......   1,560,118     190,759        314,286          2,065,163     239,291       270,431          2,574,885
PREFERRED STOCK...........          --       2,087         (2,087)(d)             --          --                               --
COMMON STOCKHOLDERS'
  EQUITY..................   1,445,598       9,558(a)     (10,408)(c)
                                                              850(d)       1,445,598      32,312           387(h)
                                                                                                       768,393(i)(6)    2,246,690
                            ----------    --------      ---------         ----------    --------    ----------         ----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY....  $3,005,716    $202,404      $ 302,641         $3,510,761    $271,603    $1,039,211         $4,821,575
                            ==========    ========      =========         ==========    ========    ==========         ==========

    See the accompanying notes to the unaudited pro forma combined financial statements.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                HISTORICAL
                                    HISTORICAL                            -----------------------                   PRO FORMA
                               ---------------------                      PRO FORMA                                  COMBINED
                                  QUEST                                    COMBINED                                  WITH AML
                               DIAGNOSTICS     AML     ADJUSTMENTS         WITH AML      UNILAB     ADJUSTMENTS     AND UNILAB
                               -----------   -------   -----------        ----------   ----------   -----------     ----------
NET REVENUES.................   $946,762     $78,415     $    --          $1,025,177    $103,869      $    --       $1,129,046
COSTS AND EXPENSES
Cost of service..............    557,738      52,680       1,728(l)(2)
                                                           1,130(l)(3)       613,276      68,582          938(r)       682,796
Selling, general and
  administrative.............    258,403      21,169         129(l)(2)
                                                          (1,130)(l)(3)      278,571      13,663          938(r)       293,172
Interest, net................     12,675       3,537         368(l)(1)
                                                            (689)(m)          15,891       4,669         (395)(s)       20,165
Amortization of intangible
  assets.....................      2,155         913        (368)(l)(1)
                                                            (545)(n)           2,155         148         (148)(t)        2,155
Depreciation.................         --       1,857      (1,857)(l)(2)           --       1,876       (1,876)(r)           --
Minority share of income.....      3,882          --          --               3,882          --           --            3,882
Other, net...................       (614)        (34)         --                (648)         --           --             (648)
                                --------     -------     -------          ----------    --------      -------       ----------
  Total......................    834,239      80,122      (1,234)            913,127      88,938         (543)       1,001,522
                                --------     -------     -------          ----------    --------      -------       ----------
INCOME (LOSS) BEFORE TAXES
  AND EXTRAORDINARY LOSS.....    112,523      (1,707)      1,234             112,050      14,931          543          127,524
INCOME TAX EXPENSE
  (BENEFIT)..................     45,834        (364)        294(o)           45,764       6,271          221(u)        52,256
                                --------     -------     -------          ----------    --------      -------       ----------
INCOME (LOSS) BEFORE
  EXTRAORDINARY LOSS.........   $ 66,689     $(1,343)    $   940          $   66,286    $  8,660      $   322       $   75,268
                                ========     =======     =======          ==========    ========      =======       ==========
BASIC EARNINGS PER COMMON
  SHARE:
Income before extraordinary
  loss.......................   $   0.70                                  $     0.69                                $     0.72
DILUTED EARNINGS PER COMMON
  SHARE:
Income before extraordinary
  loss.......................   $   0.67                                  $     0.67                                $     0.70
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING:
Basic........................     95,422                                      95,422                    8,515(v)       103,937
Diluted......................     99,307                                      99,307                    8,515(v)       107,822

    See the accompanying notes to the unaudited pro forma combined financial statements.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              HISTORICAL
                                  HISTORICAL                            -----------------------                   PRO FORMA
                            ----------------------                      PRO FORMA                                  COMBINED
                               QUEST                                     COMBINED                                  WITH AML
                            DIAGNOSTICS     AML      ADJUSTMENTS         WITH AML      UNILAB     ADJUSTMENTS     AND UNILAB
                            -----------   --------   -----------        ----------   ----------   -----------     ----------
NET REVENUES..............  $3,627,771    $297,647    $     --          $3,925,418    $390,205     $     --       $4,315,623
COSTS AND EXPENSES
Cost of service...........   2,151,594     201,184       6,278(l)(2)
                                                         8,719(l)(3)     2,367,775     259,491        3,564(r)     2,630,830
Selling, general and
  administrative..........   1,018,680      61,566         469(l)(2)
                                                        (8,719)(l)(3)    1,071,996      73,745(p)     3,563(r)     1,149,304
Interest, net.............      70,523      15,422       1,392(l)(1)
                                                        (3,950)(m)          83,387      27,452       (6,916)(s)      103,923
Amortization of goodwill
  and intangible assets...      46,107       8,109      (1,392)(l)(1)
                                                        (6,717)(n)          46,107       8,205       (8,205)(t)       46,107(w)
Depreciation..............          --       6,747      (6,747)(l)(2)           --       7,127       (7,127)(r)           --
Provisions for
  restructuring and other
  special charges.........       5,997          --          --               5,997       6,938(q)        --           12,935
Minority share of
  income..................       9,953          --          --               9,953          --           --            9,953
Other, net................      (7,687)        (25)         --              (7,712)         --           --           (7,712)
                            ----------    --------    --------          ----------    --------     --------       ----------
Total.....................   3,295,167     293,003     (10,667)          3,577,503     382,958      (15,121)       3,945,340
                            ----------    --------    --------          ----------    --------     --------       ----------
INCOME BEFORE TAXES AND
  EXTRAORDINARY LOSS......     332,604       4,644      10,667             347,915       7,247       15,121          370,283
INCOME TAX EXPENSE........     148,692       4,208       2,060(o)          154,960       3,822        5,943(u)       164,725
                            ----------    --------    --------          ----------    --------     --------       ----------
INCOME BEFORE
  EXTRAORDINARY LOSS......  $  183,912    $    436    $  8,607          $  192,955    $  3,425     $  9,178       $  205,558
                            ==========    ========    ========          ==========    ========     ========       ==========
BASIC EARNINGS PER COMMON
  SHARE:
Income before
  extraordinary loss......  $     1.98                                  $     2.07                                $     2.02
DILUTED EARNINGS PER
  COMMON SHARE:
Income before
  extraordinary loss......  $     1.88                                  $     1.98                                $     1.94
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING:
Basic.....................      93,053                                      93,053                    8,515(v)       101,568
Diluted...................      97,610                                      97,610                    8,515(v)       106,125

    See the accompanying notes to the unaudited pro forma combined financial statements.

                QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BALANCE SHEET ADJUSTMENTS

RELATING TO THE AML ACQUISITION

(a) Includes $0.5 million of loans due from stockholders of AML as of March 31, 2002, which serves to reduce AML's historical common stockholders' equity.

(b) Reflects the cash proceeds of $475 million in borrowings under Quest Diagnostics' existing secured receivables credit facility and unsecured revolving credit facility to finance the purchase price and related transaction costs associated with the acquisition of AML and to repay substantially all of AML's then existing outstanding debt. At the close of the transaction on April 1, 2002, Quest Diagnostics borrowed $300 million under its secured receivables credit facility and $175 million under its unsecured revolving credit facility. Through June 19, 2002, Quest Diagnostics has repaid $175 million of the amount outstanding under its unsecured revolving credit facility. These repayments are not reflected in the accompanying unaudited pro forma combined financial statements.

(c) Reflects merger costs and expenses incurred by AML in conjunction with the AML acquisition. Approximately $2.5 million represents the write-off of costs capitalized in AML's historical balance sheet as of March 31, 2002. The costs written off include $1.5 million of notes receivable which were forgiven in conjunction with the closing of the AML acquisition. The remaining $1.0 million, included in other assets, primarily represents the write-off of costs capitalized in connection with AML's original initial public offering which was canceled as a result of the AML acquisition.

     In addition to the non-cash charges above, AML incurred approximately $10.3 million of merger related expenses, primarily comprised of investment banking and legal fees, which has been reflected as an increase in accounts payable and accrued expenses. Partially offsetting this increase in accounts payable and accrued expenses is the estimated tax benefit associated with the merger costs and expenses of $2.4 million, resulting in a net increase in accounts payable and accrued expenses of $7.9 million.

     The $10.4 million reduction in common stockholders' equity reflects the total merger costs and expenses incurred by AML in conjunction with the AML acquisition of $12.8 million, net of the $2.4 million tax benefit disclosed above.

(d) Reflects the purchase of all the outstanding common stock of AML, net of amounts owed by AML stockholders to AML, and the payment of transaction costs associated with the acquisition of AML as follows (in millions):

 COMPONENTS OF ACQUISITION COST
 Purchase price to acquire all of AML's outstanding common
   and preferred stock.......................................  $335.2
 Transaction costs incurred by Quest Diagnostics, consisting primarily of fees and expenses of investment bankers,
   attorneys and accountants.................................     4.9
                                                               ------
   TOTAL ACQUISITION COST....................................   340.1
 Less deduction for:
 Shareholder loans classified as a reduction in AML's
   historical common stockholders' equity (see note (a)
   above)....................................................    (0.5)(d)(1)
 Notes receivable due from employees.........................    (0.2)(d)(1)
 Notes receivable............................................    (1.1)(d)(1)
 Accrued interest receivable related to outstanding notes and loans, included in other assets within AML's historical
   balance sheet.............................................    (0.4)(d)(1)
 Proceeds from options exercised to acquire AML common
   stock.....................................................    (6.5)
                                                               ------
   NET CASH PAID TO FUND PURCHASE OF AML AND RELATED
      TRANSACTION COSTS......................................  $331.4
                                                               ======

     The preliminary allocation of acquisition cost to the AML assets and liabilities acquired under the purchase method of accounting is as follows (in millions):

 PRELIMINARY PURCHASE PRICE ALLOCATION
 Net assets of AML per historical balance sheet as of March
   31, 2002..................................................  $ 11.6
 Increase (decrease) in net assets due to:
 Shareholder loans classified as a reduction in AML's
   historical common stockholders' equity (see note (a)
   above)....................................................     0.5
 Proceeds from options exercised to acquire AML common
   stock.....................................................     6.5
 Merger costs and expenses incurred by AML in conjunction
   with the closing of the AML acquisition, net of taxes (see
   note (c) above)...........................................   (10.4)
                                                               ------
 Adjusted historical net assets of AML.......................     8.2(d)(2)
 Adjustments to record net assets acquired based on estimated fair values:
 Intangible assets...........................................   (49.4)(d)(3)
 Other assets................................................    (2.8)(d)(4)
 Long-term debt..............................................    (3.0)(d)(5)
 Accounts payable and accrued expenses.......................     6.0(d)(6)
 Incremental goodwill recorded...............................   381.1(d)(7)
                                                               ------
   TOTAL ACQUISITION COST....................................  $340.1
                                                               ======

--------------------

(d)(1) Pursuant to the AML merger agreements, AML stockholders and option holders received their cash consideration in exchange for their outstanding shares net of amounts owed to AML by the stockholders and employee option holders, in the form of notes, including accrued interest on such notes.

(d)(2) Includes $36.2 million of goodwill recorded in AML's historical balance sheet as of March 31, 2002.

(d)(3) Represents the adjustment to reduce AML's historical net book value of intangible assets to estimated fair value. Based on the nature and operations of the businesses of Quest Diagnostics and AML and Quest Diagnostics' strategic justification for pursuing the AML acquisition, Quest Diagnostics management determined, in consultation with third party valuation specialists, that none of the potential AML intangible assets qualify for inclusion as intangible assets under Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141").

(d)(4) Represents the reduction in unamortized deferred financing costs of $1.2 million related to AML's outstanding debt that was repaid at the closing of the AML acquisition with the remainder representing a reduction in the carrying value associated with an affiliated company.

(d)(5) Represents the increase in the carrying value of AML's outstanding debt as of March 31, 2002 to its estimated fair value based on the net present value of the remaining cash flows associated with the debt which was repaid at the closing of the AML acquisition.

(d)(6) Primarily represents the tax benefit associated with the tax deductible employee compensation related to the exercise of AML's outstanding options at the closing of the AML acquisition.

(d)(7) Based on the preliminary allocation of the acquisition cost of AML and the amount of goodwill recorded in AML's historical balance sheet as of March 31, 2002 (as noted in (d)(2) above), a pro forma adjustment of $381.1 million, representing incremental goodwill acquired, was reflected in the unaudited pro forma combined balance sheet at March 31, 2002.

     The increase in common stockholders' equity of $0.8 million represents the elimination of AML's historical net equity of $9.6 million, offset by the impact of the net charge to equity of $10.4 million related to the AML merger costs and expenses.

(e) Reflects the payment of the cash portion of the AML merger costs and expenses accrued for in (c) above.

(f) Reflects the repayment of substantially all of AML's outstanding debt of $150.3 million, plus accrued interest payable of $3.4 million as of March 31, 2002, and $1.7 million paid to terminate AML's then existing interest rate swap agreement. The accrued interest payable and the liability representing the fair value associated with AML's interest rate swap agreement were included in accounts payable and accrued expenses in AML's historical balance sheet as of March 31, 2002. The portion of AML's outstanding debt not repaid is principally associated with obligations under capital leases totaling $1 million as of March 31, 2002.

RELATING TO THE UNILAB ACQUISITION

(g) Reflects the gross cash proceeds of $525 million in borrowings under Quest Diagnostics' new $550 million one-year bridge loan facility to finance the cash portion of the purchase price and related transaction costs associated with the acquisition of Unilab and to repay substantially all of Unilab's existing outstanding debt. The gross proceeds have been reduced for debt financing costs of $0.8 million which will be capitalized. Quest Diagnostics expects to refinance the bridge loan facility with permanent financing in the bank and possibly public debt markets. See note(s) below regarding the potential impact associated with the refinancing of the bridge loan facility on net interest expense included in the unaudited pro forma combined statement of operations.

(h) Reflects special charges expected to be incurred by Unilab in conjunction with the Unilab acquisition. Approximately $27.9 million represents non-cash expenses related to stock based compensation due to the accelerated vesting of outstanding Unilab stock options. The stock based compensation for the options would be recorded as a charge to earnings with an offsetting increase in additional paid-in-capital. In the accompanying unaudited pro forma combined balance sheet, this non-recurring charge incurred in conjunction with the acquisition of Unilab, is reflected as a reduction in retained earnings within common stockholders' equity.

     In addition to the non-cash charges above, Unilab is expected to incur approximately $11.3 million of merger related expenses, primarily comprised of investment banking and legal fees, which has been reflected as an increase in accounts payable and accrued expenses. Offsetting this increase in accounts payable and accrued expenses is the estimated tax benefit, associated with the stock based compensation and merger related expenses outlined above, of $11.7 million, resulting in a net decrease in accounts payable and accrued expenses of $0.4 million.

     The $0.4 million increase in common stockholders' equity reflects the increase in additional paid in capital, associated with the non-cash stock based compensation related to the accelerated vesting of the Unilab stock options, of $27.9 million, partially offset by a reduction in retained earnings resulting from the after-tax impact of the special charges of $27.5 million ($39.2 million of total special charges, including the stock based compensation and merger related expenses, offset by the $11.7 million tax benefit disclosed above).

(i) Reflects the purchase of all the outstanding Unilab shares and the payment of transaction costs associated with the acquisition of Unilab. For purposes of the unaudited pro forma combined financial statements, Quest Diagnostics assumed that all outstanding options to acquire shares of Unilab common stock are exercised and that approximately $297 million of cash is paid to Unilab stockholders in the offer, with the remaining portion of the purchase price paid through the issuance of approximately
     8.5 million shares of common stock of Quest Diagnostics (valued at approximately $801.1 million, or

     $94.08 per share, based on the average closing stock price of Quest Diagnostics shares for the five trading days ended May 10, 2002). The components of acquisition cost are estimated as follows (in millions):

 COMPONENTS OF ACQUISITION COST
 Purchase price to acquire all of Unilab's outstanding common stock.....................................................  $1,098.1
 Transaction costs incurred by Quest Diagnostics, consisting primarily of fees and expenses of investment bankers,
   attorneys and accountants.................................       7.8
                                                               --------
   TOTAL ACQUISITION COST....................................   1,105.9
 Value of Quest Diagnostics shares issued....................    (801.1)
 Proceeds from options exercised to acquire Unilab common
   stock.....................................................     (28.3)
                                                               --------
   NET CASH PAID TO FUND CASH PORTION OF UNILAB PURCHASE
      PRICE AND RELATED TRANSACTION COSTS....................  $  276.5
                                                               ========

     The preliminary allocation of acquisition cost to the Unilab assets and liabilities acquired under the purchase method of accounting is as follows (in millions):

 PRELIMINARY PURCHASE PRICE ALLOCATION
 Net assets of Unilab per historical balance sheet as of
   March 31, 2002............................................  $   32.3
 Increase (decrease) in net assets due to:
 Proceeds from options exercised to acquire Unilab common
   stock.....................................................      28.3
 Special charges incurred by Unilab in conjunction with the
   Unilab acquisition, net of taxes and the increase in
   additional paid-in-capital related to the vesting of
   outstanding Unilab stock options (see note (h) above).....       0.4
                                                               --------
 Adjusted historical net assets of Unilab....................      61.0(i)(1)
 Adjustments to record net assets acquired based on estimated fair values:
 Intangible assets...........................................      (0.4)(i)(2)
 Other assets................................................      (4.0)(i)(3)
 Long-term debt..............................................     (27.7)(i)(4)
 Accounts payable and accrued expenses.......................      37.0(i)(5)
 Incremental goodwill recorded...............................   1,040.0(i)(6)
                                                               --------
 TOTAL ACQUISITION COST......................................  $1,105.9
                                                               ========

     -------------------------
(i)(1) Includes $92.9 million of goodwill recorded in Unilab's historical balance sheet as of March 31, 2002.

(i)(2) Represents the adjustment to reduce Unilab's historical net book value of intangible assets to estimated fair value. Based on the nature and operations of the businesses of Quest Diagnostics and Unilab, and Quest Diagnostics' strategic justification for pursuing the Unilab acquisition, Quest Diagnostics management determined, in consultation with third party valuation specialists, that none of the potential Unilab intangible assets qualify for inclusion as intangible assets under SFAS 141.

(i)(3) Represents the reduction in unamortized deferred financing costs of $4.0 million related to Unilab's outstanding debt expected to be repaid at the closing of the Unilab acquisition.

(i)(4) Represents the increase in the carrying value of Unilab's outstanding debt as of March 31, 2002 to its estimated fair value, based on the net present value of the estimated remaining cash flows, reflecting the estimated premium to refinance Unilab's 12 3/4% senior subordinated debentures of approximately $25 million.

(i)(5) Primarily represents the tax benefit associated with the tax deductible employee compensation related to the exercise of Unilab's outstanding options at the closing of the Unilab acquisition and the tax benefit associated with the estimated premium to refinance Unilab's 12 3/4% senior subordinated debentures.

(i)(6) Based on the estimated allocation of the acquisition cost of Unilab and the amount of goodwill recorded in Unilab's historical balance sheet as of March 31, 2002, a pro forma adjustment of

       $1.0 billion, representing incremental goodwill acquired, was reflected in the unaudited pro forma combined balance sheet at March 31, 2002.

       The increase in common stockholders' equity of $768.4 million primarily represents the elimination of Unilab's historical net equity of $32.3 million, offset by the value of the 8.5 million Quest Diagnostics shares assumed to be issued in conjunction with the Unilab acquisition of $801.1 million.

(j) Reflects the payment of the cash portion of Unilab's accrued merger costs and expenses accrued for in (h) above.

(k) Reflects the repayment of substantially all of Unilab's outstanding debt of $227.0 million (including the impact of the preliminary purchase price allocation adjustments above of $27.7 million), plus accrued interest payable of $6.5 million as of March 31, 2002. The portion of Unilab's outstanding debt not repaid is principally associated with obligations under capital leases totaling $1.7 million as of March 31, 2002.

STATEMENT OF OPERATIONS ADJUSTMENTS

RELATING TO THE AML ACQUISITION

(l) In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to reclassify certain costs and expenses in the historical financial statements of AML on a basis consistent with that of Quest Diagnostics. These adjustments are associated with the reclassification of:

      (1) Amortization of deferred financing costs,

      (2) Depreciation expense, and

      (3) Information technology costs in support of laboratory operations, occupancy costs and the costs related to professional liability insurance programs.

(m) The pro forma adjustment to net interest expense represents the difference between AML's historical interest expense and the assumed interest expense associated with the borrowings under Quest Diagnostics' existing credit facilities to finance the acquisition of AML and related transaction costs, and repayment of substantially all of AML's existing outstanding debt. For purposes of calculating the pro forma net interest expense adjustment, the borrowings consist of $300 million under Quest Diagnostics' secured receivables credit facility and $175 million under Quest Diagnostics' unsecured revolving credit facility. Both the secured receivables credit facility and unsecured revolving credit facility bear interest at variable rates. The assumed interest rates on the borrowings under the secured receivables credit facility and unsecured revolving credit facility were 2.42% and 3.2%, respectively. If the assumed interest rates fluctuate by 1/8%, interest expense fluctuates by approximately $0.6 million annually. Depending upon interest rates and the rate at which Quest Diagnostics is able to repay debt, amounts borrowed under Quest Diagnostics' existing credit facilities and ultimately net interest expense may vary from that indicated above.

(n) Reflects the pro forma impact on the amortization of goodwill and intangible assets to eliminate AML's historical amortization of goodwill and intangible assets, assuming that the nonamortization provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles" ("SFAS 142"), were in effect as of January 1, 2001, related to the goodwill acquired in the AML acquisition. Based on our preliminary allocation of purchase price and in consultation with third party valuation specialists, no intangibles assets, meeting the criteria under SFAS 141 were identified for AML.

(o) The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at an incremental tax rate of approximately 40%. The effective tax rate related to the pro forma adjustments is impacted by the pro forma adjustment to AML's historical amortization of goodwill and intangible assets, the majority of which is not deductible for tax purposes.

RELATING TO THE UNILAB ACQUISITION

(p) Includes $23.8 million of stock based compensation comprised of a $1.5 million non-cash charge related to service options issued to non-employee consultants that were accelerated in 2001 and $22.3 million of non-cash charges related to performance-based stock options that met certain contingent vesting provisions in 2001.

(q) The provision for special charges includes non-recurring charges of $3.0 million related to a federal investigation under the False Claims Act relating to Unilab's billings, $2.5 million paid to Unilab's majority shareholder for the termination of annual fees for financial advisory services provided to Unilab, $0.9 million related to the secondary offering of Unilab's common stock and $0.6 million of legal fees related to the settlement of claims brought by a former employee regarding employment benefits.

(r) In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to reclassify depreciation expense in the historical financial statements of Unilab on a basis consistent with that of Quest Diagnostics.

(s) The pro forma adjustment to net interest expense represents the difference between Unilab's historical interest expense and the assumed interest expense associated with the assumed borrowings under the new bridge loan facility to finance the acquisition of Unilab and related transaction costs, and repayment of substantially all of Unilab's existing outstanding debt. For purposes of calculating the pro forma net interest expense adjustment, the borrowings were assumed to consist of $525 million under Quest Diagnostics' new $550 million one-year bridge loan facility. The assumed interest rate on the borrowings under the new bridge loan facility, including amortization of deferred financing costs of approximately $0.8 million on an annual basis, was 3.8%. If the assumed interest rate fluctuates by 1/8%, interest expense fluctuates by approximately $0.7 million annually. Depending upon interest rates and the rate at which Quest Diagnostics is able to repay debt, amounts borrowed under the new bridge loan facility and ultimately net interest expense may vary from that indicated above.

     Additionally, Quest Diagnostics expects to refinance the amounts outstanding under the new bridge loan facility with permanent financing in the bank and possibly public debt markets. These unaudited pro forma combined financial statements assume that the bridge loan facility is outstanding for the entire one-year term. The interest rates associated with the expected refinancing of the bridge loan facility on a long-term permanent basis would be significantly higher than the assumed interest rate associated with the bridge loan facility if such refinancing was through the public debt markets. The permanent financing may consist of both variable and fixed interest rate indebtedness. For every 1% fluctuation in interest rates from the bridge loan facility rate of 3.8%, interest expense will fluctuate by approximately $5.3 million annually. Depending upon interest rates and the rate at which Quest Diagnostics is able to repay debt, amounts borrowed and ultimately net interest expense may vary from that indicated above.

(t) Reflects the pro forma impact on the amortization of goodwill and intangible assets to eliminate Unilab's historical amortization of goodwill and intangible assets, assuming that the nonamortization provisions of SFAS 142 were in effect as of January 1, 2001, related to the goodwill acquired in the Unilab acquisition. Based on our preliminary allocation of purchase price and in consultation with third party valuation specialists, no intangibles assets, meeting the criteria under SFAS 141, were identified for Unilab.

(u) The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at an incremental tax rate of approximately 40%.

(v) Basic net income per common share is calculated by dividing net income, less preferred stock dividends (approximately $118 for 2001), by the weighted average number of common shares outstanding. Diluted net income per common share is calculated by dividing net income, less preferred stock dividends, by the weighted average number of common shares outstanding, after giving effect to all potentially dilutive common shares outstanding during the period. Potentially dilutive common shares primarily include stock options and restricted common shares granted under Quest Diagnostics' Employee Equity Participation Program. Basic and diluted net income per common share on a pro forma combined basis gives effect to the assumed 8.5 million of Quest Diagnostics common stock issued to Unilab stockholders to effectuate the acquisition of Unilab, assuming that the Unilab acquisition closed on January 1, 2001. For purposes of the unaudited pro forma combined financial statements, we assumed that all outstanding options to acquire shares of Unilab common stock are exercised and that $297 million of cash was paid to Unilab stockholders in the offer, with the remaining portion of the purchase price paid through the issuance of approximately 8.5 million shares of common stock of Quest Diagnostics.

(w) Quest Diagnostics adopted SFAS 142 on January 1, 2002. Assuming the nonamortization provisions of SFAS 142 had been effective at the beginning of fiscal 2001, pro forma net income for the year ended December 31, 2001 would have increased by $36.0 million, representing the reduction in Quest Diagnostics' historical goodwill amortization, net of taxes.

                 DESCRIPTION OF QUEST DIAGNOSTICS CAPITAL STOCK

COMMON STOCK

     Quest Diagnostics' certificate of incorporation permits it to issue up to 300,000,000 shares of common stock, par value $0.01 per share. As of April 30, 2002, there were 97,005,940 shares of Quest Diagnostics' common stock outstanding held of record by approximately 6,300 stockholders. The following description of Quest Diagnostics' common stock and provisions of its certificate of incorporation and by-laws is only a summary, and Quest Diagnostics encourages you to review complete copies of Quest Diagnostics' certificate of incorporation and by-laws, which Quest Diagnostics has previously filed with the SEC.

     Holders of Quest Diagnostics' common stock are entitled to receive, as, when and if declared by its board of directors, dividends and other distributions in cash, stock or property from its assets or funds legally available for those purposes subject to any dividend preferences that may be attributable to preferred stock. Holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders may vote. Holders of common stock are not entitled to cumulative voting for the election of directors. There are no preemptive, conversion, redemption or sinking fund provisions applicable to Quest Diagnostics' common stock. All outstanding shares of Quest Diagnostics' common stock are fully paid and non-assessable. In the event of Quest Diagnostics' liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution, subject to any prior rights of any holders of preferred stock then outstanding.

     Quest Diagnostics' common stock is traded on the New York Stock Exchange under the symbol "DGX".

PREFERRED STOCK

     Quest Diagnostics' certificate of incorporation permits it to issue, without prior permission from its stockholders, up to 10,000,000 shares of preferred stock. As of December 31, 2001, Quest Diagnostics had previously authorized:

     - 1,000 shares of voting cumulative preferred stock, par value $1.00 per share, all of which were repurchased on December 31, 2001; and

     - 1,300,000 shares of series A preferred stock par value $1.00 per share, none of which are expected to be issued nor are any outstanding. The series A preferred stock will be issued pursuant to Quest Diagnostics' rights agreement as described below under "Rights Agreement".

DELAWARE LAW AND QUEST DIAGNOSTICS' CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS MAY HAVE AN ANTI-TAKEOVER EFFECT

     Provisions in Quest Diagnostics' certificate of incorporation, by-laws and Delaware law could make it harder for someone to acquire Quest Diagnostics through a tender offer, proxy contest or otherwise. Quest Diagnostics is governed by the provisions of Section 203 of the DGCL, which provides that a person who owns (or within three years, did own) 15% or more of a company's voting stock is an "interested stockholder". Section 203 prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period commencing three years from the date in which the person became an interested stockholder unless:

     - the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation (excluding shares owned by officers, directors, or certain employee stock purchase plans); or

     - at or subsequent to the time the transaction is approved by the board of directors, there is an affirmative vote of at least 66.67% of the outstanding voting stock.

     Section 203 could prohibit or delay mergers or other takeover attempts against Quest Diagnostics and, accordingly, may discourage attempts to acquire it through tender offer, proxy contest or otherwise.

     Quest Diagnostics' certificate of incorporation and by-laws include certain restrictions on who may call a special meeting of stockholders and prohibit certain actions by written consent of the holders of common stock. These provisions could delay, deter or prevent a future takeover or acquisition of Quest Diagnostics unless such takeover or acquisition is approved by the board of directors. Quest Diagnostics has a staggered board of directors, so that it would take three successive annual meetings to replace all directors. Quest Diagnostics' certificate of incorporation also requires the approval of holders of at least 80% of the voting power of the outstanding capital stock of Quest Diagnostics entitled to vote generally in the election of directors as a condition for mergers and certain other business combinations with any beneficial owner of more than 10% of such voting power or an interested stockholder, unless (1) the transaction is approved by at least a majority of directors that are not affiliated or associated with the interested stockholder with whom Quest Diagnostics is seeking a business combination or (2) certain minimum price, form of consideration and procedural requirements are met.

RIGHTS AGREEMENT

     On December 31, 1996, Quest Diagnostics adopted a shareholder rights agreement. As with most shareholder rights agreements, the terms of Quest Diagnostics' rights agreement are complex and not easily summarized. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read Quest Diagnostics' rights agreement, as amended, that is incorporated by reference as an exhibit to this S-4 registration statement of which this prospectus is a part.

     Quest Diagnostics' rights agreement provides that each share of Quest Diagnostics' common stock will have the right to purchase a unit consisting of one-hundredth of its series A preferred stock at a purchase price of $250. Each share of series A preferred stock is entitled to 100 votes per share and votes together with Quest Diagnostics' common stock as a single class. The series A preferred stock is not redeemable. Holders of rights will have no rights as Quest Diagnostics' stockholders, including the right to vote or receive dividends, simply by virtue of holding the rights.

     Initially, the rights under Quest Diagnostics' rights agreement are attached to outstanding certificates representing Quest Diagnostics' common stock and no separate certificates representing the rights will be distributed. The rights will separate from the shares of Quest Diagnostics' common stock and be represented by separate certificates approximately 10 days after someone acquires or commences a tender or exchange offer for 20% of Quest Diagnostics' outstanding common stock except in the case of SmithKline Beecham and its affiliates, who may acquire up to 29.5% of Quest Diagnostics' outstanding common stock without triggering the separation of the rights from Quest Diagnostics' common stock.

     After the rights separate from the shares of Quest Diagnostics' common stock, certificates representing the rights will be mailed to record holders of the shares of Quest Diagnostics' common stock. Once distributed, the rights certificates alone will represent the rights. All of the shares of Quest Diagnostics' common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the shares of the common stock. The rights will expire on December 31, 2006 unless earlier redeemed or exchanged by Quest Diagnostics.

     If a person or group obtains or has the right to obtain 20% or more of the shares of Quest Diagnostics' common stock, then each holder of a right shall be entitled to receive common stock in lieu of the series A preferred stock upon exercise of the right and payment of the purchase price. The number of shares of common stock the holder of the right shall be entitled to receive shall have a value equal to two times the purchase price paid by such holder upon exercise of the right, unless Quest Diagnostics' board of directors exercises its option pursuant to the rights agreement to exchange all or part of the outstanding rights for common stock at an exchange ratio of one common stock per right prior to a person or group beneficially owning 50% or more of the shares of Quest Diagnostics' common stock. If Quest Diagnostics is acquired in a merger, consolidation or other business combination or more than 50% of Quest Diagnostics' assets are sold or transferred, each right will thereafter entitle the holder thereof to receive, upon the exercise of such right, common stock of the acquiring corporation having a value equal to two times the purchase price of such right.

     Quest Diagnostics' rights agreement may have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire Quest Diagnostics. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover but rather are designed to enhance the ability of Quest Diagnostics' board to negotiate with an acquiror on behalf of all the stockholders. In addition, the rights should not interfere with a proxy contest.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Quest Diagnostics' certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including, without limitation, directors serving on committees of Quest Diagnostics' board of directors. Directors remain liable for:

     - any breach of the director's duty of loyalty to Quest Diagnostics or its stockholders;

     - any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law;

     - any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances; and

     - any transaction from which the directors derive an improper personal benefit.

     This provision, however, has no effect on the availability of equitable remedies such as an injunction or rescission. In addition, this provision will not limit liability under state or federal securities laws.

     The certificate of incorporation provides that Quest Diagnostics shall indemnify its officers and directors to the fullest extent permitted by such law. Quest Diagnostics believes that these provisions will assist it in attracting and retaining qualified individuals to serve as directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Quest Diagnostics' common stock is Computershare Investor Services LLC, 2 North LaSalle Street, Chicago, Illinois 60602, and its telephone number at this location is (312) 588-4991.

                        COMPARISON OF STOCKHOLDER RIGHTS

     Quest Diagnostics and Unilab are both incorporated under the laws of the State of Delaware. If the offer is completed, Unilab stockholders exchanging their shares in the offer, whose rights are currently governed by the laws of the state of Delaware and the third amended and restated certificate of incorporation and by-laws of Unilab, will, upon completion of the offer, become stockholders of Quest Diagnostics, and their rights as such will be governed by Delaware law and the certificate of incorporation and by-laws of Quest Diagnostics. The material differences between the rights of holders of Unilab shares and the rights of holders of Quest Diagnostics shares, resulting from the differences in their governing documents, are summarized below.

     The following summary does not purport to be a complete statement of the rights of the holders of Quest Diagnostics shares under the applicable provisions of Delaware law and the certificate of incorporation and by-laws of Quest Diagnostics or the rights of the holders of Unilab shares under the applicable provisions of the laws of the state of Delaware and the third amended and restated certificate of incorporation and by-laws of Unilab, or a complete description of the specific provisions referred to herein. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed, and is qualified in its entirety by reference to the Delaware law and the governing documents of Quest Diagnostics and Unilab, to which the Unilab stockholders are referred. Copies of such governing corporate instruments of Quest Diagnostics and Unilab are available, without charge, to any person, including any beneficial owner to whom this prospectus is delivered, by following the instructions listed under "Where You Can Find More Information about Quest Diagnostics and Unilab".

   SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF UNILAB STOCKHOLDERS
                AND THE RIGHTS OF QUEST DIAGNOSTICS STOCKHOLDERS

                           UNILAB STOCKHOLDER RIGHTS        QUEST DIAGNOSTICS STOCKHOLDER RIGHTS
                           -------------------------        ------------------------------------
Authorized Capital   The authorized capital stock of        The authorized capital stock of Quest
Stock:               Unilab consists of 60,000,000 shares   Diagnostics consists of 300,000,000
                     of common stock, $.01 par value per    shares of common stock, $.01 par
                     share, of which 33,573,700 shares      value per share, of which 97,005,940
                     were outstanding as of May 14, 2002,   shares were outstanding as of April
                     and 15,000,000 shares of preferred     30, 2002, and 10,000,000 shares of
                     stock, $0.01 par value per share,      preferred stock, $1.00 par value per
                     none of which was outstanding as of    share, of which, as of April 30,
                     May 14, 2002.                          2002, 1,000 shares have been
                                                            classified as voting cumulative
                                                            preferred stock, none of which are
                                                            issued nor are any outstanding, and
                                                            1,300,000 shares of series A
                                                            preferred stock, none of which are
                                                            issued nor are any outstanding.

Voting Rights:       The holders of Unilab shares are       The holders of Quest Diagnostics
                     entitled to one vote per share of      shares are entitled to one vote per
                     common stock.                          share of common stock.

                           UNILAB STOCKHOLDER RIGHTS        QUEST DIAGNOSTICS STOCKHOLDER RIGHTS
                           -------------------------        ------------------------------------
Dividends:           Under section 170(a) of the DGCL,      Under section 170(a) of the DGCL,
                     Unilab may declare and pay dividends,  Quest Diagnostics may declare and pay
                     subject to limitations in its          dividends, subject to limitations in
                     certificate of incorporation, either   its certificate of incorporation,
                     out of its surplus or if there is no   either out of its surplus or if there
                     surplus, out of its net profits for    is no surplus, out of its net profits
                     the fiscal year in which the dividend  for the fiscal year in which the
                     is declared and/or the preceding       dividend is declared and/or the
                     year. If the capital of Unilab has     preceding year. If the capital of
                     been diminished to an amount less      Quest Diagnostics has been diminished
                     than the aggregate amount of the       to an amount less than the aggregate
                     capital represented by the issued and  amount of the capital represented by
                     outstanding stock of all classes       the issued and outstanding stock of
                     having a preference upon the           all classes having a preference upon
                     distribution of assets, the directors  the distribution of assets, the
                     may not declare and pay any dividend   directors may not declare and pay any
                     out of net profits until the           dividend out of net profits until the
                     deficiency in Unilab's capital as to   deficiency in Quest Diagnostics'
                     classes of stock having a preference   capital as to classes of stock having
                     upon distribution of assets has been   a preference upon distribution of
                     repaid.                                assets has been repaid.

                                                            Subject to the prior and superior
                                                            rights of the preferred stock or any
                                                            similar stock ranking prior and
                                                            superior, the holders of the common
                                                            stock shall be entitled to receive,
                                                            to the extent permitted by law, such
                                                            dividends as may be declared by the
                                                            board of directors at any regular or
                                                            special meeting. Such declaration may
                                                            be continuing or limited to a
                                                            specific payment or distribution.
                                                            Dividends may be paid in cash, in
                                                            property, or in shares of stock,
                                                            subject to the provisions of the
                                                            certificate of incorporation.

Number of            Delaware Law requires that a board of  Delaware Law requires that a board of
Directors:           directors consist of one or more       directors consist of one or more
                     members, with the number fixed by or   members, with the number fixed by or
                     in the manner provided in the          in the manner provided in the
                     by-laws, unless the certificate of     by-laws, unless the certificate of
                     incorporation fixes the number of      incorporation fixes the number of
                     directors. Unilab's by-laws provide    directors. Quest Diagnostics'
                     that the board shall be composed of    certificate of incorporation provides
                     not less than three (3) nor more than  that the board shall be composed of
                     seven (7) directors and that the       not less than three (3) nor more than
                     specific number of directors will be   twelve (12) directors and that the
                     determined by the board of directors   specific number of directors will be
                     or the stockholders. The Unilab board  determined by the board of directors.
                     of directors currently consists of     Such exact number shall be six (6)
                     five (5) directors, with each          unless otherwise determined by a
                     director elected until his or her      resolution so adopted by a majority
                     respective successors are duly         of the board of directors. Quest
                     elected and qualified or until his or  Diagnostics' board is divided into
                     her earlier death, resignation or      three classes, each of which will be
                     removal.                               as nearly equal in number as
                                                            possible. The Quest Diagnostics'
                                                            board of directors currently consists
                                                            of ten (10) directors, divided into
                                                            three classes with three-year terms.

                           UNILAB STOCKHOLDER RIGHTS        QUEST DIAGNOSTICS STOCKHOLDER RIGHTS
                           -------------------------        ------------------------------------
Removal of           Unilab directors may be removed, with  Subject to the rights of the holders
Directors:           or without cause, by the holders of a  of any series of preferred stock or
                     majority of the shares then entitled   any other class of capital stock
                     to vote at an election of directors.   other than the common stock then
                                                            outstanding, the Quest Diagnostics'
                                                            directors may be removed, only for
                                                            cause:

                                                              (1) by the holders of record of a
                                                            majority of the shares then entitled
                                                                  to vote at an election of
                                                                  directors, and

                                                              (2) by the affirmative vote of a
                                                            majority of the entire board, at any
                                                                  time prior to the expiration of
                                                                  his or her term of office.

Vacancies:           If any vacancies occur on Unilab's     Subject to the rights of the holders
                     board, they may be filled by a         of any series of preferred stock or
                     majority vote of the directors then    any other class of capital stock
                     in office, although less than a        other than the common stock then
                     quorum of the board. Each director so  outstanding, vacancies in any class
                     chosen shall hold office for the       of directors shall be filled only by
                     unexpired term of his or her           the affirmative vote of a majority of
                     predecessor in office.                 the remaining directors of the board,
                                                            although less than a quorum, or by
                                                            the sole remaining director. Each
                                                            director so chosen shall hold office
                                                            until the next election of the class
                                                            for which such directors shall have
                                                            been chosen and until his or her
                                                            successor is elected and qualified.

Advance Notice       Unilab has not adopted advance notice  Nominations of persons for election
By-law Provisions    by-law provisions.                     to the board and the proposal of
Relating to                                                 business to be considered by the
Nominations of                                              stockholders may be made at an annual
Directors:                                                  meeting of stockholders (i) pursuant
                                                            to the corporation's notice of
                                                            meeting, (ii) by or at the direction
                                                            of the board of directors, or (iii)
                                                            by any stockholder of the corporation
                                                            who was a stockholder of record at
                                                            the time of giving of notice, who is
                                                            entitled to vote at the meeting and
                                                            who complied with the notice
                                                            procedures set forth in the by-laws.
                                                            Only such persons who are nominated
                                                            in accordance with the procedures set
                                                            forth in the by-laws shall be
                                                            eligible to serve as directors.

Annual Meeting:      The annual meeting of Unilab's         The annual meeting of Quest
                     stockholders will be held at such      Diagnostics' stockholders will be
                     date and time as shall be designated   held at such date and time as shall,
                     by the board and stated in the notice  from time to time, be designated by
                     of the meeting.                        the board and stated in the notice of
                                                            the meeting.

                           UNILAB STOCKHOLDER RIGHTS        QUEST DIAGNOSTICS STOCKHOLDER RIGHTS
                           -------------------------        ------------------------------------
Calling a Special    Special meetings of Unilab's           Special meetings of Quest
Meeting of           stockholders may be called for any     Diagnostics' stockholders may be
Stockholders:        purpose, by Unilab's President, its    called only by the board of
                     board of directors, or the holders of  directors.
                     not less than one-tenth (1/10th) of
                     all outstanding shares of capital
                     stock entitled to vote at the
                     meeting.

Shareholder Quorum   A majority of the shares entitled to   Except as at the time otherwise
and Voting           vote, represented in person or by      required by statute or by the
Requirements:        proxy, shall constitute a quorum at a  certificate of incorporation, the
                     meeting of stockholders. Except as     presence at any stockholders meeting,
                     otherwise provided by the certificate  in person or by proxy, of the holders
                     of incorporation, if a quorum is       of record of shares of stock (of any
                     present, the affirmative vote of a     class) entitled to vote at the
                     majority of the shares represented in  meeting, aggregating a majority of person or by proxy at the meeting and  the total number of shares of stock
                     entitled to vote on the subject        of all classes then issued and
                     matter shall be the act of the         outstanding and entitled to vote at
                     stockholders.                          the meeting, shall be necessary and
                                                            sufficient to constitute a quorum for
                                                            the transaction of business.

Stockholder Action   Unilab's stockholders may take action  Quest Diagnostics' stockholders may by Written Consent:  without a meeting by written consent,  take action which may be taken at any
                     setting forth the action so taken,     annual or special meeting of
                     with the number of votes necessary to  stockholders without a meeting if
                     authorize the action at a meeting at   consent in writing, setting forth the
                     which all shares entitled to vote      action so taken, is signed by the
                     thereon were present and voted.        holders of all outstanding stock
                                                            entitled to vote and no action by
                                                            non-unanimous written consent shall
                                                            be permitted.

Stockholder Rights   Unilab has not adopted a stockholder   On December 31, 1996, Quest
Plan:                rights plan.                           Diagnostics adopted a stockholder
                                                            rights plan.

Amendment of         Under the DGCL, Unilab's board must    Under the DGCL, Quest Diagnostics'
Charter:             declare the advisability of an         board must declare the advisability
                     amendment to the certificate of        of an amendment to the certificate of
                     incorporation and the amendment must   incorporation and the amendment must
                     be approved by the holders of a        be approved by the holders of a
                     majority of the outstanding stock      majority of the outstanding stock
                     entitled to vote upon the proposed     entitled to vote upon the proposed
                     amendment, unless a higher vote is     amendment, unless a higher vote is
                     required by Unilab's certificate of    required by Quest Diagnostics'
                     incorporation. At any time prior to    certificate of incorporation. The
                     the filing of such amendment with the  affirmative vote of the holders of
                     Delaware Secretary of State,           record of outstanding shares
                     notwithstanding authorization of the   representing at least eighty percent
                     proposed amendment by the              (80%) of the voting power of all the
                     stockholders, the board of directors   outstanding voting stock shall be
                     may abandon such proposed amendment    required to amend, alter or repeal,
                     without further action by the          or adopt any provision or provisions
                     stockholders.                          of the certificate of incorporation
                                                            inconsistent

                           UNILAB STOCKHOLDER RIGHTS        QUEST DIAGNOSTICS STOCKHOLDER RIGHTS
                           -------------------------        ------------------------------------
                                                            with any provision of paragraph 5
                                                            (Directors), 6 (Business
                                                            Combination), 7 (Special Stockholder
                                                            Meetings), 8 (Action by Unanimous
                                                            Written Consent), and 12 (Amendment
                                                            or Repeal). However, paragraph 12
                                                            shall not apply to, and such eighty
                                                            percent (80%) vote shall not be
                                                            required for, any amendment,
                                                            alteration, repeal or adoption of any
                                                            inconsistent provision or provisions
                                                            declared advisable by the board by
                                                            the affirmative vote of two-thirds of
                                                            the entire board and a majority of
                                                            the continuing directors.

Amendment of         Under Section 109 of the DGCL, Unilab  Under Section 109 of the DGCL, Quest
By-laws:             stockholders have the power to amend   Diagnostics' stockholders have the
                     or repeal by-laws, even though the     power to amend or repeal by-laws,
                     board may also be delegated the        even though the board may also be
                     power.                                 delegated the power.

                     Unilab's by-laws may be altered,       Quest Diagnostics' by-laws may be
                     amended or repealed and new by-laws    altered, amended or repealed and new
                     may be adopted by a majority vote of   by-laws may be adopted by resolution
                     the board at any regular or special    of the board of directors or of the
                     meeting of the board, subject to the   stockholders.
                     power of the stockholders to make,
                     amend or repeal such by-laws by the
                     affirmative vote of the holders of a
                     majority of the outstanding shares
                     entitled to vote at an annual meeting
                     or at a special meeting called for
                     that purpose or by written consent.

                           UNILAB STOCKHOLDER RIGHTS        QUEST DIAGNOSTICS STOCKHOLDER RIGHTS
                           -------------------------        ------------------------------------
Limitation of        Section 102(b)(7) of the DGCL          Section 102(b)(7) of the DGCL
Personal Liability   provides that a corporation may        provides that a corporation may
of Directors and     include in its certificate of          include in its certificate of
Officers:            incorporation a provision limiting or  incorporation a provision limiting or
                     eliminating the liability of its       eliminating the liability of its
                     directors to the corporation and its   directors to the corporation and its
                     stockholders for monetary damages      stockholders for monetary damages
                     arising from a breach of fiduciary     arising from a breach of fiduciary
                     duty, except for:                      duty, except for:

                       (1) a breach of the duty of loyalty    (1) a breach of the duty of loyalty
                     to the corporation or its              to the corporation or its
                           stockholders;                          stockholders;

                       (2) acts or omissions not in good      (2) acts or omissions not in good
                     faith or which involve intentional     faith or which involve intentional
                           misconduct or a knowing                misconduct or a knowing
                           violation of law;                      violation of law;

                       (3) payment of a dividend or the       (3) payment of a dividend or the
                           repurchase or redemption of            repurchase or redemption of
                           stock in violation of Delaware         stock in violation of Delaware
                           law; or                                law; or

                       (4) any transaction from which the     (4) any transaction from which the
                     director derived an improper personal  director derived an improper personal
                           benefit.                               benefit.

                     Unilab's certificate of incorporation  Quest Diagnostics' certificate of
                     limits the personal liability of its   incorporation limits the personal
                     directors and officers to the full     liability of its directors and
                     extent allowed under Delaware law.     officers to the full extent allowed
                                                            under Delaware law.

Indemnification of   Under Section 145 of the DGCL, a       Under Section 145 of the DGCL, a
Directors and        corporation may indemnify directors    corporation may indemnify directors
Officers:            and officers (1) for actions taken in  and officers (1) for actions taken in
                     good faith and in a manner they        good faith and in a manner they
                     reasonably believed to be in, or not   reasonably believed to be in, or not
                     opposed to, the best interest of the   opposed to, the best interest of the
                     corporation; and (2) with respect to   corporation; and (2) with respect to
                     any criminal proceeding where they     any criminal proceeding where they
                     had no reasonable cause to believe     had no reasonable cause to believe
                     that their conduct was unlawful.       that their conduct was unlawful.

                     In addition, Section 145 of the DGCL   In addition, Section 145 of the DGCL
                     provides that a corporation may        provides that a corporation may
                     advance to a director or officer       advance to a director or officer
                     expenses incurred in defending any     expenses incurred in defending any
                     action upon receipt of an undertaking  action upon receipt of an undertaking
                     by the director or officer to repay    by the director or officer to repay
                     the amount advanced if it is           the amount advanced if it is
                     ultimately determined that he or she   ultimately determined that he or she
                     is not entitled to indemnification.    is not entitled to indemnification.

                     Unilab's by-laws provide for           Quest Diagnostics' by-laws provide
                     indemnification of its directors and   for indemnification of its directors
                     officers to the full extent permitted  and officers to the full extent
                     by the DGCL.                           permitted by the DGCL.

                           UNILAB STOCKHOLDER RIGHTS        QUEST DIAGNOSTICS STOCKHOLDER RIGHTS
                           -------------------------        ------------------------------------
Super-Majority       Unilab does not have any               The affirmative vote of the holders
Voting Requirement:  super-majority requirements.           of record of outstanding shares
                                                            representing at least eighty percent
                                                            (80%) of the voting power of all the
                                                            outstanding voting stock shall be
                                                            required to:

                                                              (1) approve any business
                                                            combination, except if the business
                                                                  combination has been approved
                                                                  by the affirmative vote of a
                                                                  majority of the directors and
                                                                  the conditions set forth in the
                                                                  certificate of incorporation
                                                                  concerning the form of
                                                                  consideration, price and
                                                                  procedure requirements are met,
                                                                  and

                                                              (2) amend, alter or repeal, or
                                                            adopt certain provisions of the
                                                                  certificate of incorporation.

                                                            The certificate of incorporation of
                                                            Quest Diagnostics shall not be
                                                            amended in any manner which would
                                                            materially alter or change the
                                                            powers, preferences or special rights
                                                            of the series A preferred stock so as
                                                            to affect such series adversely
                                                            without the affirmative vote of the
                                                            holders of at least two-thirds of the
                                                            outstanding shares of series A
                                                            preferred stock, voting together as a
                                                            single series.
Preferred Stock:     Unilab's board of directors is         The Quest Diagnostics' board of
                     expressly authorized to provide for    directors is expressly authorized to
                     the issuance of shares of preferred    provide for the issuance of shares of
                     stock in one or more classes or        preferred stock in one or more
                     series, and to fix for each such       classes or series, and to fix for
                     class or series any rights,            each such class or series any rights,
                     restrictions or qualifications as may  restrictions or qualifications as
                     be permitted by the DGCL.              provided in the certificate of
                                                            incorporation and as may be permitted
                                                            by the DGCL.
Business             Under Section 203 of the DGCL, the     Under Section 203 of the DGCL, the
Combinations:        business combination statute of the    business combination statute of the
                     DGCL, a corporation is prohibited      DGCL, a corporation is prohibited
                     from engaging in any business          from engaging in any business
                     combination with an interested         combination with an interested
                     stockholder who, together with         stockholder who, together with
                     affiliates or associates, owns, or     affiliates or associates, owns, or
                     who became an affiliate or associate   who became an affiliate or associate
                     of the corporation and within a        of the corporation and within a
                     three-year period did own, 15% or      three-year period did own, 15% or
                     more of the corporation's voting       more of the corporation's voting
                     stock for a three-year period          stock for a three-year period
                     following the time the stockholder     following the time the stockholder
                     became an interested stockholder,      became an interested stockholder,
                     except under specified circumstances.  except under specified circumstances.

                           UNILAB STOCKHOLDER RIGHTS        QUEST DIAGNOSTICS STOCKHOLDER RIGHTS
                           -------------------------        ------------------------------------
                     The provisions of Section 203 of the   The provisions of Section 203 of the
                     DGCL do not apply to a corporation     DGCL do not apply to a corporation
                     if, subject to specified               if, subject to specified
                     requirements, the certificate of       requirements, the certificate of
                     incorporation or by-laws of the        incorporation or by-laws of the
                     corporation contain a provision        corporation contain a provision
                     expressly electing not to be governed  expressly electing not to be governed
                     by the provisions of the statute or    by the provisions of the statute or
                     the corporation does not have voting   the corporation does not have voting
                     stock listed on a national securities  stock listed on a national securities exchange, authorized for quotation on  exchange, authorized for quotation on an inter-dealer quotation system of a  an inter-dealer quotation system of a
                     registered national securities         registered national securities
                     association or held of record by more  association or held of record by more
                     than 2,000 stockholders.               than 2,000 stockholders.
                     Unilab has expressly elected not to    Quest Diagnostics has not expressly
                     be governed by Section 203 of the      opted out of this Delaware law
                     DGCL.                                  provision in its certificate of
                                                            incorporation or by-laws. Pursuant to
                                                            Quest Diagnostics' certificate of
                                                            incorporation, "Interested
                                                            Stockholder" shall mean any person
                                                            who is, or was at any time within the
                                                            two-year period immediately prior to
                                                            the date in question, the beneficial
                                                            owner of 10% or more of the voting
                                                            power of the outstanding voting
                                                            stock, or is an assignee of, or has
                                                            otherwise succeeded to, any shares of
                                                            voting stock of which an interested
                                                            stockholder was the beneficial owner
                                                            at any time within the two-year
                                                            period immediately prior to the date
                                                            in question, if such assignment or
                                                            succession shall have occurred in the
                                                            course of a transaction, or
                                                            transactions, not involving a public
                                                            offering within the meaning of the
                                                            Securities Act of 1933, as amended.
Appraisal Rights:    Section 262 of the DGCL provides for   Section 262 of the DGCL provides for
                     appraisal rights under certain         appraisal rights under certain
                     circumstances, as outlined in Annex C  circumstances, as outlined in Annex C
                     of this prospectus.                    of this prospectus.

                                 LEGAL MATTERS

     The validity of the Quest Diagnostics shares offered hereby will be passed upon for Quest Diagnostics by Leo C. Farrenkopf, Jr., the Deputy General Counsel, Vice President and Secretary of Quest Diagnostics. Shearman & Sterling, counsel to Quest Diagnostics, and Skadden, Arps, Slate, Meagher and Flom LLP, counsel to Unilab, each will deliver an opinion concerning the United States federal income tax consequences of the offer and the merger.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Quest Diagnostics Incorporated for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements and the related financial statement schedule of Unilab Corporation as of December 31, 2001 and 2000 and for the years then ended incorporated in this prospectus by reference from Unilab Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The statements of operations, shareholders' deficit and cash flows of Unilab Corporation for the year ended December 31, 1999 incorporated in this prospectus by reference from Unilab Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. We have included the statements of operations, shareholders' deficit and cash flows of Unilab Corporation in this prospectus and elsewhere in the registration statement in reliance on Arthur Andersen LLP's report. After reasonable efforts, we have not been able to obtain the written consent of Arthur Andersen LLP to our naming it in this prospectus. This may limit your ability to recover from Arthur Andersen LLP for any claims that you may assert as a result of the work performed by Arthur Andersen LLP. In addition, your ability to recover from Arthur Andersen LLP may be limited by the amount of assets of Arthur Andersen LLP that may be available for claims in the future.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Some statements and disclosures in this prospectus, including the documents incorporated by reference, are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can often be identified by the use of words such as "may", "believe", "will", "expect", "project", "estimate", "anticipate", "plan" or "continue". These forward-looking statements are based on Quest Diagnostics' current plans and expectations and are subject to a number of risks and uncertainties that could significantly cause Quest Diagnostics' plans and expectations, including actual results, to differ materially from the forward-looking statements.

     Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in these documents. The following list of important factors could cause Quest Diagnostics' actual financial results to differ materially from those projected, forecasted or estimated by Quest Diagnostics in forward-looking statements.

          (a) Heightened competition, including increased pricing pressure and competition from hospitals for testing for non-patients and competition from physicians. See "Business -- Competition" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (b) Impact of changes in payer mix, including any shift from traditional, fee-for-service medicine to capitated managed-cost healthcare. See "Business -- Payers and Customers -- Customers -- Managed

     Care Organizations" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (c) Adverse actions by government or other third-party payers, including unilateral reduction of fee schedules payable to Quest Diagnostics and an increase in the practice of negotiating for exclusive contracts that involve aggressively priced capitated payments by managed care organizations. See "Business -- Regulation of Reimbursement for Clinical Laboratory Services" and "Business -- Payers and
     Customers -- Customers -- Managed Care Organizations" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (d) The impact on Quest Diagnostics' volume and collected revenue or general or administrative expenses resulting from its compliance with Medicare and Medicaid administrative policies and requirements of third-party payers. These include:

        - the requirements of Medicare carriers to provide diagnosis codes for many commonly ordered tests and the likelihood that third-party payers will increasingly adopt similar requirements;

        - the policy of CMS to limit Medicare reimbursement for tests contained in automated chemistry panels to the amount that would have been paid if only the covered tests, determined on the basis of demonstrable "medical necessity", had been ordered;

        - continued inconsistent practices among the different local carriers administering Medicare; and

        - proposed changes by CMS to the ABN form.

     See "Business -- Regulation of Reimbursement for Clinical Laboratory Services" and "Business -- Billing" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (e) Adverse results from pending or future government investigations or private actions. These include, in particular:

        - significant monetary damages and/or exclusion from the Medicare and Medicaid programs and/or other significant litigation matters;

        - the absence of indemnification from SmithKline Beecham for:

             (a) governmental claims against SBCL that arise after August 16, 1999, and

             (b) private claims unrelated to the indemnified government claims or investigations; and

        - the absence of indemnification for consequential damages from SmithKline Beecham.

          (f) Failure to obtain new customers at profitable pricing or failure to retain existing customers, and reduction in tests ordered or specimens submitted by existing customers.

          (g) Failure to efficiently integrate acquired clinical laboratory businesses or to efficiently integrate clinical laboratory businesses from joint ventures and alliances with hospitals, and the costs related to any such integration, or to retain key technical and management personnel.

          (h) Inability to obtain professional liability insurance coverage or a material increase in premiums for such coverage. See
     "Business -- Insurance" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (i) Denial of CLIA certification or any other license to any of Quest Diagnostics' clinical laboratories under the CLIA standards, by CMS for Medicare and Medicaid programs or other federal, state and local agencies. See "Business -- Regulation of Clinical Laboratory Operations" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (j) Increased federal regulation of independent clinical laboratories, including regulation by the FDA.

          (k) Adverse publicity and news coverage about Quest Diagnostics or the clinical laboratory industry.

          (l) Computer or other system failures that affect Quest Diagnostics' ability to perform tests, report test results or properly bill customers, including potential failures resulting from systems conversions, including from the integration of the systems of Quest Diagnostics and SBCL, telecommunications failures, malicious human acts (such as electronic break-ins or computer viruses) or natural disasters. See
     "Business -- Information Systems" and "Business -- Billing" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (m) Development of technologies that substantially alter the practice of laboratory medicine, including technology changes that lead to the development of more cost-effective tests such as (1) point-of-care tests that can be performed by physicians in their offices, and (2) home testing that can be carried out without requiring the services of clinical laboratories. See "Competition" and "Regulation of Clinical Laboratory Operations" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (n) Issuance of patents or other property rights to Quest Diagnostics' competitors or others that could prevent, limit or interfere with the ability of Quest Diagnostics to develop, perform or sell its tests or operate its business. See "Business -- The United States Clinical Laboratory Testing Market" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (o) Development of tests by Quest Diagnostics' competitors or others that Quest Diagnostics may not be able to license, or usage of its technology or similar technologies or its trade secrets by its competitors, any of which could negatively affect its competitive position.

          (p) Development of an Internet based electronic commerce business model that does not require an extensive logistics and laboratory network.

          (q) The impact of the privacy and security regulations issued under HIPAA on Quest Diagnostics' operations (including its medical information services) as well as the cost to comply with the regulations. See "Risk Factors" and see "Business -- Confidentiality of Health Information" in Quest Diagnostics' Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this prospectus.

          (r) Changes in interest rates causing a substantial increase in Quest Diagnostics' effective borrowing rate.

          (s) Inability to hire and retain qualified personnel or the loss of the services of one or more of Quest Diagnostics' key senior management personnel.

          (t) Terrorist and other criminal activities, which could affect Quest Diagnostics' customers, transportation or power systems, or its facilities.

     Many of these risks are described in greater detail under "Risk Factors" in this prospectus, and you should review the forward-looking statements in light of the disclosure contained under "Risk Factors".

                      WHERE YOU CAN FIND MORE INFORMATION
                       ABOUT QUEST DIAGNOSTICS AND UNILAB

     Quest Diagnostics and Unilab file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Quest Diagnostics and Unilab filed with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Quest Diagnostics' and Unilab's filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

     In addition, you can inspect and copy Quest Diagnostics' reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Quest Diagnostics filed a registration statement on Form S-4 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. In addition, Quest Diagnostics also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act to furnish certain information about the offer. You may obtain copies of the Form S-4 and the Schedule TO (and any amendments to those documents) in the manner described above.

     The SEC allows Quest Diagnostics to incorporate by reference into this prospectus. This means that Quest Diagnostics can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later. This prospectus incorporates by reference the documents set forth below that Quest Diagnostics and Unilab have previously filed with the SEC. These documents contain important information about Quest Diagnostics and Unilab and their financial condition.

     Quest Diagnostics incorporates by reference the documents listed below:

          1. Quest Diagnostics' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 filed with the Commission on May 13, 2002;

          2. Quest Diagnostics' Current Report on Form 8-K filed with the Commission on April 12, 2002;

          3. Quest Diagnostics' Current Report on Form 8-K filed with the Commission on April 2, 2002;

          4. Quest Diagnostics' Definitive Proxy Statement filed with the Commission on March 19, 2002;

          5. Quest Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on March 4, 2002;

          6. The description of Quest Diagnostics' common stock contained in Quest Diagnostics' Registration Statement on Form 10, filed with the Commission on September 23, 1996, pursuant to Section 12(b) of the Securities Exchange Act of 1934 on September 23, 1996, and as amended by Amendment No. 1 on Form 10/A, filed with the Commission on November 6, 1996, Amendment No. 2 on Form 10/A, filed with the Commission on November 19, 1996, Amendment No. 3 on Form 10/A filed with the Commission on November 25, 1996 and Amendment No. 4 on Form 10/A filed with the Commission on November 26, 1996;

          7. Unilab's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 filed with the Commission on May 6, 2002;

          8. Unilab's Definitive Proxy Statement filed with the Commission on April 30, 2002;

          9. Unilab's Current Report on Form 8-K filed with the Commission on April 2, 2002;

          10. Unilab's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 29, 2002.

          11. The description of Unilab's common stock contained in Unilab's Registration Statement on Form 8-A, filed with the Commission on June 5, 2001, pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed with the Commission for the purpose of updating any such description.

     All documents filed by Quest Diagnostics and Unilab pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) will also be deemed to be incorporated herein by reference.

     Documents incorporated by reference are available from Quest Diagnostics without charge upon request to the information agent, Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, New York 10004, call collect at (212) 440-9800 or toll-free at 1-866-318-0509. In order to ensure timely delivery, any request should be submitted no later than June 12, 2002. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Quest Diagnostics has not authorized any other person to provide you with different or additional information. If anyone provides you with such information you should not rely on it. Quest Diagnostics is not making an offer to exchange these securities in any jurisdiction where the offer and exchange is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information. Quest Diagnostics' business, financial condition, results of operation and prospects may have changed since that date.

                                                                      SCHEDULE I

       DIRECTORS AND EXECUTIVE OFFICERS OF QUEST DIAGNOSTICS INCORPORATED

     The following table sets forth the name, age, current business address, citizenship and current principal occupation or employment, and material occupations, positions, offices or employments and business addresses thereof for the past five years of each director and executive officer of Quest Diagnostics. Unless otherwise indicated, the current business address of each person is Quest Diagnostics Incorporated, One Malcolm Avenue, Teterboro, NJ 07608. Unless otherwise indicated, each such person is a citizen of the United States of America and each occupation set forth opposite an individual's name refers to employment with Quest Diagnostics.

     During the last five years, no director or executive officer of Quest Diagnostics has been convicted in any criminal proceeding.

     During the last five years, no director or executive officer of Quest Diagnostics has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, as a result of which proceeding such person is or was subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                                      QUEST DIAGNOSTICS DIRECTORS AND EXECUTIVE OFFICERS
                                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
NAME, CITIZENSHIP AND                 MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
CURRENT BUSINESS ADDRESS        AGE             AND BUSINESS ADDRESSES THERETO
------------------------        ---   --------------------------------------------------
Kenneth D. Brody..............  58    Mr. Brody is the founding partner of Winslow
                                      Partners LLC, a Washington, D.C. private investment
                                      firm with an address at 1300 Connecticut Avenue,
                                      N.W., 8th Floor, Washington, D.C. 20036. He is also
                                      the co-founder and principal of Taconic Capital
                                      Advisors, an investment adviser firm. From 1993 to
                                      early 1996, he was the chairman and president of
                                      the Export-Import Bank of the United States, a
                                      position to which he was appointed by President
                                      Clinton. From 1971 to 1991, Mr. Brody was with
                                      Goldman, Sachs & Co., where he was a partner and
                                      member of the management committee. Mr. Brody is a
                                      director of Federal Realty Investment Trust. Mr.
                                      Brody has been a director of Quest Diagnostics
                                      since January 1997.
William F. Buehler............  62    Mr. Buehler recently retired as vice chairman of
                                      Xerox Corporation, which he joined in 1991. Prior
                                      to joining Xerox, Mr. Buehler spent 27 years with
                                      AT&T, primarily in sales, marketing and general
                                      management positions. Mr. Buehler is a director of
                                      A.O. Smith. Mr. Buehler has been a director of
                                      Quest Diagnostics since July 1998.
Van C. Campbell...............  63    Mr. Campbell retired in 1999 as vice chairman of
                                      Corning Incorporated, which he joined in 1965. He
                                      was elected treasurer in 1972, a vice president in
                                      1973, financial vice president in 1975 and senior
                                      vice president for finance in 1980. He became
                                      general manager of the Consumer Products Division
                                      in 1981. Mr. Campbell was elected vice chairman and
                                      a director in 1983 and during 1995 was appointed to
                                      the additional position of chairman of Corning Life
                                      Sciences Inc. He is a director of Armstrong World
                                      Industries, Inc. Mr. Campbell has been a director
                                      of Quest Diagnostics since January 1991.

                                      QUEST DIAGNOSTICS DIRECTORS AND EXECUTIVE OFFICERS
                                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
NAME, CITIZENSHIP AND                 MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
CURRENT BUSINESS ADDRESS        AGE             AND BUSINESS ADDRESSES THERETO
------------------------        ---   --------------------------------------------------
Mary A. Cirillo...............  54    Ms. Cirillo is chairperson and chief executive
                                      officer of OPCENTER, which provides help desk and
                                      network operations services. OPCENTER's address is
                                      660 Madison Avenue, 14th Floor, New York, New York
                                      10021. She was chief executive officer of Global
                                      Institutional Services of Deutsche Bank from July
                                      1999 until February 2000. Previously, she served as
                                      executive vice president and managing director of
                                      Bankers Trust Company (which was acquired by
                                      Deutsche Bank), which she joined in 1997. From 1977
                                      to 1997, she was with Citibank, N.A., most recently
                                      serving as senior vice president. Ms. Cirillo is on
                                      the advisory board of Cisco Systems, Inc. and is a
                                      director of Digital Island Inc. Ms. Cirillo has
                                      been a director of Quest Diagnostics since April
                                      1997.
William R. Grant..............  77    Mr. Grant has been chairman of Galen Associates, a
                                      New York investment firm, since 1989. Galen
                                      Associates' address is 610 Fifth Avenue, New York,
                                      New York 10020. From 1987 to 1989 he was chairman
                                      of New York Life International and from 1979 to
                                      1987 of MacKay-Shields Financial Corp. He is also a
                                      former director and vice-chairman of SmithKline
                                      Beecham plc, and is currently a director of
                                      Allergan, Inc., Massey Energy Co., MiniMed, Inc.,
                                      Ocular Sciences and Vasogen Inc. He has been a
                                      director of Quest Diagnostics since August 1999.
Rosanne Haggerty..............  41    Ms. Haggerty is the founder and executive director
                                      of Common Ground, a not-for-profit housing
                                      development and management organization with an
                                      address at 14 East 28th Street, New York, New York
                                      10016. Prior to founding Common Ground, she was the
                                      coordinator of housing development at Brooklyn
                                      Catholic Charities. Ms. Haggerty is a 2001
                                      MacArthur Foundation Fellow. Ms. Haggerty has been
                                      a director of Quest Diagnostics since February
                                      2002.
Dan C. Stanzione..............  56    Dr. Stanzione is president emeritus of Bell
                                      Laboratories at Lucent Technologies Incorporated,
                                      3008 Southview Drive, Stuart, Florida 34996. Dr.
                                      Stanzione began his career in 1972 with Bell Labs,
                                      where he led the teams working on the first
                                      microprocessors and digital signal processors. He
                                      was appointed president of Network Systems,
                                      Lucent's largest business unit, in 1996 and was
                                      appointed chief operating officer of Lucent in
                                      1997. Dr. Stanzione is a director of Avaya Inc. Dr.
                                      Stanzione has been a director of Quest Diagnostics
                                      since January 1997.

                                      QUEST DIAGNOSTICS DIRECTORS AND EXECUTIVE OFFICERS
                                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
NAME, CITIZENSHIP AND                 MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
CURRENT BUSINESS ADDRESS        AGE             AND BUSINESS ADDRESSES THERETO
------------------------        ---   --------------------------------------------------
Gail R. Wilensky..............  58    Ms. Wilensky is the John M. Olin Senior Fellow at
                                      Project HOPE, an international non-profit health
                                      foundation, which she joined in 1993. The address
                                      of Project Hope is Suite 600, 7500 Old Georgetown
                                      Road, Bethesda, Maryland 20814. She is currently
                                      the chair of the Medicare Payment Advisory
                                      Commission, which advises Congress on all issues
                                      relating to Medicare. From 1995 to 1997 she chaired
                                      the Physician Payment Review Commission, which
                                      advised Congress on physician payment and other
                                      Medicare issues. In 1992 and 1993, Dr. Wilensky
                                      served as a deputy assistant to the President for
                                      policy development relating to health and welfare
                                      issues. From 1990 to 1992, she was the
                                      administrator of the Health Care Financing
                                      Administration where she directed the Medicare and
                                      Medicaid programs. Dr. Wilensky is a director of
                                      Advanced Tissue Sciences Inc., Gentiva Health
                                      Services, Inc., Manor Care Inc., Syncor Corporation
                                      and United Healthcare Corporation. Dr. Wilensky has
                                      been a director of Quest Diagnostics since January
                                      1997.
John B. Ziegler...............  56    Mr. Ziegler is the president, Worldwide Consumer
                                      Healthcare, of GlaxoSmithKline (the parent of
                                      SmithKline Beecham plc), One Franklin Plaza,
                                      Philadelphia, Pennsylvania 19102. Mr. Ziegler
                                      joined SmithKline Beecham in 1991 as the head of SB
                                      Consumer Healthcare-North American Division. He
                                      became executive vice president of SmithKline
                                      Beecham in 1996 and assumed his current
                                      responsibilities in 1998. He has been a director of
                                      Quest Diagnostics since May 2000.
Kenneth W. Freeman............  51    Mr. Freeman is chairman of the board and chief
                                      executive officer of Quest Diagnostics. Mr. Freeman
                                      joined Quest Diagnostics in May 1995 as president
                                      and chief executive officer, was elected a director
                                      in July 1995 and was elected chairman of the board
                                      in December 1996. Prior to 1995, he served in a
                                      variety of financial and managerial positions at
                                      Corning Incorporated, which he joined in 1972. He
                                      was elected controller and a vice president of
                                      Corning in 1985, senior vice president in 1987,
                                      general manager of the Science Products Division in
                                      1989 and executive vice president in 1993. He was
                                      appointed president and chief executive officer of
                                      Corning Asahi Video Products Company in 1990.
Surya N. Mohapatra, Ph.D. ....  52    Mr. Mohapatra is president and chief operating
                                      officer. Prior to joining Quest Diagnostics in
                                      February 1999 as senior vice president and chief
                                      operating officer, he was senior vice president of
                                      Picker International, a worldwide leader in
                                      advanced medical imaging technologies, where he
                                      served in various executive positions during his
                                      18-year tenure.

                                      QUEST DIAGNOSTICS DIRECTORS AND EXECUTIVE OFFICERS
                                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
NAME, CITIZENSHIP AND                 MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
CURRENT BUSINESS ADDRESS        AGE             AND BUSINESS ADDRESSES THERETO
------------------------        ---   --------------------------------------------------
Lucia L. Quinn................  48    Ms. Quinn is senior vice president for Advanced
                                      Diagnostics. Ms. Quinn has overall responsibility
                                      for Science and Innovation, Business Development,
                                      Pharmaceutical Services and Consumer Health. Ms.
                                      Quinn joined Quest Diagnostics in April 2001 as
                                      vice president, Developing Businesses. From 1999
                                      through April 2001, she was with Allied
                                      Signal/Honeywell, serving most recently as vice
                                      president -- Strategic Marketing. From 1989 through
                                      1999, Ms. Quinn was employed by Digital Equipment
                                      Corporation/Compaq, most recently serving as vice
                                      president -- Corporate Strategy. She assumed her
                                      current responsibilities in October 2001.
Richard L. Bevan..............  43    Mr. Bevan is corporate vice president for Human
                                      Resources. From 1982 until August 1999, Mr. Bevan
                                      served in a variety of human resources positions
                                      for SmithKline Beecham's pharmaceutical and
                                      clinical laboratory businesses, most recently
                                      serving as vice president and director of Human
                                      Resources -- Operations for SBCL. Mr. Bevan was
                                      appointed corporate vice president for Human
                                      Resource Strategy and Development in August 1999,
                                      and to his present position in January 2001.
Catherine Doherty.............  39    Ms. Doherty is vice president for Communications
                                      and Public Affairs. Ms. Doherty has overall
                                      responsibility for internal and external
                                      communications and government affairs. Ms. Doherty
                                      has been employed by Quest Diagnostics since 1990.
                                      She served as chief accounting officer from 1996
                                      until July 2000, when she became vice
                                      president -- Investor Relations. Ms. Doherty
                                      assumed her current responsibilities in November
                                      2001.
Robert A. Hagemann............  45    Mr. Hagemann is vice president and chief financial
                                      officer. He joined Corning Life Sciences, Inc., in
                                      1992, where he held a variety of senior financial
                                      positions before being named vice president and
                                      corporate controller of Quest Diagnostics in 1996.
                                      Prior to joining Quest Diagnostics, Mr. Hagemann
                                      was employed by Prime Hospitality, Inc. and
                                      Crompton & Knowles, Inc. in senior financial
                                      positions. He was also previously associated with
                                      Ernst & Young. Mr. Hagemann assumed his present
                                      responsibilities in August 1998.
Gerald C. Marrone.............  59    Mr. Marrone is senior vice president,
                                      Administration and chief information officer. Prior
                                      to joining Quest Diagnostics in November 1997 as
                                      chief information officer, Mr. Marrone was with
                                      Citibank, N.A. for 12 years. During his tenure he
                                      was most recently vice president, Division
                                      Executive for Citibank's Global Production Support
                                      Division. While at Citibank, he was also the chief
                                      information officer of Citibank's Global Cash
                                      Management business. Prior to joining Citibank, he
                                      was the chief information officer for Memorial
                                      Sloan-Kettering Cancer Center in New York for five
                                      years.

                                      QUEST DIAGNOSTICS DIRECTORS AND EXECUTIVE OFFICERS
                                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
NAME, CITIZENSHIP AND                 MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
CURRENT BUSINESS ADDRESS        AGE             AND BUSINESS ADDRESSES THERETO
------------------------        ---   --------------------------------------------------
Michael E. Prevoznik..........  41    Mr. Prevoznik is vice president for Legal and
                                      Compliance and general counsel. Prior to joining
                                      SBCL in 1994 as its chief legal compliance officer,
                                      Mr. Prevoznik was with Dechert Price & Rhodes. In
                                      1996, he became vice president and chief legal
                                      compliance officer for SmithKline Beecham
                                      Healthcare Services. In 1998, he was appointed vice
                                      president, Compliance for SmithKline Beecham,
                                      assuming additional responsibilities for
                                      coordinating all compliance activities within
                                      SmithKline Beecham worldwide. Mr. Prevoznik assumed
                                      his current responsibilities with Quest Diagnostics
                                      in August 1999.

                 DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER

     The following table sets forth the name, age, current business address, citizenship and present principal occupation or employment, and material occupations, positions and offices or employments for the past five years of each director and executive officer of Purchaser. Unless otherwise indicated, the current business address of each person is One Malcolm Avenue, Teterboro, New Jersey, 07608. Unless otherwise indicated, each such person is a citizen of the United States of America, and each occupation set forth opposite an individual's name refers to employment with Purchaser.

     During the last five years, no director or executive officer of Purchaser has been convicted in any criminal proceeding.

     During the last five years, no director or executive officer of Purchaser has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, as a result of which proceeding such person is or was subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                                          PURCHASER DIRECTORS AND EXECUTIVE OFFICERS
                                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
NAME, CITIZENSHIP AND                 MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
CURRENT BUSINESS ADDRESS        AGE              AND BUSINESS ADDRESS THERETO
------------------------        ---   --------------------------------------------------
Kenneth W. Freeman............  51    Mr. Freeman is chief executive officer of
                                      Purchaser. Mr. Freeman joined Quest Diagnostics in
                                      May 1995 as president and chief executive officer,
                                      was elected a director in July 1995 and was elected
                                      chairman of the board in December 1996. Prior to
                                      1995, he served in a variety of financial and
                                      managerial positions at Corning Incorporated, which
                                      he joined in 1972. He was elected controller and a
                                      vice president of Corning in 1985, senior vice
                                      president in 1987, general manager of the Science
                                      Products Division in 1989 and executive vice
                                      president in 1993. He was appointed president and
                                      chief executive officer of Corning Asahi Video
                                      Products Company in 1990.
Surya N. Mohapatra, Ph.D. ....  52    Mr. Mohapatra is a director of Purchaser, as well
                                      as president and chief operating officer of
                                      Purchaser. Prior to joining Quest Diagnostics in
                                      February 1999 as senior vice president and chief
                                      operating officer, he was senior vice president of
                                      Picker International, a worldwide leader in
                                      advanced medical imaging technologies, where he
                                      served in various executive positions during his
                                      18-year tenure.
Robert A. Hagemann............  45    Mr. Hagemann is a director of Purchaser, as well as
                                      vice president and chief financial officer of
                                      Purchaser. He joined Corning Life Sciences, Inc.,
                                      in 1992, where he held a variety of senior
                                      financial positions before being named vice
                                      president and corporate controller of Quest
                                      Diagnostics in 1996. Prior to joining Quest
                                      Diagnostics, Mr. Hagemann was employed by Prime
                                      Hospitality, Inc. and Crompton & Knowles, Inc. in
                                      senior financial positions. He was also previously
                                      associated with Ernst & Young. Mr. Hagemann assumed
                                      his present responsibilities in August 1998.

                                                                         ANNEX A
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     among
                        QUEST DIAGNOSTICS INCORPORATED,
                      QUEST DIAGNOSTICS NEWCO INCORPORATED
                                      and
                               UNILAB CORPORATION
                           Dated as of April 2, 2002

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                            ARTICLE I
                           DEFINITIONS
SECTION 1.01  Definitions...................................    1

                            ARTICLE II
                            THE OFFER
SECTION 2.01  The Offer.....................................    7
SECTION 2.02  Company Action................................    9
SECTION 2.03  Directors.....................................   10
SECTION 2.04  Exchange Fund; Distributions on Shares of
  Parent Common Stock.......................................   11

                           ARTICLE III
                            THE MERGER
SECTION 3.01  The Merger....................................   11
SECTION 3.02  Effective Time; Closing.......................   12
SECTION 3.03  Effect of the Merger..........................   12
SECTION 3.04  Certificate of Incorporation; By-Laws.........   12
SECTION 3.05  Directors and Officers........................   12

                            ARTICLE IV
        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
SECTION 4.01  Conversion of Securities......................   13
SECTION 4.02  Exchange of Certificates......................   13
SECTION 4.03  Stock Transfer Books..........................   15
SECTION 4.04  Company Stock Options.........................   15
SECTION 4.05  Appraisal Rights..............................   17
SECTION 4.06  Affiliates....................................   17

                            ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 5.01  Organization and Qualification;
  Subsidiaries..............................................   17
SECTION 5.02  Certificate of Incorporation and By-Laws......   18
SECTION 5.03  Capitalization................................   18
SECTION 5.04  Authority Relative to This Agreement..........   19
SECTION 5.05  No Conflict; Required Filings and Consents....   19
SECTION 5.06  Permits; Compliance...........................   19
SECTION 5.07  SEC Filings; Financial Statements.............   21
SECTION 5.08  Information to Be Supplied....................   22
SECTION 5.09  Absence of Certain Changes or Events..........   22
SECTION 5.10  Absence of Litigation.........................   22
SECTION 5.11  Employee Benefit Plans........................   23
SECTION 5.12  Labor and Employment Matters..................   24
SECTION 5.13  Property and Leases...........................   24
SECTION 5.14  Intellectual Property.........................   25

                                                              PAGE
                                                              ----
SECTION 5.15  Taxes.........................................   26
SECTION 5.16  Environmental Matters.........................   26
SECTION 5.17  Material Contracts............................   27
SECTION 5.18  Insurance.....................................   28
SECTION 5.19  Board Approval; Vote Required.................   28
SECTION 5.20  Related Party Transactions....................   29
SECTION 5.21  Guarantee by Subsidiaries.....................   29
SECTION 5.22  Customers.....................................   29
SECTION 5.23  Receivables...................................   29
SECTION 5.24  Brokers.......................................   29

                            ARTICLE VI
     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
SECTION 6.01  Corporate Organization........................   30
SECTION 6.02  Certificate of Incorporation and By-Laws......   30
SECTION 6.03  Capitalization................................   30
SECTION 6.04  Authority Relative to this Agreement..........   31
SECTION 6.05  No Conflict; Required Filings and Consents....   31
SECTION 6.06  SEC Filings; Financial Statements.............   31
SECTION 6.07  Information to Be Supplied....................   32
SECTION 6.08  No Vote Required..............................   32
SECTION 6.09  Operations of Merger Sub......................   33
SECTION 6.10  Tax Matters...................................   33
SECTION 6.11  Brokers.......................................   33
SECTION 6.12  Employee Benefit Plans........................   33
SECTION 6.13  Absence of Parent Material Adverse Effect.....   33
SECTION 6.14  Litigation....................................   33
SECTION 6.15  Permits; Compliance...........................   34
SECTION 6.16  Financing.....................................   35
SECTION 6.17  Ownership of Company Common Stock.............   35

                           ARTICLE VII
              CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 7.01  Conduct of Business by the Company Pending the
  Merger....................................................   35
SECTION 7.02  Conduct of Business by Parent Pending
  Consummation of the Merger................................   37

                           ARTICLE VIII
                      ADDITIONAL AGREEMENTS
SECTION 8.01  Company Stockholder Meeting...................   38
SECTION 8.02  Preparation of Merger Registration Statement
  and Proxy Statement/Prospectus............................   38
SECTION 8.03  Access to Information; Confidentiality........   39
SECTION 8.04  No Solicitation of Transactions...............   39
SECTION 8.05  Employee Benefits Matters.....................   41
SECTION 8.06  Directors' and Officers' Indemnification and
  Insurance.................................................   41
SECTION 8.07  Notification of Certain Matters...............   42

                                                              PAGE
                                                              ----
SECTION 8.08  Company Affiliates............................   43
SECTION 8.09  Further Action; Reasonable Best Efforts.......   43
SECTION 8.10  Plan of Reorganization........................   43
SECTION 8.11  Merger Sub....................................   44
SECTION 8.12  Letters of Accountants........................   44
SECTION 8.13  NYSE Listing..................................   45
SECTION 8.14  Public Announcements..........................   45
SECTION 8.15  Transfer Tax..................................   45
SECTION 8.16  Transaction Fees and Expenses.................   45
SECTION 8.17  Restrictions on Acquisition of Company Common
  Stock.....................................................   45

                            ARTICLE IX
                     CONDITIONS TO THE MERGER
SECTION 9.01  Conditions to the Obligations of Each Party...   46

                            ARTICLE X
                TERMINATION, AMENDMENT AND WAIVER
SECTION 10.01  Termination..................................   46
SECTION 10.02  Effect of Termination........................   47
SECTION 10.03  Payment of Certain Fees; Expenses............   47

                            ARTICLE XI
                        GENERAL PROVISIONS
SECTION 11.01  Non-Survival of Representations and
  Warranties................................................   48
SECTION 11.02  Amendments, Modification and Waiver..........   48
SECTION 11.03  Notices......................................   49
SECTION 11.04  Severability.................................   49
SECTION 11.05  Entire Agreement; Assignment.................   49
SECTION 11.06  Parties in Interest..........................   50
SECTION 11.07  Interpretation...............................   50
SECTION 11.08  Specific Performance.........................   50
SECTION 11.09  Governing Law................................   50
SECTION 11.10  Waiver of Jury Trial.........................   50
SECTION 11.11  Headings.....................................   50
SECTION 11.12  Counterparts.................................   50
Annex I -- Conditions of the Offer
Exhibit A -- Form of Affiliate Letter
Exhibit 8.10(b) -- Form of Quest Diagnostics Incorporated
  Tax Representation Letter
Exhibit 8.10(c) -- Form of Unilab Corporation Tax
  Representation Letter

     AGREEMENT AND PLAN OF MERGER, dated as of April 2, 2002 (this "Agreement"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), QUEST DIAGNOSTICS NEWCO INCORPORATED, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and UNILAB CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent, Merger Sub and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Merger Sub (the "Merger");

     WHEREAS, in furtherance of such transaction, it is proposed that Merger Sub shall make an offer (as such offer may be amended from time to time, the "Offer") to acquire each issued and outstanding share of Company Common Stock (as defined below) in exchange for, at the election of the holder thereof, cash or shares of Parent Common Stock (as defined below) or a combination of cash and shares of Parent Common Stock, all in accordance with the terms and conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of the Company (the "Company Board") has
(i) determined that each of the Offer and the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved this Agreement and declared its advisability and approved the Offer and the Merger and the other transactions contemplated by this Agreement, and (ii) resolved to recommend acceptance of the Offer and adoption of this Agreement by the Company's stockholders;

     WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company (the "Stockholders") have entered into a Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"), pursuant to which, among other things, the Stockholders have agreed to validly tender and not withdraw pursuant to the Offer all shares of Company Common Stock beneficially owned by them, and, under certain circumstances, to sell the shares of Company Common Stock beneficially owned by them to Parent;

     WHEREAS, prior to the date hereof, Parent and certain key employees of the Company have entered into employment agreements (the "Employment Agreements") that are subject to, and effective upon, consummation of the Offer;

     WHEREAS, for federal income tax purposes, the Offer and the Merger are intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01  Definitions.  (a) For purposes of this Agreement:

     "Acceptance Date" means the date on which Merger Sub accepts for payment or exchange all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

     "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

     "beneficial owner", with respect to any Company Common Stock, has the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

     "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

     "Certificate" means a certificate or certificates representing shares of Company Common Stock or Restricted Stock.

     "Company Common Stock" means the Company's common stock, par value $.01 per share.

     "Company Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that the foregoing shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to (w) changes in general United States economic conditions, changes in United States financial markets in general or changes in the general economic conditions in the California markets in which the Company operates, in any case, provided that the Company and its Subsidiaries are not disproportionately affected by such changes relative to other companies in such markets, (x) changes in the industry in which the Company and its Subsidiaries operate or changes in the industry in the California markets in which the Company and its Subsidiaries operate, in either case, provided that the Company and its Subsidiaries are not disproportionately affected by such changes relative to other companies in such markets, (y) changes in any applicable Laws, or (z) the public announcement of this Agreement or the transactions contemplated hereby.

     "Company Stockholder Approval" means the adoption of this Agreement at the Company Stockholder Meeting by a majority of all votes entitled to be cast at the Company Stockholder Meeting in accordance with the DGCL and the Company's Third Amended and Restated Certificate of Incorporation.

     "Company Stock Options" means the options, whether or not exercisable and whether or not vested, outstanding under the Company Stock Option Plans.

     "Company Stock Option Plans" means each of the Company's 2001 Stock Option Plan and the Company's Amended and Restated 2000 Executive Stock Option Plan, as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

     "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

     "Environmental Laws" means any United States federal, state, local or non-United States law, regulation, ordinance, rule, code, order or other requirement or rule of law now or hereafter in effect and as amended, relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, human health or safety as a result of exposure to Hazardous Substances.

     "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any substance, material or waste defined or regulated as toxic or hazardous, a pollutant or a contaminant pursuant to any Environmental Law.

     "Intellectual Property" means (i) United States, non-United States, and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

     "LLC" means KEP VI, LLC.

     "LP" means Kelso Investment Associates VI, L.P.

     "NYSE" means the New York Stock Exchange.

     "Parent Common Stock" means Parent's common stock, par value $.01 per share.

     "Parent Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and its subsidiaries, taken as a whole; provided, however, that the foregoing shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to (w) changes in general United States economic conditions, changes in United States financial markets in general or changes in the general economic conditions in the California markets in which Parent and its subsidiaries operate, in any case, provided that Parent and its subsidiaries are not disproportionately affected by such changes relative to other companies in such markets, (x) changes in the industry in which Parent and its subsidiaries operate or changes in the industry in the California markets in which Parent and its subsidiaries operate, in either case, provided that Parent and its subsidiaries are not disproportionately affected by such changes relative to other companies in such markets, (y) changes in any applicable Laws, or (z) the public announcement of this Agreement or the transactions contemplated hereby. All references to Parent Material Adverse Effect contained in this Agreement shall be deemed to refer solely to the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and its subsidiaries, taken as a whole, without including its ownership of the Company and its Subsidiaries after giving effect to the Merger.

     "Parent Plans" means (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which Parent or any of its subsidiaries is a party, with respect to which Parent or any such subsidiary has any obligation or which are maintained, contributed to or sponsored by Parent or any such subsidiary for the benefit of any current or former employee, officer or director of Parent or any such subsidiary, (ii) each employee benefit plan for which Parent or any of its subsidiaries could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, and (iii) any plan in respect of which Parent or any of its subsidiaries could incur liability under Section 4212(c) of ERISA.

     "Performance Based Company Stock Options" means each outstanding Company Stock Option that is not a Service Based Company Stock Option.

     "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     "Proxy Statement/Prospectus" means the proxy or information statement/prospectus included in the Merger Registration Statement relating to the Company Stockholder Meeting.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company or any Subsidiary from third parties, including, without limitation, customers, arising from the conduct of the business of the Company and the Subsidiaries, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

     "Restricted Stock" means the 50,000 shares of restricted Company Common Stock that were issued by the Company to FNA Clinics of America, Inc. (and which shares were subsequently assigned to Ronald D. Ferguson, Jr. and Laura Noack-Ferguson) pursuant to a letter agreement, dated January 2, 2002, among Ronald D. Ferguson, Jr., Laura Noack-Ferguson, FNA Clinics of America, Inc. and Unilab Acquisition Corporation, a wholly owned subsidiary of the Company.

     "Service Based Company Stock Options" means all outstanding Class A options granted pursuant to the Company's Amended and Restated 2000 Executive Stock Option Plan, all outstanding options that were assumed under the Company's Amended and Restated 2000 Executive Stock Option Plan and all outstanding options granted pursuant to the Company's 2001 Stock Option Plan.

     "Stark Law" means Section 1877 of the Social Security Act (42 U.S.C. 1395 nn).

     "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation or other legal entity of which such person owns, directly or indirectly, 50% or more of the outstanding common stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

     "Tendered Cash Election Shares" means all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer, the holders of which have elected to receive the Cash Consideration in the Offer.

     "Tendered Stock Election Shares" means all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer, the holders of which have elected to receive the Stock Consideration in the Offer.

     "Trading Day" means any day on which securities are traded on the NASDAQ National Market or the NYSE.

     "Transaction" means the transactions contemplated by this Agreement, including the Offer and the Merger.

     "Vested Company Stock Option" means each outstanding Service Based Company Stock Option and each outstanding Performance Based Company Stock Option, except for the Company Stock Options identified on Section 1.01 of the Company Disclosure Schedule.

     (b) The following terms have the meanings set forth in the Sections set forth below:

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                   ----------------------
Action......................................................   sec. 5.10
Acceptance Notice...........................................   sec. 2.01(b)
Advisors....................................................   sec. 2.02(a)
Affected Employees..........................................   sec. 8.05(b)
Agreement...................................................   Preamble
Blue Sky Laws...............................................   sec. 5.05(b)
Cash Consideration..........................................   sec. 2.01(a)
Cash Fraction...............................................   sec. 2.01(a)
Certificate of Merger.......................................   sec. 3.02
CLIA........................................................   sec. 5.06(d)
Closing.....................................................   sec. 3.02
Code........................................................   Recitals
Company.....................................................   Preamble

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                   ----------------------
Company Affiliate...........................................   sec. 8.08
Company Board...............................................   Recitals
Company Disclosure Schedule.................................   Article V
Company Licensed Intellectual Property......................   sec. 5.14(a)
Company Owned Intellectual Property.........................   sec. 5.14(a)
Company Permits.............................................   sec. 5.06(a)
Company Preferred Stock.....................................   sec. 5.03(a)
Company SEC Reports.........................................   sec. 5.07(a)
Company Stockholder Meeting.................................   sec. 8.01(a)
Competing Transaction.......................................   sec. 8.04(e)
Confidentiality Agreement...................................   sec. 8.03(b)
Continuing Directors........................................   sec. 2.03(a)
Customers...................................................   sec. 5.22
DGCL........................................................   Recitals
Effective Time..............................................   sec. 3.02
Employment Agreements.......................................   Recitals
Environmental Permits.......................................   sec. 5.16
ERISA.......................................................   sec. 5.11(a)
Excess Amount...............................................   sec. 4.04(c)
Exchange Act................................................   sec. 5.07(a)
Exchange Agent..............................................   sec. 4.02(a)
Exchange Fund...............................................   sec. 4.02(a)
Expenses....................................................   sec. 10.03(e)
Exercise Price..............................................   sec. 4.04(c)
Exercise Taxes..............................................   sec. 4.04(c)
GAAP........................................................   sec. 5.07(b)
Governmental Authority......................................   sec. 5.05(b)
HSR Act.....................................................   sec. 5.05(b)
Indemnitees.................................................   sec. 8.06(c)
Indemnifiable Claim.........................................   sec. 8.06(c)
Independent Directors.......................................   sec. 8.17
IRS.........................................................   sec. 5.11(a)
Law.........................................................   sec. 5.05(a)
Leases......................................................   sec. 5.13(d)
Liens.......................................................   sec. 5.13(b)
Management Letters..........................................   sec. 5.07(d)
Material Contracts..........................................   sec. 5.17(a)
Maximum Cash Election Number................................   sec. 2.01(a)
Merger......................................................   Recitals
Merger Registration Statement...............................   sec. 6.07(a)
Merger Sub..................................................   Preamble
Merger Sub Common Stock.....................................   sec. 4.01(c)
Minimum Condition...........................................   sec. 2.01(b)
Monthly CapEx Amount........................................   sec. 7.01(b)

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                   ----------------------
Multiemployer Plan..........................................   sec. 5.11(b)
Multiple Employer Plan......................................   sec. 5.11(b)
Offer.......................................................   Recitals
Offer Consideration.........................................   sec. 2.01(a)
Offer Documents.............................................   sec. 2.01(d)
Offer Exchange Agent........................................   sec. 2.04(a)
Offer Exchange Fund.........................................   sec. 2.04(a)
Offer Registration Statement................................   sec. 2.01(d)
Option Holder...............................................   sec. 4.04(b)
Option Shares...............................................   sec. 4.04(b)
Order.......................................................   sec. 9.01(c)
Parent......................................................   Preamble
Parent Disclosure Schedule..................................   Article VI
Parent Option...............................................   sec. 4.04(a)
Parent Permits..............................................   sec. 6.15(a)
Parent Preferred Stock......................................   sec. 6.03(a)
Parent SEC Reports..........................................   sec. 6.06(a)
Parent Stock Option Plans...................................   sec. 6.03(a)
Park Avenue.................................................   sec. 5.24
Permitted Liens.............................................   sec. 5.13(b)
Plans.......................................................   sec. 5.11(a)
Recommendation..............................................   sec. 2.02(a)
Related Party Agreement.....................................   sec. 5.17(a)(viii)
Representation Letters......................................   sec. 8.10(b)
Representatives.............................................   sec. 8.04(a)
Restrictive Agreement.......................................   sec. 5.17(a)(vii)
Reverse Merger..............................................   sec. 3.01
Schedule 14D-9..............................................   sec. 2.02(b)
Schedule TO.................................................   sec. 2.01(d)
SEC.........................................................   sec. 5.07(a)
Securities Act..............................................   sec. 5.07(a)
Standstill Period...........................................   sec. 8.17
Stock Consideration.........................................   sec. 2.01(a)
Stock Value.................................................   sec. 3.01
Stockholders................................................   Recitals
Stockholders Agreement......................................   Recitals
Subsidiary..................................................   sec. 5.01(a)
Superior Proposal...........................................   sec. 8.04(f)
Surviving Corporation.......................................   sec. 3.01
Tax Opinions................................................   sec. 8.10(b)
Termination Date............................................   sec. 10.01(d)
Termination Fee.............................................   sec. 10.03(a)
Third Party Acquisition Event...............................   sec. 10.03(d)

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                   ----------------------
Transaction Fees............................................   sec. 8.16
Transfer Taxes..............................................   sec. 8.15

                                   ARTICLE II

                                   THE OFFER

     SECTION 2.01 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article X and provided that none of the events set forth in Annex I hereto shall have occurred and be continuing (and shall not have been waived by Parent), unless otherwise agreed by Parent and the Company, as promptly as reasonably practicable after the public announcement of the execution of this Agreement, Parent shall cause Merger Sub to commence (as defined in Rule 14d-2 promulgated under the Exchange Act) the Offer to purchase each issued and outstanding share of Company Common Stock in exchange for, at the election of the holder thereof, either: a net amount of $26.50 in cash (the "Cash Consideration"), or 0.3256 of a share of Parent Common Stock (the "Stock Consideration" and, together with the Cash Consideration, the "Offer Consideration"); provided, however, that if the number of Tendered Cash Election Shares exceeds 30% of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Acceptance Date (the "Maximum Cash Election Number"), then each Tendered Stock Election Share shall be exchanged for the Stock Consideration and each Tendered Cash Election Share shall be exchanged for (1) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Election Number and the denominator of which shall be the total number of Tendered Cash Election Shares, and (2) a number of shares of Parent Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Cash Fraction. In the event the number of Tendered Cash Election Shares is equal to or less than the Maximum Cash Election Number, all Tendered Cash Election Shares shall be exchanged for the Cash Consideration and all Tendered Stock Election Shares shall be exchanged for the Stock Consideration. Subject to the foregoing provisions of this Section 2.01(a), stockholders of the Company shall be permitted to elect to receive the Cash Consideration for a portion of their shares of Company Common Stock and the Stock Consideration for another portion of their shares of Company Common Stock. Stockholders who validly tender shares of Company Common Stock but fail to make any election shall be deemed to have elected to receive the Stock Consideration for all shares of Company Common Stock validly tendered.

     (b) The Offer shall be subject only to (1) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration of the Offer, and not withdrawn, a number of shares of Company Common Stock that, together with the shares of Company Common Stock owned by Parent and Merger Sub, represents at least 50.1% of the shares of Company Common Stock outstanding on a fully diluted basis (the "Minimum Condition") and (2) the other conditions set forth in Annex I hereto. Upon termination of the Merger Agreement, the Offer shall immediately expire and terminate without any shares of Company Common Stock being purchased thereunder. Merger Sub expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided, however, that, without the prior written consent of the Company, no change may be made by Merger Sub that (i) decreases the consideration payable in the Offer; (ii) changes the form of consideration payable in the Offer to a form other than cash or shares of Parent Common Stock; (iii) decreases the aggregate amount of Cash Consideration available in the Offer or changes the relative amount of Cash Consideration available in the Offer; (iv) reduces the number of shares of Company Common Stock sought in the Offer; (v) imposes conditions to the Offer in addition to those set forth in Annex I; (vi) modifies or waives the Minimum Condition; (vii) except as provided below, changes the date on which the Offer is scheduled to expire; or (viii) makes any other change that is adverse to the holders of Company Common Stock or to holders that have elected a particular form of Offer Consideration. Notwithstanding the foregoing, unless the Company otherwise consents prior thereto, Merger Sub shall (or, in the case of clause
(iii) below, shall at its option have the right to) extend the Offer for one or more periods (not in excess of ten business days each)

(i) beyond the scheduled expiration date, which shall initially be 25 business days following the commencement of the Offer, up to the Termination Date, if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or, to the extent permitted, waived, until such conditions are satisfied or, to the extent permitted, waived, (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable Law, or (iii) for an aggregate period of not more than 10 business days beyond the latest applicable date that would otherwise be permitted under clause (i) or (ii) of this sentence, if, as of such date, all of the conditions to the Offer have been satisfied or waived, but the number of shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer equals more than 80%, but less than 90% of the outstanding shares of Company Common Stock on a fully diluted basis; provided, however, that (x) Parent and Merger Sub shall not be obligated to extend the Offer pursuant to clause (i) of this sentence (but may elect to do so in accordance with this Section 2.01(b), provided that no such extension or series of extensions of more than 10 business days in the aggregate may be made without the prior written consent of the Company) if the Minimum Condition is not satisfied at the time such extension would otherwise be required, so long as the conditions set forth in clauses
(ii), (iii) and (iv) of Annex I have been satisfied, and Parent has publicly announced such fact and its intention not to extend the Offer at least two business days prior to the date such extension would, but for this proviso, otherwise have been required and (y) in the event Parent or Merger Sub elects to extend the expiration date pursuant to clause (iii), Parent and Merger Sub shall be deemed to have irrevocably waived all of the conditions to the Offer set forth in paragraphs (a) through (g) of Annex I. Except as provided in clause
(iii) of the previous sentence, Parent and Merger Sub shall not be permitted to extend the Offer without the prior written consent of the Company at the time that all conditions to the Offer have been satisfied or, to the extent permitted, waived. Parent and Merger Sub shall deliver written notice to the Company (the "Acceptance Notice") of its intention to accept for payment shares of Company Common Stock pursuant to the Offer one business day in advance of the proposed Acceptance Date. Subject to the foregoing and clause (c) below, and upon the terms and subject to the conditions of the Offer, Parent shall cause Merger Sub to accept for payment or exchange, as promptly as practicable after the expiration of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer. Notwithstanding anything to the contrary contained in this Article II, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of shares of Company Common Stock pursuant to the Offer, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, the Offer Exchange Agent shall, as soon as practicable after the Acceptance Date, aggregate all such fractional shares and such fractional shares shall be sold by the Offer Exchange Agent as agent for the holders of such fractional shares, at the then prevailing price on the NYSE, all in the manner provided hereinafter. Until the net proceeds of such sale or sales have been distributed to the holders of fractional shares, the Offer Exchange Agent shall retain such proceeds in trust for the benefit of such holders as part of the Offer Exchange Fund. The sale of the fractional shares by the Offer Exchange Agent shall be executed on the NYSE or through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Offer Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of fractional shares is entitled by multiplying the amount of the aggregate net proceeds of the sale of the fractional shares by a fraction the numerator of which is the amount of fractional shares to which such holder is entitled and the denominator of which is the aggregate amount of fractional shares to which all holders of fractional shares are entitled. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Offer Exchange Agent, incurred in connection with such sale of shares of Parent Common Stock.

     (c) Notwithstanding anything else to the contrary contained in this Agreement, and notwithstanding the satisfaction of the conditions set forth on Annex I, Parent shall not (unless the Company notifies Parent otherwise) be permitted to accept for payment or exchange any shares of Company Common Stock pursuant to the Offer if, at such time, (i) Parent shall have breached or failed to perform in any material respect its obligations, covenants or agreements under the Agreement, (ii) the representations and warranties of Parent or Merger Sub contained in the Agreement that are qualified by reference to a Parent Material Adverse Effect shall not have been true and correct when made or as of the Acceptance Date as if made at or at and as of such time (other than such representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), (iii) the representations and warranties of Parent or Merger Sub contained in the Agreement that are not so qualified shall not have been true and correct when made or as of the Acceptance Date as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of this clause (iii) only, for such inaccuracies as have not resulted, or are not reasonably likely to result, in a Parent Material Adverse Effect, or (iv) Parent shall have failed to deliver a certificate signed by an executive officer of Parent, dated the Acceptance Date, to the effect that, to such officer's knowledge, the conditions set forth in clauses (i) through (iii) of this subsection (c) have been satisfied.

     (d) As soon as reasonably practicable on the date of commencement of the Offer, Parent shall, and Parent shall cause Merger Sub to, (i) file with the SEC a Tender Offer Statement on Schedule TO relating to the Offer, which shall include an offer to purchase and letter of transmittal/election form and such other ancillary documents as shall be required by applicable Law (together with any amendments or supplements thereto, the "Schedule TO"; and, together with the Offer Registration Statement (as defined below) and such other documents pursuant to which the Offer will be made, the "Offer Documents"), (ii) file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "Offer Registration Statement") and (iii) disseminate the Offer Documents to holders of Company Common Stock. Each of the Company and Parent shall use their reasonable efforts to have the Offer Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC and to keep the Offer Registration Statement effective as long as necessary to complete the Offer. Each of Parent, Merger Sub and the Company agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent shall, and Parent shall cause Merger Sub to, take all steps necessary to cause the Schedule TO and the Offer Registration Statement as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. Parent shall, and Parent shall cause Merger Sub to, provide the Company and its counsel with any comments Parent and Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Merger Sub to such comments.

     SECTION 2.02 Company Action. (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the DGCL, and (iii) resolved to recommend acceptance of the Offer and, as applicable, adoption of this Agreement by the Company's stockholders (the "Recommendation"); provided, however, that the Company Board may withdraw, qualify, modify or amend the Recommendation as and only to the extent permitted by Section 8.04. The Company further represents that the Company Board has received the opinion of each of Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation (the "Advisors") to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock (other than Parent, the Stockholders and their respective affiliates) in the Offer and the Merger is, taken together, fair from a financial point of view to such holders, and a copy of such opinions, promptly upon receipt thereof, will be delivered to Parent. The Company hereby consents to the inclusion in the Offer Documents of the Recommendation of the Company Board and the Company shall not withdraw, qualify, modify or amend the Recommendation in any manner adverse to Parent or Merger Sub except as and only to the extent permitted by Section 8.04(d). The Company has been advised by its directors and officers that they intend to tender all shares of Company Common Stock beneficially owned by them into the Offer.

     (b) The Company hereby agrees to file with the SEC contemporaneously with the commencement of the Offer and disseminate to holders of shares of Company Common Stock a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject to Section 8.04, shall reflect the Recommendation of the Company Board referred to in Section 2.02(a) above. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of shares of Company Common Stock. The Company agrees to provide Parent and its counsel with any comments that the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel with an opportunity to participate in the response of the Company to such comments. Each of the Company and Parent agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws.

     (c) The Company shall promptly furnish Parent with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares of Company Common Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Common Stock. The Company shall promptly furnish Parent with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance in disseminating the Offer Documents to holders of shares of Company Common Stock as Parent may reasonably request. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Merger Sub shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transaction, and, if this Agreement shall be terminated in accordance with Section 10.01, shall deliver to the Company all copies of such information then in their possession.

     SECTION 2.03 Directors. (a) Effective upon the acceptance for payment or exchange of any shares of Company Common Stock pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company Board that equals the product of the (i) total number of directors on the Company Board (giving effect to the election of any additional directors pursuant to this Section 2.03) and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub (including shares of Company Common Stock accepted for payment or exchange) bears to the total number of shares of Company Common Stock outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company Board, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Company Board and (ii) each board of directors of each Subsidiary of the Company identified by Parent (and each committee thereof) that represents the same percentage as such individuals represent on the Company Board, in each case only to the extent permitted by applicable Law. Notwithstanding the provisions of this Section 2.03, the parties hereto shall use their respective best efforts (including by reducing the number of directors that Parent may designate pursuant to the first sentence of this paragraph (a), but in no event to less than a majority of the directors on the Company Board) to ensure that at least two of the members of the Company Board shall, at all times prior to the Effective Time, be directors of the Company who were directors of the Company on the date hereof (the "Continuing Directors"); provided that if there shall be in office fewer than two Continuing Directors for any reason, the Company Board shall cause a person designated by the remaining Continuing Director to fill such vacancy who shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be officers or employees or affiliates of the

Company, Parent or Merger Sub or any of their respective subsidiaries and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement.

     (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section, so long as Parent shall have provided to the Company on a timely basis in writing and be solely responsible for any information with respect to itself, Merger Sub and their respective nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) Following the election or appointment of Parent's designees pursuant to
Section 2.03(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Company Board, any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, any amendment of the certificate of incorporation or by-laws of the Company, and any other action of the Company hereunder which adversely affects the holders of shares of Company Common Stock (other than Parent or Merger Sub).

     SECTION 2.04 Exchange Fund; Distributions on Shares of Parent Common Stock. (a) Prior to the Acceptance Date, Parent shall deposit, or shall cause to be deposited, with Computershare Investor Services, LLC or a bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Offer Exchange Agent"), for the benefit of the holders of Company Common Stock, for exchange in accordance with the terms of the Offer set forth in Article II, (a) cash representing the Cash Consideration payable pursuant to
Section 2.01 and (b) certificates representing the shares of Parent Common Stock issuable to holders of Company Common Stock in the Offer pursuant to Section
2.01 (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as, the "Offer Exchange Fund"). The Offer Exchange Agent shall, pursuant to irrevocable instructions, make cash payments and deliver the shares of Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Offer Exchange Fund. Any cash and shares of Parent Common Stock remaining in the Offer Exchange Fund seven business days following the Acceptance Date shall be returned to Parent, which shall thereafter be responsible to make payments to holders of Company Common Stock that have validly tendered their shares of Company Common Stock pursuant to the Offer.

     (b) For purposes of determining entitlement to dividends or other distributions declared on shares of Parent Common Stock, holders of Company Common Stock who have validly tendered and not withdrawn such shares pursuant to the Offer shall be deemed to be record holders of Parent Common Stock as of the Acceptance Date, notwithstanding the fact that certificates representing such shares have not yet been issued or delivered to tendering stockholders (or, if applicable, appropriate book-entries have not yet been made).

                                  ARTICLE III

                                   THE MERGER

     SECTION 3.01 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger; provided, however, that if
(i) the aggregate market value of all shares of Parent Common Stock payable to holders of Company Common Stock upon consummation of the Offer and the Merger, based upon the lower of the closing price of shares of Parent Common Stock on the NYSE Composite Tape on the date immediately prior to the Effective Time or the Acceptance Date (the "Stock Value"), would be less than 42% of the aggregate market value of all such shares of Parent Common Stock and all cash (including the Cash Consideration and cash in lieu of fractional shares) payable to holders of Company Common Stock upon consummation of the Offer and the Merger, or (ii) Parent and/or the Company do not obtain the Tax Opinions referred to at Section 8.10(b) and Section 8.10(c), then, at Parent's discretion, the Merger may not be effected as described herein and may instead be effected as a merger of Merger Sub with and into the Company in accordance with the DGCL (the "Reverse Merger"). If the Reverse Merger is effected, then the separate existence of Merger Sub shall cease and the Company shall become the surviving corporation and shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of Parent. The surviving corporation of the Merger or the Reverse Merger, as the case may be, shall be herein referred to as the "Surviving Corporation". In the event Parent elects to effect the Reverse Merger, all references to the "Merger" in this Agreement and all other ancillary or related agreements, documents and instruments, except where such references relate to the qualification of the transaction as a tax-free reorganization under Section 368(a) of the Code, shall be deemed to be references to the "Reverse Merger", and this Agreement and such other ancillary agreements, documents and instruments shall be construed and interpreted accordingly.

     SECTION 3.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article IX, but in no event later than two business days after all such conditions have been satisfied or waived, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger or certificate of ownership and merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being, the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing of the Merger (the "Closing") shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article IX.

     SECTION 3.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 3.04 Certificate of Incorporation; By-Laws. At the Effective Time and subject to Section 8.06(a) and Section 8.10 hereof, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (but in the event the Reverse Merger is effected, then the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, but, by reason of the Merger, shall at the Effective Time be amended and restated to read in its entirety as that of Merger Sub immediately prior to the Effective Time), in either case until thereafter amended as provided by Law and such Certificate of Incorporation.

     (b) Unless otherwise determined by Parent prior to the Effective Time, and subject to Section 8.06(a) and Section 8.10 hereof, at the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 3.05 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each such director to hold office in accordance with the DGCL, the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE IV

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 4.01 Conversion of Securities. (a) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 4.01(b) and dissenting shares, if any) shall be converted into the Stock Consideration. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Stock Consideration.

     (b) Cancellation of Treasury Stock and Company Common Stock Owned by Parent and Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, all shares of Company Common Stock owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, each share of common stock, no par value, of Merger Sub ("Merger Sub Common Stock") outstanding immediately prior to the Effective Time shall remain outstanding and be (or, in the case of the Reverse Merger, shall become) one duly authorized, validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (d) Conversion of Restricted Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Restricted Stock, each share of Restricted Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Stock Consideration, subject to the identical vesting and forfeiture provisions that were applicable to such share of Restricted Stock immediately prior to the Effective Time. As of the Effective Time, all such shares of Restricted Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the Stock Consideration subject to such vesting and forfeiture provisions.

     SECTION 4.02 Exchange of Certificates. (a) Exchange Agent. From and after the Effective Time, Parent shall deposit, or shall cause to be deposited, with Computershare Investor Services, LLC or a bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Company Common Stock (other than dissenting shares), for exchange in accordance with this Article IV through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to Section
4.01 (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as, the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Parent Common Stock contemplated to be issued pursuant to Section 4.01 out of the Exchange Fund. Except as contemplated by Section 4.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of a Certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive, if any, in respect of the Company Common Stock formerly represented by such Certificate (after taking into account all Company Common Stock then held by such holder), (B) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 4.02(e) and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c) may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c).

     (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 4.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 4.02(c) or (e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to such Company Common Stock.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to Section 4.01, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, the Exchange Agent shall, as soon as practicable after the Effective Time, aggregate all such fractional shares and such fractional shares shall be sold by the Exchange Agent as agent for the holders of such fractional shares, at the then prevailing price on the NYSE, all in the manner provided hereinafter. Until the net proceeds of such sale or sales have been distributed to the holders of fractional shares, the Exchange Agent shall retain such proceeds in trust for the benefit of such holders as part of the Exchange Fund. The sale of the fractional shares by the Exchange Agent shall be executed on the NYSE or through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of fractional shares is entitled by multiplying the amount of the aggregate net proceeds of the sale of the fractional shares by a fraction the numerator of which is the amount of fractional shares to which such holder is entitled and the denominator of which is the aggregate amount of fractional shares to which all holders of fractional shares are entitled. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of shares of Parent Common Stock.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Article IV shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 4.02(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 4.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock five years after the Effective Time (or such earlier date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Company Common Stock for any such Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

     (h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     (i) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the whole number of shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 4.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 4.02(c).

     SECTION 4.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock or Restricted Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock or Restricted Stock, as the case may be, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates properly presented to the Exchange Agent or Parent for any reason shall be cancelled and converted in accordance with the terms of this Article IV.

     SECTION 4.04 Company Stock Options. (a) At or immediately prior to the Effective Time, each Company Stock Option that is not exercised prior to the Effective Time (other than any Company Stock Option that will be cancelled pursuant to the Employment Agreements) shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent and deemed to constitute an option (each, a "Parent Option") to acquire, on the same terms and conditions as were applicable under such Company Stock Option (subject to Section 4.04(h)), the same number of shares of Parent Common

Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to Section 4.01 of this Agreement had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded down to the nearest whole cent) equal to (x) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (y) the number of shares, or fraction thereof, of Parent Common Stock purchasable pursuant to the Parent Option in accordance with the foregoing. The other terms of each such Company Stock Option shall continue to apply in accordance with their terms, except that the vesting price targets applicable to each unvested Performance Based Company Stock Option that is outstanding immediately prior to the Effective Time shall be equal to (i) the vesting price targets applicable to such unvested Performance Based Company Stock Option immediately prior to the Effective Time divided by (ii) the Stock Consideration.

     (b) Subject to Sections 4.04(c) and 4.04(d) below, each holder (an "Option Holder") of a Vested Company Stock Option may elect to exercise such Vested Company Stock Option prior to the Acceptance Date (subject to consummation of the Offer) for the purpose of tendering into the Offer all of the shares of Company Common Stock (the "Option Shares") issuable to such person upon exercise of the Vested Company Stock Option.

     (c) An Option Holder that exercises a Vested Company Stock Option between the date hereof and the Acceptance Date shall not be required to deliver payment of the exercise price (the "Exercise Price") thereof to the Company simultaneously upon exercise of such option if the Option Holder (1) notifies the Company that such person intends to tender into the Offer in accordance with its terms all of the Option Shares issuable upon such exercise, (2) instructs the Company to deliver the Option Shares to the Offer Exchange Agent, and (3) elects to receive the Cash Consideration in exchange for all, but not less than all, of such tendered Option Shares. If an Option Holder has satisfied clauses
(1), (2) and (3) of this Section 4.04(c), the Company shall cooperate with the Offer Exchange Agent in determining the aggregate amount of withholding/payroll taxes (the "Exercise Taxes") that such Option Holder has incurred or will incur in connection with the exercise of the Vested Company Stock Option, and the Offer Exchange Agent shall deduct the sum of the Exercise Price and the Exercise Taxes from the aggregate Offer Consideration otherwise payable to the Option Holder in connection with the tender of such person's Option Shares into the Offer. If the sum of the Exercise Price and the Exercise Taxes exceeds the Cash Consideration that is payable to the Option Holder (the "Excess Amount"), then the Offer Exchange Agent shall promptly notify the Option Holder of the Excess Amount and, if applicable, shall not deliver any Stock Consideration otherwise payable to such person until the Offer Exchange Agent, on behalf of the Company, has received payment in full of the Excess Amount from the Option Holder. Parent shall cause the Offer Exchange Agent to promptly deliver to the Company any amounts received in connection with the payment by an Option Holder of the Exercise Price and the Exercise Taxes.

     (d) If an Option Holder (x) wishes to exercise a Vested Company Stock Option for the purpose of tendering into the Offer all of the Option Shares received thereby, and (y) does not wish to receive the Cash Consideration in exchange for all, but not less than all, of such Option Shares, then (A) simultaneously upon delivery of notice of exercise of such option, the Option Holder must (1) notify the Company that such person intends to tender into the Offer in accordance with its terms all of the Option Shares issuable upon exercise of the Vested Company Stock Option, (2) instruct the Company to deliver the Option Shares to the Offer Exchange Agent, and (3) notify the Company that it will, prior to the Acceptance Date, deliver to the Offer Exchange Agent, on behalf of the Company, payment of the Exercise Price in cash or by check (provided that, if the Option Holder does not deliver the Exercise Price in full to the Offer Exchange Agent prior to the Acceptance Date, then such person shall be deemed not to have exercised the Vested Company Stock Option and not to have tendered any Option Shares into the Offer); and (B) promptly following the Acceptance Date, deliver to the Offer Exchange Agent, on behalf of the Company, payment of the aggregate Exercise Taxes in cash or by certified check. The Offer Exchange Agent shall not deliver to any such Option Holder any portion of the Offer Consideration otherwise payable to such person in exchange for tendered Option Shares until the Exercise Price and all Exercise Taxes have been paid in full.

     (e) If an Option Holder wishes to exercise a Vested Company Stock Option between the date hereof and the Acceptance Date other than in accordance with
Section 4.04(c) or Section 4.04(d) hereof, the Option Holder may exercise such Vested Company Stock Option only in accordance with the terms of such option, including with respect to the timing of payment of the exercise price thereof.

     (f) Subject to the parenthetical contained in Section 4.04(d)(A)(3) above, all Option Shares that are issued prior to the Acceptance Date in connection with the exercise of any Vested Company Stock Options shall constitute issued and outstanding shares of Company Common Stock for purposes of Section 2.01, including, without limitation, for purposes of determining the Maximum Cash Election Number.

     (g) Prior to the commencement of the Offer, the Company shall be permitted to amend each outstanding Company Stock Option Plan and each outstanding Company Stock Option in accordance with Section 4.04(g) of the Company Disclosure Schedule.

     (h) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Options.

     (i) At or prior to the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to Parent Options. Parent shall use reasonable best efforts to maintain the effectiveness of such registration statement for as long as any Parent Options remain outstanding. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Parent Options.

     (j) Both Parent and the Company shall take such steps as may be required to cause, to the extent possible, the transactions contemplated by this Section
4.04 and any other dispositions of Company equity securities and/or acquisitions of Parent equity securities (including, in each case, derivative securities) in connection with this Agreement or the transactions contemplated hereby by any individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretative letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     SECTION 4.05 Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of shares of Company Common Stock in connection with the Offer or, other than pursuant to Section 262(b)(3) of the DGCL, the Merger.

     SECTION 4.06 Affiliates. Notwithstanding anything to the contrary herein, no Parent Common Stock shall be delivered to a person who may be deemed an "affiliate" of the Company in accordance with Section 8.08 hereof for purposes of Rule 145 under the Securities Act until such person has executed and delivered to Parent an executed copy of the affiliate letter contemplated in
Section 8.08 hereof.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As an inducement to Parent and Merger Sub to enter into this Agreement, the Company, except as disclosed in the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Company Disclosure Schedule"), hereby represents and warrants to Parent and Merger Sub as follows:

     SECTION 5.01 Organization and Qualification; Subsidiaries. (a) Each of the Company and each subsidiary of the Company (each, a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Merger or the Transaction or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect.

     (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 5.01(b) of the Company Disclosure Schedule. Except as disclosed in Section 5.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 5.02 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the certificate of incorporation and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such certificates of incorporation, by-laws or equivalent organizational documents, as amended to date, are in full force and effect. Neither the Company nor any Subsidiary is in material violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents.

     SECTION 5.03 Capitalization. (a) The authorized capital stock of the Company consists of (i) 60,000,000 shares of Company Common Stock and (ii) 15,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). As of the close of business on March 25, 2002, (i) 33,487,650 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) 50,000 shares of Restricted Stock were issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company, (iv) no shares of Company Common Stock were held by the Subsidiaries, (v) 3,822,307 shares of Company Common Stock were reserved for future issuance pursuant to outstanding employee stock options granted pursuant to the Company Stock Option Plans and
(vi) no shares of Company Preferred Stock were issued and outstanding. Except as set forth above or in Section 5.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. Section 5.03(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option; (iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule; and (vi) the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person.

     (b) Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances, except for limitations on transfer imposed by federal or state securities Laws.

     SECTION 5.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, if applicable, to obtaining the Company Stockholder Approval with respect to the Merger, to consummate the Transaction. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transaction (other than, with respect to the Merger, obtaining the Company Stockholder Approval if and to the extent required by applicable Law, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Company Board has approved this Agreement and the transactions contemplated hereby. To the knowledge of the Company, no state takeover statute is applicable to the Merger or the Transaction.

     SECTION 5.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the certificate of incorporation or by-laws or any equivalent organizational documents, each as amended to date, of the Company or any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been made, conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, or result in any payment under, any Material Contract (as defined in Section 5.17), Company Permit (as defined in Section 5.06) or franchise, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county, local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or supranational authority (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, and would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 5.06 Permits; Compliance. (a) Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except in either case for any such conflicts, defaults, breaches or violations that would not prevent or materially delay the consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect.

     (b) None of the Company or any Subsidiary or any individual who is currently an executive officer, director or, to the knowledge of the Company, employee of the Company or any Subsidiary (i) has been convicted of, charged with or, to the knowledge of the Company, investigated for a Medicare, Medicaid or state health program-related offense, (ii) since January 1, 1999, has been convicted of, charged with or, to the knowledge of the Company, investigated for a violation of Law related to fraud, theft, embezzlement, financial misconduct or obstruction of an investigation, (iii) has been excluded or suspended from participation in Medicare, Medicaid or any federal or state health program, or
(iv) since January 1, 1999, has been subject to any Order or any criminal or civil fine or penalty imposed by, any Governmental Authority with respect to any such Medicare, Medicaid or any other federal or state health care program.

     (c) Except as disclosed in Section 5.06(c) of the Company Disclosure Schedule, since January 1, 1999, there have been no written notices, citations or decisions by any Governmental Authority that the Company or any Subsidiary fails to meet any applicable standards promulgated by such Governmental Authority for which a plan of correction has not been accepted, and the Company does not know of any such failure or facts upon which such a failure could be alleged except, in either case, as would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 5.06(c) of the Company Disclosure Schedule, none of the Company or any Subsidiary has received any notice of any potential deficiency in or violation of any applicable Law or Order relating to the Company or any Subsidiary for which a plan of correction has not been accepted except as would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 5.06(c) of the Company Disclosure Schedule, and except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 1996, the Company and the Subsidiaries have complied in all material respects with all applicable Laws with respect to the services provided and business operated by the Company and the Subsidiaries.

     (d) The Company has made available to Parent prior to the date of this Agreement true and complete copies of (i) all material surveys, reports, notices, inquiries, subpoenas and other correspondence related to any certification, licensure or other inspections, and summaries of all proficiency test results relating to the business of the Company and the Subsidiaries for the period from January 1, 1999 (or, in the case of a Subsidiary, from the date such entity became a Subsidiary) through the date hereof; (ii) all material written inquiries, notices, requests for records, subpoenas and correspondence received by the Company or any Subsidiary related to utilization, reimbursement or other audits or investigations relating to the business of the Company and the Subsidiaries for the period from January 1, 1999 (or, in the case of a Subsidiary, from the date such entity became a Subsidiary) through the date hereof; and (iii) all current licenses or certifications of the Company or any Subsidiary under the Clinical Laboratory Improvement Act of 1988 and the regulations promulgated thereunder ("CLIA").

     (e) Except as disclosed in Section 5.06(e) of the Company Disclosure Schedule, and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) none of the Company nor any Subsidiary has engaged in any activities that are prohibited under or would violate Medicare and Medicaid statutes, 42 U.S.C. Sections 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes, or comparable state or local Law or rules of professional conduct; (ii) the Company and the Subsidiaries have timely and accurately filed in all material respects all requisite claims and other reports required to be filed in connection with all applicable state and federal Medicare and Medicaid programs due on or before the date of this Agreement; (iii) there is no arrangement providing for any rebates, kickbacks or other forms of compensation that is unlawful to be paid to any person or entity in return for the referral of business or for the arrangement for recommendation of such referrals; and (iv) none of the Company nor any Subsidiary has any financial arrangement which render any of its billings unlawful pursuant to the Stark Law or comparable state Law.

     (f) To the knowledge of the Company, all agreements of the Company and the Subsidiaries with third-party payors were entered into by the Company or a Subsidiary, as the case may be, in the ordinary course of business. The Company and the Subsidiaries are in compliance with each of their respective third-party payor agreements, and the Company and the Subsidiaries have properly charged and billed in accordance with the terms of their respective third-party payor agreements, including, where applicable, billing and collection of all deductibles and co-payments, except for any such violations that would not reasonably be expected to have a Company Material Adverse Effect.

     (g) Except as disclosed in Section 5.06(g) of the Company Disclosure Schedule, (i) no right of the Company or any Subsidiary to receive reimbursements pursuant to any government program or private program has ever been terminated or suspended as a result of any investigation or action whether by any Governmental Authority or other third party, (ii) none of the Company nor any Subsidiary has since January 1, 1999 received notice from any Governmental Authority that it has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such entity, other than routine audits or inquiries and other than those which would not reasonably be expected to have a Company Material Adverse Effect, (iii) none of the Company nor any Subsidiary has received any written notice of deficiency from a Governmental Authority in connection with its operations for which a plan of correction has not been accepted, and (iv) none of the Company nor any Subsidiary has received any written notice of any claim, requirement or demand of any licensing, accrediting or certifying agency to rework or redesign their operations or any part thereof.

     SECTION 5.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since June 6, 2001 (such forms, reports, statements, schedules and other documents being, collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is eligible to use Form S-3 in connection with the registration of securities under the Securities Act. No Subsidiary is required to file any form, report or other document with the SEC. Except as set forth in Section 5.07 of the Company Disclosure Schedule, the Company has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC, the NASDAQ National Market or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Company SEC Reports or any of the information contained therein. True and complete copies of any such written inquires or interrogatories have been furnished to Parent, and Parent has otherwise been made aware of any such oral inquiries or interrogatories, investigations, audits, reviews or hearings.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

     (c) Except as and to the extent set forth in Section 5.07(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2001, and liabilities and obligations which would not prevent or materially delay consummation of the Transaction or otherwise be reasonably likely to prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect.

     (d) Section 5.07(d) of the Company Disclosure Schedule lists all "management letters" and other similar letters relating to the Company's or any of its Subsidiaries internal controls and accounting practices that have been received by the Company from its independent accountants since December 31, 1999 (the "Management Letters"). True and complete copies of all Management Letters have been furnished to Parent.

     SECTION 5.08 Information to Be Supplied. Each of the Schedule 14D-9 and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be. Each of the
Schedule 14D-9 and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby and any of the information supplied or to be supplied by the Company or its Subsidiaries or their representatives for inclusion or incorporation by reference in the Merger Registration Statement and the Offer Documents will not, on the date of its filing or mailing or, in the case of the Proxy Statement/Prospectus, at the time of the Company Stockholder Meeting or, in the case of the Offer Documents, at the time the Offer is commenced or at the Acceptance Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) Notwithstanding the foregoing provisions of this Section 5.08, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Offer Documents, Merger Registration Statement, the Proxy Statement/Prospectus or the Schedule 14D-9 based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 6.07.

     SECTION 5.09 Absence of Certain Changes or Events. Since December 31, 2001, except (a) as set forth in Section 5.09 of the Company Disclosure Schedule, or (b) as expressly contemplated by this Agreement: (i) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Company Material Adverse Effect, and (iii) none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 7.01.

     SECTION 5.10 Absence of Litigation. Except as set forth in Section 5.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or, to the knowledge of the Company, investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority that (a) has had or would reasonably be expected to have a Company Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Transaction. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 5.11 Employee Benefit Plans. (a) Section 5.11(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company or any Subsidiary and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Subsidiary (collectively, the "Plans"). Each Plan is in writing and the Company has made available to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code or as contemplated by this Agreement.

     (b) None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, or (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits or any other amounts or benefits to any person solely or partially as a result of any transaction contemplated by this Agreement. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

     (c) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened in writing with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such Action.

     (d) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

     (e) To the knowledge of the Company, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary has any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability.

     (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. To the knowledge of the Company, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

     (g) No Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     (h) None of the Company nor any Subsidiary has any non-U.S. employees.

     (i) Except as set forth on Section 5.11(i) of the Company Disclosure Schedule, none of the employees of the Company or any Subsidiaries is currently on short or long-term leave or temporary or permanent disability leave.

     (j) As of the date hereof, the Company has no knowledge or no reasonable basis to believe that any of the key employees of the Company or any Subsidiary will terminate their contractual arrangements with the Company or any Subsidiary as a result of the consummation of the transactions contemplated hereby.

     SECTION 5.12 Labor and Employment Matters. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees, which controversies would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. There are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary. There is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary.

     SECTION 5.13 Property and Leases. (a) The Company and the Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all their properties and assets to conduct their respective businesses as currently conducted or as currently contemplated by the Company to be conducted, with only Permitted Liens or such exceptions as would not reasonably be expected to have a Company Material Adverse Effect.

     (b) Each parcel of real property owned or leased by the Company or any Subsidiary (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than
(A) Liens for current Taxes and assessments not yet due or for Taxes being contested in good faith and for which a reserve has been established by the Company on its books, and (B) mechanics', materialmen's, workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice (collectively, "Permitted Liens"), and (ii) to the knowledge of the Company, is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

     (c) All Leases are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Subsidiary.

     (d) Section 5.13(d) of the Company Disclosure Schedule discloses a full and complete list of all leases of real property by or for the benefit of the Company and the Subsidiaries and all amendments and modifications thereto (the "Leases") and the lessors thereof, including whether, to the knowledge of the Company, as of the date of this Agreement, any such lessor is a physician or a family member of a physician. The Company has made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect.

     SECTION 5.14 Intellectual Property. (a) Except as disclosed in Section 5.14(a) of the Company Disclosure Schedule and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party; (ii) with respect to each item of Intellectual Property owned by the Company or a Subsidiary and material to the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole ("Company Owned Intellectual Property"), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business; (iii) with respect to each item of Intellectual Property licensed to the Company or a Subsidiary that is material to the business of the Company and the Subsidiaries as currently conducted ("Company Licensed Intellectual Property"), the Company or a Subsidiary has (assuming the licensor has the right to license such property) the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property;
(iv) to the knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (v) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property; (vi) to the knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; and (vii) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

     (b) Section 5.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and software included in the Company Owned Intellectual Property and (ii) licenses that are material to the Company's business, except "shrink wrap", "click wrap" or similar licenses for commercially available software.

     (c) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property. Except as disclosed in Section 5.14(c) of the Company Disclosure Schedule, and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) there has been no misappropriation of any trade secrets or other

Intellectual Property of the Company or any Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent, and (iii) no employee, independent contractor or agent of the Company or any Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

     SECTION 5.15 Taxes. The Company and each of its Subsidiaries have timely filed (or have had filed on their behalf) all Tax returns and reports required to be filed by each of them and each has, within the time and in the manner prescribed by Law, paid and discharged all Taxes that have become due and payable, other than such payments as are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken. All such Tax returns and reports are true, accurate and complete in all material respects. Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code. There are no Tax Liens upon any property or assets of the Company or any of the Subsidiaries except Liens for current Taxes not yet due. Neither the Company nor any of the Subsidiaries is a party to any agreement, understanding, or arrangement (with any person other than the Company and/or any of the Subsidiaries) relating to allocating or sharing of any amount of Taxes that would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Subsidiaries has any liability for any amount of Taxes of any person other than the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by contract that would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has any income reportable for a period ending after the Acceptance Date that is attributable to any activity or a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Acceptance Date that resulted in a deferred reporting of income from such transaction or from such change of accounting method, in either case which deferral would reasonably be expected to have a Company Material Adverse Effect or is inconsistent with the past practice of the Company. Neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance, except for a possible future change in the Stock Value, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.16 Environmental Matters. Except as described in Section 5.16 of the Company Disclosure Schedule or as would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect, (a) neither the Company nor any Subsidiary is in violation of any Environmental Law or has received any written notice, demand, letter, claim, request for information or other written communication alleging that the Company or such Subsidiary may be in violation of any Environmental Law; (b) none of the properties currently or formerly owned, leased or operated by the Company or any Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in a quantity that is reasonably likely to lead to cleanup or remediation of Hazardous Substances; (c) neither the Company nor any Subsidiary has received any written notice, demand, claim or request for information or other written communications alleging that the Company or any Subsidiary is actually, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened Liens) for cleanup or remediation of Hazardous Substances; (d) the Company or a Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits") and the Company and such Subsidiaries are in compliance with the Environmental Permits; (e) none of the properties owned or leased by the Company or any Subsidiary is listed or, to the knowledge of the Company and the Subsidiaries, proposed for listing on the "National Priorities List" or the Comprehensive Environmental Response, Compensation and Liability Information System under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar state or foreign list of sites requiring investigation or cleanup; (f) during the past three years, neither the Company nor any Subsidiary has entered into or agreed to any consent decree or order and neither the Company nor any Subsidiary is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the knowledge of the Company and the Subsidiaries, no investigation, litigation or other proceeding is pending or threatened with respect thereto; (g) neither the Company nor any Subsidiary is an indemnitor in connection with any claim asserted in writing to the Company or a Subsidiary by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances; and (h) neither the execution of this Agreement nor the consummation of the Transaction will require any investigation or remediation of any Hazardous Substances.

     SECTION 5.17 Material Contracts. Subsections (i) through (xii) of Section 5.17(a) of the Company Disclosure Schedule contain a complete list of the following contracts and agreements, whether written or oral, to which the Company or any Subsidiary is a party (such contracts and agreements, together with the Plans, the Leases and the Company Permits, being "Material Contracts"):

          (i) each contract, agreement or account involving aggregate annual consideration payable to the Company for services of more than $1,000,000, or aggregate annual payments by the Company of more than $1,000,000;

          (ii) all contracts and agreements under which the Company or any Subsidiary provides services other than routine or reference testing services, such as laboratory management, laboratory directorship, consulting or information technology;

          (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Subsidiary is a party;

          (iv) all contracts and agreements relating to indebtedness with a principal amount in excess of $500,000 or any pledge of any asset of the Company or any Subsidiary (other than capitalized leases involving less than $500,000 in principal amount and other than the Company's senior credit facility);

          (v) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary to which the Company or any Subsidiary is a party;

          (vi) all contracts and agreements with any Governmental Authority other than agreements related to the provision of clinical laboratory services to a Governmental Authority, provider agreements and agreements related to licensing of any facility entered into in the ordinary course of business;

          (vii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Subsidiary or, to the Company's knowledge, any key executives of the Company or any Subsidiary, to compete in any line of business or with any person or in any geographic area or during any period of time, (B) require the Company or any Subsidiary to use any supplier or third party for all or substantially all of the Company's or the Subsidiaries' requirements or needs, (C) limit or purport to limit in any material respect the ability of the Company or any Subsidiary to solicit any customers or clients of the other parties thereto, (D) require the Company or any Subsidiary to provide to the other parties thereto "most favored nations" pricing, or (E) require the Company or any Subsidiary to market or co-market any clinical laboratory services or anatomic pathology services or other products or services of a third party (each of (A) through (E), a "Restrictive Agreement");

          (viii) all contracts, agreements and arrangements between the Company or any of its Subsidiaries, on the one hand, and LP, LLC or any of their respective officers, directors or principals, on the other hand (each such contract, a "Related Party Agreement");

          (ix) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company or any Subsidiary with any third party;

          (x) all licenses under CLIA or issued by any other Governmental Authority including, without limitation, the identity of the respective licensees thereunder;

          (xi) all contracts, agreements and arrangements entered into since November 1993 between the Company or any of its Subsidiaries and any other party providing for the acquisition by the Company or such Subsidiary (including, without limitation, by merger, consolidation, acquisition of stock or assets or any other business combination) of any corporation, partnership, other business organization or division thereof or any material amount of assets, in each case, for an aggregate purchase price in excess of $100,000 (provided that Section 5.17(a)(xi) of the Company Disclosure Schedule shall also identify the amounts, if any, that are payable or potentially payable to any other party under such contracts, agreements and arrangements pursuant to any post-closing adjustment to the purchase price (including without limitation under any "earn-out" or other similar provision)); and

          (xii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or any Subsidiary, the conduct of their respective businesses, or the absence of which would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would reasonably be expected to have a Company Material Adverse Effect.

     (b) Except as would not prevent or materially delay consummation of the Offer or the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or a Subsidiary, as the case may be, and, to the knowledge of the Company, the other parties thereto, and is in full force and effect against the Company or a Subsidiary except to the extent it has expired in accordance with its terms and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Except as disclosed in Section 5.17(b) of the Disclosure Schedule, none of the Company or any Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under, any Material Contract.

     (c) The Company has made available to Parent a true, complete and correct copy of all written Material Contracts, together with all material amendments, waivers or other changes thereto, and has been given a written description of all oral contracts included in the Material Contracts.

     SECTION 5.18 Insurance. True and complete copies of all material fire and casualty, general liability, business interruption and workers' compensation insurance policies maintained by the Company or any Subsidiary have been made available to Parent, and such policies are in full force and effect as of the date of this Agreement. The Company or the relevant Subsidiary has paid all premiums under such policies and none of the Company or any Subsidiary is in default with respect to its obligations thereunder.

     SECTION 5.19 Board Approval; Vote Required. (a) The Company Board, by resolutions duly adopted by vote of those voting at a meeting duly called and held, has duly (i) determined that this Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, and in accordance with the DGCL, and (iii) resolved to recommend acceptance of the Offer and the adoption of this Agreement by the Company's stockholders at the Company Stockholder Meeting.

     (b) The only vote of the holders of any class or series of capital stock of the Company that may be necessary to adopt this Agreement and the Transaction, including the Merger, is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement.

     SECTION 5.20  Related Party Transactions.  Except as set forth in Section
5.20 of the Company Disclosure Schedule and except as expressly contemplated by this Agreement, no executive officer, director or affiliate of the Company or any Subsidiary nor any immediate family member or affiliate of such executive officer or director is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Subsidiary or is entitled to any payment or transfer of any assets from the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary or has an interest in any customer or supplier of the Company or any Subsidiary or provider of any services to the Company or any Subsidiary, except in each case (i) employment, management or consulting arrangements listed in
Section 5.11 or Section 5.17 of the Company Disclosure Schedule and benefit programs and (ii) the ownership of less than 3% of the outstanding stock of any publicly traded company.

     SECTION 5.21  Guarantee by Subsidiaries.  Except as set forth in Section
5.21 of the Company Disclosure Schedule, and except as provided pursuant to the terms of the Company's senior credit facility and issued and outstanding senior subordinated notes, none of the Subsidiaries is prevented or prohibited by its certificate of incorporation, by-laws or other equivalent organizational documents, or by any contract, agreement or other instrument or obligation, from guaranteeing all or any part of any indebtedness of Parent or any subsidiary of Parent after the Effective Time.

     SECTION 5.22 Customers. Section 5.22 of the Company Disclosure Schedule lists the 20 largest customers of the Company and the Subsidiaries by revenue during the 12-month period ended December 31, 2001 (the "Customers") and the amount of gross revenue (net of setoffs, chargebacks and credits) received by the Company and the Subsidiaries as a result of orders by each of the Customers during such period. Since January 1, 2001 through the date hereof, none of the Company, any Subsidiary or any officer, director, affiliate or agent of the Company or a Subsidiary has received any written notice from any Customer to the effect that any such Customer intends to cease or materially reduce the amount of services requested of, or size of orders placed with, the Company or any Subsidiary or otherwise reduce the amount of business conducted with the Company or any Subsidiary.

     SECTION 5.23 Receivables. All Receivables that arose since December 31, 2001 arose from, and the Receivables existing on the Acceptance Date will have arisen from, the sale of inventory or services to persons not affiliated with the Company or any Subsidiary and in the ordinary course of business consistent with past practice.

     SECTION 5.24 Brokers. Except for Park Avenue Equity Management, LLC ("Park Avenue"), no broker, finder or investment banker (other than the Advisors) is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and each of Park Avenue and the Advisors pursuant to which such firms would be entitled to any payment related to the Transaction.

                                   ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     As an inducement to the Company to enter into this Agreement, Parent and Merger Sub, except as disclosed in Parent's disclosure schedule delivered concurrently with the delivery of this Agreement (the

"Parent Disclosure Schedule"), hereby, jointly and severally, represent and warrant to the Company as follows:

     SECTION 6.01 Corporate Organization. Each of Parent, Merger Sub and each significant subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Merger Sub and each significant subsidiary of Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 6.02 Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws of Parent and the certificate of incorporation and by-laws of Merger Sub, each as amended to date. Such certificates of incorporation and by-laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or by-laws.

     SECTION 6.03 Capitalization. The authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of March 20, 2002, 96,685,069 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and 8,123,736 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options that have been granted prior to the date hereof. Except as set forth in this Section 6.03 and except for stock options granted pursuant to the stock option plans of Parent (the "Parent Stock Option Plans"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or Merger Sub to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of Merger Sub.

     (b) The authorized capital stock of Merger Sub consists of 1000 shares of Merger Sub Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. Each outstanding share of capital stock of Merger Sub is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by Parent or Merger Sub free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or Merger Sub's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not reasonably be expected to have a Parent Material Adverse Effect.

     (c) The shares of Parent Common Stock to be issued pursuant to the Offer and the Merger in accordance with Section 2.01 and Section 4.01 (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's certificate of incorporation or by-laws or any agreement to which Parent is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

     SECTION 6.04 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transaction (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     SECTION 6.05 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or by-laws of either Parent or Merger Sub in effect on the date of this Agreement, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 6.05(b) have been obtained and all filings and obligations described in Section 6.05(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent, Merger Sub or any significant subsidiary of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Merger or the Offer or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

     (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger or the Offer or otherwise prevent Parent or Merger Sub from performing its material obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 6.06 SEC Filings; Financial Statements. (a) Parent has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since December 31, 1999 (such forms, reports, statements, schedules and other documents being, collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Parent is required to file any form, report or other document with the SEC. Except as set forth in Section 6.06 of the Parent Disclosure Schedule, Parent has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC, the NYSE or any other Governmental Authority or, to the knowledge of Parent, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Parent SEC Reports or any of the information contained therein. True and complete copies of any such written inquires or interrogatories have been furnished to the Company, and the Company has otherwise been made aware of any such oral inquiries or interrogatories, investigations, audits, reviews or hearings.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

     (c) Except as and to the extent set forth in Section 6.06(c) of the Parent Disclosure Schedule, none of Parent nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of Parent or in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2001, and liabilities and obligations which would not prevent or materially delay consummation of the Transaction or otherwise be reasonably likely to prevent or materially delay either Parent or Purchaser from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

     (d) Section 6.06(d) of the Parent Disclosure Schedule lists all "management letters" and other similar letters relating to Parent's or any of its subsidiaries' internal controls and accounting practices that have been received by Parent from its independent accountants since December 31, 1999. True and complete copies of all such management letters have been furnished to the Company.

     SECTION 6.07 Information to Be Supplied. Each of the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Merger Registration Statement"), the Offer Documents and the other documents required to be filed by Parent with the SEC in connection with the Offer, the Merger and the Transaction will comply as to form, in all material respects, with the requirements of the Exchange Act and the Securities Act, as the case may be. Each of the Merger Registration Statement, the Offer Documents and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the Transaction and any information supplied or to be supplied by Parent or its subsidiaries or representatives for inclusion or incorporation by reference in the Schedule 14D-9 or the Proxy Statement/Prospectus will not, on the date of its filing or mailing or at the time they become effective under the Securities Act or, in the case of the Offer Registration Statement, on the dates the Offer Registration Statement is mailed to stockholders of the Company and on the Acceptance Date and, in the case of the Merger Registration Statement, at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) Notwithstanding the foregoing provisions of this Section 6.07, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Merger Registration Statement or the Offer Documents based on information supplied by or on behalf of the Company and its Subsidiaries for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 5.08.

     SECTION 6.08 No Vote Required. No vote of the stockholders of Parent is required by Law, Parent's certificate of incorporation or by-laws or otherwise in order for Parent and Merger Sub to consummate the Transactions.

     SECTION 6.09 Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 6.10 Tax Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance, except for a possible future change in the Stock Value, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction that will not be paid by or on behalf of Parent or Merger Sub.

     SECTION 6.12 Employee Benefit Plans. (a) None of the Parent Plans is a Multiemployer Plan or a Multiple Employer Plan.

     (b) Each Parent Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. Parent and the Subsidiaries have performed all material obligations required to be performed by them under, are not in any default under or in violation of, and have no knowledge of any default or violation by any party to, any Parent Plan. Except as would not have a Parent Material Adverse Effect, no Action is pending or threatened in writing with respect to any Parent Plan (other than claims for benefits in the ordinary course) and, to the knowledge of Parent, no fact or event exists that could reasonably be expected to give rise to any such Action.

     (c) Each Parent Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Parent Plan for which determination letters are currently available that the Parent Plan is so qualified and each trust established in connection with any Parent Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of Parent, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Parent Plan or the exempt status of any such trust.

     (d) To the knowledge of Parent, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Plan. Neither Parent nor any Subsidiary has any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability.

     SECTION 6.13 Absence of Parent Material Adverse Effect. Since December 31, 2001, (a) there has not been a Parent Material Adverse Effect, and (b) Parent and its subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of the covenants set forth in
Section 7.02.

     SECTION 6.14 Litigation. Except as set forth in Section 6.14 of the Parent Disclosure Schedule, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any property or asset of Parent or any such subsidiary, before any Governmental Authority that
(a) has had or would reasonably be expected to have a Parent Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Transaction. Neither Parent nor any of its subsidiaries nor any property or asset of Parent or any such subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that seeks to materially delay or prevent the consummation of the Transaction or would prevent or materially delay Parent from performing its obligations under this Agreement or would reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 6.15 Permits; Compliance. Each of Parent and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of Parent and such subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent or Purchaser from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened. None of Parent nor any of its subsidiaries is in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent or any such subsidiary or by which any property or asset of Parent or any such subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit, franchise or other instrument or obligation to which Parent or any such subsidiary is a party or by which Parent or any such subsidiary or any property or asset of Parent or any such subsidiary is bound, except in either case for any such conflicts, defaults, breaches or violations that would not prevent or materially delay the consummation of the Merger or otherwise prevent or materially delay Parent or Purchaser from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

     (b) None of Parent nor any of its subsidiaries or any individual who is currently an executive officer, director or, to the knowledge of Parent, employee of Parent or any such subsidiary (i) has been convicted of, charged with or, to the knowledge of Parent, investigated for a Medicare, Medicaid or state health program-related offense, (ii) since January 1, 1999, has been convicted of, charged with or, to the knowledge of Parent, investigated for a violation of Law related to fraud, theft, embezzlement, financial misconduct or obstruction of an investigation, (iii) has been excluded or suspended from participation in Medicare, Medicaid or any federal or state health program or
(iv) since January 1, 1999, has been subject to any Order or any criminal or civil fine imposed by any Governmental Authority with respect to any such Medicare, Medicaid or any other federal or state health care program.

     (c) Except as disclosed in Section 6.15(c) of the Parent Disclosure Schedule, since January 1, 1999, there have been no written notices, citations or decisions by any Governmental Authority that Parent or any of its subsidiaries fails to meet any applicable standards promulgated by such Governmental Authority for which a plan of correction has not been accepted, and Parent does not know of any such failure or facts upon which such a failure could be alleged except, in either case, as would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 6.15(c) of the Parent Disclosure Schedule, none of Parent or any of its subsidiaries has received any notice of any potential deficiency in or violation of any applicable Law or Order relating to Parent or any such subsidiary for which a plan of correction has not been accepted except as would not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in
Section 6.15(c) of the Parent Disclosure Schedule, and except as would not reasonably be expected to have a Parent Material Adverse Effect, since January 1, 1996, Parent has complied in all material respects with all applicable Laws with respect to the services provided and business operated by Parent.

     (d) Except as disclosed in Section 6.15(d) of the Parent Disclosure Schedule, and except as would not have a Parent Material Adverse Effect, (i) none of Parent nor any of its subsidiaries has engaged in any activities that are prohibited under or would violate Medicare and Medicaid statutes, 42 U.S.C.
Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes, or comparable state or local Law or rules of professional conduct;
(ii) Parent and its subsidiaries have timely and accurately filed in all material respects all requisite claims and other reports required to be filed in connection with all applicable state and federal Medicare and Medicaid programs due on or before the date of this Agreement; (iii) there is no arrangement providing for any rebates, kickbacks or other forms of compensation that is unlawful to be paid to any person or entity in return for the referral of business or for the arrangement for recommendation of such referrals; and (iv) none of Parent nor any of its subsidiaries has any financial arrangement which renders any of its billings unlawful pursuant to the Stark Law or comparable state Law.

     (e) To the knowledge of Parent, all agreements of Parent and its subsidiaries with third-party payors were entered into by Parent or any such subsidiaries, as the case may be, in the ordinary course of business. Parent and its subsidiaries are in compliance with each of their respective third-party payor agreements, and Parent and its subsidiaries have properly charged and billed in accordance with the terms of their respective third-party payor agreements, including, where applicable, billing and collection of all deductibles and co-payments, except for any such violations that would not reasonably be expected to have a Parent Material Adverse Effect.

     (f) Except as disclosed in Section 6.15(f) of the Parent Disclosure Schedule, (i) no right of Parent or any of its subsidiaries to receive reimbursements pursuant to any government program or private program has ever been terminated or suspended as a result of any investigation or action whether by any Governmental Authority or other third party, (ii) none of Parent nor any of its subsidiaries has since January 1, 1999 received notice from any Governmental Authority that it has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such entity, other than routine audits or inquiries and other than those that would not reasonably be expected to have a Parent Material Adverse Effect, (iii) none of Parent nor any of its subsidiaries has received any written notice of deficiency from a Governmental Authority in connection with its operations for which a plan of correction has not been accepted, and
(iv) none of Parent nor any of its subsidiaries has received any written notice of any claim, requirement or demand of any licensing, accrediting or certifying agency to rework or redesign their operations or any part thereof.

     SECTION 6.16 Financing. Parent has, or will have prior to the Acceptance Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Cash Consideration for all Tendered Cash Election Shares and to pay all fees and expenses in connection therewith.

     SECTION 6.17 Ownership of Company Common Stock. As of the date of this Agreement, none of Parent, any of its subsidiaries or any of their respective controlled affiliates beneficially owns any shares of Company Common Stock.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 7.01 Conduct of Business by the Company Pending the Merger. (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement, as set forth in Section 7.01 of the Company Disclosure Schedule or as required by a Governmental Authority of competent jurisdiction, unless Parent shall otherwise consent in writing:

          (i) the businesses of the Company and the Subsidiaries shall be conducted in all material respects only in, and the Company and the Subsidiaries shall not take any material action except in, the ordinary course of business and in a manner consistent with past practice; and

          (ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations.

     (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section
7.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

          (i) amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

          (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of up to a maximum of 3,822,307 shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof) or (B) any assets of the Company or any Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

          (iii) except as expressly set forth in, and permitted by, Section 4.04 of the Company Disclosure Schedule, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any of such plans;

          (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a Subsidiary of the Company to the Company or any other Subsidiary;

          (v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

          (vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice (which shall be deemed to include borrowings under its senior credit facility); (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (D) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $500,000 per month (the "Monthly CapEx Amount") from the date hereof until the earlier of (x) the Acceptance Date or (z) the termination of this Agreement pursuant to Section 10.01 (it being understood that any unused portion of the Monthly CapEx Amount may be rolled forward and utilized in any subsequent month); or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 7.01(vi);

          (vii) sell, lease, license, mortgage, pledge, encumber or dispose of in any manner any properties or assets which are material, individually or in the aggregate, to the Company;

          (viii) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Subsidiary, or establish, adopt, enter into or amend any bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (ix) change any of the accounting principals used by it, other than as required by GAAP;

          (x) (A) make or rescind any Tax election, settle or compromise any liability for Taxes or change or revoke any of its methods of Tax accounting, or (B) take any action with respect to the computation of Taxes or the preparation of Tax returns that is inconsistent with past practice; provided, however, that, in the case of this clause (x), Parent shall not unreasonably withhold its consent;

          (xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or claims, liabilities or obligations not exceeding $500,000 in the aggregate;

          (xii) (A) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Subsidiary's rights thereunder, or (B) enter into any contract or agreement that would be a Restrictive Agreement or a Related Party Agreement;

          (xiii) except with respect to trademarks in the ordinary course of business and consistent with past practice, (A) grant any license in respect of any material Intellectual Property of the Company or any Subsidiary, (B) develop any Intellectual Property jointly with any third party, or (C) disclose any confidential Intellectual Property or other confidential information of the Company or any Subsidiary, unless such disclosure is made in the ordinary course of business consistent with past practice or would not reasonably be expected to have a Company Material Adverse Effect;

          (xiv) commence or settle any material Action; or

          (xv) announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the Offer and the Merger.

     SECTION 7.02 Conduct of Business by Parent Pending Consummation of the Merger. (a) Parent agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 7.02 of the Parent Disclosure Schedule, unless the Company shall otherwise consent in writing, Parent shall not:

          (i) amend or otherwise change its certificate of incorporation or by-laws in a manner adverse to the stockholders of the Company as opposed to any other holders of Parent Common Stock;

          (ii) issue, sell, or grant, or authorize the issuance, sale or grant of, any shares of capital stock of Parent except at the market price or upon the exercise of options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock which were issued with an exercise or conversion price of not less than the market price at the time of issuance; provided, however, that the foregoing shall not prohibit issuances of capital stock, options or rights as part of normal employee compensation in the ordinary course of business; and provided further, however, that this clause (ii) shall not prohibit the issuance of capital stock, options, warrants, convertible securities or other rights in connection with the acquisition of another entity or business if such acquisition is otherwise permitted by clause (v) below;

          (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a subsidiary of Parent to Parent or any other subsidiary;

          (iv) reclassify, combine, split or subdivide its capital stock without appropriate adjustment being made to the Stock Consideration payable to the holders of Company Common Stock in the Offer or the Merger;

          (v) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets, unless such acquisition or the entering into of a definitive agreement relating to the consummation of such transaction would not, in the reasonable judgment of Parent at the time of such determination, (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Offer or the Merger or the expiration or termination of any applicable waiting period under any antitrust or competition Law, or (B) materially increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Offer or the Merger or commencing any action seeking to achieve any of the effects described in paragraph (a) of clause (v) of Annex I; or

          (vi) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing or take any action that would materially delay the consummation of the Offer and the Merger.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.01 Company Stockholder Meeting. If required by applicable Law, the Company, acting through the Company Board, shall, in accordance with applicable Law, duly call, convene and hold a special meeting of the holders of Company Common Stock (the "Company Stockholder Meeting"), as soon as reasonably practicable after the acceptance for payment or exchange of shares of Company Common Stock pursuant to the Offer, for the purpose of voting upon this Agreement and the Merger, and the Company agrees that this Agreement shall be submitted at such meeting. Subject to Section 8.04, the Company shall take all action necessary to secure the vote of holders of Company Common Stock required by applicable Law and the Company's Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-Laws to obtain the approval for this Agreement.

     SECTION 8.02 Preparation of Merger Registration Statement and Proxy Statement/Prospectus. (a) If required by applicable Law, promptly after the acceptance for exchange or payment of shares of Company Common Stock pursuant to the Offer, Parent and the Company shall prepare, and Parent shall file with the SEC, the Merger Registration Statement, in which the Proxy Statement/Prospectus will be included as Parent's prospectus. Parent shall provide the Company and its counsel with any comments it may receive from the SEC or its staff with respect to the Merger Registration Statement as promptly as practicable after receipt of such comments and the parties shall cooperate to prepare appropriate responses to the SEC to such comments and make such modifications to the Merger Registration Statement as shall be reasonably appropriate. Each of the Company and Parent shall use all reasonable efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after the acceptance for payment or exchange of shares of Company Common Stock pursuant to the Offer and to keep the Merger Registration Statement effective as long as is necessary to consummate the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such action and preparation of the Merger Registration Statement and Proxy Statement/Prospectus. If required by applicable Law, the Company shall use its reasonable best efforts to mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Merger Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall take any action reasonably required to be taken under applicable state securities or Blue Sky Laws in connection with the issuance of Parent Common Stock in the Offer and the Merger. No amendment or supplement to the Merger Registration Statement or Proxy Statement/Prospectus will be made by Parent or the Company without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party promptly, after it receives notice thereof, of the time when the Merger Registration Statement is declared effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension or qualification of Parent Common Stock issued in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If, at any time prior to the Effective Time, the Company or Parent discovers any information relating to either party, or any of their respective affiliates, officers or directors, that should be set forth in an amendment to the Proxy Statement/Prospectus so that such document would not contain any misstatement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers that information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of the Company.

          (b) Notwithstanding the foregoing, if Parent or Merger Sub shall acquire at least 90% of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, the parties hereto agree, subject to the satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, to take, or cause to be taken, all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment or exchange of shares of Company Common Stock pursuant to the Offer without the Company Stockholder Meeting.

     SECTION 8.03 Access to Information; Confidentiality. (a) Except as otherwise prohibited by applicable Law or the terms of any contract or agreement (provided that the Company shall use all reasonable efforts to promptly obtain any consent required under any such contract or agreement in order that it may comply with the terms of this Section 8.03), from the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and Parent's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof, and (ii) furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or its representatives may reasonably request.

          (b) All information obtained by the parties pursuant to this Section
     8.03 shall be kept confidential in accordance with the confidentiality agreement, dated November 20, 2001 (the "Confidentiality Agreement"), between Parent and the Company.

          (c) No investigation pursuant to this Section 8.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 8.04 No Solicitation of Transactions. The Company shall, and shall cause its Subsidiaries, and its and their respective officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it ) ("Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with third parties with respect to a Competing Transaction (as defined below). The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or, except as and only to the extent permitted by Section 8.04(b), encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or, except as and only to the extent permitted by Section 8.04(b), enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any Representative of the Company or any of its Subsidiaries to take any such action. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

          (b) Notwithstanding anything to the contrary in this Section 8.04, the Company Board may furnish information to, and enter into discussions with, a person who has made an unsolicited bona fide written proposal or offer regarding a Competing Transaction (that did not result from a breach of this Section 8.04), and with respect to which the Company Board has (i) determined, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation), that such proposal or offer constitutes or is reasonably likely to result in or lead to a Superior Proposal (as defined below), (ii) determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable Law,
     (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least two business days prior to taking any such action and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

          (c) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 8.04, promptly following receipt thereof, the Company shall advise Parent in writing of any request for information or any Competing Transaction, or any inquiry, discussions or negotiations with respect to any Competing Transaction and the terms and conditions of such request for information, Competing Transaction, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the person or group making any such request for information, Competing Transaction or inquiry or with whom any discussions or negotiations may be taking place (as permitted by Section 8.04(b)). The Company agrees that it shall keep Parent informed of the status and material details (including amendments or proposed amendments) of any such request for information, Competing Transaction or inquiry and keep Parent informed as to the material details of any information requested of or provided by the Company (pursuant to Section 8.04(b)) and as to the status and material terms of all substantive discussions or negotiations (permitted by Section 8.04(b)) with respect to any such request, Competing Transaction or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided (pursuant to Section 8.04(b)) to any other person or group in connection with any Competing Transaction which was not previously provided to Parent.

          (d) Except as otherwise set forth in this Section 8.04(d), the Company Board shall not withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in any manner adverse to Parent or Merger Sub, the Recommendation of the Company Board, or take any action, or make any statement, filing or release inconsistent with such Recommendation; provided, however, that if, prior to consummation of the Offer, the Company Board reasonably determines in good faith, after consultation with outside legal counsel, that the failure of the Company Board to withdraw, qualify, modify or amend the Recommendation would be a breach of its fiduciary duties under applicable Law, the Company Board shall be permitted to withdraw, qualify, modify or amend, in a manner adverse to Parent or Merger Sub, the Company Recommendation. The Company Board shall promptly deliver to Parent written notice advising Parent (i) that it has withdrawn, qualified, modified or amended, in a manner adverse to Parent or Merger Sub, the Recommendation and (ii) if applicable, the material terms and conditions of the Superior Proposal received by the Company prior to such withdrawal, qualification, modification or amendment and the identity of the person or persons making such Superior Proposal. Nothing contained in this Section 8.04 shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from making any disclosure required by applicable Law; provided, however, that any withdrawal, qualification, modification or amendment of the Recommendation shall be made as and only to the extent permitted by Section 8.04(d).

          (e) A "Competing Transaction" means any of the following (other than the Transaction): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Subsidiary, (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company or of any Subsidiary, (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company or of any Subsidiary or of 15% or more of the assets of the Company or of any Subsidiary, or (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company or of any Subsidiary.

          (f) A "Superior Proposal" means an unsolicited bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) the sale, lease, exchange, transfer or other disposition of at least 50% of the assets of the Company and its Subsidiaries, taken as a whole, in a single or related series of transactions or (iii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger involving the Company), directly or indirectly, of ownership of at least 50% of the then outstanding shares of Company Common Stock, in each case, on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation), to be more favorable to the Company stockholders than the Offer and the Merger, is reasonably capable of being consummated and for which financing, to the extent required, is reasonably likely, in the good faith judgment of the Board (after consultation with a financial advisor of nationally recognized reputation), to be obtained on a timely basis.

     SECTION 8.05 Employee Benefits Matters. (a) From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary; provided, however, that nothing contained herein shall prohibit Parent or the Surviving Corporation or any of Parent's subsidiaries from amending, modifying or terminating any such contracts, agreements, arrangements, policies, plans and commitments in accordance with their terms. Employees of the Company or any Subsidiary shall receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Parent or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its subsidiaries in the calendar year in which the Effective Time occurs.

     (b) Except as contemplated by the Employment Agreements, following the Effective Time, Parent shall continue to provide, or shall cause to be continued to be provided, to individuals who are employed by the Surviving Corporation and its subsidiaries as of the Effective Time and who remain employed with Parent or any subsidiary of Parent ("Affected Employees"), for so long as such Affected Employees remain employed by Parent or any subsidiary of Parent, employee benefits (other than salary or incentive compensation) (i) pursuant to the Company's or its Subsidiaries employee benefit plans, programs, policies and arrangements as provided to such Affected Employees immediately prior to the Effective Time or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any subsidiary of Parent providing coverage and benefits that, in the aggregate, are no less favorable than those provided to employees of Parent or its subsidiaries in positions reasonably comparable to the positions held by the Affected Employees.

     SECTION 8.06 Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation of the Surviving Corporation shall (i) contain provisions no less favorable with respect to indemnification for matters occurring prior to the Effective Time than are set forth in the Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-Laws of the Company, as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification shall be required by Law, and
(ii) contain provisions no less favorable with respect to indemnification for matters occurring from and after the Effective Time than are set forth in Parent's Certificate of Incorporation, as of the date hereof.

     (b) The Surviving Corporation shall maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation or Parent may substitute therefor policies of at least the same dollar limit coverage containing terms and conditions that are not, in the aggregate, less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation or Parent be required to expend pursuant to this Section 8.06(b) more than the annual amount set forth on Section 8.06(b) of the Company Disclosure Schedule; provided further, however, that, if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds such maximum amount, the Surviving Corporation shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to that maximum amount.

     (c) In addition to the other rights provided for in this Section 8.06 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 8.06(b)), for six years from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by the DGCL (including Section 145(f) thereof) on the date hereof, indemnify and hold harmless (and release from any liability to the Surviving Corporation or any of their respective subsidiaries) the persons who, at or prior to the Effective Time, were officers or directors of the Company or served on behalf of the Company as an officer or director of any of the Company's current or former Subsidiaries (the "Indemnitees") against all expenses (including attorneys' fees), losses, claims, damages, judgments, fines and amounts paid in settlement that are actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, that related to an event, act or omission which occurred prior to the Effective Time by reason of the fact that such person was at or prior to the Effective Time a director or officer of the Company or any of its current or former Subsidiaries (collectively, an "Indemnifiable Claim"); provided, however, that the Surviving Corporation shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the prior written consent of Parent or the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.

     (d) In addition to the other rights provided for in this Section 8.06, and not in limitation thereof, the Surviving Corporation, Parent and the Company agree that all contracts, agreements, arrangements or understandings between the Company and any Indemnitees, as in effect on the date hereof (including without limitation that certain Financial Advisory Agreement, dated November 23, 1999, between the Company and Kelso & Company, L.P., to the extent in effect as of the date of this Agreement, and including those contracts, agreements, arrangements or understandings set forth in Section 5.17 or Section 5.20 of the Company Disclosure Schedule), copies of which have been provided to Parent prior to the date hereof, shall survive the Merger and continue in full force and effect in accordance with their terms.

     (e) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 8.06.

     (f) The obligation of the Surviving Corporation under this Section 8.06 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 8.06 applies without the consent of such Indemnitee (it being expressly agreed that the Indemnitees to whom this Section
8.06 applies shall be third party beneficiaries of this Section 8.06).

     SECTION 8.07 Notification of Certain Matters. (a) The Company shall give prompt notice to Parent, and Parent or Merger Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any such notification pursuant to this Section 8.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (b) The Company shall give prompt notice to Parent, and Parent or Merger Sub shall give prompt notice to the Company, of: (i) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article V and Article VI or which relate to the consummation of the Transaction.

     SECTION 8.08 Company Affiliates. No later than five business days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being, a "Company Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the initial expiration of the Offer, an affiliate letter in the form attached hereto as Exhibit A, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the knowledge of the Company, have become a Company Affiliate subsequent to the delivery of such list.

     SECTION 8.09 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall promptly after the date of this Agreement (i) make its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transaction and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transaction, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transaction and to fulfill the conditions to the Offer and the Merger; provided that neither Merger Sub nor Parent will be required by this Section 8.09 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of any of Merger Sub, Parent, the Company or any of their respective subsidiaries or (B) limits Parent's freedom of action with respect to, or its ability to retain, the Company and the Subsidiaries or any portion thereof or any of Parent's or its affiliates' other assets or businesses.

     (b) Each of the parties hereto shall use its reasonable best efforts to cause its respective officers, employees, agents, auditors and representatives to cooperate with each other, prior to the Effective Time, to ensure the orderly combination of the Company and the Subsidiaries with Parent and its subsidiaries following the Effective Time and to minimize any disruption to the respective businesses of Parent, the subsidiaries of Parent, the Company and the Subsidiaries that might result from the Transaction.

     (c) The Company shall cooperate with Parent, and shall use its reasonable best efforts to cause the Company's accountants to provide to Parent, at Parent's expense, the requisite consents required to enable Parent to fulfill any requirements imposed on it by the Exchange Act or the Securities Act, and the Company shall cooperate with Parent in Parent's efforts to obtain extended reporting coverage for certain liability insurance policies maintained by the Company and the Subsidiaries as contemplated by Section 8.06(b) hereof.

     SECTION 8.10 Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Offer and the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that Parent may elect to effect the Reverse Merger as permitted by Section 3.01 of this Agreement. Following the Effective Time, none of the Surviving Corporation, Parent or any of their affiliates knowingly shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Offer and the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (b) At or immediately prior to the Effective Time, Parent shall seek to obtain an opinion of Shearman & Sterling, counsel to Parent, that the Offer and the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code (together with the opinion referred to in Section 8.10(c) below, the "Tax Opinions"). In connection therewith, both Parent (together with Merger Sub) and the Company shall deliver to Shearman & Sterling representation letters (together with the representation letters referred to in Section 8.10(c) below, the "Representation Letters"), dated and executed as of the Effective Time (and as of such other date or dates as reasonably requested by Shearman & Sterling), substantially in the form attached hereto as Exhibit 8.10(b).

     (c) At or immediately prior to the Effective Time, the Company shall seek to obtain an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, that the Offer and the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code (together with the opinion referred to in Section 8.10(b) above, the "Tax Opinions"). In connection therewith, both Parent (together with Merger Sub) and the Company shall deliver to Skadden, Arps, Slate, Meagher & Flom LLP representation letters (together with the representation letters referred to in Section 8.10(b) above, the "Representation Letters"), dated and executed as of the Effective Time (and as of such other date or dates as reasonably requested by Skadden, Arps, Slate, Meagher & Flom LLP), substantially in the form attached hereto as Exhibit 8.10(c).

     (d) As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver the Representation Letters contemplated by Sections 8.10(b) and 8.10(c) to enable such firms to deliver the Tax Opinions or
(ii) why counsel to Parent and the Company would not be able to deliver the Tax Opinions contemplated by Sections 8.10(b) and 8.10(c).

     (e) As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver the Representation Letters contemplated by Sections 8.10(b) and 8.10(c) to enable such firms to deliver the Tax Opinions or (ii) why counsel to Parent and the Company would not be able to deliver the Tax Opinions contemplated by Sections 8.10(b) and 8.10(c).

     SECTION 8.11 Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     SECTION 8.12 Letters of Accountants. (a) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated and delivered the date on which the Offer Registration Statement shall become effective, the Acceptance Date, the date the Merger Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of Deloitte & Touche LLP, the Company's independent public accountants, dated and delivered the date on which the Offer Registration Statement shall become effective, the Acceptance Date, the date the Merger Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     SECTION 8.13 NYSE Listing. Parent shall as promptly as practicable prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Offer and the Merger, and shall use its reasonable efforts to obtain, prior to the initial scheduled expiration date of the Offer (or as soon thereafter as practicable) and prior to the Effective Time, approval for the listing of Parent Common Stock to be issued in the Offer and the Merger, as the case may be, subject to official notice of issuance to the NYSE, and the Company shall cooperate with Parent with respect to such listing.

     SECTION 8.14 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE or the NASDAQ National Market, each of Parent and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Offer or the Merger; provided, however, that this Section 8.14 shall terminate in the event the Company Board withdraws the Recommendation.

     SECTION 8.15 Transfer Tax. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of the Company Common Stock.

     SECTION 8.16 Transaction Fees and Expenses. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not incur, or cause to be incurred, aggregate Transaction Fees (as defined below) in excess of $10,000,000. For purposes of this Section 8.16, "Transaction Fees" shall mean the fees and disbursements of the Company's legal counsel and financial advisors that are incurred in connection with the preparation, negotiation, execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated hereby, except that any legal costs and expenses incurred solely in connection with complying with the HSR Act (including, without limitation, complying with any "second request" made thereunder) shall be excluded from the calculation of such costs and expenses.

     SECTION 8.17 Restrictions on Acquisition of Company Common Stock. From and after the date of this Agreement and until the earlier to occur of (x) two years following the purchase of any Stockholders' Shares pursuant to the exercise of the Options (as such terms are defined in the Stockholders Agreement) and (y) in the event Parent does not exercise the Options and purchase any Stockholders' Shares pursuant thereto, the termination of the Option Exercise Period (such period being, the "Standstill Period"), neither Parent, nor any of its subsidiaries or controlled affiliates shall, and Parent shall use its reasonable efforts to cause its affiliates not to, directly or indirectly, acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, any shares of Company Common Stock or options or rights to acquire shares of Company Common Stock, except pursuant to (i) the Offer, (ii) the Merger, (iii) the exercise of the Options, or (iv) a transaction made available to all holders of Company Common Stock that is approved by a majority of the Independent Directors. For purposes of this Section 8.17, the term "Independent Directors" shall mean the directors on the Company Board who are not, at the time of such determination, directors, officers, employees or affiliates of Parent or officers or employees of the Company.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

     SECTION 9.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a) Merger Registration Statement. If required, the Merger Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

          (b) Company Stockholder Approval. If required under the DGCL, this Agreement shall have received Company Stockholder Approval.

          (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) NYSE Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (e) Offer. Merger Sub shall have purchased shares of Company Common Stock pursuant to the Offer.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder
Approval:

          (a) by mutual written consent of Parent and the Company; or

          (b) by Parent if, at any time prior to the Acceptance Date, (i) the Company has breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause (e)(i), (ii) or
     (iii) of Annex I, (B) cannot be or has not been cured prior to the Termination Date (as defined below) and (C) has not been waived by Parent pursuant to the provisions hereof; or (ii) the Company Board shall have (1) amended, qualified, withdrawn or modified, or proposed or resolved to do so, in a manner adverse to Parent or Merger Sub, the Recommendation, or (2) approved or recommended, or proposed to approve or recommend, any Competing Transaction other than the Offer and the Merger, or the Company Board or any committee thereof shall have resolved to do any of the foregoing; or

          (c) by the Company if, at any time prior to the Acceptance Date, Parent has breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause (i), (ii) or (iii) of Section 2.01(c), (B) cannot be or has not been cured prior to the Termination Date and (C) has not been waived by the Company pursuant to the provisions hereof; or

          (d) by either Parent or the Company if (i) the Offer has not been consummated on or before September 30, 2002 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this clause
     (d)(i) shall not be available to any party whose willful or intentional failure to fulfill any obligation of this Agreement or other willful or intentional breach of this Agreement has resulted in the failure of any condition to the Offer or the Merger not to be satisfied prior to such date, (ii) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any shares of Company Common Stock pursuant to the Offer; or (iii) any court of competent jurisdiction or any Governmental Authority shall have issued an Order or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting acceptance for payment or exchange of shares of Company Common Stock pursuant to the Offer or consummation of the Merger and such Order or other action shall have become final and nonappealable.

     SECTION 10.02 Effect of Termination. In the event of termination of this Agreement by Parent or the Company, as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors (except that Section 8.03, Section 8.17, this Section 10.02, Section
10.03 and Article XI shall survive the termination); provided, however, that nothing contained in this Section 10.02 or in Section 10.03 shall relieve any party hereto from any liability for any willful or intentional breach of this Agreement.

     SECTION 10.03 Payment of Certain Fees; Expenses. (a) If this Agreement is terminated by Parent in accordance with Section 10.01(b)(ii), then the Company shall pay to Parent in immediately available funds, all of Parent's Expenses, up to a maximum of $4 million, plus a termination fee in an amount equal to $35 million (the "Termination Fee"); provided, however, that the Company shall not be required to pay the Termination Fee to Parent or to reimburse Parent for all of Parent's Expenses pursuant to this Section 10.03(a) if, at the time of the event giving rise to Parent's right to terminate this Agreement pursuant to
Section 10.01(b)(ii), a Parent Share Price Decrease (as such term is defined in the Stockholders Agreement, but without giving effect to the provisions of clause (3) of such definition for purposes hereof) shall have occurred and be continuing.

     (b) If this Agreement is terminated by Parent pursuant to Section 10.01(b)(i), then the Company shall pay to Parent, within five business days after submission of statements therefor, all of Parent's Expenses up to a maximum of $5 million.

     (c) If this Agreement is terminated by the Company pursuant to Section 10.01(c), then Parent shall pay to Company, within five business days after submission of statements therefor, all of Company's Expenses (as defined in paragraph (e) of this Section) up to a maximum of $5 million.

     (d) If (x) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i), Section 10.01(d)(i) or Section 10.01(d)(ii), (y) a proposal or offer for a Competing Transaction (replacing references to 15% in the definition thereof with references to 50%) had been made and publicly announced or communicated to the Company's stockholders after the date of this Agreement and prior to the date of termination of this Agreement and (1) had not been publicly withdrawn in a bona fide manner, (2) at the time of termination of the Merger Agreement, provided for consideration that was more favorable to the holders of Company Common Stock, from a financial point of view (taking into account, among other things, the composition of such consideration compared to the composition of the consideration being offered in the Offer and the Merger) than the consideration payable to the holders of Company Common Stock in the Offer and the Merger and (3) was reasonably capable of being consummated by the party proposing it, and (z) concurrently with or within 18 months of the date of such termination a Third Party Acquisition Event occurs, then, in addition to any amount paid or payable pursuant to Section 10.03(b), the Company shall within five business days of the occurrence of such Third Party Acquisition Event pay to Parent the Termination Fee; provided, however, that the Company shall not be required to pay the Termination Fee to Parent pursuant to this
Section 10.03(d) if the Merger Agreement was terminated pursuant to Section 10.01(d)(i) or on the Termination Date pursuant to Section 10.01(d)(ii), and if, at the time of such termination, either (x) the condition contained in clause
(ii) of Annex I has not been satisfied or (y) the condition contained in paragraph (d) of clause (v) of Annex I has not been satisfied or any litigation of the type described in paragraph (a) of clause (v) of Annex I with respect to antitrust or competition Laws shall have been instituted or commenced by any Governmental Authority and be pending.

     "Third Party Acquisition Event" shall mean the earlier of (i) the consummation of a Competing Transaction involving the purchase of a majority of either the equity securities of the Company or of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of this Agreement, would have constituted a Competing

Transaction (replacing references to 15% in the definition thereof with references to 50%) or (ii) the entering into by the Company or any of its Subsidiaries of a definitive agreement with respect to any such transaction.

     (e) Notwithstanding anything to the contrary contained in this Section 10.03, Parent shall not be entitled to receive the Termination Fee, and neither Parent nor the Company shall be entitled to receive reimbursement for Expenses, if, at the time of termination of this Agreement, in the case of Parent, the Company is entitled to terminate this Agreement under Section 10.01(c), and, in the case of the Company, Parent is entitled to terminate this Agreement under
Section 10.01(b)(i). Notwithstanding the applicability of more than one of the foregoing subsections of this Section 10.03 or anything to the contrary in this Agreement, Parent shall not be entitled to be paid more than one Termination Fee pursuant to this Agreement.

     Except as set forth in this Section 10.03, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Offer or Merger or any other transaction is consummated. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Offer Documents and the Merger Registration Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

     (f) The Company and Parent acknowledge that the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement and that without these agreements Parent and the Company would not enter into this Agreement. In the event that the Company shall fail to pay any Termination Fee or Expenses when due, such Termination Fee or Expenses shall be deemed to include the costs and expenses actually incurred or accrued by Parent (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 10.03, together with interest on such unpaid Termination Fee or Expenses, commencing on the date that such Termination Fee or Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's prime rate plus 3.00%. Payment of the fees and expenses described in this Section 10.03 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate or instrument delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 10.01. This Section shall not limit any covenant or other obligation of the parties hereto which shall survive in accordance with their terms.

     SECTION 11.02 Amendments, Modification and Waiver. (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that approval by the Company of any amendment or waiver to this Agreement after the purchase by Parent or Merger Sub of any shares of Company Common Stock in the Offer shall be subject to the provisions of Section 2.03(a); provided further, however, that, after the approval of this Agreement by the stockholders of the Company, no such amendment shall be made except as allowed under applicable Law.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 11.03):

     if to Parent or Merger Sub:

     Quest Diagnostics Incorporated
     One Malcolm Avenue
     Teterboro, NJ 07608
     Facsimile No: (201) 393-5289
     Attention: General Counsel

     with a copy to:

     Shearman & Sterling
     599 Lexington Avenue
     New York, New York 10022-6069
     Facsimile No: (212) 848-7179
     Attention: Clare O'Brien, Esq.

     if to the Company:

     Unilab Corporation
     18448 Oxnard Street
     Tarzana, CA 91356
     Facsimile No.: (818) 757-3807
     Attention: Robert E. Whalen

     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     Four Times Square
     New York, NY 10036
     Facsimile: 212-735-2000
     Attention: Lou R. Kling, Esq.

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

     SECTION 11.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.05 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any wholly owned subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 11.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 8.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

     SECTION 11.07 Interpretation. References in this Agreement to "reasonable best efforts" shall require a person obligated to use its reasonable best efforts to obtain any consent of a third party and to make reasonable out-of-pocket expenditures, including all expenditures incurred in connection with litigation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the "officers" of the Company (as such term is defined in Rule 3b-2 promulgated under the Exchange Act) after due inquiry of those persons who would reasonably be expected to have knowledge of the subject matter of the inquiry. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. References to "hereof" shall mean this Agreement and references to the "date hereof" shall mean the date of this Agreement. References in this Agreement to satisfaction of any condition set forth on Annex I shall mean, as of such date of determination, the absence of the event or circumstance described in such condition.

     SECTION 11.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 11.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby
(a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the Transaction may not be enforced in or by any of the above-named courts.

     SECTION 11.10 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transaction, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.10.

     SECTION 11.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          QUEST DIAGNOSTICS INCORPORATED

                                          By     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                             Name: Kenneth W. Freeman
                                             Title: Chairman and Chief Executive
                                             Officer

                                          QUEST DIAGNOSTICS NEWCO INCORPORATED

                                          By     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                             Name: Kenneth W. Freeman
                                             Title: Chief Executive Officer

                                          UNILAB CORPORATION

                                          By      /s/ ROBERT E. WHALEN
                                            ------------------------------------
                                             Name: Robert E. Whalen
                                             Title: Chairman & CEO

                                                                         ANNEX I

                            CONDITIONS OF THE OFFER

     Notwithstanding any other provision of the Offer, but subject to compliance with the terms of the Agreement and any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to Merger Sub's obligation to exchange or return tendered shares after the termination of the Offer, Merger Sub shall not be required to accept for exchange or exchange or deliver any consideration for any shares of Company Common Stock tendered pursuant to the Offer, and may terminate, extend or amend the Offer in accordance with the Agreement, if (i) the Minimum Condition shall not have been satisfied; (ii) the applicable waiting period under the HSR Act shall not have expired or been terminated; (iii) the Offer Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order; (iv) the Parent Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance; or (v) on or after the date of the Agreement and at or prior to the Acceptance Date, any of the following events or circumstances occurs or exists and is continuing:

     (a) there shall have been instituted, pending, or issued any litigation, suit, claim, action or proceeding before any federal or state court of the United States (other than any such action in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction shall have been denied or shall have expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction shall have been reversed on appeal and not reinstated) by any United States federal government or governmental authority or agency or any of the several states of the United States or any attorney general thereof (1) challenging or seeking to make illegal or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the making of the Offer, the acceptance for exchange or payment of any shares of Company Common Stock by Parent, Merger Sub or any other Subsidiary of Parent, or the consummation of the Offer or the Merger; (2) seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer, the Merger or the Agreement, (3) seeking to limit, restrain or prohibit Parent's or Merger Sub's ownership or operation of all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or to compel Parent or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or (4) seeking to impose or confirm any limitation on the ability of Parent or Merger Sub to effectively exercise full rights of ownership of any shares of Company Common Stock to be accepted in the Offer on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Agreement and the transactions contemplated by the Agreement;

     (b) there shall have been (i) any Law enacted, promulgated, amended, issued or deemed applicable to (1) Parent, the Company or any of their respective subsidiaries or (2) any transaction contemplated by the Agreement or (ii) entered, promulgated or enforced by any court or Governmental Authority, any Order of any kind which prohibits, restrains, restricts or enjoins the consummation of the Offer or has the effect of making the Offer illegal, in each case, by any legislative body or Governmental Authority that would result, directly or indirectly, in any of the consequences referred to in clauses (1) through (4) of paragraph (a) above;

     (c) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (ii) any limitation (whether or not mandatory) by any Governmental Authority on the extension of credit by banks or other lending institutions;

     (d) other than with respect to any Order that is the subject of paragraph
(a) or (b) above, there shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority any Order which prohibits, restrains, restricts or enjoins the consummation of the Offer or has the effect of making the Offer illegal;

     (e) (i) the Company shall have breached or failed to perform in any material respect its obligations, covenants or agreements under the Agreement,
(ii) the representations and warranties of the Company

                                    Annex I-1
contained in the Agreement that are qualified by reference to a Company Material Adverse Effect shall not have been true and correct when made or as of the Acceptance Date as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), or (iii) the representations and warranties of the Company contained in the Agreement that are not so qualified shall not have been true and correct when made or as of the Acceptance Date as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date) except in the case of this clause (iii) only, for such inaccuracies as have not resulted, or are not reasonably likely to result, in a Company Material Adverse Effect;

     (f) there shall have occurred or exist any events, circumstances, changes, occurrences, facts or effects that have had or would reasonably be expected to have a Company Material Adverse Effect; and

     (g) the Agreement shall have been terminated in accordance with its terms;

which, in the reasonable judgment of Parent in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for exchange or payment.

     The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or, except in the case of the Minimum Condition, may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                    Annex I-2

                                                                       EXHIBIT A

                          FORM OF AFFILIATE LETTER FOR
                           AFFILIATES OF THE COMPANY

                                                                [   --   ], 2002

Quest Diagnostics Incorporated
One Malcolm Avenue
Teterboro NJ 07608

Attention: General Counsel

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of UNILAB CORPORATION (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 2, 2002 (the "Merger Agreement"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), QUEST DIAGNOSTICS NEWCO INCORPORATED, a wholly owned subsidiary of Parent and a Delaware corporation ("Merger Sub"), and the Company, the Company will be merged with and into Merger Sub (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

     As a result of the Offer and Merger, I may receive shares of common stock, par value $.01 per share, of Parent (the "Parent Shares"). I would receive such Parent Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.01 per share, of the Company (the "Company Shares").

     1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Offer or Merger:

          A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of the Parent Shares to me pursuant to the Offer or Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time of the Offer or at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Offer and/or Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) I deliver an opinion of counsel reasonably acceptable to Parent, or a "no action" or interpretive letter of the Commission is furnished to Parent, stating that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. Except with respect to the Parent Shares that will be issued to the Stockholders in the Offer or following the exercise by Parent of the Options granted in the Stockholders Agreement, I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me

                                   Exhibit A-1
     or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I understand that Parent may give stop-transfer instructions to its transfer agent with respect to the Parent Shares to enforce the restrictions set forth herein and that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED APRIL 2, 2002 BETWEEN THE REGISTERED HOLDER HEREOF AND PARENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT."

          F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports that are required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

          B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and 1(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Offer or Merger, as applicable, and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Offer or Merger, as applicable, and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the

                                   Exhibit A-2

     Commission to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

Agreed and accepted this [   --   ]
day of [   --   ], 2002, by

QUEST DIAGNOSTICS INCORPORATED

By:
--------------------------------------
    Name:
    Title:

                                   Exhibit A-3

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     AMENDMENT, dated as of May 13, 2002 (this "Amendment"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), QUEST DIAGNOSTICS NEWCO INCORPORATED, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and UNILAB CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger, dated as of April 2, 2002 (the "Merger Agreement"); and

     WHEREAS, the parties have been engaged in discussions relating to the terms of the Merger Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the Merger Agreement shall be amended, in accordance with Section 11.02 thereof, as follows:

          1. Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Merger Agreement. Each reference to "hereof", "herein", "hereby" and "this Agreement" shall from and after the date hereof refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, the date of the Merger Agreement, as amended hereby, shall in all instances remain as April 2, 2002, and references to "the date hereof" and "the date of this Agreement" shall continue to refer to April 2, 2002.

          2. The Offer. The reference to "25 business days" in clause (i) of the third sentence of Section 2.01(b) of the Merger Agreement is hereby deleted in its entirety and replaced by "23 business days".

          3. The Merger. Section 3.01 of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

               "SECTION 3.01 The Merger. (a) At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger; provided, however, that if either of the conditions set forth in
     Section 3.01(b)(A) or all of the conditions set forth in Section 3.01(b)(B) below is satisfied, then, at Parent's discretion, the Merger may instead be effected as a merger of Merger Sub with and into the Company in accordance with the DGCL with the Company continuing as the surviving corporation (the "Reverse Merger").

               (b) Notwithstanding anything else to the contrary contained in this Agreement, Parent may elect to effect the Reverse Merger if either of the following two conditions is satisfied: (A)(i) the aggregate value of all shares of Parent Common Stock payable to holders of Company Common Stock upon consummation of the Offer and the Merger, based upon the lower of the closing price of shares of Parent Common Stock on the NYSE Composite Tape on the date immediately prior to the Effective Time or the Acceptance Date (the "Stock Value"), is less than 42% of the aggregate value of the Stock Value and all cash (including, without limitation, the Cash Consideration, cash paid pursuant to the exercise of dissenters' rights, and cash in lieu of fractional shares) payable to holders of Company Common Stock upon consummation of the Offer and the Merger, or (ii) Parent and/or the Company do not obtain the Tax Opinions referred to in Section 8.10(b) and Section 8.10(c); or (B)(i) the aggregate value of all cash (including, without limitation, the Cash Consideration, cash paid pursuant to the exercise of dissenters' rights, and cash in lieu of fractional shares) payable to holders of Company Common Stock upon consummation of the Offer and the Merger is less than 18% of the aggregate value of the Stock Value and all cash (including, without limitation, the Cash Consideration, cash paid pursuant to the exercise of dissenters' rights and cash in lieu of fractional shares) payable to holders of Company Common Stock upon consummation of the Offer and the Merger, (ii) holders of Company Common Stock constituting more than 82% of the outstanding shares of Company Common Stock exchange such stock solely for Parent Common Stock in the Offer and the Merger (except for cash received in lieu of fractional shares), and (iii) Parent and the Company have received the Tax Opinions referred to in Section 8.10(b) and Section 8.10(c). In connection with the delivery of Tax Opinions pursuant to
     Section 3.01(b)(B)(iii) herein, both Parent (together with Merger Sub) and the Company shall deliver to Shearman & Sterling, counsel to Parent, and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, Representation Letters, dated and executed as of the Effective Time (and as of such other date or dates reasonably requested by counsel), substantially similar to those set forth in Exhibit 8.10(b) and Exhibit 8.10(c).

               (c) If the Reverse Merger is effected, then the separate existence of Merger Sub shall cease and the Company shall become the surviving corporation and shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of Parent. The surviving corporation of the Merger or the Reverse Merger, as the case may be, shall be herein referred to as the "Surviving Corporation". In the event Parent elects to effect the Reverse Merger, all references to the "Merger" in this Agreement and all other ancillary or related agreements, documents and instruments, except, in the case of a Reverse Merger effected pursuant to
     Section 3.01(b)(A), where such references relate to the qualification of the transaction as a tax-free reorganization under Section 368(a) of the Code, shall be deemed to be references to the "Reverse Merger", and this Agreement and such other ancillary agreements, documents and instruments shall be construed and interpreted accordingly."

          4. Authorizations. Each of Parent, Merger Sub and the Company represents and warrants that this Amendment has been duly authorized by all necessary corporate action.

          5. Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Merger Agreement shall remain in full force and effect in all respects.

          6. Miscellaneous. The provisions contained in Article XI of the Merger Agreement are incorporated by reference in this Amendment as though they were expressly set forth herein.

            [The Remainder of This Page is Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          QUEST DIAGNOSTICS INCORPORATED

                                          by     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                            Name: Kenneth W. Freeman
                                            Title:  Chairman and Chief Executive
                                                    Officer

                                          QUEST DIAGNOSTICS NEWCO INCORPORATED

                                          by   /s/ LEO C. FARRENKOPF, JR.
                                            ------------------------------------
                                            Name: Leo C. Farrenkopf, Jr.
                                             Title:  Deputy General Counsel,
                                                Vice President and Secretary

                                          UNILAB CORPORATION

                                          by      /s/ ROBERT E. WHALEN
                                            ------------------------------------
                                            Name: Robert E. Whalen
                                            Title:  Chairman and Chief Executive
                                                    Officer

                AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

     AMENDMENT NO. 2, dated as of June 20, 2002 (this "Amendment"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), QUEST DIAGNOSTICS NEWCO INCORPORATED, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and UNILAB CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger, dated as of April 2, 2002, as amended on May 13, 2002 (the "Merger Agreement"); and

     WHEREAS, the parties have been engaged in discussions relating to the terms of the Merger Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the Merger Agreement shall be amended, in accordance with Section 11.02 thereof, as follows:

          1. Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Merger Agreement. Each reference to "hereof", "herein", "hereby" and "this Agreement" shall from and after the date hereof refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, the date of the Merger Agreement, as amended hereby, shall in all instances remain as April 2, 2002, and references to "the date hereof" and "the date of this Agreement" shall continue to refer to April 2, 2002.

          2.  Exchange Fund; Distributions on Shares of Parent Common
     Stock. The first sentence of Section 2.04(a) of the Merger Agreement is hereby deleted in its entirety and replaced by the following: "(a) Promptly after the Acceptance Date, Parent shall deposit, or shall cause to be deposited, with Computershare Investor Services, LLC or a bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Offer Exchange Agent"), for the benefit of the holders of Company Common Stock, for exchange in accordance with the terms of the Offer set forth in Article II, (a) cash representing the Cash Consideration payable pursuant to Section 2.01 and (b) certificates representing the shares of Parent Common Stock issuable to holders of Company Common Stock in the Offer pursuant to Section 2.01 (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as, the "Offer Exchange Fund")."

          3. Letters of Accountants. Section 8.12 of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "SECTION 8.12 Letters of Accountants. (a) Parent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated and delivered on the Acceptance Date, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (b) The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of Deloitte & Touche LLP, the Company's independent public accountants, dated and delivered the date on the Acceptance Date, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement."

          4. Authorizations. Each of Parent, Merger Sub and the Company represents and warrants that this Amendment has been duly authorized by all necessary corporate action.

          5. Effect of Agreement. Except as and to the extent expressly modified by this Amendment, the Merger Agreement shall remain in full force and effect in all respects.

          6. Miscellaneous. The provisions contained in Article XI of the Merger Agreement are incorporated by reference in this Amendment as though they were expressly set forth herein.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          QUEST DIAGNOSTICS INCORPORATED

                                          By     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                            Name: Kenneth W. Freeman
                                            Title:  Chairman and Chief Executive
                                                    Officer

                                          QUEST DIAGNOSTICS NEWCO INCORPORATED

                                          By     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                            Name: Kenneth W. Freeman
                                            Title:  Chief Executive Officer

                                          UNILAB CORPORATION

                                          By        /s/ DAVID W. GEE
                                            ------------------------------------
                                            Name: David W. Gee
                                             Title:  Executive Vice President,
                                                Secretary and
                                                General Counsel

                                                                         ANNEX B
--------------------------------------------------------------------------------

                             STOCKHOLDERS AGREEMENT
                           dated as of April 2, 2002
                                  by and among
                        QUEST DIAGNOSTICS INCORPORATED,
                     QUEST DIAGNOSTICS NEWCO INCORPORATED,
                      KELSO INVESTMENT ASSOCIATES VI, L.P.
                                      and
                                  KEP VI, LLC

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                            ARTICLE I
                         TENDER OF SHARES
SECTION 1.01.  Tender of Shares.............................    1

                            ARTICLE II

                         VOTING AGREEMENT
SECTION 2.01.  Voting Agreement.............................    2
SECTION 2.02.  Irrevocable Proxy............................    2

                           ARTICLE III

                            THE OPTION
SECTION 3.01.  Grant of Option..............................    2
SECTION 3.02.  Payment of the Purchase Price................    2
SECTION 3.03.  Exercise of Option...........................    3

                            ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
SECTION 4.01.  Organization, Authority and Qualification of
  the Stockholders..........................................    4
SECTION 4.02.  No Conflict; Required Filings and Consents...    4
SECTION 4.03.  Ownership of Shares..........................    5
SECTION 4.04.  Absence of Litigation........................    5
SECTION 4.05.  Brokers......................................    5

                            ARTICLE V

      REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
SECTION 5.01.  Organization, Authority and Qualification....    5
SECTION 5.02.  No Conflict; Required Filings and Consents...    5

                            ARTICLE VI

                  COVENANTS OF THE STOCKHOLDERS
SECTION 6.01.  No Disposition or Encumbrance of Shares......    6
SECTION 6.02.  No Solicitation of Transactions..............    6
SECTION 6.03.  Further Action; Reasonable Best Efforts......    6
SECTION 6.04.  Information for Offer Documents and Proxy
  Statement/Prospectus; Disclosure..........................    6

                           ARTICLE VII

                       REGISTRATION RIGHTS
SECTION 7.01.  Registration.................................    7
SECTION 7.02.  Blackout Periods.............................    7
SECTION 7.03.  Obligations of Parent........................    7
SECTION 7.04.  Expenses of Registration.....................    8
SECTION 7.05.  Indemnification..............................    8
SECTION 7.06.  Furnish Information..........................   10

                                                              PAGE
                                                              ----
                           ARTICLE VIII

                           TERMINATION
SECTION 8.01.  Termination..................................   10

                            ARTICLE IX

                          MISCELLANEOUS
SECTION 9.01.  Notices......................................   12
SECTION 9.02.  Severability.................................   12
SECTION 9.03.  Entire Agreement; Assignment.................   12
SECTION 9.04.  Parties in Interest..........................   13
SECTION 9.05.  Specific Performance.........................   13
SECTION 9.06.  Governing Law................................   13
SECTION 9.07.  Waiver of Jury Trial.........................   13
SECTION 9.08.  Headings.....................................   13
SECTION 9.09.  Counterparts.................................   13
SECTION 9.10.  Amendment....................................   13
SECTION 9.11.  Waiver.......................................   13
SECTION 9.12.  Costs and Expenses of This Agreement and the
  Merger Agreement..........................................   13
SECTION 9.13.  Affiliate Letters............................   14
SECTION 9.14.  Adjustments..................................   14

                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT, dated as of April 2, 2002 (this "Agreement"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), QUEST DIAGNOSTICS NEWCO INCORPORATED, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), KELSO INVESTMENT ASSOCIATES VI, L.P., a Delaware limited partnership ("LP"), and KEP VI, LLC, a Delaware limited liability company ("LLC" and, together with LP as stockholders of UNILAB CORPORATION (the "Company"), the "Stockholders"; and each of LP and LLC, individually, a "Stockholder").

     WHEREAS, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"; capitalized terms used but not defined in this Agreement have the meanings attributed to such terms in the Merger Agreement), pursuant to which (i) Purchaser shall commence a cash election exchange offer (as such exchange offer may hereafter be amended from time to time in accordance with the Merger Agreement, the "Offer") to acquire each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("Common Stock") in exchange for, at the election of the holder thereof, either (x) a net amount of $26.50 in cash, or (y) 0.3256 of a share of common stock, par value $0.01 per share, of Parent, all in accordance with and subject to the terms and conditions of the Merger Agreement; and (ii) following consummation of the Offer, the Company shall merge with Purchaser (the "Merger");

     WHEREAS, each Stockholder is the record or beneficial owner of the number of shares of Common Stock set forth on Schedule A hereto opposite such Stockholder's name (all such shares of Common Stock and any shares of Common Stock hereafter acquired by the Stockholders prior to termination of this Agreement being, the "Shares");

     WHEREAS, as a condition to entering into the Merger Agreement and incurring the obligations set forth therein, including the Offer, Parent and Purchaser have required that the Stockholders agree to enter into this Agreement; and

     WHEREAS, the Stockholders wish to induce Parent and Purchaser to enter into the Merger Agreement and, therefore, the Stockholders are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                TENDER OF SHARES

     SECTION 1.01. Tender of Shares. Each Stockholder agrees to promptly (and, in any event, not later than two business days prior to the initial scheduled expiration date of the Offer) tender or cause to be tendered into the Offer, pursuant to and in accordance with the terms of the Offer, and not withdraw or cause to be withdrawn (except following the termination of the Offer in accordance with its terms), all of such Stockholder's Shares. Each Stockholder acknowledges and agrees that Purchaser's obligation to accept for exchange or payment shares of Common Stock in the Offer, including any Shares tendered by a Stockholder, is subject to the terms and conditions of the Merger Agreement and the Offer. Parent acknowledges and agrees that the ability of Parent or Merger Sub to purchase shares of Parent Common Stock in the Offer is subject to the terms and conditions of the Merger Agreement and the Offer. Notwithstanding the foregoing, under certain circumstances set forth in Section 8.01(a) hereof, the Stockholders shall be entitled to withdraw Shares tendered into the Offer. Parent shall give each Stockholder reasonably adequate notice so as to enable the Stockholders to exercise such rights of withdrawal in a reasonable manner, including by (i) providing the Stockholders with two business days notice prior to any anticipated final expiration date of the Offer, and (ii) arranging for the Offer to expire at midnight on the applicable expiration date.

                                   ARTICLE II

                                VOTING AGREEMENT

     SECTION 2.01. Voting Agreement. Each Stockholder hereby agrees that, from and after the date hereof and until the earliest to occur of (x) the Effective Time, (y) the termination of this Article II pursuant to Section 8.01(a) and (z) the termination of this Agreement pursuant to Section 8.01(b)(other than the certain specified Sections identified therein), at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) all such Stockholder's Shares (i) in favor of adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and otherwise in such manner as may be necessary to consummate the Merger; (ii) against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of the Company under the Merger Agreement or of such Stockholder contained in this Agreement; and (iii) against any action, agreement, transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including any proposal relating to a Competing Transaction) that could reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or could reasonably be expected, to impede, interfere, delay, discourage or adversely affect the Merger Agreement, the Offer, the Merger or this Agreement. Any vote by such Stockholder that is not in accordance with this Section 2.01 shall be considered null and void, and the provisions of Section 2.02 shall be deemed to take immediate effect.

     SECTION 2.02. Irrevocable Proxy. If, and only if, a Stockholder fails to comply with the provisions of Section 2.01, such Stockholder hereby agrees that such failure shall result, without any further action by such Stockholder effective as of the date of such failure, in the constitution and appointment of Parent and each of its executive officers from and after the date of such determination until the earlier to occur of (x) the Effective Time, (y) the termination of this Article II pursuant to Section 8.01(a) and (z) the termination of this Agreement pursuant to Section 8.01(b) (other than the certain specified Sections identified therein)(at which point such constitution and appointment shall automatically be revoked) as such Stockholder's attorney, agent and proxy (such constitution and appointment, the "Irrevocable Proxy"), with full power of substitution, to vote and otherwise act with respect to all such Stockholder's Shares at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), and in any action by written consent of the stockholders of the Company, on the matters and in the manner specified in Section 2.01. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM A STOCKHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF THIS AGREEMENT. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to all such Stockholder's Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of such Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder.

                                  ARTICLE III

                                   THE OPTION

     SECTION 3.01. Grant of Option. Each Stockholder hereby grants to Parent an irrevocable option (each, an "Option" and, collectively, the "Options") to purchase all of such Stockholder's Shares at a purchase price per Share of $26.50 (the "Purchase Price").

     SECTION 3.02. Payment of the Purchase Price. The Purchase Price shall be payable by Parent, at the option of Parent, either (x) in cash or (y) in a combination of cash and shares of Parent Common Stock in the same proportions as though such Shares and any other Tendered Cash Election Shares had been acquired pursuant to and in accordance with the terms of the Offer, taking into account for this purpose the aggregate number of Tendered Cash Election Shares in the Offer, including the number of Stockholder Shares that were Tendered Cash Election Shares.

     SECTION 3.03. Exercise of Option. (a) Each of the Options shall become exercisable by Parent for a ten business day period (the "Option Exercise Period") commencing on the Initial Exercisability Date. For purposes of this Agreement, the "Initial Exercisability Date" shall be the date on which either
(1) the Merger Agreement is terminated by Parent or the Company pursuant to
Section 10.01(a), Section 10.01(b) or clause (ii) of Section 10.01(d), or (2) the Merger Agreement is terminated by Parent or the Company pursuant to Section 10.01(d)(i) thereof, if (w) in the case of clauses (1) and (2) of this Section 3.03(a), at the time of termination, no Parent Share Price Decrease (without giving effect to clause (3) in the definition thereof) shall have occurred and be continuing, (x) in the case of clauses (1) and (2) of this Section 3.03(a), at the time of termination, all of the conditions set forth in Section 2.01(c) of the Merger Agreement shall have been satisfied, (y) in the case of a termination of the Merger Agreement pursuant to Section 10.01(d)(i) or Section 10.01(d)(ii) thereof, at the time of termination, the conditions set forth in paragraphs (c) and (d) of clause (v) of Annex I shall have been satisfied, and no litigation of the type described in paragraph (a) of clause (v) of Annex I shall have been brought by any Governmental Authority on antitrust grounds and remain pending, and (z) in the case of a termination of the Merger Agreement on the Termination Date pursuant to Section 10.01(d)(i) or Section 10.01(d)(ii), at the time of termination, the conditions set forth in clauses (ii), (iii) and
(iv) of Annex I of the Merger Agreement shall have been satisfied. The Options shall be exercisable in whole but not in part, and in no event shall Parent be permitted to exercise an Option with respect to a Stockholders' Shares unless Parent concurrently exercises all Options to purchase the Shares of all Stockholders. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Stockholders' Shares be purchased after the close of business on the 45th day following the termination of the Merger Agreement (the "Option Termination Date").

     (b) If Parent wishes to exercise the Options during the Option Exercise Period, Parent shall send a written notice (the "Exercise Notice") to each Stockholder of its intention to exercise such Stockholder's Option, specifying the place, and, if then known, the time and the date (the "Closing Date") of the closing of such purchase (the "Closing"). The Closing Date shall, subject to satisfaction of the conditions in paragraph (d), occur on the later of (i) the third business day after the date on which such Exercise Notice is delivered and
(ii) one business day following the expiration or termination of the waiting period under the HSR Act applicable to the consummation of the purchase and sale of the Shares hereunder. For the purposes of this Agreement, the term "business day" means any day that is not a Saturday, a Sunday or a day on which banks are not required or authorized by law or executive order to be closed in the City of New York.

     (c) At the Closing, (i) each Stockholder shall deliver to Parent (or its designee) such Stockholder's Shares by delivery of a certificate or certificates evidencing such Shares duly endorsed to Parent or accompanied by stock powers duly executed in favor of Parent, with all necessary stock transfer stamps affixed, and (ii) Parent shall pay for the Stockholders' Shares with (a) cash or
(b) a combination of cash and shares of Parent Common Stock in the same proportions as though such Shares and any other Tendered Cash Election Shares had been acquired pursuant to and in accordance with the terms of the Offer, taking into account for this purpose the aggregate number of Tendered Cash Election Shares in the Offer, including the number of Stockholder Shares that were Tendered Cash Election Shares, in either case in accordance with the provisions of Sections 3.02(a) and 3.02(b).

     (d) The Closing shall be subject to the satisfaction or, in the case of clause (iv) below, waiver by the Stockholders of each of the following conditions:

          (i) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law that is then in effect and no Order shall have been entered or be in effect, in either case that has the effect of making the acquisition of the Shares by Parent illegal or otherwise restricting, preventing or prohibiting consummation of the purchase and sale of the Shares pursuant to the exercise of the Options;

          (ii) any waiting period under the HSR Act applicable to the consummation of the purchase and sale of the Shares hereunder shall have expired or been terminated;

          (iii) the approval for listing of any shares of Parent Common Stock to be issued to Stockholders hereunder on the NYSE, subject to official notice of issuance; and

          (iv) all of the conditions to the Offer set forth in Section 2.01(c) of the Merger Agreement shall have been satisfied.

     At the Closing, (i) each Stockholder will deliver good and valid title to such Stockholder's Shares free and clear of any Liens and, upon delivery to Parent of such Shares and payment for the Purchase Price therefor as contemplated herein, Parent will receive good, valid and marketable title to such Stockholder's Shares free and clear of any Liens, and (ii) Parent shall deliver to each Stockholder the cash portion of the Purchase Price to which such Stockholder is entitled pursuant to Section 3.02 by wire transfer in immediately available funds to a bank account to be designated by such Stockholder in a written notice to Parent at least two business days prior to the Closing and, with respect to the stock portion of the Purchase Price, if any, Parent shall deliver to each Stockholder stock certificates evidencing the shares of Parent Common Stock to which such Stockholder is entitled pursuant to Section 3.02.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder hereby jointly and severally represents and warrants to Parent and to Purchaser as follows:

     SECTION 4.01. Organization, Authority and Qualification of the Stockholders. Each Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each Stockholder is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery of this Agreement by each Stockholder, the performance by each Stockholder of its obligations hereunder and the consummation by each Stockholder of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Stockholder. This Agreement has been duly and validly executed and delivered by each Stockholder and (assuming due authorization, execution and delivery by Parent and Purchaser) this Agreement constitutes a legal, valid and binding obligation of each Stockholder enforceable against each Stockholder in accordance with its terms.

     SECTION 4.02. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by each Stockholder do not, and the performance of this Agreement by each Stockholder shall not, (i) conflict with or violate the agreement of limited partnership, limited liability company agreement or equivalent organizational documents, as the case may be, of such Stockholder,
(ii) assuming satisfaction of the requirements set forth in 4.02(b) below, conflict with or violate any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Stockholder, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     (b) The execution and delivery of this Agreement by each Stockholder do not, and the performance of this Agreement by each Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and the premerger notification requirements of the HSR Act, and

(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     SECTION 4.03. Ownership of Shares. As of the date hereof, each Stockholder is the record or beneficial owner of, and has good title to, the number of Shares set forth opposite such Stockholder's name on Schedule A hereto. Except as set forth on Schedule A, such Shares are all the securities of the Company owned, either of record or beneficially, by such Stockholder as of the date hereof and such Stockholder does not have any option or other right to acquire any other securities of the Company. The Shares owned by such Stockholder are owned free and clear of all Liens, other than any Liens created by this Agreement. Except as provided in this Agreement, such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Stockholder.

     SECTION 4.04. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Stockholders, threatened against either Stockholder, or any property or asset of either Stockholder, before any Governmental Authority that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

     SECTION 4.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either, or both, of the Stockholders.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Each of Parent and Purchaser hereby jointly and severally represent and warrant to the Stockholders as follows:

     SECTION 5.01. Organization, Authority and Qualification. Each of Parent and Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each of Parent and Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not prevent or materially delay the ability of Parent or Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery of this Agreement by each of Parent and Purchaser, the performance by each of Parent and Purchaser of its obligations hereunder and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each of Parent and Purchaser. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and (assuming due authorization, execution and delivery by each Stockholder) this Agreement constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against Parent and Purchaser in accordance with its terms.

     SECTION 5.02. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser shall not, (i) conflict with or violate the certificate of incorporation and by-laws of Parent or Purchaser, (ii) assuming satisfaction of the requirements set forth in
Section 5.02(b) below, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of Parent or Purchaser is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Parent or Purchaser, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of

Parent or Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     (b) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the premerger notification requirements of the HSR Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of Parent or Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

                                   ARTICLE VI

                         COVENANTS OF THE STOCKHOLDERS

     SECTION 6.01. No Disposition or Encumbrance of Shares. Each Stockholder hereby agrees that, except as contemplated by this Agreement, such Stockholder shall not (i) sell, transfer, tender (except into the Offer), pledge, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to (other than the Irrevocable Proxy), deposit into any voting trust, enter into any voting agreement, or create or permit to exist any Liens of any nature whatsoever (other than pursuant to this Agreement) with respect to, any of such Stockholder's Shares (or agree or consent to, or offer to do, any of the foregoing), or (ii) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations hereunder.

     SECTION 6.02. No Solicitation of Transactions. None of the Stockholders shall, directly or indirectly, through any director, officer, affiliate, employee, representative, agent or otherwise, (i) solicit, initiate, endorse, accept or encourage the submission of any Competing Transaction, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, or participate in, assist, facilitate, endorse or encourage any proposal that constitutes, or may reasonably be expected to lead to, a Competing Transaction; provided, however, that nothing herein shall prevent an officer or director of a Stockholder from acting in his or her capacity as a director of the Company, or taking any action in any capacity (including at the direction of the Company Board), but only in either such case as and to the extent permitted by Section 8.04(b) of the Merger Agreement. Each Stockholder shall, and shall direct or cause its directors, officers, employees, representatives and agents to, and shall use its reasonable efforts to cause its affiliates to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to a Competing Transaction.

     SECTION 6.03. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, Parent, Purchaser and each Stockholder shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement.

     SECTION 6.04. Information for Offer Documents and Proxy Statement/Prospectus; Disclosure. Each Stockholder covenants and agrees that none of the information relating to such Stockholder and its affiliates for inclusion in the Schedule 14D-9, the Offer Documents or, if applicable, the Proxy Statement/Prospectus or the Merger Registration Statement that has been furnished to Parent by such Stockholder for inclusion in such documents will, at
(i) the time the Schedule 14D-9 or the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first filed with the SEC or mailed to stockholders of the Company, (ii) the time the Merger Registration Statement is declared effective, or (iii) the time of the Company Stockholders Meeting (in the case of information included in the Proxy Statement/Prospectus), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Nothing contained herein shall require the Stockholders to furnish information relating to the Company to Parent for inclusion in the Offer Documents or, if applicable, the Proxy Statement/Prospectus or Merger Registration Statement. Each Stockholder agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and, if applicable, the Proxy Statement/Prospectus, the Merger Registration Statement and any related filings under applicable securities Laws such Stockholder's identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information regarding such Stockholder as required by applicable Law.

                                  ARTICLE VII

                              REGISTRATION RIGHTS

     SECTION 7.01. Registration. As promptly as practicable (and in any event within five business days) after the Acceptance Date or, if applicable, the date on which Parent has purchased the Stockholders' Shares pursuant to Section 3.01, Parent shall file with the SEC, and thereafter use its reasonable best efforts to have declared effective as soon as practicable, a "shelf" Registration Statement on Form S-3 (a "Shelf Registration Statement") pursuant to Rule 415 promulgated under the Securities Act covering the resale by the Stockholders of shares of Parent Common Stock issued to such Stockholders pursuant to the Offer as Stock Consideration or, if applicable, pursuant to the purchase of the Stockholder's Shares following the exercise of the Options (the "Registrable Shares"). Parent shall, subject to customary terms and conditions (including, without limitation, Section 7.02), use its reasonable efforts to keep the Shelf Registration Statement continuously effective from the date that such Shelf Registration Statement is declared effective until the first anniversary of such effective date (the "Effectiveness Period"). The plan of distribution contemplated by the Shelf Registration Statement may include, without limitation, block trades and hedging transactions executed by, or on behalf of, the Stockholders.

     SECTION 7.02. Blackout Periods. Notwithstanding anything to the contrary contained herein, Parent shall have the right to defer or delay filing the Shelf Registration Statement for a period of not more than 60 days or suspend sales under the Shelf Registration Statement filed hereunder or defer the updating of such filed Shelf Registration Statement and suspend sales thereunder during no more than two periods aggregating not more than 60 days (each, a "Blackout Period"), in either case in the event that Parent furnishes to the Stockholders a certificate signed by the President or Chief Executive Officer of Parent stating that, in the good faith opinion of such person, such registration or sale would interfere with any material transaction then being proposed by Parent or would otherwise require disclosure of any material event that Parent would not otherwise be required to disclose; provided, however, that Parent shall extend the Effectiveness Period by the number of days, if any, during which the registration rights contemplated hereunder are subject to a Blackout Period.

     SECTION 7.03. Obligations of Parent. In connection with using its reasonable best efforts to effect the registration under the Shelf Registration Statement of any Registrable Shares, Parent shall, as expeditiously as possible:

     (a) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Shelf Registration Statement and as may be necessary to keep such Shelf Registration Statement effective as provided in Sections 7.01 and 7.02, and promptly notify the Stockholders (i) when the Shelf Registration Statement and the prospectus used in connection therewith has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Shelf Registration Statement and the prospectus used in connection therewith or for additional information; or (iii) of any stop order issued or, to Parent's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

     (b) furnish to the Stockholders such numbers of copies of the Shelf Registration Statement and amendments and supplements thereto and the prospectus included therein in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as they may reasonably request;

     (c) use all reasonable best efforts to register or qualify the Registrable Shares covered by the Shelf Registration Statement under such other securities or Blue Sky Laws of such jurisdiction within the United States as shall be reasonably appropriate for the distribution of the Registrable Shares covered by the Shelf Registration Statement; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (c) be obligated to do so; and provided further, however, that Parent shall not be required to qualify such Registrable Shares in any jurisdiction in which the securities regulatory authority requires that any Stockholder submit any shares of its Registrable Shares to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Shares in such jurisdiction unless such Stockholder agrees to do so;

     (d) promptly notify each Stockholder upon becoming aware of the happening of any event as a result of which the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such Stockholder, promptly prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event Parent shall give such notice, Parent shall extend the Effectiveness Period by the number of days during the period from and including the date of the giving of such notice to the date when Parent shall make available to the Stockholders such supplemented or amended prospectus; and

     (e) enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares to be so included in the Shelf Registration Statement.

     SECTION 7.04. Expenses of Registration. All expenses incurred in connection with the Shelf Registration Statement, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or Blue Sky Laws, and the fees and disbursements of counsel for Parent, but excluding any brokers' discounts or commissions, shall be paid by Parent. The Stockholders shall bear and pay the fees and disbursements of their counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

     SECTION 7.05. Indemnification. (a) Parent shall indemnify and hold harmless each Stockholder, such Stockholder's directors and officers, each person who participates in the offering of such Registrable Shares, and each person, if any, who controls such Stockholder, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Shelf Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Stockholder, such Stockholder's directors and officers and controlling persons for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.05(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld); provided further, that Parent shall not be liable to any Stockholder, such Stockholder's directors and officers or controlling persons in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Shelf Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Stockholder, such Stockholder's directors and officers or controlling persons.

     (b) Each Stockholder jointly and severally shall indemnify and hold harmless Parent, each of its directors and officers, each person, if any, who controls Parent within the meaning of the Securities Act, and each agent and any underwriter for Parent (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Shelf Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Stockholder expressly for use in connection with such registration; and each such Stockholder shall reimburse Parent or any such director, officer, controlling person, agent or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under this Section 7.05 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 7.05, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or
(iii) in the reasonable opinion of such indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel); provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party, it being understood that the indemnifying party will control such defense. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 7.05, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or discharge includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

     (d) To the extent any indemnification by an indemnifying party is prohibited or limited by Law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall (i) the liability of any Stockholder pursuant to this paragraph (d) be greater in amount than the aggregate amount of net proceeds received by such Stockholder upon the sale of its Shares to Parent in the Offer or hereunder or (ii) the liability of any indemnifying party be greater in amount than the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7.05(a) or 7.05(b) hereof had been available under the circumstances.

     (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 7.05(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 7.06. Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Article VII that the Stockholders shall furnish to Parent such information regarding themselves and the intended method of disposition of such securities as Parent shall reasonably request and as shall be required in connection with the action to be taken by Parent; provided that Parent and the Stockholders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the Stockholders, for all purposes of this Agreement the only information furnished or to be furnished to Parent for use in any registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement hereunder are statements specifically relating to (a) transactions between such Stockholders and their respective affiliates, on the one hand, and Parent, on the other hand, (b) the beneficial ownership of shares of Common Stock by such Stockholders and their respective affiliates and (c) the name and address of such Stockholders. If any additional information about the Stockholders or the plan of distribution (other than for an underwritten offering) is required by Law to be disclosed in any such document, then the Stockholders shall promptly furnish to Parent such information for disclosure upon request by Parent.

                                  ARTICLE VIII

                                  TERMINATION

     SECTION 8.01. Termination. (a) Each of the Stockholder's obligations under Section 1.01 and Article II hereof shall terminate upon the occurrence of a Parent Share Price Decrease (as defined in Section 8.01(c) below); provided, however, that each Stockholder's obligation under Section 1.01 to tender and not withdraw its Shares pursuant to the Offer shall terminate prior to such time upon the expiration or termination of, or the acceptance for payment of shares of Common Stock pursuant to, the Offer.

     (b) Except with respect to Article IX hereof which shall survive the termination of this Agreement and remain in full force and effect thereafter, all of the provisions of this Agreement shall terminate, and no party shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no further force or effect upon the earlier to occur of
(1) the Effective Time and (2) the termination of the Merger Agreement; provided, however, that (A) in the case of clause (2) of this Section 8.01(b), the provisions of Article III shall survive the termination of this Agreement and remain in full force and effect until the Option Termination Date, (B) in the case of clause (2) of this Section 8.01(b), Sections 4.01, 4.02(a)(i), 4.03 and 4.05 and the provisions of Article V (other than Sections 5.02(a)(ii), (a)(iii) and 5.02(b)) hereof shall survive the termination of this Agreement and remain in full force and effect subject to the penultimate sentence of this paragraph, (C)(i) in the case of clause (2) of this Section 8.01(b), the provisions of Section 6.01 shall survive the termination of this Agreement and remain in full force and effect until the Option Termination Date, and (ii) in the case of clauses (1) and (2) of this Section 8.01(b), the provisions of
Section 6.03 shall survive such termination and remain in full force and effect until the Option Termination Date, unless the Shares are purchased by Parent pursuant to the exercise of the Options, in which case Section 6.03 shall survive indefinitely, and (D) in the case of clauses (1) and (2) of this Section 8.01(b), the provisions of Article VII shall survive the termination of this Agreement and remain in full force and effect (x) if the Shares are not purchased by Parent either pursuant to the Offer or through the exercise of the Options, until the Option Termination Date or (y) if the Shares are purchased by Parent pursuant to the Offer or through the exercise of the Options, until the obligations of the parties thereunder have been complied with. Notwithstanding anything to the contrary contained in Section 8.01, the representations and warranties of the parties contained in Articles IV and V of this Agreement (i) shall terminate upon acceptance for payment of the Shares in the Offer, and (ii) shall not survive the purchase of Shares by Parent through the exercise of the Options except, in the case of this clause (ii), for those provisions set forth in clause (B) of the previous sentence, which shall survive for a period of three years following the Closing. Nothing contained in this Section 8.01(b) shall relieve any party of any liability for any willful or intentional breach of this Agreement.

     (c) A "Parent Share Price Decrease" shall occur if (1) during the five trading days ending on the second trading day prior to the then scheduled expiration date of the Offer (the "Measuring Period"), the average closing trading price for a share of Parent Common Stock (as reported in the Wall Street Journal or, if not reported thereby, by any other authoritative source) (the "Parent Post-Announcement Average Share Price") shall be less than 50% of the Parent Pre-Announcement Average Share Price (a "50% Parent Share Price Decrease"), (2) at the time of determination, if any, of the occurrence of a 50% Parent Share Price Decrease, the Parent Share Price Decrease Percentage (as defined below) is 25% greater than the Index Share Price Decrease Percentage (as defined below), if any, and (3) at the time of such determination, all of the conditions to the Offer (other than the Minimum Condition) have been satisfied or, to the extent permitted, waived by Parent. For purposes of this Section 8.01, the "Index Company" means the company identified on Schedule B attached hereto; the "Index Post-Announcement Average Share Price" means the weighted average closing trading price for shares of common stock of the Index Company (as reported in the Wall Street Journal or, if not reported thereby, by any other authoritative source) during the Measuring Period; the "Index Pre-Announcement Average Share Price" means the weighted average closing trading price for shares of common stock of the Index Company (as reported in the Wall Street Journal or, if not reported thereby, by any other authoritative source) for the five trading days immediately preceding the date of this Agreement; the "Index Share Price Decrease Percentage" means the quotient, expressed as a percentage, of (i) the excess of the Index Pre-Announcement Average Share Price over the Index Post-Announcement Average Share Price, if positive (and zero, if such amount is negative), divided by (ii) the Index Pre-Announcement Average Share Price; the "Parent Pre-Announcement Average Share Price" means the average closing trading price for a share of Parent Common Stock (as reported in the Wall Street Journal or, if not reported thereby, by any other authoritative source) for the five trading days immediately preceding the date of this Agreement; and, the "Parent Share Price Decrease Percentage" means the quotient, expressed as a percentage, of (i) the excess of the Parent Pre-Announcement Average Share Price over the Parent Post-Announcement Average Share Price, if positive (and zero, if such amount is negative), divided by (ii) the Parent Pre-Announcement Average Share Price.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 9.01):

     if to the Stockholders:

        Kelso & Company, L.P.
        320 Park Avenue, 24th Floor
        New York, NY 10022
        Facsimile No: (212) 223-2379
        Attention: James J. Connors II, Esq.

     with a copy to:

        Unilab Corporation
        18448 Oxnard Street
        Tarzana, CA 91356
        Facsimile No: (818) 757-3807
        Attention: Robert E. Whalen

     and a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        Four Times Square
        New York, New York 10036
        Facsimile No: (212) 735-2000
        Attention: Lou R. Kling, Esq.

     if to Parent or Purchaser:

        Quest Diagnostics Incorporated
        One Malcolm Avenue
        Teterboro, NJ 07608
        Facsimile No: (201) 393-5289
        Attention: General Counsel

     with a copy to:

        Shearman & Sterling
        599 Lexington Avenue
        New York, New York 10022
        Telecopy: (212) 848-7179
        Attention: Clare O'Brien

     SECTION 9.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby and by the Merger Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.03. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any wholly owned subsidiary of Parent, provided that no such assignment shall relieve Parent or Purchaser of its obligations hereunder.

     SECTION 9.04. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except as set forth in
Section 9.10 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.05. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

     SECTION 9.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the General Corporation Law of the State of Delaware). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

     SECTION 9.07. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the others hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.07.

     SECTION 9.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.10. Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto. Notwithstanding the foregoing, the provisions of this Agreement shall not be amended without the prior written consent of the Company.

     SECTION 9.11. Waiver. Any party to this Agreement may (i) extend the time for the performance of any obligation or other act of any other party hereto,
(ii) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of another party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 9.12. Costs and Expenses of This Agreement and the Merger Agreement. All costs and expenses of the parties hereto, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 9.13. Affiliate Letters. Each Stockholder agrees to execute an affiliate letter, as soon as practicable after the date hereof, in the form attached to the Merger Agreement as Exhibit A.

     SECTION 9.14. (a) Adjustments. In the event (i) of any increase or decrease or other change in the Shares by reason of stock dividend, stock split, recapitalizations, combinations, exchanges of shares or the like or (ii) that a Stockholder becomes the beneficial owner of any additional shares of Common Stock or other securities of the Company, then the terms of this Agreement shall apply to the shares of capital stock and other securities of the Company held by the Stockholders immediately following the effectiveness of the events described in clause (i), or such Stockholder becoming the beneficial owner thereof pursuant to clause (ii).

     (b) Each Stockholder hereby agrees to promptly notify Parent and Purchaser of the number of any new Shares or other securities acquired by such Stockholder, if any, after the date hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          QUEST DIAGNOSTICS INCORPORATED

                                          By     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                             Name: Kenneth W. Freeman
                                             Title: Chairman and Chief Executive
                                             Officer

                                          QUEST DIAGNOSTICS NEWCO INCORPORATED

                                          By     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                             Name: Kenneth W. Freeman
                                             Title: Chief Executive Officer

                                          KELSO INVESTMENT ASSOCIATES VI, L.P.
                                          By: Kelso GP VI, LLC, its General
                                          Partner

                                          By     /s/ DAVID I. WAHRHAFTIG
                                            ------------------------------------
                                             Name: David I. Wahrhaftig
                                             Title: Managing Member

                                          KEP VI, LLC

                                          By     /s/ DAVID I. WAHRHAFTIG
                                            ------------------------------------
                                             Name: David I. Wahrhaftig
                                             Title: Managing Member

                                          Acknowledged and Agreed
                                          (with respect to Article II)

                                          UNILAB CORPORATION

                                          By      /s/ ROBERT E. WHALEN
                                            ------------------------------------
                                             Name: Robert E. Whalen
                                             Title: Chairman & CEO

                                   SCHEDULE A

NAME                                                          SHARES OF COMMON STOCK
----                                                          ----------------------
LP..........................................................        11,985,668
LLC.........................................................         1,855,510

                   AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

     The parties hereto agree that the Stockholders Agreement, dated as of April 2, 2002, (the "Stockholders Agreement") among Parent, Purchaser and each of the Stockholders shall be amended (this "Amendment") as follows:

     1.  The following is added as the last sentence to Section 1.01:

         "Notwithstanding anything to the contrary herein, each Stockholder shall be permitted to withdraw Shares that have been previously tendered for the sole purpose of changing such Stockholder's election, provided that such Stockholder immediately retenders such Shares."

     2. Section 1.01 is further amended by changing the reference from "two business days prior to the initial scheduled expiration date of the Offer" to "June 17, 2002".

          1. Terms. Capitalized terms used herein and not defined shall have the meaning set forth in the Stockholders Agreement.

          2. Authorizations. Each party hereto represents and warrants that this Amendment has been duly authorized by all necessary action.

          3. Effect of Agreement. Except as and to the extent expressly modified by this Amendment, the Stockholders Agreement shall remain in full force and effect in all respects.

          4. Miscellaneous. The provisions contained in Article IX of the Stockholders Agreement are incorporated by reference in this Amendment as though they were expressly set forth herein.

            [The Remainder of This Page is Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          QUEST DIAGNOSTICS INCORPORATED

                                          By     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                            Name: Kenneth W. Freeman
                                            Title:  Chairman and Chief Executive
                                             Officer

                                          QUEST DIAGNOSTICS NEWCO INCORPORATED

                                          By     /s/ KENNETH W. FREEMAN
                                            ------------------------------------
                                            Name: Kenneth W. Freeman
                                            Title:  Chief Executive Officer

                                          KELSO INVESTMENT ASSOCIATES VI, L.P.

                                          By: Kelso GP VI, LLC,
                                          its General Partner

                                          By     /s/ MICHAEL B. GOLDBERG
                                            ------------------------------------
                                            Name: Michael B. Goldberg
                                            Title:  Managing Member

                                          KEP VI, LLC

                                          BY     /s/ MICHAEL B. GOLDBERG
                                            ------------------------------------
                                            Name: Michael B. Goldberg
                                            Title:  Managing Member

                                          UNILAB CORPORATION

                                          By         /s/ DAVID W. GEE
                                             -----------------------------------
                                            Name: David W. Gee
                                            Title:  Executive Vice President,
                                                Secretary and General Counsel

                                                                         ANNEX C

          APPRAISAL RIGHTS PROCEDURES RELATING TO UNILAB COMMON STOCK

     Under Delaware law, Unilab stockholders will not have appraisal rights in connection with the offer. If the offer is successfully completed, holders of Unilab shares who (a) do not tender their shares into the offer and hold Unilab shares at the effective time of the subsequent merger, (b) do not wish to accept the consideration provided for in that merger and (c) comply with the procedures provided for in Section 262 of the DGCL, will be entitled to, other than in connection with a long-form merger, have their Unilab shares appraised by the Delaware Court of Chancery and to receive a payment in cash of the "fair value" of those shares as determined by the court. The following summarizes the provisions of Section 262 of the DGCL regarding appraisal rights that would be applicable in connection with the subsequent merger. This discussion is qualified in its entirety by reference to Section 262 of the DGCL, which follows this summary. If you fail to take any action required by Delaware law, your rights to an appraisal in connection with the merger will be waived or terminated.

     Notification of Merger's Effective Time. Either before the effective time or within 10 days after the effective time, Unilab will send notice of the effective time of the merger and the availability of appraisal rights to each holder of its stock.

     Electing Appraisal Rights. To exercise appraisal rights, the record holder of Unilab shares must, within 20 days after the date Unilab mails the notice referred to in the prior paragraph, deliver a written demand for appraisal to Unilab. This demand must reasonably inform Unilab of the identity of the holder of record and that the stockholder demands appraisal of his, her or its Unilab shares.

     A demand for appraisal must be delivered to: Corporate Secretary, Unilab Corporation, 18448 Oxnard Street, Tarzana, CA 91356

     Only Record Holders May Demand Appraisal Rights. Only a record holder of Unilab shares is entitled to demand appraisal rights. The demand must be executed by or for the record holder, fully and correctly, as the holder's name appears on the holder's stock certificates.

     Court Petition Must Be Filed. Within 120 days after the effective time of the merger, Unilab or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of Unilab shares.

     Within 120 days after the effective time of the subsequent merger, any stockholder who has complied with the requirements under Section 262 of the DGCL for exercise of appraisal rights may make a written request to receive from Unilab a statement of the aggregate number of shares not voted in favor of the merger and the total number of Unilab shares with respect to which demands for appraisal have been received and the total number of holders of these shares. Unilab will be required to mail these statements within ten days after it receives a written request.

     Appraisal Proceeding by Delaware Court. If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine which of the stockholders are entitled to appraisal rights. The court will appraise the common stock owned by the stockholders and determine its fair value. In determining fair value, the court may consider all relevant factors. The court will also determine the amount of interest, if any, to be paid upon the value of the common stock to the stockholders entitled to appraisal.

     The value of Unilab shares determined by the court could be more than, less than, or the same as the merger consideration, but the form of the consideration payable as a result of the appraisal proceeding would be cash. The court may determine the costs of the appraisal proceeding and allocate them to the parties as the court determines to be equitable under the circumstances. The court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including reasonable attorney's fees and expenses and reasonable fees and expenses of experts utilized in the appraisal proceeding, be charged, on a pro rata basis against the value of all shares of Unilab's common stock entitled to appraisal.

     Effect of Appraisal Demand on Voting and Right to Dividends; Tax Consequences. Any stockholder who has duly demanded an appraisal in compliance with Delaware law will not, after the effective time of the merger, be entitled to vote the shares subject to demand for any purpose. The shares subject to the demand will not be entitled to dividends or other distributions, other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time. We describe in the prospectus under "The
Offer -- Certain Federal Income Tax Consequences", beginning on page 42, the tax consequences to a Unilab stockholder who receives cash for his or her Unilab shares pursuant to the exercise of appraisal rights.

     Loss, Waiver or Withdrawal of Appraisal Rights. Holders of Unilab shares will lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger. At any time within 60 days after the effective date of the merger, a stockholder who has made a demand for appraisal may withdraw such demand and accept the terms offered. The number of Quest Diagnostics shares, and cash in lieu of a fraction of a Quest Diagnostics share, delivered to such stockholder will be based on the same exchange ratio utilized in the offer and the merger, regardless of the market price of Quest Diagnostics' shares at the time of delivery.

                            SECTION 262 OF THE DGCL

     sec. 262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

     Manually signed facsimiles of the letter of election and transmittal, properly completed, will be accepted. The letter of election and transmittal and certificates evidencing Unilab shares and any other required documents should be sent or delivered by each stockholder or his or her broker, dealer, commercial bank, trust company or other nominee to the offer exchange agent at one of its addresses set forth below.

                          The Offer Exchange Agent is:

                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

           By Mail:                      By Facsimile:          By Overnight or Hand Delivery:
  Computershare Trust Company     Computershare Trust Company     Computershare Trust Company
          of New York                     of New York                     of New York
      Wall Street Station        By Facsimile: (212) 701-7636          Wall Street Plaza
         P.O. Box 1010             Telephone: (212) 701-7624      88 Pine Street, 19th Floor
 New York, New York 10268-1010                                     New York, New York 10005

                               Other Information:

     Questions or requests for assistance may be directed to the information agent or the dealer manager at their respective addresses and telephone numbers listed below. Additional copies of this offer, the letter of election and transmittal and the notice of guaranteed delivery may be obtained from the information agent. A stockholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the offer.

                    The Information Agent for the Offer is:

                          (Georgeson Shareholder Logo)

                          17 STATE STREET, 10TH FLOOR
                               NEW YORK, NY 10004
                     BANKS AND BROKERS CALL: (212) 440-9800
                   ALL OTHERS CALL TOLL FREE: (866) 318-0509

                      The Dealer Manager for the Offer is:

                              MERRILL LYNCH & CO.
                            4 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10080
                                 (866) 276-1462

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION ON LIABILITY OF DIRECTORS

     Pursuant to authority conferred by Section 102 of the DGCL, Paragraph 11 of our certificate of incorporation eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for (1) any breach of the duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

INDEMNIFICATION AND INSURANCE

     In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 of the certificate of incorporation grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or enterprise.

     Paragraph 11 of the certificate of incorporation further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Paragraph 11. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors.

     In addition, Paragraph 11 of the certificate of incorporation provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.

     In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 of the certificate of incorporation allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee's heirs, executors and administrators.

     Paragraph 11 of the certificate of incorporation further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the certificate of incorporation, any agreement or vote of stockholders or disinterested directors or otherwise, and allows us to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The certificate of incorporation authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage of our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) List of Exhibits.

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
  2.1    Agreement and Plan of Merger, dated as of April 2, 2002,
         among Quest Diagnostics, Quest Diagnostics Newco
         Incorporated and Unilab Corporation (incorporated herein by reference to Annex A of the prospectus forming a part of
         this Registration Statement).
  2.2    Amendment to the Agreement and Plan of Merger, dated as of
         May 13, 2002, among Quest Diagnostics, Quest Diagnostics
         Newco Incorporated and Unilab Corporation (incorporated
         herein by reference to Annex A of the prospectus forming a part of this Registration Statement).
  2.3    Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 20, 2002, among Quest Diagnostics, Quest
         Diagnostics Newco Incorporated and Unilab Corporation
         (incorporated herein by reference to Annex A of the
         prospectus forming a part of this Registration Statement).
  3.1    Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.4 of Quest Diagnostics' Current
         Report on Form 8-K filed with the Commission on May 31,
         2001, File No. 001-12215).
  3.2    Amended and Restated By-Laws of Quest Diagnostics
         (incorporated herein by reference to Exhibit 3.3 of Quest
         Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April
         2, 2001, File No. 001-12215).
  4.1    Form of Rights Agreement, dated December 31, 1996, between
         Corning Clinical Laboratories Inc. and Harris Trust and
         Savings Bank as Rights Agent (incorporated herein by
         reference to Exhibit 4.2 of Quest Diagnostics' Registration
         Statement on Form 10 filed with the Commission on November
         19, 1996, File No. 001-12215).
  4.2    Form of Amendment No. 1, effective as of July 1, 1999 to the
         Rights Agreement (incorporated herein by reference to
         Exhibit 2 of Quest Diagnostics' Current Report on Form 8-K
         filed with the Commission on August 16, 1997, File No.
         001-12215).
  4.3    Form of Amendment No. 2 to the Rights Agreement
         (incorporated herein by reference to Exhibit 4.3 of Quest
         Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March
         31, 2000, File No. 001-12215).
  4.4    Form of Amendment No. 3 to the Rights Agreement
         (incorporated herein by reference to Exhibit 4.4 of Quest
         Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April
         2, 2001, File No. 001-12215).
  4.5    Indenture, dated as of June 27, 2001, among Quest
         Diagnostics, the Subsidiary Guarantors, and the Trustee
         (incorporated herein by reference to Exhibit 4.3 of Quest
         Diagnostics' Current Report on Form 8-K filed with the
         Commission on June 27, 2001, File No. 001-12215).
  4.6    First Supplemental Indenture, dated as of June 27, 2001,
         among Quest Diagnostics, the Subsidiary Guarantors, and the
         Trustee to the Indenture referred to in Exhibit 10.4
         (incorporated herein by reference to Exhibit 4.4 of Quest
         Diagnostics' Current Report on Form 8-K filed with the
         Commission on June 27, 2001, File No. 001-12215).
  4.7    Second Supplemental Indenture, dated as of November 26,
         2001, among Quest Diagnostics, the Subsidiary Guarantors,
         and the Trustee to the Indenture referred to in Exhibit 10.4
         (incorporated herein by reference to Exhibit 4.1 of Quest
         Diagnostics' Current Report on Form 8-K filed with the
         Commission on November 26, 2001, File No. 001-12215).
  4.8    Third Supplemental Indenture, dated as of April 4, 2002,
         among Quest Diagnostics, the Additional Subsidiary
         Guarantors, and the Trustee to the Indenture referred to in
         Exhibit 10.4 (incorporated herein by reference to Exhibit
         4.1 of Quest Diagnostics' Current Report on Form 8-K filed with the Commission on April 12, 2002, File No. 001-12215).

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
  5      Opinion of Leo C. Farrenkopf, Jr., Deputy General Counsel of
         Quest Diagnostics, as to the validity of the securities
         being registered (incorporated herein by reference to
         Exhibit 5 of Quest Diagnostics' Registration Statement on
         Form S-4 filed with the Commission on May 15, 2002, File No.
         333-88330).
 *8.1    Opinion of Shearman & Sterling regarding the United States federal income tax treatment of the offer and the merger.
 *8.2    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
         regarding the United States federal income tax treatment of the offer and the merger.
 10.1    Form of 6 3/4% Senior Notes due 2006, including the form of guarantee endorsed thereon (incorporated herein by reference to Exhibit 4.1 of Quest Diagnostics' Current Report on Form
         8-K filed with the Commission on June 27, 2001, File No.
         001-12215).
 10.2    Form of 7 1/2% Senior Notes due 2011, including the form of guarantee endorsed thereon (incorporated herein by reference to Exhibit 4.2 of Quest Diagnostics' Current Report on Form
         8-K filed with the Commission on June 27, 2001, File No.
         001-12215).
 10.3    Form of 1.75% Contingent Convertible Debentures due 2021,
         including the form of guarantee endorsed thereon
         (incorporated herein by reference to Exhibit 8.1 of Quest
         Diagnostics' Current Report on Form 8-K filed with the
         Commission on November 26, 2001, File No. 001-12215).
 10.4    Credit Agreement, dated as of June 27, 2001, among Quest
         Diagnostics, the Subsidiary Guarantors and the Banks
         (incorporated herein by reference to Exhibit 10.1 of Quest
         Diagnostics' Current Report on Form 8-K filed with the
         Commission on June 27, 2001, File No. 001-12215).
 10.5    Amended and Restated Credit and Security Agreement, dated as of September 28, 2001, among Quest Diagnostics Receivables
         Inc., as Borrower, Quest Diagnostics, as Initial Servicer,
         each of the Lenders party thereto and Wachovia Bank, N.A., as Administrative Agent (incorporated herein by reference to
         Exhibit 10.1 of Quest Diagnostics' Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001, filed with
         the Commission on October 31, 2001, File No. 001-12215).
 10.6    Amendment No. 1 to the Amended and Restated Credit and
         Security Agreement, dated as of October 30, 2001, among
         Quest Diagnostics Receivables Inc., as Borrower, Quest
         Diagnostics, as Initial Servicer, each of the Lenders party thereto and Wachovia Bank, N.A., as Administrative Agent
         (incorporated herein by reference to Exhibit 10.2 of Quest
         Diagnostics' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on
         October 31, 2001, File No. 001-12215).
 10.7    Amendment No. 2 to the Amended and Restated Credit and
         Security Agreement, dated as of January 14, 2002, among
         Quest Diagnostics Receivables Inc., as Borrower, Quest
         Diagnostics, as Initial Servicer, each of the Lenders party thereto and Wachovia Bank, N.A., as Administrative Agent
         (incorporated herein by reference to Exhibit 10.10 of Quest
         Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March
         4, 2002, File No. 001-12215).
 10.8    Receivables Sale Agreement, dated as of July 21, 2000,
         between Quest Diagnostics, each of the subsidiary sellers
         party thereto and Quest Diagnostics Receivables Inc.
         (incorporated herein by reference to Exhibit 10.9 of Quest
         Diagnostics' Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 3,
         2000, File No. 001-12215).
 10.9    Stock and Asset Purchase Agreement, dated as of February 9,
         1999, among SmithKline Beecham plc, SmithKline Beecham
         Corporation and Quest Diagnostics (incorporated herein by
         reference to Appendix A of Quest Diagnostics' Definitive
         Proxy Statement filed with the Commission on May 11, 1999,
         File No. 001-12215).
 10.10   Amendment No. 1, dated August 6, 1999, to the Stock and
         Asset Purchase Agreement (incorporated herein by reference to Exhibit 4 of Quest Diagnostics' Current Report on Form
         8-K filed with the Commission on August 16, 1999, File No.
         001-12215).

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
 10.11   Non-Competition Agreement, dated as of August 16, 1999,
         between SmithKline Beecham plc and Quest Diagnostics
         (incorporated herein by reference to Exhibit 5 of Quest
         Diagnostics' Current Report on Form 8-K filed with the
         Commission on August 16, 1999, File No. 001-12215).
 10.12   Stockholders Agreement, dated as of August 16, 1999, between
         SmithKline Beecham plc and Quest Diagnostics (incorporated herein by reference to Exhibit 6 of Quest Diagnostics'
         Current Report on Form 8-K filed with the Commission on
         August 16, 1999, File No. 001-12215).
 10.13   Category One Data Access Agreement, dated as of August 16,
         1999, between SmithKline Beecham plc and Quest Diagnostics
         (incorporated herein by reference to Exhibit 7 of Quest
         Diagnostics' Current Report on Form 8-K filed with the
         Commission on August 16, 1999, File No. 001-12215).
 10.14   Global Clinical Trials Agreement, dated as of August 16,
         1999, between SmithKline Beecham plc and Quest Diagnostics
         (incorporated herein by reference to Exhibit 8 of Quest
         Diagnostics' Current Report on Form 8-K filed with the
         Commission on August 16, 1999, File No. 001-12215).
 10.15   First Amendment to Global Clinical Trials Agreement, dated as of January 18, 2001, between SmithKline Beecham plc and
         Quest Diagnostics (incorporated herein by reference to
         Exhibit 10.18 of Quest Diagnostics' Annual Report on Form
         10-K for the period ended December 31, 2001, filed with the
         Commission on March 4, 2002, File No. 001-12215).
 10.16   Form of Employees Stock Purchase Plan (incorporated herein by reference to Exhibit 10.6 of Quest Diagnostics'
         Registration Statement on Form 10 filed with the Commission on November 19, 1996, File No. 001-12215).
 10.17   Form of 1996 Employee Equity Participation Program
         (incorporated herein by reference to Exhibit 10.9 of Quest
         Diagnostics' Registration Statement on Form 10 filed with
         the Commission on November 19, 1996, File No. 001-12215).
 10.18   Form of 1999 Employee Equity Participation Program
         (incorporated herein by reference to Appendix E of Quest
         Diagnostics' Definitive Proxy Statement filed with the
         Commission on May 11, 1999, File No. 001-12215).
 10.19   Form of Stock Option Plan for Non-Employee Directors
         (incorporated herein by reference to Exhibit A of Quest
         Diagnostics' Definitive Proxy Statement filed with the
         Commission on May 12, 1998, File No. 001-12215).
 10.20   Employment Agreement between Quest Diagnostics and Kenneth
         W. Freeman (incorporated herein by reference to Exhibit
         10.22 of Quest Diagnostics' Annual Report on Form 10-K for
         the fiscal year ended December 31, 1999, filed with the
         Commission on March 30, 2000, File No. 001-12215).
 10.21   Amendment to the Employment Agreement between Quest
         Diagnostics and Kenneth W. Freeman (incorporated herein by reference to Exhibit 10.26 of Quest Diagnostics' Quarterly
         Report on Form 10-Q for the quarter ended June 30, 2000,
         filed with the Commission on August 3, 2000, File No.
         001-12215).
 10.22   Form of Supplemental Deferred Compensation Plan
         (incorporated herein by reference to Exhibit 10.12 of Quest
         Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March
         31, 1999, File No. 001-12215).
 10.23   Form of Executive Retirement Supplemental Plan (incorporated herein by reference to Exhibit 10.10 of Quest Diagnostics'
         Registration Statement on Form 10 filed with the Commission on November 25, 1996, File No. 001-12215).
 10.24   Form of Variable Compensation Plan (incorporated herein by reference to Exhibit 10.6 of Quest Diagnostics' Registration
         Statement on Form 10 filed with the Commission on December
         31, 1996, File No. 001-12215).
 10.25   Employment Agreement for Robert E. Whalen, dated as of April
         2, 2002.
 10.26   Employment Agreement for Emmett C. Kane, dated as of April
         2, 2002.
 10.27   Employment Agreement for David W. Gee, dated as of April 2,
         2002.
 10.28   Employment Agreement for Brian D. Urban, dated as of April
         2, 2002.
 21      Subsidiaries of Quest Diagnostics (incorporated herein by
         reference to Exhibit 21 of Quest Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2000,
         filed with the Commission on April 2, 2001, File No.
         001-12215).

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
*23.1    Consent of PricewaterhouseCoopers LLP.
*23.2    Consent of Deloitte & Touche LLP.
 23.3    Consent of Leo C. Farrenkopf, Jr., Deputy General Counsel of
         Quest Diagnostics (included in the opinion filed as Exhibit
         5 of Quest Diagnostics' Registration Statement on Form S-4
         filed with the Commission on May 15, 2002, File No.
         333-88330).
 23.4    Consent of Shearman & Sterling (included in the opinion
         filed as Exhibit 8.1 to this Registration Statement).
 23.5    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
         (included in the opinion filed as Exhibit 8.2 to this
         Registration Statement).
 24      Power of Attorney (included on the signature page of Quest
         Diagnostics' Registration Statement on Form S-4 filed with the Commission on May 15, 2002, File No. 333-88330).
 99.1    Joint Press Release, dated April 2, 2002 (incorporated
         herein by reference to Exhibit 99.1 of Quest Diagnostics'
         Current Report on Form 8-K filed with the Commission on
         April 2, 2002, File No. 001-12215).
 99.2    Stockholders Agreement, dated as of April 2, 2002, as
         amended, among Quest Diagnostics, Quest Diagnostics Newco
         Incorporated, Kelso Investment Associates VI, L.P. and KEP
         VI, LLC (incorporated herein by reference to Annex B of the prospectus forming a part of this Registration Statement).
 99.3    Commitment Letter, dated as of March 27, 2002, between Quest
         Diagnostics, Bank of America, N.A. and Merrill Lynch Capital
         Corporation (incorporated herein by reference to Exhibit
         99.4 of Quest Diagnostics' Schedule 13D filed with the
         Commission on April 12, 2002, File No. 005-42855).
 99.4    Form of Letter of Election and Transmittal (incorporated
         herein by reference to Exhibit 99.4 of Quest Diagnostics'
         Registration Statement on Form S-4 filed with the Commission on May 15, 2002, File No. 333-88330).
 99.5    Form of Notice of Guaranteed Delivery (incorporated herein by reference to Exhibit 99.5 of Quest Diagnostics'
         Registration Statement on Form S-4 filed with the Commission on May 15, 2002, File No. 333-88330).
 99.6    Form of Letter to Brokers, Dealers, etc. (incorporated
         herein by reference to Exhibit 99.6 of Quest Diagnostics'
         Registration Statement on Form S-4 filed with the Commission on May 15, 2002, File No. 333-88330).
 99.7    Form of Letter to Clients (incorporated herein by reference to Exhibit 99.7 of Quest Diagnostics' Registration Statement
         on Form S-4 filed with the Commission on May 15, 2002, File
         No. 333-88330).
 99.8    Guidelines for Certification of Taxpayer Identification
         Number on Substitute Form W-9 (incorporated herein by
         reference to Exhibit 99.8 of Quest Diagnostics' Registration
         Statement on Form S-4 filed with the Commission on May 15,
         2002, File No. 333-88330).
 99.9    Summary Advertisement as published in The New York Times on
         May 14, 2002 (incorporated herein by reference to Exhibit
         99.9 of Quest Diagnostics' Registration Statement on Form
         S-4 filed with the Commission on May 15, 2002, File No.
         333-88330).
 99.10   Joint Press Release, dated May 24, 2002 (incorporated herein by reference to Quest Diagnostics' Form 425 filed May 28,
         2002).
 99.11   Press Release, dated June 18, 2002 (incorporated herein by reference to Quest Diagnostics' Form 425 filed June 18,
         2002).

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
 99.12   Term Loan Credit Agreement, dated as of June 21, 2002, among
         Quest Diagnostics, as Borrower, certain subsidiary
         guarantors of Quest Diagnostics, each of the Lenders party thereto and Bank of America, N.A., as Administrative Agent
         (incorporated herein by reference to Exhibit 99.12 of
         Amendment No. 2 to Quest Diagnostics' Registration Statement
         on Form S-4 filed with the Commission on June 24, 2002, File
         No. 333-88330).
 99.13   Press Release, dated July 2, 2002 (incorporated herein by
         reference to Quest Diagnostics' Form 425 filed July 2,
         2002).


     (b) Not applicable.

     (c) Not applicable.
---------------

* Filed herewith.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Teterboro, State of New Jersey, on July 11, 2002.



                                          QUEST DIAGNOSTICS INCORPORATED

                                          (Registrant)


                                          By: /s/ ROBERT A. HAGEMANN

                                            ------------------------------------

                                            Name: Robert A. Hagemann


                                            Title: Vice President and Chief
                                              Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                        *                               Chairman and Chief Executive       July 11, 2002
 ------------------------------------------------                  Officer
                Kenneth W. Freeman                      (principal executive officer)


              /s/ ROBERT A. HAGEMANN                   Vice President, Chief Financial     July 11, 2002
 ------------------------------------------------                  Officer
                Robert A. Hagemann                      (principal financial officer)


                        *                                 Vice President, Corporate        July 11, 2002
 ------------------------------------------------      Controller and Chief Accounting
               Thomas F. Bongiorno                                 Officer
                                                       (principal accounting officer)


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                 Kenneth D. Brody


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                William F. Buehler


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                 Van C. Campbell


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                 Mary A. Cirillo


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                 William R. Grant


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                 Rosanne Haggerty


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                 Dan C. Stanzione

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                 Gail R. Wilensky


                        *                                         Director                 July 11, 2002
 ------------------------------------------------
                 Jack B. Ziegler

          *By: /s/ MICHAEL E. PREVOZNIK
        ------------------------------------------
                   Michael E. Prevoznik
                     Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  2.1     Agreement and Plan of Merger, dated as of April 2, 2002,
          among Quest Diagnostics, Quest Diagnostics Newco
          Incorporated and Unilab Corporation (incorporated herein by reference to Annex A of the prospectus forming a part of
          this Registration Statement).
  2.2     Amendment to the Agreement and Plan of Merger, dated as of
          May 13, 2002, among Quest Diagnostics, Quest Diagnostics
          Newco Incorporated and Unilab Corporation (incorporated
          herein by reference to Annex A of the prospectus forming a part of this Registration Statement).
  2.3     Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 20, 2002, among Quest Diagnostics, Quest
          Diagnostics Newco Incorporated and Unilab Corporation
          (incorporated herein by reference to Annex A of the
          prospectus forming a part of this Registration Statement).
  3.1     Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.4 of Quest Diagnostics' Current
          Report on Form 8-K filed with the Commission on May 31,
          2001, File No. 001-12215).
  3.2     Amended and Restated By-Laws of Quest Diagnostics
          (incorporated herein by reference to Exhibit 3.3 of Quest
          Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April
          2, 2001, File No. 001-12215).
  4.1     Form of Rights Agreement, dated December 31, 1996, between
          Corning Clinical Laboratories Inc. and Harris Trust and
          Savings Bank as Rights Agent (incorporated herein by
          reference to Exhibit 4.2 of Quest Diagnostics' Registration
          Statement on Form 10 filed with the Commission on November
          19, 1996, File No. 001-12215).
  4.2     Form of Amendment No. 1, effective as of July 1, 1999 to the
          Rights Agreement (incorporated herein by reference to
          Exhibit 2 of Quest Diagnostics' Current Report on Form 8-K
          filed with the Commission on August 16, 1997, File No.
          001-12215).
  4.3     Form of Amendment No. 2 to the Rights Agreement
          (incorporated herein by reference to Exhibit 4.3 of Quest
          Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March
          31, 2000, File No. 001-12215).
  4.4     Form of Amendment No. 3 to the Rights Agreement
          (incorporated herein by reference to Exhibit 4.4 of Quest
          Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April
          2, 2001, File No. 001-12215).
  4.5     Indenture, dated as of June 27, 2001, among Quest
          Diagnostics, the Subsidiary Guarantors, and the Trustee
          (incorporated herein by reference to Exhibit 4.3 of Quest
          Diagnostics' Current Report on Form 8-K filed with the
          Commission on June 27, 2001, File No. 001-12215).
  4.6     First Supplemental Indenture, dated as of June 27, 2001,
          among Quest Diagnostics, the Subsidiary Guarantors, and the
          Trustee to the Indenture referred to in Exhibit 10.4
          (incorporated herein by reference to Exhibit 4.4 of Quest
          Diagnostics' Current Report on Form 8-K filed with the
          Commission on June 27, 2001, File No. 001-12215).
  4.7     Second Supplemental Indenture, dated as of November 26,
          2001, among Quest Diagnostics, the Subsidiary Guarantors,
          and the Trustee to the Indenture referred to in Exhibit 10.4
          (incorporated herein by reference to Exhibit 4.1 of Quest
          Diagnostics' Current Report on Form 8-K filed with the
          Commission on November 26, 2001, File No. 001-12215).
  4.8     Third Supplemental Indenture, dated as of April 4, 2002,
          among Quest Diagnostics, the Additional Subsidiary
          Guarantors, and the Trustee to the Indenture referred to in
          Exhibit 10.4 (incorporated herein by reference to Exhibit
          4.1 of Quest Diagnostics' Current Report on Form 8-K filed with the Commission on April 12, 2002, File No. 001-12215).
  5       Opinion of Leo C. Farrenkopf, Jr., Deputy General Counsel of
          Quest Diagnostics, as to the validity of the securities
          being registered (incorporated herein by reference to
          Exhibit 5 of Quest Diagnostics' Registration Statement on
          Form S-4 filed with the Commission on May 15, 2002, File No.
          333-88330).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 *8.1     Opinion of Shearman & Sterling regarding the United States federal income tax treatment of the offer and the merger.
 *8.2     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
          regarding the United States federal income tax treatment of the offer and the merger.
 10.1     Form of 6 3/4% Senior Notes due 2006, including the form of guarantee endorsed thereon (incorporated herein by reference to Exhibit 4.1 of Quest Diagnostics' Current Report on Form
          8-K filed with the Commission on June 27, 2001, File No.
          001-12215).
 10.2     Form of 7 1/2% Senior Notes due 2011, including the form of guarantee endorsed thereon (incorporated herein by reference to Exhibit 4.2 of Quest Diagnostics' Current Report on Form
          8-K filed with the Commission on June 27, 2001, File No.
          001-12215).
 10.3     Form of 1.75% Contingent Convertible Debentures due 2021,
          including the form of guarantee endorsed thereon
          (incorporated herein by reference to Exhibit 8.1 of Quest
          Diagnostics' Current Report on Form 8-K filed with the
          Commission on November 26, 2001, File No. 001-12215).
 10.4     Credit Agreement, dated as of June 27, 2001, among Quest
          Diagnostics, the Subsidiary Guarantors and the Banks
          (incorporated herein by reference to Exhibit 10.1 of Quest
          Diagnostics' Current Report on Form 8-K filed with the
          Commission on June 27, 2001, File No. 001-12215).
 10.5     Amended and Restated Credit and Security Agreement, dated as of September 28, 2001, among Quest Diagnostics Receivables
          Inc., as Borrower, Quest Diagnostics, as Initial Servicer,
          each of the Lenders party thereto and Wachovia Bank, N.A., as Administrative Agent (incorporated herein by reference to
          Exhibit 10.1 of Quest Diagnostics' Quarterly Report on Form
          10-Q for the quarter ended September 30, 2001, filed with
          the Commission on October 31, 2001, File No. 001-12215).
 10.6     Amendment No. 1 to the Amended and Restated Credit and
          Security Agreement, dated as of October 30, 2001, among
          Quest Diagnostics Receivables Inc., as Borrower, Quest
          Diagnostics, as Initial Servicer, each of the Lenders party thereto and Wachovia Bank, N.A., as Administrative Agent
          (incorporated herein by reference to Exhibit 10.2 of Quest
          Diagnostics' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on
          October 31, 2001, File No. 001-12215).
 10.7     Amendment No. 2 to the Amended and Restated Credit and
          Security Agreement, dated as of January 14, 2002, among
          Quest Diagnostics Receivables Inc., as Borrower, Quest
          Diagnostics, as Initial Servicer, each of the Lenders party thereto and Wachovia Bank, N.A., as Administrative Agent
          (incorporated herein by reference to Exhibit 10.10 of Quest
          Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March
          4, 2002, File No. 001-12215).
 10.8     Receivables Sale Agreement, dated as of July 21, 2000,
          between Quest Diagnostics, each of the subsidiary sellers
          party thereto and Quest Diagnostics Receivables Inc.
          (incorporated herein by reference to Exhibit 10.9 of Quest
          Diagnostics' Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 3,
          2000, File No. 001-12215).
 10.9     Stock and Asset Purchase Agreement, dated as of February 9,
          1999, among SmithKline Beecham plc, SmithKline Beecham
          Corporation and Quest Diagnostics (incorporated herein by
          reference to Appendix A of Quest Diagnostics' Definitive
          Proxy Statement filed with the Commission on May 11, 1999,
          File No. 001-12215).
 10.10    Amendment No. 1, dated August 6, 1999, to the Stock and
          Asset Purchase Agreement (incorporated herein by reference to Exhibit 4 of Quest Diagnostics' Current Report on Form
          8-K filed with the Commission on August 16, 1999, File No.
          001-12215).
 10.11    Non-Competition Agreement, dated as of August 16, 1999,
          between SmithKline Beecham plc and Quest Diagnostics
          (incorporated herein by reference to Exhibit 5 of Quest
          Diagnostics' Current Report on Form 8-K filed with the
          Commission on August 16, 1999, File No. 001-12215).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 10.12    Stockholders Agreement, dated as of August 16, 1999, between
          SmithKline Beecham plc and Quest Diagnostics (incorporated herein by reference to Exhibit 6 of Quest Diagnostics'
          Current Report on Form 8-K filed with the Commission on
          August 16, 1999, File No. 001-12215).
 10.13    Category One Data Access Agreement, dated as of August 16,
          1999, between SmithKline Beecham plc and Quest Diagnostics
          (incorporated herein by reference to Exhibit 7 of Quest
          Diagnostics' Current Report on Form 8-K filed with the
          Commission on August 16, 1999, File No. 001-12215).
 10.14    Global Clinical Trials Agreement, dated as of August 16,
          1999, between SmithKline Beecham plc and Quest Diagnostics
          (incorporated herein by reference to Exhibit 8 of Quest
          Diagnostics' Current Report on Form 8-K filed with the
          Commission on August 16, 1999, File No. 001-12215).
 10.15    First Amendment to Global Clinical Trials Agreement, dated as of January 18, 2001, between SmithKline Beecham plc and
          Quest Diagnostics (incorporated herein by reference to
          Exhibit 10.18 of Quest Diagnostics' Annual Report on Form
          10-K for the period ended December 31, 2001, filed with the
          Commission on March 4, 2002, File No. 001-12215).
 10.16    Form of Employees Stock Purchase Plan (incorporated herein by reference to Exhibit 10.6 of Quest Diagnostics'
          Registration Statement on Form 10 filed with the Commission on November 19, 1996, File No. 001-12215).
 10.17    Form of 1996 Employee Equity Participation Program
          (incorporated herein by reference to Exhibit 10.9 of Quest
          Diagnostics' Registration Statement on Form 10 filed with
          the Commission on November 19, 1996, File No. 001-12215).
 10.18    Form of 1999 Employee Equity Participation Program
          (incorporated herein by reference to Appendix E of Quest
          Diagnostics' Definitive Proxy Statement filed with the
          Commission on May 11, 1999, File No. 001-12215).
 10.19    Form of Stock Option Plan for Non-Employee Directors
          (incorporated herein by reference to Exhibit A of Quest
          Diagnostics' Definitive Proxy Statement filed with the
          Commission on May 12, 1998, File No. 001-12215).
 10.20    Employment Agreement between Quest Diagnostics and Kenneth
          W. Freeman (incorporated herein by reference to Exhibit
          10.22 of Quest Diagnostics' Annual Report on Form 10-K for
          the fiscal year ended December 31, 1999, filed with the
          Commission on March 30, 2000, File No. 001-12215).
 10.21    Amendment to the Employment Agreement between Quest
          Diagnostics and Kenneth W. Freeman (incorporated herein by reference to Exhibit 10.26 of Quest Diagnostics' Quarterly
          Report on Form 10-Q for the quarter ended June 30, 2000,
          filed with the Commission on August 3, 2000, File No.
          001-12215).
 10.22    Form of Supplemental Deferred Compensation Plan
          (incorporated herein by reference to Exhibit 10.12 of Quest
          Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March
          31, 1999, File No. 001-12215).
 10.23    Form of Executive Retirement Supplemental Plan (incorporated herein by reference to Exhibit 10.10 of Quest Diagnostics'
          Registration Statement on Form 10 filed with the Commission on November 25, 1996, File No. 001-12215).
 10.24    Form of Variable Compensation Plan (incorporated herein by reference to Exhibit 10.6 of Quest Diagnostics' Registration
          Statement on Form 10 filed with the Commission on December
          31, 1996, File No. 001-12215).
 10.25    Employment Agreement for Robert E. Whalen, dated as of April
          2, 2002.
 10.26    Employment Agreement for Emmett C. Kane, dated as of April
          2, 2002.
 10.27    Employment Agreement for David W. Gee, dated as of April 2,
          2002.
 10.28    Employment Agreement for Brian D. Urban, dated as of April
          2, 2002.
 21       Subsidiaries of Quest Diagnostics (incorporated herein by
          reference to Exhibit 21 of Quest Diagnostics' Annual Report on Form 10-K for the fiscal year ended December 31, 2000,
          filed with the Commission on April 2, 2001, File No.
          001-12215).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
*23.1     Consent of PricewaterhouseCoopers LLP.
*23.2     Consent of Deloitte & Touche LLP.
 23.3     Consent of Leo C. Farrenkopf, Jr., Deputy General Counsel of
          Quest Diagnostics (included in the opinion filed as Exhibit
          5 of Quest Diagnostics' Registration Statement on Form S-4
          filed with the Commission on May 15, 2002, File No.
          333-88330).
 23.4     Consent of Shearman & Sterling (included in the opinion
          filed as Exhibit 8.1 to this Registration Statement).
 23.5     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in the opinion filed as Exhibit 8.2 to this
          Registration Statement).
 24       Power of Attorney (included on the signature page of Quest
          Diagnostics' Registration Statement on Form S-4 filed with the Commission on May 15, 2002, File No. 333-88330).
 99.1     Joint Press Release, dated April 2, 2002 (incorporated
          herein by reference to Exhibit 99.1 of Quest Diagnostics'
          Current Report on Form 8-K filed with the Commission on
          April 2, 2002, File No. 001-12215).
 99.2     Stockholders Agreement, dated as of April 2, 2002, as
          amended, among Quest Diagnostics, Quest Diagnostics Newco
          Incorporated, Kelso Investment Associates VI, L.P. and KEP
          VI, LLC (incorporated herein by reference to Annex B of the prospectus forming a part of this Registration Statement).
 99.3     Commitment Letter, dated as of March 27, 2002, between Quest
          Diagnostics, Bank of America, N.A. and Merrill Lynch Capital
          Corporation (incorporated herein by reference to Exhibit
          99.4 of Quest Diagnostics' Schedule 13D filed with the
          Commission on April 12, 2002, File No. 005-42855).
 99.4     Form of Letter of Election and Transmittal (incorporated
          herein by reference to Exhibit 99.4 of Quest Diagnostics'
          Registration Statement on Form S-4 filed with the Commission on May 15, 2002, File No. 333-88330).
 99.5     Form of Notice of Guaranteed Delivery (incorporated herein by reference to Exhibit 99.5 of Quest Diagnostics'
          Registration Statement on Form S-4 filed with the Commission on May 15, 2002, File No. 333-88330).
 99.6     Form of Letter to Brokers, Dealers, etc. (incorporated
          herein by reference to Exhibit 99.6 of Quest Diagnostics'
          Registration Statement on Form S-4 filed with the Commission on May 15, 2002, File No. 333-88330).
 99.7     Form of Letter to Clients (incorporated herein by reference to Exhibit 99.7 of Quest Diagnostics' Registration Statement
          on Form S-4 filed with the Commission on May 15, 2002, File
          No. 333-88330).
 99.8     Guidelines for Certification of Taxpayer Identification
          Number on Substitute Form W-9 (incorporated herein by
          reference to Exhibit 99.8 of Quest Diagnostics' Registration
          Statement on Form S-4 filed with the Commission on May 15,
          2002, File No. 333-88330).
 99.9     Summary Advertisement as published in The New York Times on
          May 14, 2002 (incorporated herein by reference to Exhibit
          99.9 of Quest Diagnostics' Registration Statement on Form
          S-4 filed with the Commission on May 15, 2002, File No.
          333-88330).
 99.10    Joint Press Release, dated May 24, 2002 (incorporated herein by reference to Quest Diagnostics' Form 425 filed May 28,
          2002).
 99.11    Press Release, dated June 18, 2002 (incorporated herein by reference to Quest Diagnostics' Form 425 filed on June 18,
          2002).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 99.12    Term Loan Credit Agreement, dated as of June 21, 2002, among
          Quest Diagnostics, as Borrower, certain subsidiary
          guarantors of Quest Diagnostics, each of the Lenders party thereto and Bank of America, N.A., as Administrative Agent
          (incorporated herein by reference to Exhibit 99.12 of
          Amendment No. 2 to Quest Diagnostics' Registration Statement
          on Form S-4 filed with the Commission on June 24, 2002, File
          No. 333-88330).
 99.13    Press Release, dated July 2, 2002 (incorporated herein by
          reference to Quest Diagnostics' Form 425 filed July 2,
          2002).


     (b) Not applicable.

     (c) Not applicable.
---------------

* Filed herewith.